                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-66805

Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the delivery of a final prospectus supplement. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

  The information in this prospectus supplement will be amended or completed;
                            dated February 9, 1999.
                             Prospectus Supplement
                     (To Prospectus dated February 9, 1999)

                           $492,491,697 (APPROXIMATE)
                        NATIONSLINK FUNDING CORPORATION
                                   DEPOSITOR

        CAPITAL LEASE FUNDING, L.P.          NATIONSBANK, N.A.
                                  LOAN SELLERS

                          MIDLAND LOAN SERVICES, INC.
                      MASTER SERVICER AND SPECIAL SERVICER

          COMMERCIAL LOAN PASS-THROUGH CERTIFICATES, SERIES 1999-LTL-1

                                        The Series 1999-LTL-1 Commercial Loan Pass-Through
   CONSIDER CAREFULLY THE RISK          Certificates will consist of the following classes:
   FACTORS BEGINNING ON PAGE S-22
   IN THIS PROSPECTUS SUPPLEMENT        - the senior certificates consisting of the Class A-1, Class
   AND PAGE 10 IN THE ACCOMPANYING        A-2, Class A-3 and Class X Certificates;
   PROSPECTUS.
                                        - the subordinate certificates consisting of the Class B,
   Neither the certificates nor the       Class C, Class D, Class E, Class F and Class G Certificates;
   underlying loans are insured or        and
   guaranteed by any governmental
   agency.                              - the residual certificates consisting of the Class R-I and
                                          Class R-II Certificates.
   The certificates will represent
   interests only in the trust and      Only the senior certificates and the Class B Certificates
   will not represent interests in      are offered hereby.
   or obligations of NationsLink
   Funding Corporation or any of        The trust's assets will consist primarily of two types of
   its affiliates, including            loans, (a) 110 credit lease loans backed by leases which,
   BankAmerica Corporation, nor         with the support of certain enhancements described in this
   interests in or obligations of       prospectus supplement, require payments sufficient to make
   Capital Lease Funding, L.P.          all payments due on the loan through maturity and (b) 18
                                        commercial mortgage loans, which are generally supported by shorter-term leases or other sources of income, and (c)
                                        other property described in this prospectus supplement and the accompanying prospectus. The loans are secured by first liens on commercial properties, as well as an assignment of leases and rents in the case of all of the credit lease
                                        loans and certain other loans. This prospectus supplement
                                        more fully describes the offered certificates, as well as
                                        the characteristics of the loans and the related mortgaged properties.

     Certain characteristics of the offered certificates include:

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                          INITIAL CERTIFICATE                             ASSUMED FINAL
                               BALANCE OR            PASS-THROUGH          DISTRIBUTION             RATINGS
         CLASS             NOTIONAL AMOUNT(1)            RATE                DATE(2)         (S&P/DCR/MOODY'S)(3)
-------------------------------------------------------------------------------------------------------------------
Class A-1...............       $72,486,922                     %                                  AAA/AAA/Aaa
Class A-2...............      $194,904,872                            %                           AAA/AAA/Aaa
Class A-3...............      $129,064,021                            %                           AAA/AAA/Aaa
Class X.................      $492,442,448(5)                         %                          AAAr/AAA/Aaa
Class B.................       $25,855,814                            %                            AA/AA/Aa2
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

------------------------  --------------------
------------------------  --------------------
                              RATED FINAL
                              DISTRIBUTION
         CLASS                  DATE(4)
------------------------  --------------------
Class A-1...............    January 22, 2026
Class A-2...............    January 22, 2026
Class A-3...............    January 22, 2026
Class X.................    January 22, 2026
Class B.................    January 22, 2026
-------------------------------------------------------------------
----------------------------------------------------------------------------------------

                                                (Footnotes to table on page S-4)

--------------------------------------------------------------------------------

     The underwriter, NationsBanc Montgomery Securities LLC, will purchase the offered certificates from NationsLink Funding Corporation and will offer them to the public at negotiated prices determined at the time of sale. NationsBanc Montgomery Securities LLC expects to deliver the offered certificates to purchasers on or about February 26, 1999. NationsLink Funding Corporation
expects to receive from this offering approximately           % of the initial
principal amount of the offered certificates, plus accrued interest from February 15, 1999, before deducting expenses payable by NationsLink Funding Corporation.
--------------------------------------------------------------------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------
                     NATIONSBANC MONTGOMERY SECURITIES LLC
                               February   , 1999

                        NationsLink Funding Corporation
-------------------------------------------------------------------------------
          Commercial Loan Pass-Through Certificates, Series 1999-LTL-1
                        Geographic Overview of Loan Pool

[THE NARRATIVE AND/OR TABULAR INFORMATION BELOW IS A FAIR AND ACCURATE DESCRIPTION OF GRAPHIC OR IMAGE MATERIAL OMITTED FOR THE PURPOSE OF EDGAR FILING.]

                                     [MAP]


                         NUMBER OF         AGGREGATE
                         MORTGAGED        CUT-OFF DATE       % OF
  PROPERTY LOCATION      PROPERTIES         BALANCE          TOTAL
  -----------------      ----------      --------------     -------
CA...................         4          $   18,420,292       3.74%
NC...................         9              17,555,911       3.56%
MD...................         3              17,475,114       3.55%
FL...................         8              44,362,805       9.01%
NJ...................         4              10,678,551       2.17%
TX...................         9              56,601,662      11.49%
WA...................         1                 908,714       0.18%
VA...................         9              17,566,025       3.57%
NV...................         2               3,820,122       0.78%
NY...................        19              55,351,584      11.24%
IL...................         2               5,600,230       1.14%
GA...................         5              40,503,751       8.22%
SC...................         3              50,538,115      10.26%
DC...................         2               2,484,992       0.50%
NM...................         1               5,521,822       1.12%
MO...................         1               1,243,073       0.25%
PA...................        10              25,061,268       5.09%
MA...................        11              56,403,995      11.45%
OH...................         2               8,996,736       1.83%
AL...................         1               1,366,206       0.28%
CT...................         3               6,267,575       1.27%
KS...................         1               3,476,168       0.71%
MI...................         7              14,154,769       2.87%
AR...................         1               3,930,121        .80%
NE...................         1               5,491,421       1.12%

MORTGAGE POOL BY PROPERTY TYPE
------------------------------
         [PIE CHART]

Retail................   71.76%
Hotel.................    1.01%
Industrial............    3.00%
Office................   21.06%
Restaurant............    1.12%
Post Office...........    0.18%
Mobile Home...........    1.87%

 FOR MORE INFORMATION

NationsLink Funding
Corporation has filed with the
SEC additional registration
materials relating to the
certificates. You may read
and copy any of these
materials at the SEC's Public
Reference Room at the
following locations:

 - SEC Public Reference
   Section
   450 Fifth Street, N.W.
   Room 1204
   Washington, D.C. 20549

 - SEC Midwest Regional
   Offices
   Citicorp Center
   500 West Madison Street
   Suite 1400
   Chicago, Illinois
   60661-2511

 - SEC Northeast Regional
   Office
   7 World Trade Center
   Suite 1300
   New York, New York 10048

You may obtain information on
the operation of the Public
Reference Room by calling the
SEC at 1-800-SEC-0330. The
SEC also maintains an
Internet site that contains
reports, proxy and
information statements, and
other information that has
been filed electronically
with the SEC. The Internet
address is
http://www.sec.gov.

You may also contact
NationsLink Funding
Corporation in writing at
Bank of America Corporate
Center, 100 North Tryon
Street, Charlotte, North
Carolina 28255, or by
telephone at (704) 386-2400.

See also the sections
captioned "Available
Information" and
"Incorporation of Certain
Information by Reference"
appearing at the end of the
accompanying prospectus.
                                                 TABLE OF CONTENTS

                                                IMPORTANT NOTICE ABOUT THIS PROSPECTUS
                                                  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS...   S-6
                                                EXECUTIVE SUMMARY..............................   S-7
                                                SUMMARY OF PROSPECTUS SUPPLEMENT...............   S-9
                                                RISK FACTORS...................................  S-22
                                                  Risks Related to the Certificates............  S-22
                                                     Lack of Control Over Trust Fund...........  S-22
                                                     Yield Considerations......................  S-22
                                                     Prepayments and Repurchases...............  S-23
                                                     Borrower Default..........................  S-24
                                                     Bankruptcy Proceedings....................  S-24
                                                     Advance Interest and Other Payments.......  S-25
                                                     Different Timing of Loan Amortization.....  S-25
                                                     Subordination of Subordinate Offered
                                                       Certificates............................  S-25
                                                     Year 2000 Disruptions.....................  S-25
                                                  Risks Related to the Credit Lease Loans......  S-26
                                                     Credit Quality of Credit Lease Tenants and
                                                       Guarantors..............................  S-26
                                                     Factors Affecting Lease Enhancement Policy
                                                       Proceeds................................  S-26
                                                     Factors Affecting Extended Amortization
                                                       Policy Proceeds.........................  S-28
                                                     Factors Affecting Servicer Protective
                                                       Actions.................................  S-28
                                                     Factors Affecting Possible Foreclosure and
                                                       Liquidation Proceeds; Limitations on
                                                       Foreclosure.............................  S-30
                                                  Risks Related to the Loans...................  S-31
                                                     Nature of Mortgaged Properties............  S-31
                                                     Management................................  S-32
                                                     Balloon Payments..........................  S-32
                                                     Risks Particular to Retail Properties.....  S-32
                                                     Risks Particular to Office Properties.....  S-33
                                                     Risks Particular to Hotels................  S-33
                                                     Risks Particular to Mobile Home Park
                                                       Properties..............................  S-34
                                                     Limited Assets and Obligations of the
                                                       Borrowers...............................  S-34
                                                     Environmental Considerations..............  S-34
                                                     Limitations on Enforceability of Cross-
                                                       Collateralization.......................  S-34
                                                     Geographic Concentration..................  S-35
                                                     Other Concentrations......................  S-36
                                                     Prepayment Premiums.......................  S-37
                                                     Limited Information.......................  S-38
                                                     Litigation................................  S-38
                                                  Other Risks..................................  S-38

                                                DESCRIPTION OF THE LOAN POOL..................   S-39
                                                  General.....................................   S-39
                                                     Credit Lease Assignments.................   S-39
                                                     Cross-collateralization..................   S-40
                                                     Nonrecourse..............................   S-40
                                                  Certain Terms and Conditions of the Loans...   S-40
                                                     Due Dates................................   S-40
                                                     Loan Rates; Calculations of Interest.....   S-40
                                                     Amortization of Principal................   S-40
                                                     Prepayment Provisions....................   S-41
                                                     Defeasance...............................   S-42
                                                     "Due-on-Sale" and "Due-on-Encumbrance"
                                                       Provisions.............................   S-42
                                                  Significant Loans...........................   S-43
                                                     General..................................   S-43
                                                     The Rite Aid Loans and Credit Leases.....   S-45
                                                     The CVS Loans and Credit Leases..........   S-47
                                                     The Royal Ahold Loans and Credit
                                                       Leases.................................   S-48
                                                     The Home Depot Loans and Credit Leases...   S-49
                                                     The Eckerd Loans and Credit Leases.......   S-50
                                                     The Blue Cross Loan, Credit Lease and
                                                       Participation..........................   S-51
                                                     NationsBank Mortgage Loans...............   S-53
                                                     The Broadway at the Beach Loan...........   S-53
                                                     The Decatur Town Center Loan.............   S-53
                                                     The Shoppes at Pelican Landing Loan......   S-53
                                                     Other Loans and Credit Leases............   S-53
                                                  Additional Loan Information.................   S-54
                                                     General..................................   S-54
                                                     Delinquencies............................   S-54
                                                     Tenant Matters...........................   S-54
                                                     Ground Leases............................   S-54
                                                     Lender/Borrower Relationships............   S-54
                                                  Certain Underwriting Matters................   S-54
                                                     Environmental Assessments................   S-54
                                                     Property Condition Assessments...........   S-56
                                                     Appraisals and Market Studies............   S-56
                                                     Zoning and Building Code Compliance......   S-57
                                                     Hazard, Liability and Other Insurance....   S-58
                                                  The Loan Sellers............................   S-57
                                                  Assignment of Loans; Repurchases............   S-58
                                                  Representations and Warranties;
                                                     Repurchases..............................   S-60
                                                  Changes in Loan Pool Characteristics........   S-62
                                                THE CREDIT LEASES.............................   S-63
                                                  General.....................................   S-63
                                                  Credit Lease Term...........................   S-63
                                                  Amounts Payable Under Credit Leases.........   S-63
                                                  Assignment and Subleasing...................   S-64
                                                  Estoppel Letters............................   S-64
                                                  Insurance...................................   S-64
                                                  Credit Lease Defaults by Credit Lease
                                                     Tenant...................................   S-64
                                                  Credit Lease Tenant's Self-Help; Right of
                                                     Offset...................................   S-65

                                                  Operating Covenants; Credit Lease Tenant
                                                     Alternations.............................   S-65
                                                  Other Borrower Obligations; Credit Lease
                                                     Tenant Rent Abatement and Lease
                                                     Termination Rights.......................   S-65
                                                SERVICING OF THE LOANS........................   S-69
                                                  General.....................................   S-69
                                                  The Master Servicer and the Special
                                                     Servicer.................................   S-72
                                                  Sub-Servicers...............................   S-72
                                                  Servicing Compensation and Payment of
                                                     Expenses.................................   S-73
                                                  Evidence as to Compliance...................   S-75
                                                  Modifications, Waivers, Amendments and
                                                     Consents.................................   S-75
                                                  Sale of Defaulted Loans.....................   S-77
                                                  Limitations on Foreclosures.................   S-77
                                                  REO Properties..............................   S-78
                                                  Inspections; Collection of Operating
                                                     Information..............................   S-79
                                                  Termination of the Special Servicer.........   S-79
                                                DESCRIPTION OF THE CERTIFICATES...............   S-80
                                                  General.....................................   S-80
                                                  Registration and Denominations..............   S-80
                                                  Distributions on the Certificates...........   S-81
                                                     Application of the Available Distribution
                                                       Amount.................................   S-81
                                                     Distributable Certificate Interest.......   S-83
                                                     Principal Distribution Amount............   S-85
                                                     Distributions of Prepayment Premiums.....   S-86
                                                  Assumed Final Distribution Date; Rated Final
                                                     Distribution Date........................   S-87
                                                     Treatment of REO Properties..............   S-87
                                                  Subordination; Allocation of Losses and
                                                     Certain Expenses.........................   S-88
                                                  Appraisal Reduction Amounts.................   S-89
                                                  Advances....................................   S-90
                                                  Servicer Protective Actions and Credit Lease
                                                     Loans....................................   S-91
                                                  Accounts....................................   S-92
                                                     General..................................   S-92
                                                     Credit Lease Loan Accounts...............   S-92
                                                  Reports to Certificateholders; Certain
                                                     Available Information....................   S-94
                                                     Trustee Reports..........................   S-94
                                                     Servicer Reports.........................   S-95
                                                     Other Information........................   S-97
                                                  Voting Rights...............................   S-98
                                                  Termination.................................   S-98
                                                THE TRUSTEE AND THE FISCAL AGENT..............   S-98
                                                  The Trustee.................................   S-98
                                                  Certain Matters Regarding the Trustee.......   S-99
                                                  The Fiscal Agent............................   S-99
                                                THE ENHANCEMENT INSURER.......................  S-100
                                                THE EXTENSION INSURER.........................  S-100
                                                YIELD AND MATURITY CONSIDERATIONS.............  S-100
                                                  Yield Considerations........................  S-100
                                                     General..................................  S-100

                                                     Class X Certificate Pass-Through Rate....  S-100
                                                     Rate and Timing of Principal Payments....  S-101
                                                     Losses and Shortfalls....................  S-101
                                                     Certain Relevant Factors.................  S-102
                                                  Weighted Average Lives......................  S-103
                                                  Yield Sensitivity of the Class X
                                                     Certificates.............................  S-106
                                                USE OF PROCEEDS...............................  S-107
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES.......  S-107
                                                  General.....................................  S-107
                                                  Status of Offered Certificates..............  S-107
                                                  Discount and Premium; Prepayment Premiums...  S-107
                                                  Possible Taxes on Income From Foreclosure
                                                     Property and Other Taxes.................  S-108
                                                  Reporting Requirements......................  S-108
                                                CERTAIN ERISA CONSIDERATIONS..................  S-109
                                                LEGAL INVESTMENT..............................  S-112
                                                METHOD OF DISTRIBUTION........................  S-112
                                                LEGAL MATTERS.................................  S-113
                                                RATINGS.......................................  S-113
                                                INDEX OF PRINCIPAL DEFINITIONS................  S-115
                                                ANNEX A.......................................    A-1
                                                ANNEX B.......................................    B-1
                                                ANNEX C.......................................    C-1
                                                ANNEX D.......................................    D-1

              FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

(1) Subject to a variance of plus or minus 5%.
(2) The "Assumed Final Distribution Date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no loan is prepaid, in whole or in part, prior to its stated maturity. The actual performance and experience of the loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement.
(3) It is a condition to their issuance that the classes of offered certificates be assigned ratings by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), Duff & Phelps Credit Rating Co. ("DCR") and Moody's Investors Service, Inc. ("Moody's"; and, together with S&P and DCR, the "Rating Agencies") no lower than those set forth above. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent prepayment premiums will be received. Also a security rating does not represent any assessment of the yield to maturity that you may experience or the possibility that the holders of the Class X Certificates might not fully recover their investment in the event of rapid prepayments of the loans (including both voluntary and involuntary prepayments).
(4) The "Rated Final Distribution Date" for each class of offered certificates has been set at the first distribution date that follows two years after the end of the amortization term for the loan that, as of February 15, 1999, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.
(5) The Class X Certificates will not have a certificate balance. The Class X Certificates will accrue interest on a notional amount that is equal to approximately 99.99% of the aggregate of the certificate balances of all of the other classes of certificates outstanding from time to time.
(6) Initial pass-through rate as of the delivery date. The pass-through rate for the Class X Certificates for any distribution date is variable and will generally equal the excess, if any, of (a) the weighted average of the interest rates (net of the fee rates payable to the master servicer, the special servicer and the trustee) borne by the loans, over (b) the weighted average of the pass-through rates for all the other classes of certificates for such distribution date.

                       IMPORTANT NOTICE ABOUT THIS PROSPECTUS
                     SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 1999-LTL-1 and the trust in abbreviated form:

          Executive Summary, which begins on page S-7 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

          Summary of Prospectus Supplement, which begins on page S-9 of this prospectus supplement and gives a brief introduction of the key features of Series 1999-LTL-1 and the loans; and

          Risk Factors, which begins on page S-22 of this prospectus supplement and describes risks that apply to Series 1999-LTL-1 which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page S-115 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 100 in the prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the prospectus.

     In this prospectus supplement, "we" refers to the Depositor, NationsLink Funding Corporation, and "you" refers to a prospective investor in the offered certificates.

                             ---------------------

     Until May   , 1999 all dealers that buy, sell or trade the offered
certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by the underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which the underwriter is a principal. The underwriter may also act as agent in such transactions. Such sales will be made at negotiated prices at the time of sale.

                               EXECUTIVE SUMMARY

     The following executive summary does not include all relevant information relating to the offered certificates and the loans. In particular, this executive summary does not address the risks and special considerations involved with an investment in the offered certificates, and prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A hereto, or in the accompanying prospectus.

---------------------------------------------------------------------------------------------------------------------------------
                                               APPROXI-
                                                 MATE
                              INITIAL         PERCENTAGE   APPROXI-
                            CERTIFICATE           OF         MATE                                 WEIGHTED
                            BALANCE OR        AGGREGATE    INITIAL                     PASS-      AVERAGE
                             NOTIONAL        CUT-OFF DATE   CREDIT                    THROUGH       LIFE
  CLASS     RATINGS(1)       AMOUNT(2)         BALANCE     SUPPORT    DESCRIPTION      RATE      (YEARS)(3)    PRINCIPAL WINDOW
---------------------------------------------------------------------------------------------------------------------------------
                                                      Offered Certificates
---------------------------------------------------------------------------------------------------------------------------------
   A-1      AAA/AAA/Aaa   $ 72,486,922.66      14.718%        %       Fixed Rate              %                3/22/99-9/22/04
---------------------------------------------------------------------------------------------------------------------------------
   A-2      AAA/AAA/Aaa   $194,904,872.39      39.575%        %       Fixed Rate              %                9/22/04-9/22/12
---------------------------------------------------------------------------------------------------------------------------------
   A-3      AAA/AAA/Aaa   $129,064,021.41      26.206%        %       Fixed Rate              %                9/22/12-6/22/16
---------------------------------------------------------------------------------------------------------------------------------
    X      AAAr/AAA/Aaa   $492,442,448.30(4)     N/A         N/A     Variable Rate         %(5)                      N/A
                                                                       (Interest
                                                                         Only)
---------------------------------------------------------------------------------------------------------------------------------
    B        AA/AA/Aa2    $ 25,855,814.12       5.250%        %       Fixed Rate              %                6/22/16-5/22/17
---------------------------------------------------------------------------------------------------------------------------------
                                           Private Certificates -- Not Offered Hereby
---------------------------------------------------------------------------------------------------------------------------------
    C         A/A/A2      $ 20,930,897.14       4.250%        %       Fixed Rate              %                5/22/17-4/22/18
---------------------------------------------------------------------------------------------------------------------------------
    D        BBB/NR/NR    $ 30,780,731.09       6.250%        %       Fixed Rate              %                4/22/18-4/22/21
---------------------------------------------------------------------------------------------------------------------------------
    E        BB/NR/NR     $ 11,081,063.19       2.250%        %       Fixed Rate              %                4/22/21-4/22/22
---------------------------------------------------------------------------------------------------------------------------------
    F         B/NR/NR     $  3,693,687.73       0.750%        %       Fixed Rate              %                4/22/22-10/22/22
---------------------------------------------------------------------------------------------------------------------------------
    G        NR/NR/NR     $  3,693,687.73       0.750%        %       Fixed Rate              %                10/22/22-1/22/24
---------------------------------------------------------------------------------------------------------------------------------

(1) Ratings shown are those of S&P, DCR and Moody's, respectively.
(2) Subject to a variance of plus or minus 5%.
(3) Based on the Maturity Assumptions (as defined under "Yield and Maturity Considerations" in this prospectus supplement).
(4) Notional Amount.
(5) Initial pass-through rate as of the delivery date. The pass-through rate for the Class X Certificates for any distribution date is variable and will, in general, equal the excess, if any, of (a) the weighted average of the interest rates (net of the fee rates payable to the master servicer, the special servicer and the trustee) borne by the loans, over (b) the weighted average of the pass-through rates for all the other classes of certificates for such distribution date. See "Description of the Certificates -- Distributions on the Certificates" in this prospectus supplement.

     Below is certain information regarding the loans and the mortgaged properties as of February 15, 1999. One of the assets underlying the certificates is a participation interest in a credit lease loan, representing a 50% interest in such loan. References in this prospectus supplement to "loans", and any calculation based on the principal balance of the loans will, with respect to the participation, include only the percentage interest represented by the participation, unless otherwise stated. All weighted averages set forth below are based on the respective principal balances as of February 15, 1999 of the loans. Such information is described, and additional information regarding the loans and the mortgaged properties is contained, under "Description of the Loan Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                           LOAN POOL CHARACTERISTICS

                                             ENTIRE MORTGAGE POOL
CHARACTERISTICS                                 (APPROXIMATE)
---------------                              --------------------
Initial Loan Pool Balance..................      $492,491,697
Number of Loans............................               128
Number of Mortgaged Properties.............               128
Number of Credit Lease Tenants.............                35
Weighted Average Credit Lease Tenant
  Rating...................................           A-/Baa1*
Average Cut-off Date Balance...............        $3,847,591
Weighted Average Mortgage Rate.............              7.48%
Weighted Average Remaining Lock-Out
  Period...................................                85 months
Weighted Average Remaining Term to
  Maturity.................................               225 months
Weighted Average Underwriting Debt Service
  Coverage Ratio...........................              1.12x
Weighted Average Cut-off Date Loan-to-Value
  Ratio....................................             79.71%

     "Cut-off Date Loan-to-Value Ratio" and "Underwriting Debt Service Coverage Ratio" are calculated as described in Annex A hereto.
---------------

* Ratings shown that of S&P and Moody's, respectively.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES

DEPOSITOR

     NationsLink Funding Corporation. The Depositor, a Delaware corporation, is a subsidiary of NationsBank, N.A. The Depositor maintains its principal office at NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. See "The Depositor" in the accompanying prospectus and "Method of Distribution" in this prospectus supplement. Neither the Depositor nor any of its affiliates has insured or guaranteed the Offered Certificates.

MASTER SERVICER AND SPECIAL SERVICER

     Midland Loan Services, Inc., a Delaware corporation. See "Servicing of the Loans -- The Master Servicer and the Special Servicer" in this prospectus supplement.

LOAN SELLERS

     Capital Lease Funding, L.P., and NationsBank, N.A. Capital Lease Funding, L.P., a Delaware limited partnership maintains its principal office at 110 Maiden Lane, 36th Floor, New York, New York 10005. NationsBank, N.A., a national banking association, is the parent of the Depositor and a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of BankAmerica Corporation. NationsBank, N.A. maintains its principal office at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255. See "Description of the Loan Pool -- The Loan Sellers" in this prospectus supplement.

TRUSTEE

     LaSalle National Bank. See "The Trustee and the Fiscal Agent" in this prospectus supplement. The Trustee will also have certain duties with respect to REMIC administration.

FISCAL AGENT

     ABN AMRO Bank N.V. See "The Trustee and the Fiscal Agent" in this prospectus supplement.

CUT-OFF DATE

     February 15, 1999.

DELIVERY DATE

     On or about February 26, 1999.

BUSINESS DAY

     A day other than Saturday, Sunday or a day on which banks in New York, Illinois or Missouri are required by law to be closed.

DETERMINATION DATE

     With respect to any Credit Lease Loan (as defined herein), the 15th day of the month or, if such day is not a Business Day, the immediately succeeding Business Day, and with respect to any NationsBank

Mortgage Loan (as defined herein), the 10th day of the month or, if such day is not a Business Day, the immediately succeeding Business Day.

MASTER SERVICER REMITTANCE DATE

     The Business Day immediately preceding the Distribution Date.

DISTRIBUTION DATE

     The 22nd day of any month, or if such day is not a Business Day, the immediately succeeding Business Day.

RECORD DATE

     With respect to any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs.

INTEREST ACCRUAL PERIOD

     For any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs. Although the principal balance of the certificates will change during the Interest Accrual Period, interest will accrue during the entire Interest Accrual Period only on the principal balance of the certificates at the end of such Interest Accrual Period.

COLLECTION PERIOD

     With respect to any Distribution Date and each loan, the period that begins on the day immediately following the related Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, on the day that begins immediately following the Cut-off Date) and ends on and includes the related Determination Date in the calendar month in which such Distribution Date occurs.

                               OFFERED SECURITIES

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     We are offering five classes of Commercial Loan Pass-Through Certificates (collectively, the "Offered Certificates") to you as part of Series 1999-LTL-1 indicated on the chart on the cover of this prospectus supplement. Your certificates will have the approximate aggregate initial principal amount or notional amount indicated on the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5%, and will accrue interest at an annual pass-through rate as indicated on the chart on the cover of this prospectus supplement. Interest on your certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

     Series 1999-LTL-1 will consist of a total of 12 classes, the following seven of which we will not offer through this prospectus supplement and the accompanying prospectus: Class C, Class D, Class E, Class F, Class G, Class R-I and Class R-II (collectively, the "Private Certificates").

     The Private Certificates will have the approximate aggregate initial principal amount set forth below, subject to a variance of plus or minus 5% and will accrue interest at an annual pass-through rate as set forth below.

                                                              APPROXIMATE INITIAL   PASS-THROUGH
CLASS                                                         CERTIFICATE BALANCE       RATE
-----                                                         -------------------   ------------
Class C.....................................................    $20,930,897.14            %
Class D.....................................................    $30,780,731.09            %
Class E.....................................................    $11,081,063.19            %
Class F.....................................................    $ 3,693,687.73            %
Class G.....................................................    $ 3,693,687.73            %
Class R-I...................................................               (1)          (1)
Class R-II..................................................               (1)          (1)

---------------

(1) The Class R-I and the Class R-II Certificates will not have a principal amount or a pass-through rate.

     The Offered Certificates and the Private Certificates will represent beneficial ownership interests in a trust created by the Depositor. The trust's assets will primarily be 128 loans secured by (a) first liens on 128 commercial properties, (b) assignments of leases and rents and (c) a security interest in funds on deposit in certain rent escrow and reserve accounts.

CLASS X CERTIFICATES

     The notional amount of the Class X Certificates will generally be equal to approximately 99.99% of the aggregate stated principal balance of the loans as of the preceding distribution date (after giving effect to the distribution of principal on such distribution date) or, in the case of the first distribution date, the Cut-off Date. The notional amount of the Class X Certificates is used solely for purposes of calculating the amounts of interest payable on the Class X Certificates.

     If you invest in the Class X Certificates, your pass-through rate will be equal to the excess, if any, of the weighted average of the loan rates of the loans (after the payment of all servicing and trustee fees) over the weighted average of the pass-through rates of the other certificates as described in this prospectus supplement. The weighting will be based upon the respective certificate balances of those classes. See "Description of the Certificates -- Distributions on the Certificates".

DISTRIBUTIONS

     A. Amount and Order of Distributions

     On each distribution date, funds available for distribution from the loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

     First, Class A and Class X: To interest on Class A-1, Class A-2, Class A-3 and Class X, pro rata, in accordance with their interest entitlements.

     Second, Class A: To the extent of funds available for principal, to principal on Class A-1, Class A-2 and Class A-3, in that order, until each class is reduced to zero.

     Third, Class A: To reimburse Class A-1, Class A-2 and Class A-3, pro rata, for any previously unreimbursed losses on the loans allocable to principal that were previously borne by those classes.

     Fourth, Class B: To Class B as follows: (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the loans allocable to principal that were previously borne by that class, together with interest.

     Finally, Private Certificates: In the amounts and order of priority provided for in the pooling and servicing agreement.

     B. Interest and Principal Entitlements

     A description of each class's interest entitlement can be found in "Description of the Certificates -- Distributions on the Certificates" in this prospectus supplement. As described in such section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount or notional amount.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the Certificates -- Distributions on the Certificates " in this prospectus supplement. If you invest in the Class X Certificates, you will not be entitled to distributions of principal on the Class X Certificates.

     C. Prepayment Premiums

     The manner in which any prepayment consideration and yield maintenance premiums ("Prepayment Premiums") received during a particular collection period will be allocated to the classes of Offered Certificates entitled to principal, on the one hand, and the Class X Certificates, on the other hand, is described in "Description of the Certificates -- Distributions on the Certificates -- Distributions of Prepayment Premiums" in this prospectus supplement.

     With respect to substantially all of the credit tenant lease-backed loans in the trust, a borrower may not voluntarily prepay a loan during the first eight years following the origination of the loan and with respect to the commercial mortgage loans in the trust, a borrower may not voluntarily prepay a loan during the first eight and a half years following the origination of the loan (in each case, the "Lock-Out Period"). After the Lock-Out Period, a borrower may prepay the loan provided the borrower also pays the required prepayment premium. If a casualty or condemnation event occurs with respect to the mortgaged property, the borrower will not be subject to the Lock-Out Period nor will the borrower have to pay the prepayment premium.

SUBORDINATION

     A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any Distribution Date is depicted in descending order. The manner in which loan losses are allocated is depicted in ascending order. No principal payments or loan losses will be allocated to the Class X Certificates. However, the notional amount of the Class X Certificates (which is used to calculate interest due on the Class X Certificates) will effectively be reduced by the allocation of principal payments and loan losses to the other classes of certificates, the aggregate principal balance of which correspond to the notional amount of the Class X Certificates.


                   Class A-1, Class A-2, Class A-3, Class X*
                                       |
                                    Class B
                                       |
                              Private Certificates

     *The Class X Certificates will only be senior with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

     Such subordination and, with respect to the Credit Lease Loans, the Expense Reserve Fund (as described below) represent the only forms of credit enhancement available for the benefit of the holders of the Offered Certificates. See "Description of the Certificates -- Subordination; Allocation of Losses and Certain Expenses" in this prospectus supplement.

     B.  Shortfalls in Available Distribution Amount

     The following types of shortfalls in available funds will be allocated in the same manner as loan losses:

     - shortfalls resulting from additional compensation (other than the master servicing fee) which the Master Servicer or Special Servicer is entitled to receive;

     - shortfalls resulting from interest on advances of principal and interest made by the Master Servicer, the Trustee or the Fiscal Agent (to the extent not covered by default interest paid by the borrower);

     - shortfalls resulting from extraordinary expenses of the trust; and

     - shortfalls resulting from a reduction of a loan's interest rate by a bankruptcy court or resulting from a modification of the loan's interest rate by the Special Servicer or from other unanticipated or default-related expenses of the trust.

     See "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement.

                                   THE LOANS

THE LOAN POOL

     A. General

     The trust's primary assets will be 128 fixed rate loans, one of which is represented by a participation interest in a fixed rate loan. Each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on fee interests in 117 mortgaged properties, (or in the case of 9 mortgaged properties, the leasehold interest in such mortgaged property, and in the case of 2 mortgaged properties, both fee and leasehold interests in such mortgaged properties). The loan pool consists of 110 fixed rate credit lease loans which are backed by the net lease obligations of 35 credit lease tenants, with a weighted average credit rating of "A-" by S&P and "Baa1" by Moody's, and 18 commercial mortgage loans. In addition, the trust's assets will also include:

     - the related assignments of leases and rents, the mortgages and the pledges of the borrower reserve funds,

     - certain accounts,

     - the right to draw upon amounts in an expense reserve fund,

     - the trust's interest in the lease enhancement policies and the extended amortization policies, and

     - the trust's interest in certain other insurance policies, reserves and agreements as set forth in the pooling and servicing agreement.

     See "Description of the Certificates -- General" in this prospectus supplement.

     The "Cut-off Date Balance" of each loan is its unpaid principal balance as of the Cut-off Date, after application of all payments of principal due on or before such date.

     110 of the loans, which represent 78.07% of the aggregate Cut-off Date Balance, were originated by Capital Lease Funding, L.P., pursuant to its Enhanced Lease Program (the "Credit Lease Loans"). Eighteen of the loans, which represent 21.93% of the aggregate Cut-off Date Balance, were originated by or on behalf of NationsBank, N.A., pursuant to its conduit program (the "NationsBank Mortgage Loans").

     Payments on the Credit Lease Loans are backed by credit tenant lease obligations ("Credit Leases"). Pursuant to assignments of lease and rents, the tenants under the Credit Leases will be required to make monthly rental payments directly to the Master Servicer who will apply such payments to the related loan.

     The Credit Lease Loans include a 50% participation interest in a Credit Lease Loan (the "Blue Cross Loan") secured by a Credit Lease under which Blue Cross and Blue Shield of Texas, Inc. is the tenant ("the Blue Cross Participation"). References in this prospectus supplement to, and any calculation based on, the principal balance of the Blue Cross Participation or the Blue Cross Loan will include only the percentage interest in the Blue Cross Loan represented by the Blue Cross Participation, unless otherwise expressly stated. See "The Loan Pool -- The Blue Cross Participation, Credit Lease and Participation" in this prospectus supplement. Unless otherwise noted in the related table, for purposes of the tables set forth in this prospectus supplement, the interest of the trust in the Blue Cross Participation is presented as one loan.

B. Loan Pool Information

     Set forth below is certain information regarding the Credit Lease Loans as of the Cut-off Date. Additional information regarding the Credit Lease Loans and the related mortgaged properties is set forth under "Description of the Loan Pool" and Annex A in this prospectus supplement.

Initial Aggregate Credit Lease Loan Balance................  $384,471,281
Number of Credit Lease Loans...............................           110
Number of Credit Lease Tenants.............................            35
Weighted Average Credit Lease Tenant Rating................      A-/Baa1*
Average Cut-off Date Balance...............................  $  3,495,193
Weighted Average Loan Rate.................................         7.46%
Weighted Average Original Term to Maturity.................    247 months
Weighted Average Remaining Term to Maturity................    232 months
Weighted Average Debt Service Coverage Ratio...............         1.05x
Weighted Average Loan-to-Leased Fee Value Ratio............         85.0%
Weighted Average Loan-to-Dark Value Ratio..................        113.3%

---------------

* Ratings show that of S&P and Moody's, respectively.

     Set forth below is certain information regarding the NationsBank Mortgage Loans as of the Cut-off Date. Additional information regarding the NationsBank Mortgage Loans and the related mortgaged properties is set forth under "Description of the Loan Pool" and Annex A in this prospectus supplement.

Initial Aggregate NationsBank Mortgage Loan Balance........  $108,020,416
Number of NationsBank Mortgage Loans.......................            18
Average Cut-off Date Balance...............................  $  6,001,134
Weighted Average Loan Rate.................................         7.58%
Weighted Average Original Term to Maturity.................    214 months
Weighted Average Remaining Term to Maturity................    201 months
Weighted Average Debt Service Coverage Ratio...............         1.38x
Weighted Average Loan-to-Value Ratio.......................         60.8%

     The following tables set forth certain anticipated characteristics of the loans as of the Cut-off Date. The sum in any column may not equal 100% due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Loan Pool" in this prospectus supplement and all percentages represent the indicated percentages of the aggregate Cut-off Date Balance.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the aggregate Cut-off Date Balance secured by such mortgaged properties, located in the five states with the highest concentrations:

                            GEOGRAPHIC CONCENTRATION

                                                              NUMBER OF        % OF
                                                               MORTGAGE      AGGREGATE
STATE                                                           LOANS         BALANCE
-----                                                         ----------   -------------
Texas.......................................................          9        11.49%
Massachusetts...............................................         11        11.45%
New York....................................................         19        11.24%
South Carolina..............................................          3        10.26%
Florida.....................................................          8         9.01%

     The remaining mortgaged properties are located throughout 22 other states and the District of Columbia, with no more than 8.22% of the aggregate Cut-off Date Balance secured by mortgaged properties located in any such other jurisdiction.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the aggregate Cut-off Date Balance secured by such mortgaged properties by property type:

                                 PROPERTY TYPE

                                                              NUMBER OF       % OF
                                                              MORTGAGE     AGGREGATE
PROPERTY TYPE                                                   LOANS       BALANCE
-------------                                                 ---------   ------------
Retail......................................................       102       71.76%
Office......................................................        13       21.06%
Industrial..................................................         2        3.00%
Mobile Home.................................................         4        1.87%
Restaurant..................................................         5        1.12%
Hotel.......................................................         1        1.01%
Other (Post Office).........................................         1        0.18%

---------------

     Set forth below are the numbers of mortgaged properties, and the approximate percentage of the aggregate Cut-off Date Balance secured by such mortgaged properties by loan term to maturity:

                             LOAN TERM TO MATURITY

                                                              NUMBER OF     % OF
                                                              MORTGAGE    AGGREGATE
ORIGINAL TERM                                                   LOANS      BALANCE
-------------                                                 ---------   ---------
120-179.....................................................      11         8.53%
180-239.....................................................      77        44.74%
240-299.....................................................      28        35.34%
300-360.....................................................      12        11.39%
                                                                 ---       ------
                                                                 128       100.00%

ADVANCES; SERVICING OF LOANS

  A. P&I Advances

     The Master Servicer is required to advance (each, a "P&I Advance") delinquent monthly loan payments, if it determines that the advance will be recoverable. The Master Servicer will not be required to advance balloon payments due at maturity (in excess of an assumed monthly scheduled payment) or interest in excess of a loan's regular interest rate (without considering any default rate). The Master Servicer also is not required to advance prepayment or yield maintenance premiums. If an advance is made, the Master Servicer will not advance its Master Servicing Fee, but will advance the Trustee's fee. If the Master Servicer fails to make a P&I Advance, then either the Trustee or the Fiscal Agent will be required to make the P&I

Advance, if it determines that the P&I Advance will be recoverable. The Trustee and the Fiscal Agent may rely on the Master Servicer's determination that the P&I Advance will be nonrecoverable.

  B. Servicing Advances

     The Master Servicer may also be required to make advances necessary to protect and maintain the related credit lease and the mortgaged property, as necessary in the performance of servicer protective actions with respect to the Credit Lease Loans, to maintain the lien on the mortgaged property, to enforce the related loan documents or to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses ("Servicing Advances"). If the Master Servicer fails to make a Servicing Advance, then either the Trustee or the Fiscal Agent will be required to make the Servicing Advance, if it determines that the Servicing Advance will be recoverable. The Trustee and the Fiscal Agent may rely on the Master Servicer's determination that a Servicing Advance will be nonrecoverable.

  C. Interest on Advances

     The Master Servicer, the Trustee and the Fiscal Agent, as applicable, will be entitled to interest as described in this prospectus supplement on any advances made. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the Offered Certificates.

  D. Servicer Protective Actions

     With respect to Credit Lease Loans, the Master Servicer and the Special Servicer will be obligated to perform the servicer protective actions, and to make Servicing Advances in support of such actions, designed to prevent the credit lease tenants from exercising any Maintenance Termination or Abatement Rights or any Additional Termination or Abatement Rights (each, as defined herein). In addition, the Master Servicer and the Special Servicer (with respect to specially serviced loans and REO loans) will be required to perform customary servicing of the loans for the benefit of certificateholders including, without limitation, collection of payments, reporting to the Trustee (which in turn reports to the certificateholders), and taking action with respect to loans in default, all subject to the standards set forth in the pooling and servicing agreement. See "The Enhanced Lease Program -- Servicer Protective Actions" in Annex C of this prospectus supplement.

  E. Expense Reserve Fund

     With respect to the Credit Lease Loans, the Expense Reserve Fund will provide an additional source of funds for Advances for the Master Servicer, the Trustee and/or the Fiscal Agent, as applicable. Advances made with respect to a Credit Lease Loan will be made first to the extent of amounts on deposit in the Expense Reserve Fund. See "The Enhanced Lease Program -- The Expense Reserve Fund in Annex C of this prospectus supplement."

                             ENHANCED LEASE PROGRAM

     Through the Enhanced Lease Program, Capital Lease Funding, L.P. provides Credit Lease Loans to fee and/or leasehold owners of commercial real properties long-term net leased to credit tenants whose public long term debt rating (or that of its parent, in the case of three Credit Lease Loans) are generally investment grade or whose obligations are guaranteed by investment grade entities, or if the credit lease tenant or guarantor does not carry a public rating, such tenant or guarantor has received a confidential private rating indicating that its credit meets parameters generally consistent with an investment grade rating. Monthly rental payments due under the terms of the related Credit Leases are the source of repayment for the Credit Lease Loans. The Enhanced Lease Program is specifically designed to mitigate and/or eliminate real estate-related or borrower-related event risks present in certain of the Credit Leases that could cause an interruption or reduction of a credit tenant's obligation to pay rent under the Credit Lease. Though certain of the Credit Leases have certain lease termination or rent abatement rights, protection against, and from the effects of, the exercise of any such rights is provided through a combination of the program's features described below. You should read "The Enhanced Lease Program" which is attached as Annex C to this prospectus supplement for additional information about the Enhanced Lease Program.

TERMINATION AND ABATEMENT RIGHTS

     Lease termination rights and rent abatement rights, if any, in the Credit Leases may be divided into four categories:

     - termination and abatement rights directly arising from certain defined casualties or condemnation ("Casualty or Condemnation Termination or Abatement Rights");

     - termination and abatement rights arising from a borrower default in the performance of its obligations under the Credit Lease to maintain, repair or replace the related mortgaged property ("Maintenance Termination or Abatement Rights");

     - termination and abatement rights arising from a borrower default in the performance of various other mortgagor obligations under the Credit Lease ("Additional Termination or Abatement Rights"); and

     - termination rights of a tenant which has declined to exercise its right to renew the Credit Lease and has vacated the property (a "Tenant Non-Renewal Action"), in connection with the expiration of the initial term of the related Credit Lease, in the case of eight Credit Lease Loans which have been underwritten with terms to maturity that extend beyond the initial term of the related Credit Lease.

     The features of the Enhanced Lease Program are applied to mitigate or eliminate the above termination and abatement rights in accordance with the type of the related Credit Lease.

     - "Bond-Type Leases" have neither Casualty or Condemnation Termination or Abatement Rights nor Maintenance Termination or Abatement Rights.

     - "Triple Net Leases" have Casualty or Condemnation Termination or Abatement Rights and may have Additional Termination or Abatement Rights, but do not have Maintenance Termination or Abatement Rights.

     - "Double Net Leases" have Casualty or Condemnation Termination or Abatement Rights and Maintenance Termination or Abatement Rights, and may have Additional Termination or Abatement Rights.

LEASE ENHANCEMENT POLICIES

     Credit Lease Loans with any Casualty or Condemnation Termination or Abatement Rights have the benefit of lease enhancement insurance policies, which provide for payment of substantially all amounts due under the Credit Lease Loan over the term of the loan or in a lump sum payment to the Trustee when a mortgaged property has been subjected to a casualty or condemnation and the related tenant has exercised a Casualty or Condemnation Termination or Abatement Right. The non-cancelable lease enhancement insurance policies have been issued by a wholly-owned subsidiary of American International Group, Inc., with a financial strength rating of "AAA" from S&P.

EXTENDED AMORTIZATION POLICIES

     Seven Credit Lease Loans with terms to maturity that extend beyond the initial term of the related Credit Lease and one Credit Lease Loan which is a Balloon Loan have the benefit of extended amortization insurance policies. The insurer will make payment of substantially all amounts due under the Credit Lease Loan over the term of the loan or in a lump sum payment under such policies to the Trustee in the event that a mortgagor defaults in the payment of principal and interest on a Credit Lease Loan following a Tenant Non-Renewal Action. The extended amortization insurance policies have been issued by a wholly-owned insurance company subsidiary of Berkshire Hathaway, Inc., with a financial strength rating of "AAA" or its equivalent by each Rating Agency.

BORROWER RESERVE FUNDS/EXCESS CASH FLOW

     For each Credit Lease Loan relating to a Double Net Lease (as defined herein), the mortgagor has established a reserve fund (each, a "Borrower Reserve Fund") which will be administered by the Master Servicer and has been pledged as collateral for the Credit Lease Loan. Amounts on deposit in a Borrower Reserve Fund will be applied in accordance with the borrower reserve agreement for, among other things, maintenance, repairs and replacements to the related mortgaged property. Reserves are generally structured to provide at least 125% of the expected mortgagor's maintenance, repair and replacement obligations under the Credit Lease. Each Borrower Reserve Fund will be funded from a predetermined portion of monthly rental payments not otherwise required for debt service, and may be funded in part by an initial deposit. In addition to reserves, Double Net Leases generally have debt service coverage in excess of the amount required to make payments of principal and interest and fund such reserves. Such excess amounts are available as necessary in the performance of Borrower Protective Actions and Servicer Protective Actions.

BORROWER PROTECTIVE ACTIONS

     Each mortgagor has financial and other incentives to perform its obligations under the related Credit Lease in accordance with the Credit Lease and the loan documents. In the event the mortgagor defaults under the Credit Lease, the loan documents provide for the acceleration of the Credit Lease Loan, foreclosure (unless the Credit Lease Loan is not delinquent, subject to certain conditions) with the resulting loss of the mortgagor's equity in the mortgaged property, loss of any excess cash flow, possible tax liability to the mortgagor and, in some instances, personal liability of the principals of the mortgagor.

SERVICER PROTECTIVE ACTIONS

     The pooling and servicing agreement, which is the agreement which among other things sets out terms for servicing of the loans, requires that the Master Servicer and the Special Servicer perform comprehensive servicing, advancing and monitoring actions. These obligations are designed to prevent a termination of a Credit Lease or an abatement of rent due to a credit lease tenant's exercise of its Maintenance Termination or Abatement Rights or its Additional Termination or Abatement Rights. In the exercise of these servicer protective actions, and subject to the related loan documents and applicable law, the Master Servicer and the Special Servicer will have access to the mortgaged property and may use funds on deposit in the Borrower Reserve Fund or the Expense Reserve Fund (as defined herein) to accomplish necessary repairs and maintenance, and, in the event such funds are insufficient, the Master Servicer must advance funds (as long as such advance is not determined to be nonrecoverable), as necessary, in connection with actions by the Master Servicer or the Special Servicer to prevent the exercise of Maintenance Termination or Abatement Rights and Additional Termination or Abatement Rights. The performance of servicer protective actions which consist of notices and claims related to the Lease Enhancement Policies, the Extended Amortization Polices and "force place" insurance polices, as well as Servicing Advances by the Master Servicer will not, in the absence of the occurrence of an event which requires the loan to be serviced as a specially serviced loan, cause a Credit Lease Loan to be a specially serviced loan. In addition, so long as the Credit Lease Loan is not delinquent in payments of principal and interest, the Special Servicer will not proceed with any foreclosure action on the related mortgaged property in connection with the exercise of such termination or abatement rights subject to certain conditions as further described herein.

DOCUMENTATION AND UNDERWRITING CRITERIA

     The loan documents and underwriting criteria are designed to mitigate against mortgagors taking any actions which might give rise to Maintenance Termination or Abatement Rights or Additional Termination or Abatement Rights. In addition, the loan documents permit the Master Servicer and the Special Servicer to gain access to the mortgaged property, to extend the cure period under the related Credit Lease and cure any mortgagor defaults.

EXPENSE RESERVE FUND

     The pooling and servicing agreement provides for a trust-level Expense Reserve Fund to be created and funded from payments under the Credit Leases: (i) to provide additional funds for use by the Master Servicer when performing servicer protection actions, (ii) to pay trust expenses, if any, (iii) as an additional source of funds to make advances and to reimburse the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for advances later deemed nonrecoverable, (iv) to cover prepayment interest shortfalls which might arise upon certain payments under the lease enhancement insurance policies, and
(v) as credit support, to the extent funds are insufficient as a result of losses incurred with respect to the Credit Lease Loans to make all distributions required to be made on a distribution date. Such Expense Reserve Fund will be funded over time from a portion equal to 0.3% of each monthly rental payment and, assuming no prepayments or defaults, total deposits (not including reinvestment income) to the Expense Reserve Fund over the life of the certificates will exceed approximately $2,400,000.

                     ADDITIONAL ASPECTS OF THE CERTIFICATES

DENOMINATIONS

     We will offer the Class A-1, Class A-2 and Class A-3 Certificates in minimum denominations of $10,000 initial principal amount and the Class B Certificates in minimum denominations of $100,000 initial principal amount. We will offer the Class X Certificates in minimum denominations of $1,000,000 initial notional amount. Investments in excess of the minimum denominations may be made in any whole dollar denomination.

REGISTRATION, CLEARANCE AND SETTLEMENT

     We will register each class of Offered Certificates in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC").

     We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the Offered Certificates. See "Description of the Certificates -- Registration and Denominations" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the accompanying prospectus.

OPTIONAL TERMINATION

     At its option, the Master Servicer or any holder or holders (other than the Depositor or the Loan Sellers) of certificates representing a majority interest in the Controlling Class (as defined herein) may purchase all of the loans and REO mortgaged properties, and thereby effect a termination of the trust and early retirement of the then-outstanding certificates, on any distribution date on which the remaining aggregate principal balance of the loan pool is less than 1.0% of the aggregate Cut-off Date Balance. See "Description of the Certificates--Optional Termination" in this prospectus supplement.

TAX STATUS

     An election will be made to treat a portion of the trust as two separate REMICs -- REMIC I and REMIC II -- for federal income tax purposes. In the opinion of counsel, such portion of the trust will qualify for this treatment.

     Pertinent federal income tax consequences of an investment in the Offered Certificates include:

          - Each class of Offered Certificates will constitute "regular interests" in the REMIC II.

          - The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

          - You will be required to report income on the Offered Certificates in accordance with the accrual method of accounting.

          - The Class X Certificates will be, and the other classes of the Offered Certificates may be, issued with original issue discount.

     See "Certain Federal Income Tax Considerations" in this prospectus supplement and in the accompanying prospectus.

CERTAIN ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A-1, Class A-2, Class A-3 and Class X Certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

     THE CLASS B CERTIFICATES MAY NOT BE PURCHASED BY, OR TRANSFERRED TO, ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED

("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE, AS AMENDED (EACH, A "PLAN") OR ANY PERSON INVESTING THE ASSETS OF A PLAN. (THIS PROHIBITION DOES NOT APPLY TO AN INSURANCE COMPANY INVESTING ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHICH WOULD QUALIFY FOR AN EXEMPTION UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60.)

LEGAL INVESTMENT

     None of the classes of Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus your ability to purchase the Offered Certificates, may be subject to significant interpretative uncertainties.

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     It is a requirement for issuance of the Offered Certificates that they receive credit ratings no lower than the ratings indicated on the cover of this prospectus supplement from Duff & Phelps Credit Rating Co. ("DCR"), Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("Moody's," and together with DCR and S&P, the "Rating Agencies").

     S&P assigns the additional symbol of "r" to highlight classes of securities that S&P believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an "r" symbol should not be taken as an indication that a Class will exhibit no volatility or variability in total return.

     The Rating Agencies' ratings of the Offered Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. A security rating does not address the frequency of prepayments (either voluntary or involuntary), the effect of any prepayment interest shortfalls or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or default interest.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of Offered Certificates.

     A change in the credit rating of a Credit Lease tenant and/or the related guarantor may have a related positive or adverse effect on the rating of the certificates.

     See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a description of the limitations of the ratings of the Offered Certificates.

                                  RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the credit leases, the loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment. If any of the following risks actually occur, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

                       RISKS RELATED TO THE CERTIFICATES

LACK OF CONTROL OVER TRUST FUND

     You and other certificateholders generally do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Loans -- General" in this prospectus supplement. Such decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the Master Servicer, the Trustee or the Special Servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if such decision is determined to be in your best interests by such party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

YIELD CONSIDERATIONS

     The yield on any offered certificate will depend on (a) the price at which such certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such certificate. The rate, timing and amount of distributions on any offered certificate will, in turn, depend on, among other things:

          - the pass-through rate for such certificate;

          - the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance or notional amount of the class of certificates to which such certificate belongs;

          - the rate, timing and severity of realized losses and additional trust expenses and the extent to which such losses and expenses result in the failure to pay interest on, or a reduction of the certificate balance or notional amount of, the class of certificates to which such certificate belongs;

          - the timing and severity of any prepayment interest shortfalls and the extent to which such shortfalls are allocated in reduction of the interest payable on the class of certificates to which such certificate belongs; and

          - the extent to which prepayment premiums are collected and, in turn, distributed on the class of certificates to which such certificate belongs.

     It is impossible to predict with certainty any of the factors described in the preceding paragraph. Accordingly, investors may find it difficult to analyze the effect that such factors might have on the yield to maturity of any class of offered certificates. See "Description of the Loan Pool", "Description of the Certificates -- Distributions on the Certificates" and "-- Subordination; Allocation of Losses and Certain

Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Yield and Maturity Considerations" in the accompanying prospectus.

     The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on the loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the loans could result in the failure of such investors to recoup fully their initial investments. Because the notional amount of the Class X Certificates is equal to the aggregate of the certificate balances of the certificates with principal amounts (the "Sequential Pay Certificates") outstanding from time to time, any payment of principal or loss in respect of any loan that is applied in reduction of the certificate balance of any class of Sequential Pay Certificates will reduce such notional amount.

     In general, in the case of the Class X Certificates and any other class of offered certificates purchased at a premium, if principal payments on the loans occur at a rate faster than anticipated at the time of purchase, then (to the extent that the required prepayment premiums are not received or are distributable to a different class of certificates) the investors' actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, in the case of any class of offered certificates purchased at a discount, if principal payments on the loans occur at a rate slower than anticipated at the time of purchase, then (to the extent that the required prepayment premiums are not received or are distributable to a different class of certificates) the investors' actual yield to maturity will be lower than that assumed at the time of purchase. Prepayment premiums, even if available and distributable on the Class X Certificates or other class of offered certificates, may not be sufficient to offset fully any loss in yield on such class or classes of certificates attributable to the related prepayments of the loans.

PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties. Because the notional amount of the Class X Certificates is based upon the principal amounts of the certificates with principal amounts, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the loans is higher or lower than you anticipate.

     Voluntary prepayments, if permitted, generally require payment of a prepayment premium. Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their loans due to the existence of a prepayment premium. Also, we cannot assure you that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the loans will be affected by a variety of factors, including:

        - the terms of the loans;

        - the length of any prepayment lock-out period;

        - the level of prevailing interest rates;

        - the availability of credit;

        - the applicable yield maintenance charges or prepayment premiums;

        - the Master Servicer's or Special Servicer's ability to enforce those charges or premiums;

        - the occurrence of casualties or natural disasters; and

        - economic, demographic, tax, legal or other factors.

     No prepayment premiums will be required for prepayments in connection with a casualty or condemnation. In addition, if either loan seller repurchases any loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the loan had been prepaid in part or in full, except that no prepayment consideration or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

     With respect to the Credit Lease Loans, no prepayment premium will be required to be paid under a Lease Enhancement Policy if the insurer makes a lump sum payment in full, and if the insurer makes a lump sum payment in full under an Extended Amortization Policy any prepayment premium owing with such prepayment will be subject to a cap equal to 5% of the outstanding balance of the Credit Lease Loan.

BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the loans will affect:

        - the aggregate amount of distributions on the certificates;

        - their yield to maturity;

        - the rate of principal payments; and

        - their weighted average life.

     If losses on the loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such certificate).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because any recoveries of principal in connection with those losses will act as prepayments which will accelerate the return of principal on more senior classes, while such losses will reduce future principal payments and therefor tend to delay return of principal on more senior classes thereafter. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining loans.

     Additionally, delinquencies and defaults on the loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

BANKRUPTCY PROCEEDINGS

     Under the federal Bankruptcy Code, Title 11 of the United States Code (the "Bankruptcy Code"), the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a loan; (2) reduce monthly payments due under a loan; (3) change the rate of interest due on a loan; or (4) otherwise alter the loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the Trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The Bankruptcy Code also may interfere with the Trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the Trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

ADVANCE INTEREST AND OTHER PAYMENTS

     To the extent described in this prospectus supplement, the Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a loan will be specially serviced and the Special Servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the certificates. The payment of interest on advances and the payment of compensation to the Special Servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

DIFFERENT TIMING OF LOAN AMORTIZATION

     As principal payments or prepayments are made on a loan that is part of a pool of loans, the pool will be subject to more concentrated risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described above. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3 or Class X Certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.

YEAR 2000 DISRUPTIONS

     The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. The issue presented by the "year 2000 problem" is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail. If the Master Servicer, the Special Servicer or the Trustee do not have by the year 2000 computerized systems which are year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the loans could materially and adversely affect your investment.

                    RISKS RELATED TO THE CREDIT LEASE LOANS

CREDIT QUALITY OF CREDIT LEASE TENANTS AND GUARANTORS

     Payments on the Credit Lease Loans are dependent principally, and payments on the certificates are dependent to a great extent, on the payment by each Credit Lease tenant or the related guarantor, if any, of monthly rental payments and other payments due under the terms of its Credit Lease. Each Credit Lease tenant (or its parent, in the case of three Credit Lease Loans) or, if applicable, the related guarantor, has an investment grade public long term debt rating, with the exception of MedPartners, Inc., or if the Credit Lease tenant does not carry a public rating it has received either a confidential private rating from S&P that (with one exception) its credit meets parameters consistent with an investment grade rating and/or it has received an internal private classification from DCR based solely on an analysis of financial ratios indicating that the credit meets parameters consistent with "BBB-" or better. A change in the credit rating of the Credit Lease tenants and/or the guarantors may have a related positive or adverse effect on the rating of the certificates. See "Description of the Loan Pool -- Significant Loans" in this prospectus supplement.

     If a Credit Lease tenant defaults on its obligations to make monthly rental payments under a Credit Lease or the related guarantor defaults on its obligations under the associated guarantee, if any, the borrower will have the obligation but may not have the ability to make required payments on the related Credit Lease Loan. In the event of a payment default on the Credit Lease Loan, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related mortgaged property to recover amounts due under the Credit Lease Loan, and will also be entitled to pursue any available remedies against the defaulting Credit Lease tenant and any guarantor, which may include rights to all future monthly rental payments, subject to reduction if the mortgaged property is leased to a new tenant. If the default occurs before significant amortization of the Credit Lease Loan has occurred and no recovery is available from the borrower, the Credit Lease tenant or any guarantor, it is unlikely that the Special Servicer will be able to recover in full the amounts then due under the Credit Lease Loan.

     The ratio of the principal balance of each Credit Lease Loan as of the Cut-off Date to the appraised value at origination of the related mortgage property assuming that the Credit Lease were to stay in place (the "Leased Fee Value") ranges from 45.19% to 101.80%, with a weighted average of 85.02%. The value of any mortgaged property may be lower following a Credit Lease tenant or guarantor default and is likely to be substantially lower if such default occurs early in the term of the Credit Lease rather than later when the remaining term of the Credit Lease contributes less to the Leased Fee Value of the mortgaged property.

FACTORS AFFECTING LEASE ENHANCEMENT POLICY PROCEEDS

     Capital Lease Funding, L.P. ("CLF") has obtained a non-cancelable credit lease enhancement insurance policy (each, a "Lease Enhancement Policy") from a subsidiary of American International Group, Inc., with a financial strength rating of "AAA" from S&P (the "Enhancement Insurer") for each Triple Net Lease and Double Net Lease. Each Lease Enhancement Policy provides generally that in the event of the exercise by a Credit Lease tenant of a Casualty or Condemnation Termination or Abatement Right, the Enhancement Insurer will have the option either to (1) pay to the Trustee, as an insured under the Lease Enhancement Policy, a lump sum payment equal to the outstanding principal balance of the Credit Lease Loan, plus accrued and unpaid interest thereon through the date of payment, and take an assignment of the Credit Lease Loan and all related rights (including any rights under any related hazard or other insurance policies and rights to any condemnation proceeds) or (2) pay, for the remaining term of the Credit Lease Loan or the period of any rent abatement, whichever is shorter, the difference between the monthly rental payment due and the amount actually received from the Credit Lease tenant by the Master Servicer or the Special Servicer, as applicable.

     The Enhancement Insurer's obligation under each Lease Enhancement Policy is subject only to submission of a claim by the Master Servicer on behalf of the Trustee. The Master Servicer will be obligated under the pooling and servicing agreement to submit notice of claims under the Lease Enhancement Policies after receipt of notice of a casualty or condemnation as soon as reasonably practicable, but in any event within three Business Days. The Lease Enhancement Policies provide that payments are to be made on the due date for the related monthly rental payment. The Enhancement Insurer is not required to pay interest for the period from the due date for the monthly rental payment through the due date of the Credit Lease Loan or the date of a lump sum payment in full, nor is the Enhancement Insurer required to pay any prepayment premium due thereunder or any amounts the borrower is obligated to pay thereunder to reimburse the Master Servicer, the Trustee or the Fiscal Agent for outstanding Servicing Advances. Any such interest shortfall or other amounts (other than prepayment premiums) required to be paid to certificateholders or paid to the Master Servicer, the Trustee or the Fiscal Agent, to the extent not recoverable from the borrower, will be recoverable from the Expense Reserve Fund to the extent of funds therein. In the event of a lump sum payment, however, no prepayment premiums will be payable to certificateholders.

     Casualty or Condemnation Termination or Abatement Rights arising from losses arising from earthquakes for mortgaged properties located in specified areas ("Earthquake Zones") are excluded from coverage by the Lease Enhancement Policies, absent special endorsements thereto. None of the mortgaged properties with Casualty or Condemnation Termination or Abatement Rights are located in affected areas except (1) the American Drug Stores Loan in Woodland, Hills, California, (2) the CVS Loans in Little Rock, Arkansas, and Clarksville, Tennessee, (3) the Eckerd Loans in Goodlettsville, Tennessee, Clarksville, Tennessee and Murrell's Inlet, South Carolina, (4) the TJX Loan in Encino, California, (5) the U.S. Post Office Loan in LaCenter, Washington, and (6) the Exxon Loan in Murfreesboro, Tennessee. For each such Credit Lease Loan, a Lease Enhancement Policy covering both casualty and condemnation is in place notwithstanding its location.

          - With respect to the two CVS Loans (representing 0.99% of the aggregate Cut-off Date Balance), the mortgaged properties are located in an Earthquake Zone, but, in the case of the CVS Loan in Little Rock, Arkansas, the Enhancement Insurer has issued an endorsement to the Lease Enhancement Policy removing the exclusion. In addition, CLF has obtained reports with respect to the two CVS Loans that indicate that the related mortgaged properties are located in areas identified by the Federal Emergency Management Agency ("FEMA") as Seismic Zones 1 and are accordingly designated by FEMA as unlikely to have damaging levels of ground motion.

          - With respect to the three Eckerd Loans, the U.S. Post Office Loan and the Exxon Loan (representing 1.64% of the aggregate Cut-off Date Balance), the Mortgaged properties are located in an Earthquake Zone, but, in the case of the Eckerd Loan in Murrell's Inlet, South Carolina and the Exxon Loan, the Enhancement Insurer has issued an endorsement to the Lease Enhancement Policy removing the exclusion. In addition, CLF has obtained reports with respect to each of such Credit Lease Loans that indicate that the related mortgaged properties are located in areas identified as Seismic Zones 1 and are accordingly designated by FEMA as unlikely to have damaging levels of ground motion, except in the case of the Eckerd Loan in Murrell's Inlet, South Carolina and the U.S. Post Office Loan, where the related mortgaged properties are located in areas identified as Seismic Zones 2 and nonetheless are designated by FEMA as having a low likelihood of having damaging levels of ground motion. In the case of the U.S. Post Office Loan, the related mortgaged property has been subject to a seismic assessment by an engineer that anticipates that the mortgaged property would not suffer damage in excess of a maximum probable loss of 10% (expressed as the approximate repair cost divided by the replacement cost of the building) in the event of an earthquake with the magnitude expected once every 475 years. Finally, in the case of each such Credit Lease Loan, with the exception of the Exxon Loan (where the tenant is self insuring), the related tenant maintains or pays for earthquake insurance.

          - With respect to the TJX Loan (representing 1.12% of the aggregate Cut-off Date Balance), and the American Drug Stores Loan (representing 0.62% of the aggregate Cut-off Date Balance), the related mortgaged property is not covered by the Lease Enhancement Policy for a Casualty or Condemnation Termination or Abatement

         Right arising from earthquake-related damage. Nevertheless, in each case, the related tenant maintains or pays for earthquake insurance. In addition, the related mortgaged property has been subject to a seismic assessment by an engineer that anticipates that, in the case of the TJX Loan, the mortgaged property would not suffer damage in excess of a maximum probable loss of 14% (expressed as the approximate repair cost divided by the replacement cost of the building) in the event of an earthquake with the magnitude expected once every 500 years, and in the case of the American Drug Stores Loan, the mortgaged property would not suffer damage in excess of a maximum probable loss of 13.4% in the event of an earthquake with a magnitude expected once every 100 years.

     There are certain additional exclusions under the Lease Enhancement Policies relating to war, insurrection, rebellion, revolution or civil riot and radioactive matter, and takings (other than by condemnation) by reason of danger to public health, public safety or the environment. See "The Enhanced Lease Program -- The Lease Enhancement Policies" in Annex C of this prospectus supplement.

     Protection against Casualty or Condemnation Termination or Abatement Rights is provided first by the Enhancement Insurer through the Lease Enhancement Policies and second, to the extent the Enhancement Insurer defaults, by the application of any condemnation award or casualty insurance coverage. Certificateholders may be adversely affected by any failure by the Enhancement Insurer to pay under the terms of the Lease Enhancement Policies, and any downgrade of the credit rating, including the Rating Agencies' rating or internal private classification, of the Enhancement Insurer may adversely affect the ratings of the offered certificates.

FACTORS AFFECTING EXTENDED AMORTIZATION POLICY PROCEEDS

     CLF has obtained Extended Amortization Policies from the Extension Insurer with respect to 8 Credit Lease Loans (representing 11.55% of the aggregate Cut-off Date Balance) for which seven of the Credit Lease Loans the term of the Credit Lease Loan extends beyond the primary term of the related Credit Lease and one of which is a Balloon Loan. Under each Extended Amortization Policy, in the event that a borrower defaults in its obligations to pay monthly principal and interest on the Credit Lease Loan during the period after a Tenant Non-Renewal Action, the Extension Insurer will either (1) pay amounts equal to monthly debt service payments on the Credit Lease Loan, or (2) pay an amount equal to the unpaid principal balance of the Credit Lease Loan with accrued interest and yield maintenance up to a cap of five percent (5%) of the outstanding balance of the Credit Lease Loan. The Extension Insurer's obligation under each Extended Amortization Policy is subject only to submission of a claim by the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee. Any other amounts required to be paid to certificateholders or paid to the Master Servicer, the Trustee or the Fiscal Agent, to the extent not recoverable from the borrower, will be recoverable from the Expense Reserve Fund to the extent of funds therein.

     Certificateholders may be adversely affected by any failure by the Extension Insurer to pay under the terms of the Extended Amortization Policies, and any downgrade of the credit rating of the Extension Insurer may adversely affect the ratings of the offered certificates.

FACTORS AFFECTING SERVICER PROTECTIVE ACTIONS

     Double Net Leases contain Maintenance Termination or Abatement Rights. In particular, such Credit Leases may include rights to terminate the Credit Lease or abate rent in the event of a failure by the borrower to maintain and repair the related mortgaged property or the related common areas, if any, as required under the Credit Leases. In each such case, the Credit Lease Loan is additionally secured by a pledge of a Borrower Reserve Fund, funded over time from a portion of the monthly rental payment on the Credit Lease not required for debt service. The amount funded is generally at least 125% of the amount determined by an engineering firm approved by CLF to be sufficient to cover the costs of any such maintenance and repair during the term of the Credit Lease Loan. Any excess amounts are available as necessary in the performance of Servicer Protective Actions. In addition, all Double Net Leases, with the exception of 2 Credit Lease Loans representing 0.93% of the aggregate Cut-off Date Balance, are underwritten with debt service coverage in excess of that required for debt service and reserves. The borrower is generally entitled to be reimbursed from the Borrower Reserve Fund for expenses incurred in connection with such maintenance and repair. To the extent the borrower fails to fulfill any such obligations under any such Credit Lease, the Credit Lease tenant may be entitled to exercise a Maintenance Termination or Abatement Right, but in each case only after notice to the Master Servicer or the Special Servicer, as applicable, with an opportunity for the Master Servicer or the Special Servicer, as applicable, to cure. Under the terms of most of the loan documents, the Credit Lease tenants have granted the Master Servicer or the Special Servicer, as applicable, extended periods in which to cure a borrower's default and in many cases such cure period is unlimited, provided the Master Servicer or the Special Servicer, as applicable, is diligently pursuing the cure. Once the Master Servicer or the Special Servicer, as applicable, receives notice from a Credit Lease tenant of a default that may give rise to a Maintenance Termination or Abatement Right, the Master Servicer or the Special Servicer, as applicable, is required pursuant to the pooling and servicing agreement to use its best efforts to perform the obligations which the borrower failed to perform, utilizing funds in the Borrower Reserve Fund. To the extent such funds are insufficient, the Master Servicer is required to withdraw funds from the Expense Reserve Fund, use excess cash flow from the related Mortgaged Property, if any, and finally to advance its own funds for such purpose (subject only to its determination that such advance would not be nonrecoverable). In the event the Master Servicer fails to make any required advance, the Trustee is required to make such advance and, if the Trustee fails to do so, the Fiscal Agent is required to make such advance, subject in each case to its determination that such advance would not be nonrecoverable. See "Description of the Certificates -- Servicer Protective Actions" and "The Enhanced Lease Program -- Servicer Protective Actions" in this prospectus supplement.

     A Credit Lease tenant may be entitled to exercise a Maintenance Termination or Abatement Right, which may result in a loss to certificateholders, unless

          - the borrower performs the maintenance or repair as required under the Credit Lease at its own expense or from amount on deposit in the Borrower Reserve Fund specifically reserved for such required maintenance or repair; or

          - in the event of a default by the borrower of its obligations under the Credit Lease, the Master Servicer or Special Servicer perform appropriate Servicer Protective Actions and shall make Servicing Advances in support of such actions from all amounts available in the Borrower Reserve Fund and the Expense Reserve Fund as well as excess cash flow, if any, on the Credit Lease Loan, and finally from its own funds (subject to a determination of recoverability) to pay the costs of the required maintenance or repair.

     Certain mortgaged properties with Double Net Leases and Triple Net Leases include Additional Termination or Abatement Rights. Borrower Protective Actions (which, in connection with certain negative covenants, may include recourse to principals of the borrower) provide incentives to the borrower to prevent such rights from being exercised. In the event facts arise which could give rise to Additional Termination or Abatement Rights and the borrower does not take steps sufficient to prevent the exercise of such rights, the Credit Lease tenant is required to provide the Master Servicer or the Special Servicer, as applicable, with notice thereof and an opportunity to cure, and the Master Servicer or the Special Servicer, as applicable, is obligated under the pooling and servicing agreement to take certain Servicer Protective Actions which are designed to prevent the exercise of Additional Termination or Abatement Rights. These actions include any cure rights provided for in a Credit Lease which the Master Servicer or the Special Servicer, as applicable, may exercise following default by the related borrower in respect of the removal or other remediation of hazardous materials, repair or replacement of the mortgaged property following a condemnation or casualty, or other matters. In addition, the Special Servicer may commence legal proceedings against the borrower as may be required, and the Master Servicer may make Servicing Advances for the costs and expenses of such proceedings subject to a determination that such advance will not be nonrecoverable. See "The Enhanced Lease Program -- Borrower Protective Actions" and "-- Servicer Protective Actions" and "The Credit Leases -- Other Borrower Obligations; Tenant Rent Abatement and Lease Termination Rights" in this prospectus supplement.

     A Credit Lease tenant may be entitled to exercise an Additional Termination or Abatement Right, which may result in a loss to certificateholders, unless:

          - the borrower performs the obligations required under the Credit Lease at its own expense or from amount on deposit in the Borrower Reserve Fund specifically reserved for such obligations; or

          - in the event of a default by the borrower of its obligations under the Credit Lease, the Master Servicer or Special Servicer perform appropriate Servicer Protective Actions and shall make Servicing Advances in support of such actions from all amounts available in the Borrower Reserve Fund and the Expense Reserve Fund as well as excess cash flow, if any, on the Credit Lease Loan, and finally from its own funds (subject to a determination of recoverability) to pay the costs of the obligations.

FACTORS AFFECTING POSSIBLE FORECLOSURE AND LIQUIDATION PROCEEDS; LIMITATIONS ON FORECLOSURE

     Pursuant to the terms of the pooling and servicing agreement, the Special Servicer is prohibited from foreclosing on a mortgaged property relating to a Credit Lease Loan if such Credit Lease Loan is not delinquent on payments of principal and interest and the mortgage default relates solely to the covenants, conditions and agreements in the related Credit Lease required to be paid, performed or observed by the borrower, as landlord under such Credit Lease, the breach of which would permit the Credit Lease tenant to terminate the Credit Lease or abate rent thereunder ("Borrower Credit Lease Obligations") unless:

          - all outstanding Servicing Advances, with interest thereon, relating to such mortgage loan exceed 60% of the appraised value of the mortgaged property unencumbered by the Credit Lease and the related Credit Lease Loan (the "Anticipated Liquidation Value") with respect to such mortgage loan; or

          - the Special Servicer has received the prior written consent of the certificateholder selected by the certificateholders in the Controlling Class or otherwise which holds the largest aggregate certificate balance of the Controlling Class (the "Directing Certificateholder"); or

          - any Servicing Advance with respect to such mortgage loan is deemed to be nonrecoverable; or

          - the original scheduled maturity date of such mortgage loan has occurred.

     The "Controlling Class" will be the most subordinate class of certificates (other than the Class X Certificates) with an aggregate certificate balance at least equal to 25% of the initial aggregate certificate balance of such class. If no such class of certificates has an aggregate principal balance at least equal to 25% of its initial aggregate certificate balance, then the Controlling Class will be the class of certificates (other than the Class X Certificates) with the largest aggregate principal balance. Any such foreclosure will be subject to the Servicing Standard and any other applicable provision of the pooling and servicing agreement. However, neither the Master Servicer, the Special Servicer nor the Trustee will be prohibited from accelerating the indebtedness evidenced by the mortgage note or other evidence of indebtedness of the borrower under such mortgage loan to the extent permitted by the mortgage loan documents, or from requiring payment of default interest in connection with any overdue amounts (including, without limitation, the full amount of the mortgage loan after such an acceleration). It is anticipated that the prohibition on foreclosure will protect certificateholders from receiving principal distributions prematurely in the event that the related Credit Lease tenant is otherwise making monthly rental payments and, accordingly, principal and interest payments are being made on the related loan. The foregoing prohibition in no event prevents foreclosure in the event of a default in payment of principal and interest due on the loan. However, the prohibition on foreclosure could restrict the ability of the Master Servicer or the Special Servicer, as applicable, to maximize the recovery with respect to the mortgaged property at any particular time.

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer must retain an independent contractor to operate the property. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject REMIC I to federal tax (and possibly state or local tax) on such income at the highest marginal corporate tax rate. In such event, the net proceeds available for distribution to certificateholders will be reduced. The Special Servicer may permit REMIC I to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or net leasing the mortgaged property.

     The foreclosure of a loan or deed of trust requires the adherence to specific state-mandated legal procedures and is historically equitable in nature. Any action to recover amounts due with respect to a defaulted loan is generally subject to possible delays, and subject to a court's equitable powers. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the accompanying prospectus. To the extent required under the pooling and servicing agreement, advances by the Master Servicer may mitigate the adverse impact of such a delay.

                           RISKS RELATED TO THE LOANS

NATURE OF THE MORTGAGED PROPERTIES

     The mortgaged properties consist solely of commercial properties. Commercial lending is generally viewed as exposing a lender to a greater risk of loss than lending on the security of one- to four-family residences. This is because commercial real estate lending usually involves larger loans, and repayment is typically dependent upon the successful operation of the related real estate project.

     A large number of factors may adversely affect the net operating income and property value of the mortgaged properties. Some of these factors relate to the property itself, such as:

          - the age, design and construction quality of the property;

          - perceptions regarding the safety, convenience and attractiveness of the property;

          - the proximity and attractiveness of competing properties;

          - the adequacy of the property's management and maintenance;

          - increases in operating expenses;

          - an increase in the capital expenditures needed to maintain the property or make improvements;

          - a decline in the financial condition of a major tenant;

          - an increase in vacancy rates; and

          - a decline in rental rates as leases are renewed or entered into with new tenants.

     Operation of a commercial property may also be affected by circumstances outside the control of the borrower or lender, such as the quality or stability of the surrounding neighborhood, the development of competing projects or businesses, maintenance expenses (such as energy costs), and changes in laws (such as changes in the tax laws and retroactive changes in building codes). If the cash flow from a particular property is reduced (for example, if leases are not obtained or renewed, if tenant defaults increase or rental rates decline or, in the case of a property occupied by its owner, if the owner's business declines), the borrower's ability to repay the loan may be impaired and the resale value of the particular property may decline.

     The borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the Bankruptcy Code. For example, if any borrower were to relet or renew the existing leases at rental rates significantly lower than expected rates, then such lower rates would adversely affect borrower's funds from operations. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, such as the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the mortgaged property. See "Description of the Loan Pool -- Additional Loan Information -- Tenant Matters" herein.

     Certain types of commercial properties are exposed to particular kinds of risks. See "-- Risks Particular to Retail Properties", "-- Risks Particular to Hotels", "-- Risks Particular to Office Properties", and "--Risks Particular to Mobile Home Park Properties" below.

MANAGEMENT

     The successful operation of a real estate project is dependent on the performance and viability of the property manager of such project. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure or the business plan, as the case may be, and ensuring that maintenance and capital improvements can be carried out in a timely fashion. Accordingly, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, sound property management can improve occupancy rates and cash flow, reduce operating and repair costs and preserve building value. On the other hand, management errors can reduce the cash flow from and, in some cases, impair the long term viability of a real estate project.

BALLOON PAYMENTS

     11 of the loans, which represent 9.82% of the aggregate Cut-off Date Balance, will have substantial payments (that is, balloon payments) due at their respective stated maturities, in each case unless the loan is previously prepaid.

     Loans with balloon payments involve a greater risk to the lender than fully amortizing loans, because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment. In the case of the one Credit Lease Loan with a balloon payment, an Extended Amortization Policy is in effect under which the insurer is obligated to pay an amount equal to the full balloon payment if the borrower fails to make such payment under the loan. Circumstances that will affect the ability of the borrower to accomplish this goal at the time of attempted sale or refinancing include:

          - the level of available interest rates;

          - the fair market value of the property;

          - the borrower's equity in the related property;

          - the financial condition of the borrower and operating history of the property;

          - tax laws;

          - prevailing economic conditions, and

          - the availability of credit for commercial properties.

     See "Description of the Loan Pool -- Certain Terms and Conditions of the Loans" and "-- Additional Loan Information" herein and "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Loans -- Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

RISKS PARTICULAR TO RETAIL PROPERTIES

     Retail properties secure 102 of the loans, representing 71.76% of the aggregate Cut-off Date Balance.

     Several factors may adversely affect the value and successful operation of a retail property, including:

          - changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls);

          - alternative forms of retailing (such as direct mail, video shopping networks and internet web sites which reduce the need for retail space by retail companies);

          - the quality and philosophy of management;

          - the attractiveness of the properties to tenants and their customers or clients;

          - the public perception of the safety of customers at shopping malls and shopping centers; and

          - the need to make major repairs or improvements to satisfy the needs of major tenants.

     The general strength of retail sales also directly affects retail properties. The retailing industry is currently undergoing consolidation due to many factors, including growth in discount and alternative forms of retailing. If the sales by tenants in the mortgaged properties that contain retail space were to decline, the rents that are based on a percentage of revenues may also decline, and tenants may be unable to pay the fixed portion of their rents or other occupancy costs. The cessation of business by a significant tenant can adversely affect a retail property, not only because of rent and other factors specific to such tenant, but also because significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant fails to renew or terminates its lease, becomes the subject of a bankruptcy proceeding or ceases operations at such property.

RISKS PARTICULAR TO OFFICE PROPERTIES

     Office properties secure 13 of the loans, representing approximately 21.06% of the aggregate Cut-off Date Balance.

     A large number of factors may adversely affect the value of office properties, including:

         - the quality of an office building's tenants;

         - the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, access to transportation and ability to offer certain amenities, such as sophisticated building systems);

         - the desirability of the area as a business location; and

         - the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

     In addition, there may be significant costs associated with tenant improvements and concessions in connection with reletting office space. Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

RISKS PARTICULAR TO HOTELS

     Properties operated as hotels secure 1 of the loans, representing approximately 1.01% of the aggregate Cut-off Date Balance.

     Various factors may adversely affect the economic performance of a hotel, including:

         - adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

         - the construction of competing hotels or resorts;

         - continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

         - a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

         - changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Because hotel rooms generally are rented for short periods of time, hotel properties tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. In addition, the franchise license may be owned by an entity operating the hotel and not the borrower or, if the franchise license is owned by the borrower, the transferability of the related franchise license agreement may be restricted and, in the event of a foreclosure on a hotel property, the mortgagee may not have the right to use the franchise license without the franchisor's consent. Furthermore, the ability of a hotel to attract customers, and some of such hotel's revenues, may depend in large part on its having a liquor license. Such a license may not be transferable.

RISKS PARTICULAR TO MOBILE HOME PARK PROPERTIES

     Mobile home park properties ("Mobile Home Properties") secure 4 of the loans representing 1.87% of the aggregate Cut-off Date Balance. Significant factors determining the value of Mobile Home Properties are generally similar to the factors affecting the value of multifamily residential properties. In addition, the Mobile Home Properties are special purpose properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of the Mobile Home Properties becomes unprofitable such that the borrower becomes unable to meet its obligation on the related loan, the liquidation value of that Mobile Home Property may be substantially less, relative to the amount owing on the loan, than would be the case if the Mobile Home Property were readily adaptable to other uses.

LIMITED ASSETS AND OBLIGATIONS OF THE BORROWERS

     The terms of the loans generally require that the borrowers be single-purpose entities. In most cases, such borrowers' organizational documents or the terms of the loans limit their activities to the ownership of only the related mortgaged property and limit the borrowers' ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the mortgaged property and the loan. However, we cannot assure you that such borrowers will comply with such requirements. Further, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as "special purpose entities." Since the loans are largely nonrecourse obligations of the borrowers, you will have to rely upon payments made on the loans, the Credit Leases and the other trust assets for distributions on your certificates. Payment of amounts due on the Credit Lease Loans will depend significantly on the payments by the tenants under the Credit Leases. See "Certain Legal Aspects of Loans -- Bankruptcy Laws" in the accompanying prospectus.

ENVIRONMENTAL CONSIDERATIONS

     An environmental site assessment (or an update of a previously conducted assessment) was performed (generally in a manner consistent with industry-wide standards) at each of the mortgaged properties in connection with the origination of related loan. No such assessment or update revealed any material adverse environmental condition or circumstance at any mortgaged property, except as described under "Description of the Loan Pool -- Certain Underwriting Matters -- Environmental Assessments" in this prospectus supplement. We cannot assure you, however, that such environmental assessments identified all environmental conditions and risks. Nor can we assure you that all recommended operations and maintenance plans recommended in environmental assessments have been or will continue to be implemented.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described under "Description of the Loan Pool -- General" herein, the loan pool includes 3 sets of cross-collateralized loans, each of which sets represents between 1.87% and 0.66% of the aggregate Cut-off Date Balance. Cross-collateralization arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such set of cross-collateralized loans (or any such loan with multiple mortgaged properties) to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses. In addition, one or more of the related mortgaged properties for certain sets of related cross-collateralized loans may be released from the lien of the applicable mortgage under the circumstances described under "Description of the Loan Pool -- Certain Terms and Conditions of the Loans."

     Certain related cross-collateralized loans have different borrowers. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by such a borrower entity could be avoided if a court were to determine that:

          - such borrower was insolvent when granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and

          - such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could

          - subordinate all or part of the pertinent loan to existing or future indebtedness of that borrower;

          - recover payments made under that loan; or

          - take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the mortgages securing such cross-collateralization.

     In addition, a number of the borrowers under the loans are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related loan.

GEOGRAPHIC CONCENTRATION

     A concentration of mortgaged properties in a particular state or region increases the exposure of the loan pool to any adverse economic developments that may occur in such state or region, conditions in the real estate market where the mortgaged properties securing the related loans are located, changes in governmental rules and fiscal polices, acts of nature, including floods, tornadoes and earthquakes (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. In this regard:

          - 9 of the mortgaged properties, which constitute security for 11.49% of the aggregate Cut-off Date Balance, are located in Texas.

          - 11 of the mortgaged properties, which constitute security for 11.45% of the aggregate Cut-off Date Balance, are located in Massachusetts.

          - 19 of the mortgaged properties, which constitute security for 11.24% of the aggregate Cut-off Date Balance, are located in New York.

          - 3 of the mortgaged properties, which constitute security for 10.26% of the aggregate Cut-off Date Balance, are located in South Carolina.

          - 8 of the mortgaged properties, which constitute security for 9.01% of the aggregate Cut-off Date Balance, are located in Florida.

     No more than 2.82% of aggregate Cut-off Date Balance is secured by mortgaged properties located in any particular county in California.

OTHER CONCENTRATIONS

     The effect of loan pool losses will be more severe if the losses relate to loans that account for a disproportionately large percentage of the loan pool's aggregate principal balance. In this regard:

          - The largest loan represents approximately 8.84% of the aggregate Cut-off Date Balance.

          - The three largest loans represent, in the aggregate, approximately 16.86% of the aggregate Cut-off Date Balance.

          - The ten largest loans represent, in the aggregate, approximately 34.54% of the aggregate Cut-off Date Balance.

     Each of the other loans represents less than 5% of the aggregate Cut-off Date Balance. Overall, 35 loans have a Cut-Off Date Balance that are higher than the average Cut-Off Date Balance.

     A concentration of mortgaged property types or of loans with the same borrower or related borrowers also can pose increased risks. In the former regard:

          - Retail properties represent approximately 71.76% of the aggregate Cut-off Date Balance (based on the primary property type for combined office/retail properties);

          - office properties represent 21.06% of the aggregate Cut-off Date Balance;

          - industrial properties represent 3.00% of the aggregate Cut-off Date Balance;

          - mobile home community properties represent 1.87% of the aggregate Cut-off Date Balance; and

          - hotel properties represent 1.01% of the aggregate Cut-off Date Balance.

     A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the loan pool. For example, if there is a decline in tourism, the hotel industry might be adversely effected, leading to increased losses on loans secured by hotel properties as compared to the loans secured by other property types.

     With respect to concentration of borrowers:

          - 21 groups of loans have affiliated borrowers, each such group of loans representing less than 5% of the aggregate principal balance of the loan pool as of the Cut-off Date.

          - 3 groups of 9 loans, representing approximately 4.10% of the aggregate principal balance of the loan pool as of the Cut-off Date, are cross-collateralized and cross-defaulted with each other.

     Mortgaged property owned by related borrowers are likely to:

          - have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of loans; and

          - have common general partners which would increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of loans.

     A concentration of Credit Lease Loans with the same tenant and or guarantor can pose increased risks. In this regard:

          - 21 mortgaged properties representing 7.50% of the aggregate Cut-off Date Balance are leased to or guaranteed by Rite Aid.

          - 16 mortgaged properties representing 7.18% of the aggregate Cut-off Date Balance are leased to or guaranteed by CVS.

          - 4 mortgaged properties representing 6.48% of the aggregate Cut-off Date Balance are guaranteed by Royal Ahold.

     A concentration of tenants or guarantors can increase the risk that the bankruptcy of a tenant or guarantor, or a decline in a particular industry or business, would have a disproportionately large impact on the mortgage pool. See "Description of the Loan Pool" in this prospectus supplement.

PREPAYMENT PREMIUMS

     With limited exception, all of the loans require, for a specified period following the end of the related lock-out period, that any voluntary principal prepayment be accompanied by a prepayment premium. See "Description of the Loan Pool -- Certain Terms and Conditions of the Loans -- Prepayment Provisions" in this prospectus supplement. Any prepayment premiums actually collected on the loans will be distributed among the respective classes of certificates in the amounts and in accordance with the priorities described in this prospectus supplement under "Description of the
Certificates -- Distributions -- Distributions of Prepayment Premiums". The Depositor, however, makes no representation as to the collectibility of any prepayment premium.

     Provisions requiring prepayment premiums may not be enforceable in some states and under federal bankruptcy law. Those provisions also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

     We also note the following with respect to prepayment premiums:

         - Liquidation proceeds recovered in respect of any defaulted loan will, in general, be applied to cover outstanding servicing expenses and unpaid principal and interest prior to being applied to cover any prepayment premium due in connection with the liquidation of such loan.

         - The Special Servicer may waive a prepayment premium in connection with obtaining a pay-off of a defaulted loan.

         - No prepayment premium will be payable in connection with any repurchase of a loan by either loan seller for a material breach of representation or warranty on the part of either loan seller, or any failure to deliver documentation relating thereto.

         - No prepayment premium will be payable in connection with the purchase of all of the loans and any REO properties by the Master Servicer or any holder or holders of certificates evidencing a majority interest in the controlling class in connection with the termination of the trust.

         - No prepayment premium will be payable in connection with the purchase of defaulted loans by the Master Servicer, Special Servicer or any holder or holders of certificates evidencing a majority interest in the controlling class.

         - With respect to the Credit Lease Loans, no prepayment premium is paid in the event of a payment under a Lease Enhancement Policy, and any prepayment premium paid under an Extended Amortization Policy is subject to a cap of 5% of the balance of the Credit Lease Loan.

     See "Servicing of the Loans -- Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "Certain Legal Aspects of Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus. See "Description of the Loan Pool -- Assignment of the Loans; Repurchases" and "-- Representations and Warranties; Repurchases", "Servicing of the Loans -- Sale of Defaulted Loans" and "Description of the Certificates -- Termination" in this prospectus supplement.

LIMITED INFORMATION

     The information set forth in this prospectus supplement with respect to the loans is derived principally from one or more of the following sources:

         - A review of the available credit and legal files relating to the loans.

         - Inspections of the mortgaged properties undertaken by or on behalf of NationsBank, N.A., with respect to the NationsBank Mortgage Loans, and by or on behalf of Capital Lease
           Funding, L.P., with respect to the Credit Lease Loans.

         - Unaudited operating statements for the mortgaged properties supplied by the borrowers.

         - Appraisals for the mortgaged properties that generally were performed at origination (which appraisals were used in presenting information regarding the values of the mortgaged properties as of the Cut-off Date under "Description of the Loan Pool" and under Annex A for illustrative purposes only).

         - Information supplied by entities from which the loan sellers acquired, or which currently service, certain of the loans.

     Also, several loans constitute acquisition financing. Accordingly, limited or no operating information is available with respect to the related mortgaged property. Moreover, all of the loans were originated during the preceding 21 months and, consequently, there are limited payment histories with respect to the loans.

LITIGATION

     Certain borrowers and the principals of certain borrowers may have been involved in bankruptcy or similar proceedings or have otherwise been parties to real estate-related litigation.

     There may also be other legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. We cannot assure you that such litigation will not have a material adverse effect on the distributions to certificateholders.

                                  OTHER RISKS

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR CERTIFICATES AND THE LOANS.

                          DESCRIPTION OF THE LOAN POOL

GENERAL

     The Loan Pool will consist of 128 conventional, commercial loans, one of which is owned in the form of a participation interest in a commercial loan (the "Loans") with an aggregate Cut-off Date Balance of $492,491,697, subject to a variance of plus or minus 5%. See "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the accompanying prospectus. The "Cut-off Date Balance" of each Loan is the unpaid principal balance thereof as of February 15, 1999 (the "Cut-off Date"), after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein with respect to the Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Loans reflects weighting by related Cut-off Date Balance. All percentages of the Loan Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Balance.

     One hundred and ten (110) of the loans (the "Credit Lease Loans"), which represent 78.07% of the aggregate Cut-off Date Balance, were originated by Capital Lease Funding, L.P. ("CLF"), pursuant to its Enhanced Lease Program. These 110 Credit Lease Loans are backed by 35 different Credit Lease Tenants with a weighted average credit rating from S&P of "A-" and from Moody's of "Baa1". For a description of the Enhanced Lease Program, see Annex C of this prospectus supplement. Eighteen (18) of the Loans (the "NationsBank Mortgage Loans"), which represent 21.93% of the aggregate Cut-off Date Balance, were originated by or on behalf of NationsBank, N.A., pursuant to its conduit program. On or before the Delivery Date, the Loan Sellers will sell their respective Loans to the Depositor and the Depositor will transfer all of the Loans, without recourse, to the Trustee for the benefit of the certificateholders. See "Description of the Loan Pool -- The Loan Sellers" and "-- Assignment of the Loans; Repurchases" and "-- Representations and Warranties; Repurchase" in this prospectus supplement.

     Credit Lease Assignments. Each of the Credit Lease Loans is secured by an assignment of leases and rents from the Credit Lease tenant ("Credit Lease Assignment") and a first lien on a fee simple and/or leasehold interest in real property. Pursuant to the terms of such assignment of leases and rents, the borrowers have assigned to CLF, as security for their obligations, their respective rights under the Credit Leases on the related mortgaged property, and to all income and profits to be derived from the operation and leasing of such mortgaged property, including, but not limited to, an assignment of any guarantee of the Credit Lease tenant's obligations under the Credit Lease and an assignment of the right to receive all monthly rental payments due under the Credit Leases. Pursuant to the terms of the assignment of leases and rents, the estoppel letters and applicable notices, each Credit Lease tenant is obligated under the Credit Leases to make all monthly rental payments directly to the Master Servicer. Repayment of the loans and other obligations of the borrowers will be funded from such monthly rental payments. Notwithstanding the foregoing, the borrowers remain liable for all obligations under the loans (subject to the non-recourse provisions thereof).

     In addition to the Credit Lease Assignments, pursuant to the terms of each Credit Lease Loan, the borrower has undertaken certain contractual and indemnification obligations with respect to the mortgaged property. The borrower has certain obligations for the remediation of any hazardous materials on or about the mortgaged property, and will be obligated to maintain the mortgaged property in good repair. The borrower is also obligated to pay all real estate taxes, assessments and other charges, not to transfer any interest in the mortgaged property (except in certain circumstances in accordance with the terms of the mortgage loans), to keep the mortgaged property free and clear of liens and encumbrances not otherwise permitted by the mortgage, to maintain specified levels of insurance on the mortgaged property (subject to the terms of the Credit Lease, including the Credit Lease tenant's right in certain circumstances to self-insure), and to comply with all laws and regulations affecting the mortgaged property. To the extent that the Credit Lease tenant is obligated to perform these obligations under the related Credit Lease, performance of these obligations by the Credit Lease tenant will be accepted as performance of the borrower's obligations under the Credit Lease Loan.

     Each Loan is evidenced by a promissory note (a "Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee simple and/or leasehold interest in real property (a "Mortgaged Property"). Each Mortgaged Property is improved by a retail shopping mall or center, a franchise restaurant, an office building or complex, a hotel, an industrial building, or a mobile home park.

     Cross-collateralization. Each of 3 sets of Loans contains Loans (the "Cross-Collateralized Loans") that are, solely as among such Loans in such particular set, cross-defaulted and cross-collateralized with each other. The largest set of related Cross-Collateralized Loans represents 1.87% of the aggregate Cut-off Date Balance. Each of the Cross-Collateralized Loans is evidenced by a separate Note and secured by a separate Mortgage, which Mortgage contains provisions creating the relevant cross-collateralization and cross-default arrangements. See Annex A hereto for information regarding the Cross-Collateralized Loans and see "Risk Factors -- The Loans -- Limitations on Enforceability of Cross-Collateralization" in this prospectus supplement.

     Nonrecourse. In general, with limited exception, the Loans constitute nonrecourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In addition, in those cases where the loan documents permit recourse to a borrower or guarantor, the Depositor has not undertaken an evaluation of the financial condition of any such person, and prospective investors should thus consider all of the Loans to be nonrecourse. None of the Loans is insured or guaranteed by the United States, any governmental entity or instrumentality, or any private mortgage insurer.

CERTAIN TERMS AND CONDITIONS OF THE LOANS

     Due Dates. Each of the Loans provides for scheduled payments of principal and interest ("Monthly Payments") to be due on the 15th day of the month, in the case of the Credit Lease Loans, and on the first day of each month in the case of the NationsBank Mortgage Loans (as to each such Loan, the "Due Date").

     Loan Rates; Calculations of Interest. All of the Loans bear interest at a rate per annum (a "Loan Rate") that is fixed for the remaining term of the Loan. As of the Cut-off Date, the Loan Rates of the Loans ranged from 6.73% per annum to 8.32% per annum, and the weighted average Loan Rate of the Loans was 7.48%. No Loan permits negative amortization or the deferral of accrued interest.

     Fourteen Loans (the "Actual/360 Loans"), which represent 20.07% of the aggregate Cut-off Date Balance, accrue interest on the basis of the actual number of days elapsed in the relevant month of accrual and a 360-day year (an "Actual/360 Basis"). 114 Loans, to include all of the Credit Lease Loans (the "30/360 Loans"), which represent 79.93% of the aggregate Cut-off Date Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"). The total amount of the Monthly Payment for each Actual/360 Loan is determined as though the Loan accrued interest on a 30/360 Basis, and the portion of such Monthly Payment allocated to interest is determined based on interest accrued in the preceding month on an Actual/360 Basis with the balance allocated to amortized principal. As a result, the full amortization term is longer than would be the case if calculated on a 30/360 Basis, and the balloon payment on any such Loan will be larger than would be the case if interest accrued on a 30/360 Basis.

     Amortization of Principal. Eleven of the Loans, which represent 9.82% of the aggregate Cut-off Date Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the respective remaining terms thereof, thereby leaving substantial principal amounts due and payable (each such loan, a "Balloon Loan," and each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates, unless prepaid prior thereto. 117 Loans, which represents 90.18% of the aggregate Cut-off Date Balance, are fully amortizing loans. Of the 11 Balloon Loans in the trust, only one is a Credit Lease Loan, and it has the benefit of an Extended Amortization Policy.

     With respect to seven Credit Lease Loans, the term of the Credit Lease Loan extends beyond the primary term of the related Credit Lease. Each such Credit Lease Loan has the benefit of an Extended Amortization Policy which pays the remaining monthly debt service payments on the Credit Lease Loan or pays the unpaid balance of the Credit Lease Loan with accrued interest and other amounts described in the policy. See "The Enhanced Lease Program -- The Extended Amortization Policies" in Annex C of this prospectus supplement.

     The original term to stated maturity of each Loan was between 133 and 306 months. The original amortization schedules of the Loans (calculated, in the case of Actual/360 Loans on a 30/360 Basis for the purposes of the accrual of interest) ranged from 133 to 360 months. As of the Cut-off Date, the remaining terms to stated maturity of the Loans will range from 109 to 299 months, and the weighted average remaining term to stated maturity of the Loans will be 225 months. As of the Cut-off Date, the remaining amortization terms of the Loans (calculated on a 30/360 Basis for the accrual of interest) will range from 109 to 350 months, and the weighted average remaining amortization term (calculated on a 30/360 Basis for purposes of the accrual of interest) of the Loans will be 237 months. See "Risk Factors -- Risks Related to the Loans -- Balloon Payments" in this prospectus supplement.

     Prepayment Provisions. The Loans provided as of origination for, a sequence of three periods:

          (1) a period (a "Lock-out Period") during which voluntary principal prepayments are prohibited, followed by

          (2) a period (a "Prepayment Premium Period") during which any voluntary principal prepayment may be made in full or in part, subject to certain limitations, if accompanied by a premium, penalty, or fee (a "Prepayment Premium"), followed by

          (3) in the case of the NationsBank Mortgage Loans, a period (an "Open Period") during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     Each Credit Lease Loan prohibits prepayment of principal for a Lock-out Period of 8 years following the date of origination of the Credit Lease Loan. Following such Lock-out Period, each Credit Lease Loan requires payment of Prepayment Premium in an amount equal to (a) the present value as of the date of prepayment of the remaining scheduled payments of principal and interest from the date of prepayment through the maturity date of the Credit Lease Loan determined by discounting such payments at a rate (which when compounded monthly, is equivalent to the Treasury Rate, when compounded semi-annually) less
(b) the amount of principal being prepaid. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 -- Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the prepayment date, of U.S. Treasury securities with constant maturities (one longer and one shorter) most nearly approximating the maturity date. Such Prepayment Premium is required in connection with any voluntary prepayment following the Lock-Out Period, and any involuntary prepayment due to default and acceleration or otherwise. However, in the event of a prepayment due to a condemnation or a casualty no Prepayment Premium is required to be paid by the borrower or the Enhancement Insurer. In addition, any Prepayment Premium paid in connection with prepayments resulting from payment under the Extended Amortization Policies is subject to a cap of 5% of the outstanding balance of the related Credit Lease Loan. The requirement to pay Prepayment Premiums applies through the maturity date of the Credit Lease Loans.

     As of the Cut-off Date, the remaining Lock-out Periods ranged from 22 months to 228 months, with a weighted average remaining Lock-out Period of 85 months. As of the Cut-off Date, the Open Period for each NationsBank Mortgage Loan ranged from 4 months to 6 months with a weighted average Open Period of
5.73 months. Prepayment Premiums on the NationsBank Mortgage Loans are generally calculated either on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid) or as a percentage (which may decline over time) of the principal amount prepaid. The prepayment terms of each of the NationsBank Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     As more fully described herein, Prepayment Premiums actually collected on the Loans will be distributed to the respective Classes of Certificateholders in the amounts and priorities described under "Description of the Certificates -- Distributions on the Certificates -- Distributions of Prepayment Premiums" herein. The Depositor makes no representation as to the enforceability of the provision of any Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See "Risk Factors -- Risks Related to the Loans -- Prepayment Premiums" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Defeasance. Twelve Loans, representing 10.03% of the aggregate Cut-off Date Balance, permit the applicable borrower at any time after a specified period (the "Defeasance Lock-Out Period"), which is at least two years from the Delivery Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option").The borrower must meet certain conditions in order to exercise its Defeasance Option. Among other conditions the borrower must pay on any Due Date (the "Release Date"):

          (1) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date;

          (2) all other sums, excluding scheduled interest or principal payments, due under the Loan and all other loan documents executed in connection therewith; and

          (3) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase direct non-callable obligations of the United States of America providing payments (a) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, (b) in amounts equal to the scheduled payments due on such dates under the Loan or the defeased amount thereof in the case of a partial defeasance and (c) any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

     In addition, the borrower must deliver a security agreement granting the trust a first priority lien on the Collateral Substitution Deposit and generally, an opinion of counsel to such effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Loan is partially defeased, the related Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Loan. See "Risk Factors -- Risks Related to the Certificates -- Yield Considerations" in this prospectus supplement.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. Substantially all of the Loans contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or prohibit the borrower from doing so without consent of the holder of the Mortgage. Certain of the Loans permit transfer of the related Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the lender. The Master Servicer or the Special Servicer, as applicable, will determine, in a manner consistent with the servicing standard described under "Servicing of the Loans -- General" and with the REMIC Provisions, whether to exercise any right the holder of any Mortgage may have under any such clause to accelerate payment of the related Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided, however, that neither the Master Servicer nor the Special Servicer shall waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or "due-on-encumbrance" clause unless it:

          (1) shall have received written confirmation from each Rating Agency that such action would not result in the qualification, downgrade or withdrawal, as applicable, of the rating then assigned by such Rating Agency to any class of certificates, such confirmation to be required in the case of any waiver of rights under a related "due-on-sale" clause only if the then-outstanding principal balance of the subject Loan (together with the then-outstanding aggregate principal balance of all other Loans to the same borrower or borrowers that are, to the actual knowledge of the Master Servicer, affiliated) or any group of cross-collateralized loans exceeds 2% of the then-outstanding principal balance of all of the Loans; and

          (2) shall have provided, at least five days prior to the granting of such waiver or consent, to any Directing Certificateholder and, in the case of the Master Servicer, to the Special Servicer, written notice of the matter and a written explanation of the surrounding circumstances and, upon request made within such five-day period, shall have discussed the matter with such Directing Certificateholder and, in the case of the Master Servicer, with the Special Servicer.

     See "The Pooling and Servicing Agreements -- Due-on-Sale and
Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage
Loans -- Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

SIGNIFICANT LOANS

     General. 110 Credit Lease Loans represent approximately 78.07% of the aggregate Cut-off Date Balance. Since the Credit Lease Loans are largely nonrecourse obligations of the borrowers, the principal source of payment on the Credit Lease Loans and, therefore, of a substantial portion of the distributions on the offered certificates will be the monthly rental payments due from the Credit Lease tenants under the Credit Leases. The monthly rental payments required to be made by the Credit Lease tenants under the Credit Leases during a Collection Period will be sufficient to pay in full the scheduled amounts to be paid by the borrowers under the related Credit Lease Loans and to fund required reserves.

                  CREDIT LEASE TENANT/GUARANTOR CREDIT RATING

                                                                 CUMULATIVE
                                                                    % OF        WEIGHTED               WEIGHTED
                         NUMBER OF                    % OF        AGGREGATE     AVERAGE    WEIGHTED    AVERAGE
TENANT/GUARANTOR CREDIT  MORTGAGE     AGGREGATE     AGGREGATE   CUT-OFF DATE    ORIGINAL    AVERAGE    MORTGAGE
RATIONG(1)                 LOANS       BALANCE       BALANCE       BALANCE        DSCR     LTV RATIO     RATE
-----------------------  ---------   ------------   ---------   -------------   --------   ---------   --------
AAA....................       2        $2,172,069       0.56%          0.56%       1.00x      74.86%      7.410%
AA+...................        4         7,299,026      1.90%         2.46%        1.37x      80.77%     7.347%
AA....................        8        25,580,378      6.65%         9.12%        1.01x      88.12%     7.076%
AA-...................        5        28,657,199      7.45%        16.57%        1.01x      90.91%     7.410%
A+....................        8        23,556,073      6.13%        22.70%        1.06x      82.44%     7.114%
A(2)..................       36       129,354,943     33.64%        56.34%        1.06x      83.78%     7.522%
A-....................        7        36,202,989      9.42%        65.76%        1.01x      88.40%     7.141%
BBB+..................       24        64,407,035     16.75%        82.51%        1.05x      81.72%     7.403%
BBB...................        1         5,412,269      1.41%        83.92%        1.01x      84.57%     7.280%
BBB-..................        5         9,587,874      2.49%        86.41%        1.01x      89.80%     7.517%
BB-...................        1         5,468,645      1.42%        87.83%        1.00x      77.02%     7.480%
Private(3)............        9        46,772,781     12.17%       100.00%        1.04x      87.48%     8.027%
                            ---      ------------    ------        ------        -----       -----      -----
                            110      $384,471,281    100.00%       100.00%        1.05x      85.02%     7.456%
                            ===      ============    ======        ======        =====       =====      =====

---------------

(1) Based on the long-term debt rating from S&P. In the case of Home Depot U.S.A., Inc. ("AA-"), Hanson North America, Inc. ("A") and American Drug Stores, Inc. ("BBB+"), the rating shown is the rating of the respective parent company.
(2) "A" is the financial strength rating for Blue Cross.
(3) These credits do not carry public ratings from the Ratings Agencies. However, each has received a "Ratings Estimate" from S&P (or has a confidential private rating) indicating that (with a single exception) the credit meets parameters consistent with an investment grade rating, or it has received an internal private classification from DCR based solely on their analysis of financial ratios, indicating that the corporation meets parameters consistent with "BBB-" or better. See "Additional Credit Ratings Information" at Annex D of this prospectus supplement.

                              CREDIT LEASE TENANTS

                                                                                   AGGREGATE                               WEIGHTED
                                                                    NUMBER OF       CUT-OFF         % OF                   AVERAGE
                                     S&P CREDIT   MOODY'S CREDIT   CREDIT LEASE      DATE       CREDIT LEASE     % OF      ORIGINAL
TENANT/GUARANTOR                       RATING       RATING(4)         LOANS         BALANCE         POOL       LOAN POOL     DSCR
----------------                     ----------   --------------   ------------   -----------   ------------   ---------   --------
Rite Aid Corporation...............  BBB+         Baa1                  21         36,920,079        9.60%        7.50%      1.07
CVS Corporation....................  A            A3                    16         35,380,819        9.20%        7.18%      1.07
Koninklijke Ahold, N.V.............  A            A3                     4         31,894,014        8.30%        6.48%      1.10
Home Depot U.S.A., Inc.(1).........  AA-          A1                     3         25,442,099        6.62%        5.17%      1.00
Eckerd Corporation.................  A            Baa1                  12         25,103,857        6.53%        5.10%      1.04
Walgreen Co........................  A+           Aa3                    8         23,556,073        6.13%        4.78%      1.06
Circuit City Stores, Inc.(3).......  Private      Not Rated              3         20,416,637        5.31%        4.15%      1.05
CareGroup, Inc.....................  BBB+         Baa1                   1         19,888,048        5.17%        4.04%      1.03
Blue Cross and Blue Shield of
  Texas(2).........................  A            Not Rated              1         19,614,898        5.10%        3.98%      1.00
Wal-Mart Stores, Inc...............  AA           Aa2                    2         18,727,630        4.87%        3.80%      1.01
Food Lion, Inc.....................  A-           A3                     3         17,377,460        4.52%        3.53%      1.00
Georgia Baptist Health Care
  System(3)........................  Private      Not Rated              1         12,063,666        3.14%        2.45%      1.00
KeyBank National Association.......  A            Aa3                    1         10,630,221        2.76%        2.16%      1.01
The Pep Boys - Manny, Moe & Jack...  BBB-         Baa3                   5          9,587,874        2.49%        1.95%      1.01
John H. Harland Company(3).........  Private      Not Rated              1          9,438,111        2.45%        1.92%      1.03
Wegmans Food Markets, Inc..........  A-           Not Rated              1          8,234,242        2.14%        1.67%      1.00
McDonald's Corporation.............  AA           Aa2                    5          5,518,013        1.44%        1.12%      1.01
The TJX Companies, Inc.............  A-           A3                     1          5,494,357        1.43%        1.12%      1.05
MedPartners, Inc...................  BB-          B3                     1          5,468,645        1.42%        1.11%      1.00
Riggs Bank, N.A....................  BBB          Baa2                   1          5,412,269        1.41%        1.10%      1.01
Hanson North America, Inc.(1)......  A            Not Rated              1          5,327,027        1.39%        1.08%      1.04
WellPoint Health Networks,
  Inc.(3)..........................  BBB+         Baa3                   1          4,524,753        1.18%        0.92%      1.00
State of New Jersey................  AA+          Aa1                    1          3,859,390        1.00%        0.78%      1.69
Tandy Corporation..................  A-           Baa1                   1          3,758,750        0.98%        0.76%      1.03
Amoco Oil Company..................  AA+          Aa1                    3          3,439,636        0.89%        0.70%      1.01
American Drug Stores, Inc.(1)......  BBB+         Baa2                   1          3,074,155        0.80%        0.62%      1.04
Bridgestone/Firestone, Inc.(3).....  Private      Not Rated              2          2,219,915        0.58%        0.45%      1.08
Exxon Corporation..................  AAA          Aaa                    2          2,172,069        0.56%        0.44%      1.00
The Chase Manhattan Bank...........  AA-          Aa2                    1          2,009,949        0.52%        0.41%      1.10
Hannaford Bros. Co.(3).............  Private      Not Rated              1          1,725,738        0.45%        0.35%      1.00
Boston Gas Company.................  A            A2                     1          1,404,108        0.37%        0.29%      1.13
Sears, Roebuck & Co................  A-           A2                     1          1,338,180        0.35%        0.27%      1.00
Mobil Oil Corporation..............  AA           Aa2                    1          1,334,735        0.35%        0.27%      1.00
NationsBank, N.A...................  AA-          Aa1                    1          1,205,151        0.31%        0.24%      1.00
United States Postal Service(3)....  Private      Not Rated              1            908,714        0.24%        0.18%      1.08
                                                                       ---        -----------      ------        -----       ----
                                                                       110        384,471,281      100.00%       78.07%      1.05
                                                                       ===        ===========      ======        =====       ====


                                     WEIGHTED
                                      AVERAGE    WEIGHTED AVERAGE
TENANT/GUARANTOR                     LTV RATIO      LOAN RATE
----------------                     ---------   ----------------
Rite Aid Corporation...............    80.50%          7.58%
CVS Corporation....................    84.07%          7.62%
Koninklijke Ahold, N.V.............    86.03%          7.35%
Home Depot U.S.A., Inc.(1).........    92.85%          7.44%
Eckerd Corporation.................    89.30%          7.37%
Walgreen Co........................    82.44%          7.11%
Circuit City Stores, Inc.(3).......    86.33%          8.04%
CareGroup, Inc.....................    84.27%          7.25%
Blue Cross and Blue Shield of
  Texas(2).........................    75.40%          7.98%
Wal-Mart Stores, Inc...............    92.96%          7.04%
Food Lion, Inc.....................   101.50%          6.76%
Georgia Baptist Health Care
  System(3)........................    89.63%          8.16%
KeyBank National Association.......    75.42%          7.25%
The Pep Boys - Manny, Moe & Jack...    89.80%          7.52%
John H. Harland Company(3).........    90.10%          8.03%
Wegmans Food Markets, Inc..........    80.97%          7.50%
McDonald's Corporation.............    75.06%          7.24%
The TJX Companies, Inc.............    73.26%          7.58%
MedPartners, Inc...................    77.02%          7.48%
Riggs Bank, N.A....................    84.57%          7.28%
Hanson North America, Inc.(1)......    94.53%          7.47%
WellPoint Health Networks,
  Inc.(3)..........................    76.69%          6.73%
State of New Jersey................    72.68%          7.54%
Tandy Corporation..................    66.70%          7.50%
Amoco Oil Company..................    89.84%          7.13%
American Drug Stores, Inc.(1)......    87.21%          7.31%
Bridgestone/Firestone, Inc.(3).....    84.31%          7.93%
Exxon Corporation..................    74.86%          7.41%
The Chase Manhattan Bank...........    69.31%          7.40%
Hannaford Bros. Co.(3).............    77.91%          7.48%
Boston Gas Company.................    66.55%          7.29%
Sears, Roebuck & Co................    87.18%          7.06%
Mobil Oil Corporation..............    74.15%          6.95%
NationsBank, N.A...................    86.08%          6.86%
United States Postal Service(3)....    83.37%          7.17%
                                      ------           ----
                                       85.02%          7.46%
                                      ======           ====

     Credit Lease Tenants Table -- Footnotes. With respect to (1), (2) and (3), see page S-43 for explanatory footnotes. With respect to (4), the credits indicated as "Not Rated" do not carry public ratings from Moody's; however, Moody's has developed an internal ratings criteria for purposes of rating these credits.

                               CREDIT LEASE TYPE

                                                                  % OF       WEIGHTED
                                 NUMBER OF      AGGREGATE      AGGREGATE     AVERAGE    WEIGHTED    WEIGHTED
                                CREDIT LEASE   CUT-OFF DATE   CUT-OFF DATE   ORIGINAL    AVERAGE     AVERAGE
                                   LOANS         BALANCE        BALANCE        DSCR     LTV RATIO   LOAN RATE
LEASE TYPE                      ------------   ------------   ------------   --------   ---------   ---------
Bond-Type Lease...............        9        $ 85,705,054       22.29%       1.01x      92.24%      7.477%
Triple Net Lease..............       42        $158,105,930       41.12%       1.04x      84.93%      7.406%
Double Net Lease..............       59        $140,660,298       36.59%       1.08x      80.72%      7.500%
                                    ---        ------------      ------        ----       -----       -----
                                    110        $384,471,281      100.00%       1.05x      85.02%      7.456%

                  PRIMARY INDUSTRY OF THE CREDIT LEASE TENANTS

                                                                  % OF
                                                                AGGREGATE   WEIGHTED
                                   NUMBER OF      AGGREGATE      CUT-OFF    AVERAGE    WEIGHTED    WEIGHTED
                                  CREDIT LEASE     CUT-OFF        DATE      ORIGINAL    AVERAGE     AVERAGE
                                     LOANS       DATE BALANCE    BALANCE      DSCR     LTV RATIO   LOAN RATE
TENANT/GUARANTOR INDUSTRY         ------------   ------------   ---------   --------   ---------   ---------
Retail Drug.....................       58        $124,034,983     32.26%      1.06x      83.83%      7.454%
Healthcare Services.............        5          61,560,009     16.01%      1.01x      81.29%      7.643%
Retail Grocery..................        9          59,231,454     15.41%      1.05x      89.63%      7.204%
Retail Building Materials.......        4          30,769,126      8.00%      1.01x      93.14%      7.443%
Retail Electronics..............        4          24,175,387      6.29%      1.05x      83.28%      7.957%
Banking.........................        4          19,257,590      5.01%      1.02x      78.02%      7.250%
Retail Discount & General
  Merchandise...................        2          18,727,630      4.87%      1.01x      92.96%      7.037%
Automotive......................        7          11,807,789      3.07%      1.02x      88.77%      7.594%
Printing........................        1           9,438,111      2.45%      1.03x      90.10%      8.030%
Energy..........................        7           8,350,548      2.17%      1.03x      79.52%      7.201%
Food Service....................        5           5,518,013      1.44%      1.01x      75.06%      7.238%
Retail Apparel..................        1           5,494,357      1.43%      1.05x      73.26%      7.580%
Government......................        1           3,859,390      1.00%      1.69x      72.68%      7.540%
Department Stores...............        1           1,338,180      0.35%      1.00x      87.18%      7.060%
Post Office.....................        1             908,714      0.24%      1.08x      83.37%      7.170%
                                      ---        ------------    ------       ----       -----       -----
                                      110        $384,471,281    100.00%      1.05x      85.02%      7.456%
                                      ===        ============    ======       ====       =====       =====

---------------

* Several of the Credit Lease tenants may be involved in more than one primary business. The above table reflects the primary revenue source for the respective Credit Lease tenants. In certain instances the Credit Lease tenant may not be operating its primary business at the mortgaged property indicated in the foregoing table.

     Credit Lease Loans. Each of the following six Credit Lease Loans, or group of related Credit Lease Loans (other than the Blue Cross Participation), represents at least 5.10% of the aggregate Cut-off Date Balance. The following information with respect to the five largest Credit Lease Tenants by aggregate Cut-off Date Balance has been prepared on the basis of publicly available information as described below. The Depositor makes no representations with respect to the accuracy of such information nor does it purport to be a complete description of the operations or condition of each respective Credit Lease Tenant.

     The Rite Aid Loans and Credit Leases. Twenty-one Credit Lease Loans (the "Rite Aid Loans"), having an aggregate Cut-off Date Balance of $36,920,079, and constituting 9.60% of the aggregate Cut-off Date Balance of the Credit Lease Loans and 7.50% of the aggregate Cut-off Date Balance, are secured by Credit Leases (the "Rite Aid Credit Leases") having Rite Aid Corporation ("Rite Aid") as the Credit Lease tenant or, if not the Credit Lease tenant, as the guarantor. The long-term debt ratings of Rite Aid's obligations are "BBB+" by S&P and "Baal" by Moody's. Rite Aid's rating is currently on "negative outlook" by S&P.

The Rite Aid Loans bear interest at fixed rates ranging from 6.90% to 8.01% per annum. Except in connection with the tenant's exercise of a Casualty or Condemnation Termination or Abatement Right (in which event no Prepayment Premium is required unless there is a default under the Rite Aid Loans), the Rite Aid Loans have remaining Lock-out Periods ranging from November 1, 2004 through July 12, 2006, and thereafter require payment of a Prepayment Premium based on remaining scheduled principal and interest payments through the maturity of each Rite Aid Loan.

     Rite Aid is a Delaware corporation operating a chain of retail drugstores in the United States. As of June 30, 1998, Rite Aid operated 4,010 drugstores in 21 states and the District of Columbia. Rite Aid is in the process of replacing 300 smaller stores with larger, more modern facilities and plans to open an additional 200 stores over the next year.

     Rite Aid's common stock trades on the New York Stock Exchange ("NYSE") under the symbol "RAD," and its World Wide Web site is located at http://www.riteaid.com.

     The following information with respect to Rite Aid was obtained from Rite Aid's 1997 annual report on Form 10-K for the fiscal year ended March 1, 1998 and Form 10-Q for the 39 weeks ended November 28, 1998:

                                             39 WEEKS ENDED        YEAR ENDED        YEAR ENDED
RITE AID (IN MILLIONS)                      NOVEMBER 28, 1998   FEBRUARY 28, 1998   MARCH 1, 1997
----------------------                      -----------------   -----------------   -------------
Net Sales.................................      $9,166.6            $11,375.1         $6,970.2
Operating (Loss) Profit...................        $141.7               $689.8           $423.5
Net (Loss) Profit.........................         $85.0               $316.4           $115.4
Total Assets..............................      $8,259.2             $7,655.3         $6,417.0
Total Shareholders' Equity................      $2,925.2             $2,916.5         $2,488.7

     Eighteen of the Rite Aid Credit Leases contain Casualty or Condemnation Termination or Abatement Rights. The risk associated with such Casualty or Condemnation Termination or Abatement Rights has been mitigated by a Lease Enhancement Policy. See "The Enhanced Lease Program -- The Lease Enhancement Policies" in Annex C of this prospectus supplement. Seventeen of the Rite Aid Credit Leases contain Maintenance Termination or Abatement Rights limited to roof and structural building maintenance and maintenance for areas such as parking areas and driveways. The risk associated with such Maintenance Termination and Abatement Rights is mitigated by Borrower Protective Actions, the Borrower Reserve Fund, the Expense Reserve Fund and Servicer Protective Actions. See "The Enhanced Lease Program -- Borrower Protective
Actions -- Servicer Protective Actions" in Annex C of this prospectus supplement. The Rite Aid Credit Leases include Additional Termination or Abatement Rights. The Borrower's obligations generally include restoration of the Mortgaged Property after casualty or condemnation; the obligation to remove hazardous waste (other than hazardous waste introduced by the tenant); keeping the Mortgaged Property free from mechanics' liens; regulations relating to the borrower's maintenance obligations; certain miscellaneous obligations such as the obligations to comply with or to cause compliance with restrictive use covenants affecting property owned directly or indirectly by the borrower in the area of the Mortgaged Property; and the obligation to comply or cause compliance with the laws regulating the Mortgaged Property or common areas related to the Mortgaged Property. The risk associated with these Additional Termination and Abatement Rights is mitigated by Borrower Protective Actions and Servicer Protective Actions. See "The Enhanced Lease Program -- Borrower Protective Actions -- Servicer Protective Actions" in Annex C of this prospectus supplement. In addition, the Rite Aid Tenants are obligated under the Rite Aid Credit Lease to pay the cost of hazard insurance.

     The Rite Aid Loans are each secured by a fee mortgage on (except in the case of the Rite Aid Loan in Old Forge, Pennsylvania, a leasehold mortgage) retail stores in Pittstown, Pennsylvania; Wytheville, Virginia; Reidsville, North Carolina; Ridgewood, New York; Saginaw Township, Michigan; Tonawanda, New York; Union Springs, Alabama; Moscow, Pennsylvania; Washington, D.C.; Pearisburg, Virginia; Utica, Michigan; Kalkaska, Michigan; Howell, Michigan; Pulaski, Virginia; Flint, Michigan; Elmira, New York; Castle Shannon, Pennsylvania; Buffalo, New York; Bridgeport, Michigan; and Manchester, Georgia.

     The CVS Loans and Credit Leases. Sixteen Credit Lease Loans (the "CVS Loans"), having an aggregate Cut-off Date Balance of $35,380,819 and constituting 9.20% of the aggregate Cut-off Date Balance of the Credit Lease Loans and 7.18% of the aggregate Cut-off Date Balance are secured by Credit Leases (the "CVS Credit Leases") which are guaranteed by CVS Corporation ("CVS"). The long-term debt obligations of CVS are rated "A" by S&P and "A3" by Moody's. The CVS Loans bear interest at fixed rates ranging from 7.30% to 8.20% per annum. Except in connection with the tenant's exercise of a Casualty or Condemnation Termination or Abatement Right (in which event no Prepayment Premium is required unless there is a default under the CVS Loans), the CVS Loans prohibit prepayment prior to February 3, 2005 and thereafter requires payment of a Prepayment Premium based on remaining scheduled principal and interest payments through the maturity of each CVS Loan.

     CVS is the leading drug store chain in the Northeast, Mid-Atlantic, Southeast and Midwest regions. They are in the final stages of converting the remaining CVS Revco stores to the CVS brand, and as of the end of August 1998, CVS operated 4,071 stores in 24 states and the District of Columbia.

     CVS's stock trades on the NYSE under the symbol "CVS," and its World Wide Web site is located at http://www.cvs.com.

     The following information with respect to CVS was obtained from CVS's 1997 annual report on Form 10-K for the fiscal year ended December 31, 1997 and Form 10-Q for the nine months ended September 26, 1998:

                                       NINE MONTHS ENDED        YEAR ENDED           YEAR ENDED
          CVS (IN MILLIONS)            SEPTEMBER 26, 1998   DECEMBER 31, 1997    DECEMBER 31, 1996
          -----------------            ------------------   ------------------   ------------------
Net Sales............................      $11,082.5            $10,944.8            $12,738.2
Operating (Loss) Profit..............         $505.1               $540.8               $199.8
Net (Loss) Profit....................         $250.6               $176.8                $37.7
Total Assets.........................       $6,510.0             $5,693.7             $5,636.9
Total Shareholders' Equity...........       $2,972.3             $2,196.4             $2,361.4

     The CVS Loans are each secured by a fee mortgage on (except in the case of the CVS Loans in Rochester (Monroe St.), New York and North Babylon, New York, a leasehold mortgage) on retail stores in Rochester (Elmwood Ave.), New York; Easthampton, Massachusetts; Dedham, Massachusetts; Medford, Massachusetts; East Rockaway, New York; Braintree, Massachusetts (Linens 'N Things); Little Rock, Arkansas (Linens 'N Things); Clarksville, Tennessee; Randolph, Massachusetts; Binghamton, New York; Philadelphia, Pennsylvania; Dublin, Virginia; Richmond, Virginia; and Richmond (Church Road), Virginia. The obligations of the CVS Tenants under the CVS Credit Leases are guaranteed by CVS.

     With the exception of the CVS Credit Lease in Braintree, Massachusetts, which is a Bond-Type Lease, the CVS Credit Leases contain Casualty or Condemnation Termination or Abatement Rights. The risk associated with such Casualty or Condemnation Termination or Abatement Rights has been mitigated by a Lease Enhancement Policy. See "The Enhanced Lease Program -- The Lease Enhancement Policies" in Annex C of this prospectus supplement. The CVS Credit Leases generally contain Maintenance Termination or Abatement Rights limited to roof and structural building maintenance and maintenance for areas such as parking areas and driveways. The risk associated with such Maintenance Termination and Abatement Rights is mitigated by Borrower Protective Actions, the Borrower Reserve Fund, the Expense Reserve Fund and Servicer Protective Actions. See "The Enhanced Lease Program -- Borrower Protective
Actions -- Servicer Protective Actions" in Annex C of this prospectus supplement. The CVS Credit Leases include Additional Termination or Abatement Rights. The borrower's obligations generally include restoration of the commercial property after casualty or condemnation; the obligation to remove hazardous waste (other than hazardous waste introduced by the Tenant); keeping the commercial property free from mechanics' liens; regulations relating to the borrower's maintenance obligations; certain miscellaneous obligations such as the obligations to maintain a certain number of parking spaces and to comply with or to cause compliance with restrictive use covenants affecting property owned directly or indirectly by the borrower in the area of the commercial property; and the obligation to comply or cause compliance with laws regulating the commercial property or common areas related to the commercial property. The risk associated with these Additional Termination and

Abatement Rights is mitigated by Borrower Protective Actions and Servicer Protective Actions. See "The Enhanced Lease Program -- Borrower Protective Actions "and" -- Servicer Protective Actions" in Annex C of this prospectus supplement. In addition, the CVS Tenants are obligated under the CVS Credit Lease to pay the cost of hazard insurance.

     The risk associated with such Additional Termination or Abatement Rights has been mitigated by Borrower Protective Actions and Servicer Protective Actions. In the performance of the Borrower Protective Actions and Servicer Protective Actions, the borrower and the Master Servicer will have as a source of funds the excess monthly cash flow on the related Loan, the Borrower Reserve Fund and (in the case of the Master Servicer) the Expense Reserve Fund. See "The Enhanced Lease Program -- Borrower Protective Actions and Servicer Protective Actions" in Annex C of this prospectus supplement. Furthermore, there is a strong incentive for the borrowers and their respective principal not to breach such use and exclusivity restrictions or parking layout restrictions since such a breach would result in full recourse to the borrowers and, pursuant to a guarantee, to the principal of the borrower, for damages in connection with such breach. Pursuant to the subordination and non-disturbance agreement between the CVS Tenants and CLF, the CVS Tenants have agreed to provide the Master Servicer or the Special Servicer, as applicable, with all notices, to include notice prior to the exercise of any such Additional Termination or Abatement Rights, and to give the Master Servicer or the Special Servicer, as applicable, a reasonable opportunity to cure the borrower's breach.

     The Royal Ahold Loans and Credit Leases. Four Loans (the "Royal Ahold Loans"), having an aggregate Cut-off Date Balance of $31,894,014 and constituting 8.30% of the aggregate Cut-off Date Balance of the Credit Lease Loans and 6.48% of the aggregate Cut-off Date Balance, are secured by Credit Leases (the "Royal Ahold Credit Leases") having Stop & Shop and in the case of the Royal Ahold Credit Lease in Howland, Ohio, Finast and Revco D.S., Inc. as tenants. The obligations of each tenant under the Royal Ahold Credit Leases are guaranteed by Koninklijke Ahold NV ("Royal Ahold"). The long-term debt obligations of Royal Ahold are rated "A" by S&P and "A3" by Moody's. Except in connection with the tenant's exercise of a Casualty or Condemnation Termination or Abatement Right (in which event no Prepayment Premium is required unless there is a default under the relevant Royal Ahold Loan), the Royal Ahold Loans have remaining Lock-out Periods ranging from October 16, 2005 through June 24, 2006, and thereafter requires payment of a Prepayment Premium based on remaining scheduled principal and interest payments through the maturity of each Royal Ahold Loan.

     Royal Ahold (Koninklijke Ahold NV) is a Netherlands corporation, and a leading international food retailer with major operations in the United States, The Netherlands and elsewhere in Europe, and the Asia Pacific region. Royal Ahold is one of the top supermarket operators in the United States with annualized sales of $14 billion. In the United States, Royal Ahold owns the supermarket chains BI-LO, Giant Food Stores, Edwards, Finast, Tops, and Stop & Shop. The company employs over 195,000 people worldwide. As of December 31, 1997, Royal Ahold operated approximately 830 retail food stores in 14 states throughout the United States. In addition to its listing on the New York Stock Exchange, it is also listed on the Zurich Stock Exchange, and on the Brussels Stock Exchange.

     Royal Ahold's stock trades on the NYSE under the symbol "AHO." The World Wide Web site for Royal Ahold can be found at http://www.ahold.nl.

     The following information with respect to Royal Ahold was obtained from Royal Ahold's 1996 and 1997 annual reports, and its third quarter 1998 earnings release:

                                                    NINE MONTHS
                                                       ENDED           YEAR ENDED          YEAR ENDED
           ROYAL AHOLD (IN MILLIONS)              OCTOBER 4, 1998   DECEMBER 31, 1997   DECEMBER 28, 1996
           -------------------------              ---------------   -----------------   -----------------
Net Sales.......................................     $22,611.7          $25,271.6           $21,620.2
Operating (Loss) Profit.........................        $836.3             $918.0              $735.4
Net (Loss) Profit...............................        $446.1             $466.7              $374.2
Total Assets....................................     $12,675.5           $9,414.9            $8,497.1
Total Shareholders' Equity......................      $3,985.9           $1,383.2            $1,381.1

* 1.84, 1.98, and 1.68 NLG/US$ exchange rates were used to derive 1998, 1997 and 1996 balance sheet items, respectively. 1.90, 1.75 and 7.60 NLG/US$ average exchange rates were used to derive 1997, 1996, and 1995 year-to-date income statement items, respectively. Total Stockholders' Equity calculation includes minority interest.

     The Royal Ahold Loans are each secured by a fee mortgage on grocery stores in Chelmsford, Massachusetts, Mansfield, Massachusetts, White Plains, New York and Howland, Ohio. Each is guaranteed by Royal Ahold under the Royal Ahold Credit Leases, which Royal Ahold Credit Leases are Triple Net Leases, or in the case of the Royal Ahold Loan in White Plains, New York, a Bond-Type Lease.

     Three of the Royal Ahold Loans contain varying Additional Termination or Abatement rights. The risks associated with these Additional Termination or Abatement Rights are mitigated by Borrower Protective Actions and Servicer Protective Actions. See "The Enhanced Lease Program -- Borrower Protective Actions -- Servicer Protective Actions" in Annex C of this prospectus supplement. Three of the Royal Ahold Loans also contain varying Casualty or Condemnation Termination or Abatement Rights. The risks associated with such Casualty or Condemnation Termination or Abatement Rights are mitigated by Lease Enhancement Policies. See "The Enhanced Lease Program -- The Lease Enhancement Policies" in Annex C of this prospectus supplement. Sixteen percent of the Mortgaged Property subject to the Royal Ahold Loan in Howland, Ohio, is subject to a Credit Lease with Revco D.S., Inc. as the tenant. The Revco Credit Lease contain certain Maintenance Termination or Abatement Rights. The risks associated with such Maintenance Termination or Abatement Rights are mitigated by Borrower Protective Actions, the Borrower Reserve Fund, the Expense Reserve Fund and Servicer Protective Actions. See "The Enhanced Lease Program" in Annex C of this prospectus supplement.

     The Home Depot Loans and Credit Leases. Three Loans (the "Home Depot Loans"), having an aggregate Cut-off Date Balance of $25,442,099 and constituting 6.62% of the aggregate Cut-off Date Balance of the Credit Lease Loans and 5.17% of the Cut-off Date Balance, are secured by Credit Leases (the "Home Depot Credit Leases") having Home Depot USA, Inc. ("Home Depot") as the Credit Lease tenant. Home Depot is the primary domestic operating subsidiary of Home Depot Inc. While Home Depot does not have any long-term debt obligations which are rated, the long-term debt obligations of Home Depot, Inc. are rated "AA-" by S&P and "A-1" by Moody's. The Home Depot Loans bear interest at fixed rates of 6.98% and 7.80% per annum, respectively. Except in connection with any Tenant's exercise of a Casualty or Condemnation Termination or Abatement Right (in which event no Prepayment Premium is required unless there is a default under the relevant Home Depot Loan), the Home Depot Loans have remaining Lock-out Periods ranging from March 14, 2005 through August 6, 2006, and thereafter require payment of a Prepayment Premium. The Home Depot Loans are each secured by a fee mortgage on retail stores in Bel Air, Maryland and Charleston, South Carolina; and a regional retail, distribution and office center in Dallas, Texas. Each is leased to or guaranteed by Home Depot USA, Inc. under the Home Depot Credit Leases, which Home Depot Credit Leases are Triple Net Leases.

     Home Depot is a Delaware corporation, and the nation's leading retailer in the home improvement industry. As of June 30, 1998, Home Depot operated 679 stores in the United States and Canada. Home Depot ranks among the 10 largest retailers in the United States based on net sales volume. It has been named America's most admired specialty retailer by Fortune Magazine for five consecutive years.

     Home Depot's stock trades on the NYSE under the symbol "HD," and its World Wide Web site is located at http://www.homedepot.com.

     The following information with respect to Home Depot was obtained from Home Depot's 1997 annual report on Form 10-K for the fiscal year ended February 1, 1998 and Form 10-Q for the six months ended August 2, 1998:

                                          NINE MONTHS ENDED      YEAR ENDED         YEAR ENDED
        HOME DEPOT (IN MILLIONS)          NOVEMBER 1, 1998    FEBRUARY 1, 1998   FEBRUARY 2, 1997
        ------------------------          -----------------   ----------------   ----------------
Net Sales...............................       $22,961            $24,156            $19,535
Operating (Loss) Profit.................        $1,975             $1,908             $1,524
Net (Loss) Profit.......................        $1,196             $1,232               $938
Total Assets............................       $13,324            $11,229             $9,342
Total Shareholders' Equity..............        $8,316             $7,098             $5,955

     The Home Depot Loans contain varying Additional Termination or Abatement Rights. The risks associated with these Additional Termination or Abatement Rights have been mitigated by Borrower Protective Actions and Servicer Protective Actions. See "The Enhanced Lease Program -- Borrower Protective Actions -- Servicer Protective Actions" in Annex C of this prospectus supplement. The Home Depot Loans also contain varying Casualty or Condemnation Termination or Abatement Rights. The risks associated with such Casualty or Condemnation Termination or Abatement Rights have been mitigated by Lease Enhancement Policies. See "The Enhanced Lease Program -- The Lease Enhancement Policies" in Annex C of this prospectus supplement.

     The Eckerd Loans and Credit Leases. Twelve Loans (the "Eckerd Loans"), having an aggregate Cut-off Date Balance of $25,103,857 and constituting 6.53% of the aggregate Cut-off Date Balance of the Credit Lease Loans and 5.10% of the Cut-off Date Balance, are secured by Credit Leases (the "Eckerd Credit Leases") having Eckerd Corporation ("Eckerd") as the Credit Lease tenant, or if not the Credit Lease tenant, as the guarantor. The long-term debt obligations of Eckerd are rated "A" by S&P and "Baa1" by Moody's. Eckerd's rating is currently on "negative outlook" by S&P and on watch for possible downgrade by Moody's. Except in connection with the tenant's exercise of a Casualty or Condemnation Termination or Abatement Right (in which event no Prepayment Premium is required unless there is a default under the relevant Eckerd Loan), the Eckerd Loans have remaining Lock-out-Periods ranging from December 16, 2005 through October 12, 2006, and thereafter requires payment of a Prepayment Premium based on remaining scheduled principal and interest payments through the maturity of each Eckerd Loan.

     Eckerd was founded in 1898 in Erie, Pennsylvania and has grown to become one of the nation's leading drug store chains. Eckerd currently operates approximately 2,750 drug stores in 19 states. In 1997, Eckerd merged with J.C. Penney Company, Inc. ("J.C. Penney") and is now a wholly owned subsidiary of J.C. Penney. The long-term debt obligations of J.C. Penney are rated "A" by S&P and "A2" by Moody's. J.C. Penney's rating is currently on negative watch by S&P and watch for possible downgrade by Moody's.

     J.C. Penney's common stock trades on the NYSE under the symbol "JCP," and Eckerd's World Wide Web site is located at http://www.eckerd.com.

     The following information with respect to Eckerd was obtained from J.C. Penney's 1997 annual report on Form 10-K for the fiscal year ended January 31, 1998 and Form 10-Q for the six months ended August 1, 1998:

                                              39 WEEKS ENDED       YEAR ENDED         YEAR ENDED
ECKERD (IN MILLIONS)                         OCTOBER 31, 1998   JANUARY 31, 1998   FEBRUARY 1, 1997
--------------------                         ----------------   ----------------   ----------------
Net Sales..................................      $5,038.2           $6,111.2           $5,376.2
Operating (Loss) Profit....................        $195.2             $239.4             $198.0
Net (Loss) Profit..........................         $78.7             $107.5             $102.4
Total Assets...............................      $3,215.2           $2,620.1           $1,892.0
Total Shareholders' Equity.................        $346.3             $267.6             $160.1

     The Eckerd Loans are each secured by a fee mortgage on retail drug stores in Palm Beach, Florida, Burlington, North Carolina, Fayetteville, North Carolina, Greenville, North Carolina, Lincolnton, North Carolina, Sanford, North Carolina, Egg Harbor, New Jersey, Murrell's Inlet, South Carolina, Clarksville,

Tennessee, Goodlettsville, Tennessee, and Carrolton, Texas. The Eckerd Credit Lease are Triple Net Leases and Double Net Leases.

     The Eckerd Credit Leases contain Casualty or Condemnation Termination or Abatement Rights. The risk associated with such Casualty or Condemnation Termination or Abatement Rights has been mitigated by a Lease Enhancement Policy. See "The Enhanced Lease Program -- The Lease Enhancement Policies" in Annex C of this prospectus supplement. Nine of the Eckerd Credit Leases contain Maintenance Termination or Abatement Rights limited to roof and structural building maintenance and maintenance for areas such as parking areas and driveways. The risk associated with such Maintenance Termination and Abatement Rights is mitigated by Borrower Protective Actions, the Borrower Reserve Fund, the Expense Reserve Fund and Servicer Protective Actions. See "The Enhanced Lease Program -- Borrower Protective Actions -- Servicer Protective Actions" in Annex C of this prospectus supplement. The Eckerd Credit Leases include Additional Termination or Abatement Rights. The Borrower's obligations generally include restoration of the Mortgaged Property after casualty or condemnation; the obligation to remove hazardous waste (other than hazardous waste introduced by the tenant); keeping the Mortgaged Property free from mechanics' liens; regulations relating to the borrower's maintenance obligations; certain miscellaneous obligations such as the obligations to comply with or to cause compliance with restrictive use covenants affecting property owned directly or indirectly by the borrower in the area of the Mortgage Property; and the obligation to comply or cause compliance with laws regulating the Mortgaged Property or common areas related to the Mortgaged Property. The risk associated with these Additional Termination and Abatement Rights is mitigated by Borrower Protective Actions and Servicer Protective Actions. See "The Enhanced Lease Program -- Borrower Protective Actions -- Servicer Protective Actions" in Annex C of this prospectus supplement. In addition, the Eckerd Tenants are obligated under the Eckerd Credit Lease to pay the cost of hazard insurance.

     The Blue Cross Loan, Credit Lease and Participation. The trust includes a 50% participation interest (the "Blue Cross Participation") in the Blue Cross Loan. The Blue Cross Participation has a Cut-off Date Balance of $19,614,898 and constitutes 5.10% of the aggregate Cut-off Date Balance of the Credit Lease Loans and 3.98% of the aggregate Cut-off Date Balance. The Blue Cross Loan has a Cut-off Date Balance of $39,229,795. While Blue Cross has a financial strength rating of "A" by S&P and has been placed on "CreditWatch -- Developing" by S&P, it does not have any long-term, senior unsecured debt obligations which are rated by S&P. The Blue Cross Loan bears interest at a fixed rate of 7.98% per annum. Except in connection with the Tenant's exercise of a Casualty or Condemnation Termination or Abatement Right (in which event no Prepayment Premium is required unless there is a default under the Blue Cross Loan), the Blue Cross Loan prohibits prepayment prior to November 7, 2004, and thereafter requires payment of a Prepayment Premium.

     Blue Cross is a nonprofit corporation formed in 1939 to provide and administer health care benefits and related activities for the citizens of Texas. Its formation and operations are authorized by the Texas legislature as set forth in Chapter 20 of the Texas Insurance code and as such is regulated by the Texas Department of Insurance. Hospitalization and health benefits are provided under contract to subscribers through hospitals, physicians, skilled nursing facilities, nursing homes, convalescent homes and other organizations. Blue Cross also processes claims for other Blue Cross plans' subscribers and for the Medicare programs. Blue Cross has announced plans to merge with Blue Cross and Blue Shield of Illinois, Inc. (Health Care Services Corp.), and is currently undertaking steps to complete the merger. While Blue Cross and Blue Shield of Illinois, Inc., does not have any rated long-term, senior unsecured debt obligations, it does have a financial strength rating of "A+" by S&P. Blue Cross presents its financial statements in conformity with accounting practices prescribed or permitted by the Texas Department of Insurance.

     Blue Cross does not have publicly-traded stock, nor does it have a World Wide Web site.

     The following information with respect to Blue Cross was obtained from Blue Cross's audited statutory financial statements for the year ended December 31, 1996, and unaudited statutory financial statements for the six months ended June 30, 1997, as filed with the Texas Department of Insurance:

                                            SIX-MONTHS
                                              ENDED            YEAR ENDED          YEAR ENDED
       BLUE CROSS (IN MILLIONS)           JUNE 30, 1997     DECEMBER 31, 1996   DECEMBER 31, 1995
       ------------------------          ----------------   -----------------   -----------------
Premium Income.........................      $1,013.6           $1,877.1            $1,668.6
Operating (Loss) Income................        $(31.8)            $(50.5)             $(45.5)
Net (Loss) Income......................        $(16.5)            $(17.8)             $(10.6)
Total Assets...........................        $683.4             $690.4              $679.3
Surplus................................        $289.0             $305.7              $324.2

     The Blue Cross Loan is secured by a fee mortgage on its headquarters building in Richardson, Texas, leased under a Triple Net Lease to Blue Cross. The Blue Cross Credit Lease has a Primary Term of 19 years and Monthly Rental Payments began in June, 1995. As of the Delivery Date, the Blue Cross Credit Lease requires Monthly Rental Payments on the first day of each month in the amount of $370,086.67 through August 7, 2014.

     The interest of the trust in the Blue Cross Loan, represented by the Blue Cross Participation, is governed by a participation agreement (the "Blue Cross Participation Agreement") between the Capital Lease Funding Securitization, L.P. and CLF (together with its successors and assigns, the "Other Participant"). The other 50% participation interest has been included in a previous securitization pursuant to the terms of a pooling and servicing agreement (the "Other Agreement").

     Pursuant to the Blue Cross Participation Agreement and the Other Agreement, the servicer or the special servicer thereunder, as applicable, on behalf of the trustee thereunder, has the right, subject to applicable REMIC and legal requirements, and the provisions of the Other Agreement, to exercise or refrain from exercising any powers or rights under the loan documents with respect to the Blue Cross Loan. Under the terms of the Blue Cross Participation Agreement, the servicer or the special servicer under the Other Agreement, as applicable, on behalf of the trustee thereunder, is required to provide the Trustee, as the assignee of the Other Participant's right, title and interest in the Blue Cross Participation, with written notice of any such matters. Pursuant to the Blue Cross Participation Agreement, the Trustee, as the assignee of the Other Participant, will receive a pro rata share of all collections allocable to the Blue Cross Loan reduced by a pro rata share of any master servicing fees, special servicing fees, additional servicing compensation, unreimbursed trust expenses or servicing advances (that have been deemed to be nonrecoverable or otherwise as permitted under the Other Agreement) with interest thereon at the reimbursement rate. In addition, the Trustee, as the assignee of the Other Participant, will be obligated to remit to the trustee under the Other Agreement, to the extent not previously recovered, a pro rata share of any trust expenses and servicing advances that have been deemed to be nonrecoverable, subject to the option of such trustee to offset any such amounts against other remittances payable to the Trustee under the Blue Cross Participation. Such amounts will be withdrawn from the Certificate Account as an expense of the trust pursuant to the pooling and servicing agreement. The Blue Cross Participation will continue to be serviced in accordance with the provisions of the Other Agreement. With respect to the Blue Cross Loan, the servicing provisions contained in the Other Agreement are substantially similar to the servicing provisions in the pooling and servicing agreement. The current servicer and special servicer under the Other Agreement is Midland Loan Services, Inc., and the current trustee under the Other Agreement is LaSalle National Bank. In the event of the removal of the servicer or special servicer under the Other Agreement, a successor servicer will act as servicer or special servicer of the Blue Cross Loan in accordance with the provisions of the Other Agreement unless the Trustee objects to the selection of the successor servicer, in which case the successor servicer will be obligated under the Other Agreement to use its best efforts to find a sub-servicer of the Blue Cross Loan acceptable to the Trustee and to the Rating Agencies.

     The Blue Cross Credit Lease does not contain any Maintenance Termination or Abatement Rights or Additional Termination or Abatement Rights. The Blue Cross Credit Lease does contain Casualty or

Condemnation Termination or Abatement Rights. The risk associated with such Casualty or Condemnation Termination or Abatement Rights has been mitigated by a Lease Enhancement Policy. See "The Enhanced Lease Program -- The Lease Enhancement Policies" in Annex C of this prospectus supplement.

     NationsBank Mortgage Loans. Each of the following three NationsBank Mortgage Loans represents at least 1.29% of the aggregate Cut-off Date Balance.

     The Broadway at the Beach Loan. The NationsBank Mortgage Loan (the "Broadway at the Beach Loan"), which represents approximately 8.84% of the aggregate Cut-off Date Balance, is secured by a first mortgage encumbering an entertainment and retail complex ("Broadway at the Beach") in Myrtle Beach, South Carolina. The Broadway at the Beach Loan was originated on July 31, 1997 and has a Cut-off Date balance of $43,549,666. The Loan has a remaining term of 222 months and matures on August 1, 2017. The Broadway at the Beach Loan was made to Broadway at the Beach, Inc. (the "Broadway at the Beach Borrower"), the principal of which is Douglas P. Wendel. Additional terms and escrows for the Broadway at the Beach Loan are set forth in Annex A.

     Built in three phases during 1995, 1996 and 1997, Broadway at the Beach is a retail entertainment complex which is located within Myrtle Beach, South Carolina, a city which has emerged as one of the major tourist attractions on the east coast. Myrtle Beach has over 90 golf courses which will rise to over 100 courses by the end of 1999 creating additional demand for tourist traffic. Broadway at the Beach is the cornerstone for the $250 million entertainment district in Myrtle Beach and includes such tenants as Hard Rock Cafe, IMAX Theater, Ripley's Sea Aquarium, The Gap and Celebrity Square, an entertainment complex. The property also includes a retail center that consists of 41 one- and two-story buildings, including more than 120 retail stores and containing approximately 342,705 net rentable square feet. Retail spaces range from approximately 1,000 to 18,901 square feet. The Broadway at the Beach loan was underwritten to a 1.54x DSCR, and as of September 30, 1998 had a trailing 12 month net operating income DSCR of 1.86x. As of the Cut-off Date, the LTV for the Loan was 51%.

     Broadway at the Beach is managed by Burroughs & Chapin Company, Inc. Burroughs & Chapin Company, Inc. has over 50 years management experience and currently manages approximately 1,300 retail tenants totaling nearly 2 million square feet. Burroughs & Chapin Company, Inc. is also the owner of the Broadway at the Beach Borrower.

     The Decatur Town Center Loan. The NationsBank Mortgage Loan (the "Decatur Town Center Loan"), which represents approximately 2.92% of the aggregate Cut-off Date Balance, is secured by a first mortgage encumbering two office buildings and a parking deck in the central business district of Decatur, Georgia. The Decatur Town Center Loan was originated on March 31, 1998 and has a Cut-off Date Balance of $14,400,618. The Loan has a remaining term of 170 months and matures on April 1, 2013. The Decatur Town Center Loan was made to Decatur Towncenter Associates, LLC (the "Decatur Town Center Borrower"). Additional terms and escrows for the Decatur Town Center Loan are set forth in Annex [A].

     The Mortgage Property consists of two office buildings ("Decatur Town Center I" and "Decatur Town Center II") and a parking deck situated on an L-shaped 3.56 acre site. The four-story Decatur Town Center I was built in 1984 and has 80,554 square feet. The five-story Decatur Town Center II was built in 1989 and has 97,733 square feet. The parking deck has three levels and provides 465 parking spaces. There are forty tenant spaces in total with most spaces ranging in size from 870 square feet to 7,580 square feet. The largest occupant, Egleston Children's Healthcare ("Egleston"), occupies 72,453 square feet, which accounts for 40.6% of net rentable square footage and occupies an entire floor in each building. Egleston uses the space as administrative offices for the Egleston Hospital, HMO Support Services and Rainbow Clinic. Recently, Egleston invested over $300,000 in a fiber optic network which connects their office space in each building. Emory University occupies 12,550 square feet (accounting for 7.0% of net rentable square footage) and operates a nursing school and other grant programs at the space. Overall, the aggregate occupancy rate for Decatur Town Center I and Decatur Town Center II over the past three years has exceeded 94%.

     The Mortgaged Property is managed by Pope & Land Enterprises, Inc. Pope & Land Enterprises, Inc. has over 30 years management experience and currently manages tenants occupying approximately 1,500,000 square feet. Pope & Land Enterprises, Inc. is the key principal behind the Decatur Town Center Borrower.

     The Shoppes at Pelican Landing Loan. The NationsBank Mortgage Loan (the "Shoppes at Pelican Landing Loan"), which represents approximately 1.29% of the aggregate Cut-off Date Balance, is secured by a first mortgage encumbering a 81,312 square foot retail center (the "Shoppes at Pelican Landing Property") located near the Gulf Coast in western Florida. The Shoppes at Pelican Landing Loan was originated on June 5, 1998 and has a Cut-off Date Balance of $6,368,143. The Loan has a remaining term of 173 months and matures on July 1, 2013. The Shoppes at Pelican Landing Loan was made to Pelican Landing of Georgia, LLC (the "Shoppes at Pelican Landing Borrower"). Additional terms and escrows for the Shoppes at Pelican Landing Loan are set forth in Annex A.

     The Shoppes at Pelican Landing Property is located on a 14.46 acre site in Bonita Springs, Florida. The site is anchored by a Publix supermarket (37,887 square feet) and a Factory Outlet Stores (14,000 square feet). The remainder of the site is occupied by local tenants with spaces ranging in size from 1,300 square feet to 4,000 square feet. The first phase of the construction of the property, which consists of 69,137 square feet, was completed in 1997 with the Publix supermarket opening in August 1997. The second phase of construction of the property, which consists of 12,175 square feet, was completed in mid-1998. Three pad sites, a NationsBank branch, a Mobil gas station and an undeveloped site, each of which is not part of the Shoppes at Pelican Landing Property, is located at the front of the property.

     The Shoppes at Pelican Landing Property is managed by Wallace Enterprises. Wallace Enterprises has over 20 years management experience and currently manages tenants totaling approximately 400,000 square feet. Wallace Enterprises is the key principal behind the Shoppes at Pelican Landing Borrower.

     Other Loans and Credit Leases. No other Loans or Credit Leases involve Credit Lease tenants or guarantors underlying more than 4.78% of the aggregate Cut-off Date Balance. Additional information as to the Credit Lease tenants with private ratings and additional credit rating information see "Additional Credit Rating Information" at Annex D of this prospectus supplement.

ADDITIONAL LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A hereto. Certain capitalized terms that appear herein are defined in Annex A. See Annex B hereto for certain information with respect to capital improvement, replacement and tenant improvement reserve accounts.

     Delinquencies. No Loan will be as of the Cut-off Date, or has been since origination, 30 days or more delinquent in respect of any Monthly Payment. All of the Loans were originated during the 27 months prior to the Cut-off Date.

     Tenant Matters. See "-- Significant Loans -- Credit Lease Loans" above for a description of the Credit Lease Tenants underlying the Credit Lease Loans. With respect to the Nations Bank Mortgage Loans, 10 of the related retail, office and industrial Mortgaged Properties, which represent security for 8.39% of the aggregate Cut-off Date Balance, are leased in large part to one or more Major Tenants. Two companies are Major Tenants with respect to more than one Mortgaged Property, with the related groups of Loans representing 1.36% and 1.76%, of the aggregate Cut-off Date Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major Tenant at any such property, it may be significant to the success of such properties. "Major Tenants" means any tenant at a Commercial Mortgaged Property that rents at least 20% of the Leasable Square Footage (as defined in Annex A) at such property.

     Ground Leases. Eleven of the Loans, which represent 9.23% of the aggregate Cut-off Date Balance, are, in each such case, secured by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. Each ground lease has term that extends or can be extended not less than 10 years beyond the stated maturity of the related Loan. In each case, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Loan or (ii) the ground lessor has agreed to give the holder of the Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See "Certain Legal Aspects of Mortgage
Loans -- Foreclosure -- Leasehold Considerations" in the accompanying prospectus.

     Lender/Borrower Relationships. The Loan Sellers, or the Depositor or any of their affiliates may maintain certain banking or other relationships with borrowers under the Loans or their affiliates, and proceeds of the Loans may, in certain limited cases, be used by such borrowers or their affiliates in whole or in part to pay indebtedness owed to the Loan Sellers, the Depositor or such other entities.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. Each of the Mortgaged Properties was subject to an environmental site assessment consisting of a "Phase I" or "Phase II" or an update of a previously conducted assessment, which assessment or update was conducted generally in accordance with industry-wide standards in connection with the origination of the Loan. No such assessment or update otherwise revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except as set forth below or in certain other cases in which environmental site assessments recommend corrective action to address environmental conditions, and which environmental conditions have been mitigated, or are expected to be addressed in the manner and within the time frames specified in the assessments in third-party clean-up agreements or the related loan documents except as set forth below.

     Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were required, except in the case of certain Mortgaged Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and "non-friable"(i.e. not easily crumbled). There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain adverse environmental conditions were not tested for.

     Certain of the Mortgaged Properties have off-site leaking underground storage tank sites located nearby which the environmental consultant either has advised are not likely to contaminate the related Mortgaged Properties but may require future monitoring or has identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below typical regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. The environmental assessments revealed other adverse environmental conditions such as the existence of storage tanks needing replacement or removal, the existence of ACMs needing removal PCBs in equipment on-site and elevated radon levels, in connection with which environmental reserves have been established and/or removal or monitoring programs have been or are expected to be implemented. In the case of the Credit Lease Loans, in each case either one or all of the following are mitigants to the above referenced environmental assessments: (1) a responsible party has been identified and has accepted responsibility and indemnified the borrower; (2) the Credit Lease tenant is responsible for all environmental problems; (3) a state agency (for off-site environmental problems) is rectifying the situation; (4) a state agency has been notified and has approved the operations and maintenance remediation plan in place; or (5) appropriate reserves have been established. With respect to certain NationsBank Mortgage Loans, an environmental site assessment conducted in connection with the Oates Park Shopping Center Loan revealed that the soil and groundwater on or under the Mortgaged Property have been impacted by dry cleaning operations at the Mortgaged Property. The borrower has placed $500,000 in an escrow account to remediate the impacted soils and groundwater. In the case of the Loan secured by the Ridgeway Inn, the Mortgaged Property has been impacted by petroleum contaminants resulting from the prior use of a portion of the Mortgaged Property as a gasoline station. Chevron U.S.A., Inc., which is rated "AA" by S&P, has been identified as the responsible party and has indemnified the related borrower with respect to any losses resulting from this contamination.

     The information contained herein regarding environmental conditions at the Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Loan Sellers, the Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates. There can be no assurance that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

     Under the pooling and servicing agreement, the Master Servicer is obligated to perform Servicer Protective Actions, to the extent consistent with the servicing standard, to remediate any adverse environmental conditions on a Mortgaged Property which may lead to a termination of, or abatement of rent under the related Credit Lease by the tenant. The pooling and servicing agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. Such requirement precludes enforcement of the security for the related Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Loans" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans", "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Risk of Liability Arising from Environmental Conditions" and "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations" in the accompanying prospectus.

     Property Condition Assessments. Inspections of all of the Mortgaged Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Loan, other than in the case of these 51 Credit Lease Loans, which represent 49.51% of the aggregate Cut-off Date Balance, that are backed by Bond-Type or Triple Net Leases. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain Mortgaged Properties, such cost exceeded $100,000. In general, with limited exception, cash reserves were established to fund such estimated deferred maintenance or replacement items. In addition, various Loans, to include all of the Credit Lease Loans that are backed by Double Net Leases, require monthly deposits into cash reserve accounts to fund property maintenance expenses.

       Appraisals and Market Studies. An independent appraiser that is either a member of the Appraisal Institute ("MAI") or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with or subsequent to the origination of each Loan in order to establish that the appraised value of the related Mortgaged Property or Properties exceeded the original principal balance of the Loan (or, in the case of certain sets of related Cross-Collateralized Loans, the aggregate original principal balance of such sets)[, except in the case of the Food Lion Loans in Auburndale, Florida, Gainesville, Florida, Ocala, Florida, which represents 3.53% of the aggregate Cut-off Date Balance, which had a weighted average loan to value ratio of 101.50%. Such appraisal or property valuation was prepared in connection with the origination of such Credit Lease Loan, and except in the case of the Loans relating to Mortgaged Properties operated as restaurants and certain other Loans, conforms to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

     None of the Depositor, the Loan Sellers, the Underwriter, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

       Zoning and Building Code Compliance. NationsBank, N.A., with respect to the NationsBank Mortgage Loans, and CLF, with respect to the Credit Lease Loans, have examined whether the use and operation of the related Mortgaged Properties were in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to such Mortgaged Properties at the time such Loans were originated. Establishment of such compliance may have been supported by title insurance, legal opinions, certifications from government officials, licensed architects or engineers and/or representations by the related borrower contained in the related loan documents. Certain violations may exist, but neither NationsBank, N.A., with respect to the NationsBank Mortgage Loans, nor CLF, with respect to the Credit Lease Loans, considers them to be material.

     In some cases, the use, operation and/or structure of the related Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, NationsBank, N.A., with respect to the NationsBank Mortgage Loans, and CLF, with respect to the Credit Lease Loans, have determined that in the event of a material casualty affecting the Mortgaged Property that either:

          (1) insurance proceeds would be available and sufficient to pay off the related Mortgage Loan in full;

          (2) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

          (3) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

     Although the lender expects insurance proceeds to be available for application to the related Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Loan in full (other than in the case of the Credit Lease Loans that are covered by Lease Enhancement Policies). In addition, if the Mortgaged Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Loan or what would be the revenue-producing potential of the property.

       Hazard, Liability and Other Insurance. Substantially all of the Mortgages require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of the related Loan or 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any material portion of a Mortgaged Property securing any Loan was, at the time of the origination of such Loan, in an area identified in the Federal Register by FEMA as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of

          (1) the outstanding principal balance of such Loan,

          (2) the full insurable value of such Mortgaged Property,

          (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and

          (4) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by institutional lenders.

     Each Mortgage generally further requires the related borrower to maintain business interruption insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than twelve months (or, in the case of a Mortgaged Property related to a NationsBank Mortgage Loan not having an elevator, for at least a six month period).

THE LOAN SELLERS

     Capital Lease Funding, L.P. ("CLF") filed a certificate of limited partnership in the State of Delaware on September 21, 1995. The principal executive office of CLF is located at 110 Maiden Lane, 36th Floor, New York, New York 10005. CLF was formed to act as a commercial lender specializing in providing mortgage loans to owners of properties long-term net-leased to investment grade or near-investment grade tenants. CLF will not ensure or guarantee distributions on the offered certificates. CLF's only obligations with respect to the offered certificates will be in respect of certain representations and warranties made to the Depositor by CLF with respect to the Credit Lease Loans. CLF will have no other obligations with respect to the trust.

     NationsBank, N.A. is a national banking association. The principal office of NationsBank, N.A. is in Charlotte, North Carolina. NationsBank, N.A. is a wholly-owned subsidiary of NB Holdings Corporation, which is in turn a wholly-owned subsidiary of BankAmerica Corporation ("BankAmerica").

     The information set forth in this prospectus supplement concerning (a) NationsBank, N.A. has been provided by NationsBank, N.A., and (b) CLF has been provided by CLF. Neither the Depositor nor the underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     On September 25, 1998, NationsBank Corporation, a North Carolina corporation ("NationsBank"), reincorporated in Delaware by forming a new, wholly owned Delaware subsidiary and merging into it (the "Reincorporation Merger"), with the surviving Delaware corporation being renamed "NationsBank Corporation." On September 30, 1998, BankAmerica Corporation, a Delaware corporation ("Old BankAmerica"), merged with and into NationsBank Corporation (the "Merger"). NationsBank Corporation was the surviving corporation in the Merger and changed its name to "BankAmerica Corporation." As a result of the Reincorporation Merger and the Merger, BankAmerica succeeded to the assets and liabilities of both NationsBank and Old BankAmerica. Additional information regarding these mergers is set forth in NationsBank's Current Report on Form 8-K, as amended, filed April 17, 1998.

ASSIGNMENT OF THE LOANS; REPURCHASES

     On or prior to the Delivery Date, at the direction of the Depositor, the Loan Sellers will assign, sell and transfer the Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, NationsBank, N.A. will be required to deliver the following documents, among others, to the Trustee with respect to each NationsBank Mortgage Loan and CLF will be required to deliver the following documents, among others, to the Trustee with respect to each Credit Lease Loan:

          (1) the original Note, endorsed (without recourse) to the order of the Trustee;

          (2) the original or a copy of the related Mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (3) the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (4) an assignment of each related Mortgage in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

          (5) an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (or a certified copy of such assignment as sent for recording);

          (6) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan or other binding commitment to issue title insurance);

          (7) an original of each Lease Enhancement Policy, Extended Amortization Policy or any other similar insurance policy, with respect to each Credit Lease Loan, as applicable;

          (8) an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

          (9) in those cases where applicable, the original or a copy of the related ground lease; and

          (10) with respect to each Credit Lease Loan, the related Credit Lease and, if applicable, the guaranty.

     The Trustee is required to review the documents delivered thereto by the Loan Sellers with respect to each Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If it is found during the course of such review or at any time thereafter that any of the above-described documents was not delivered with respect to any Loan or that any such document is defective, and in either case such omission or defect materially and adversely affects the value of the related mortgage loan or the interests of certificateholders therein, then either NationsBank (if, but only if the affected mortgage loan is a NationsBank Mortgage Loan) or CLF (if, but only if, the affected mortgage loan is a Credit Lease Loan) will be obligated, except as otherwise described below, within a period of 90 days following its receipt of notice of such omission or defect to deliver the missing documents or cure the defect in all material respects, as the case may be, or to repurchase (or cause the repurchase of) the affected Loan at a price (the "Purchase Price") generally equal to the unpaid principal balance of such Loan, plus any accrued but unpaid interest thereon at the related Loan Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Servicing Advances (as defined herein). However, if such defect or breach is capable of being cured but not within the 90-day period and the applicable Loan Seller has commenced and is diligently proceeding with cure of such defect or breach within such 90-day period, such Loan Seller shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Loan (such possible additional cure period shall not apply in the event of a defect that causes the Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (the "Code") or not to meet certain Code-specified criteria with respect to required loan-to-value ratio, customary prepayment penalties or permissible defeasance).

     The respective cure/repurchase obligations of the Loan Sellers will constitute the sole remedies available to the certificateholders for any failure on the part of the Loan Sellers to deliver any of the above-described documents with respect to any Loan or for any effect in any such document, and neither the Depositor nor any other person will be obligated to repurchase the affected Loan if either the Loan Sellers defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then neither of the Loan Sellers will be required to repurchase (or cause the repurchase of) the affected Loan on the basis of such missing document so long as it continues in good faith attempt to obtain such document or such copy.

     The pooling and servicing agreement requires that the assignments in favor of the Trustee with respect to each Loan described in clauses (4) and (5) of the first paragraph under this heading be submitted for recording in the real property records of the appropriate jurisdictions within a specified number of days following the Delivery Date at the expense of the applicable Loan Sellers. See "The Pooling and Servicing Agreements -- Assignment of Mortgage Loans; Repurchases" in the accompanying prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     In the pooling and servicing agreement, NationsBank, N.A. will be required to represent and warrant solely with respect to the NationsBank Mortgage Loans, and CLF will be required to represent and warrant solely with respect to the Credit Lease Loans, in each case as of the Delivery Date or as of such other date specifically provided in the related representation or warranty, among other things, substantially as follows:

          (1) the information set forth in the schedule of Loans attached to the pooling and servicing agreement is true and correct in all material respects as of the Cut-off Date;

          (2) each mortgage securing a Loan is a valid first lien on the related mortgaged property subject only to (A) the lien of current real estate taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (C) rights of tenants (whether under ground leases, space leases or operating leases) at the mortgaged property to remain following a foreclosure or similar proceeding (provided that such tenants are performing under such leases), (D) exceptions and exclusions specifically referred to in the related lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such mortgage loan and (E) if such mortgage loan is cross-collateralized with any other mortgage loan, the lien of the Mortgage for such other mortgage loan (the exceptions set forth in the foregoing clauses (A), (B), (C), (D), and (E) collectively, "Permitted Encumbrances");

          (3) the Mortgage(s) and Note for each Loan and all other documents to which the related borrower is a party and which evidence or secure such Loan, are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (4) no Loan was as of the Cut-off Date, or during the twelve-month period prior thereto, 30 days or more delinquent in respect of any loan payment, without giving effect to any applicable grace period;

          (5) there is no valid offset, defense or counterclaim to any Loan;

          (6) it has not waived any material default, breach, violation or event of acceleration existing under any Mortgage or Note;

          (7) it has no knowledge of (A) any proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, or (B) any material damage at any Mortgaged Property that materially and adversely affects the value of such Mortgaged Property;

          (8) all insurance coverage required under each Mortgage securing a Loan is in full force and effect with respect to the related Mortgaged Property;

          (9) at origination, each Loan complied in all material respects with all requirements of federal and state law, including those requirements pertaining to usury, relating to the origination of such Loan;

          (10) in connection with or subsequent to the origination of the related Loan, one or more environmental site assessments (or an update of a previously conducted assessment) has been performed with respect to each Mortgaged Property, and it, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessments or updates referenced herein, has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s);

          (11) the lien of each Mortgage is insured by a title insurance policy issued by a nationally recognized title insurance company that insures the originator, its successors and assigns, as to the first priority lien of such Mortgage in the original principal amount of the related Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of any Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such Loan);

          (12) the proceeds of each Loan have been fully disbursed, and there is no requirement for future advances thereunder;

          (13) the terms of the Note and Mortgage(s) for each Loan have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related mortgage file or indicated on the schedule of Loans;

          (14) there are no delinquent taxes, ground rents, insurance premiums, assessments, including, without limitation, assessments payable in future installments, or other similar outstanding charges (and, to its actual knowledge, at the origination of such Loan, there were no delinquent water charges or sewer rents) affecting the related Mortgaged Property;

          (15) the related borrower's interest in each Mortgaged Property securing a Loan consists of a fee simple and/or leasehold estate or interest in real property;

          (16) no Loan contains any equity participation by the lender, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest; and

          (17) all escrow deposits (including capital improvements and environmental remediation reserves) relating to each Loan that were required to be delivered to the mortgagee under the terms of the related loan documents have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of the representing party or its agents (which shall include the Master Servicer).

     In the pooling and servicing agreement, each Loan Seller will also be required to represent and warrant, as of the Delivery Date, that, immediately prior to the transfer of the NationsBank Mortgage Loans, in the case of NationsBank, N.A., and the Credit Lease Loans, in the case of CLF, to the Trustee, such Loan Seller had good and marketable title to, and was the sole owner of, the related mortgage loan and had full right and authority to sell, assign and transfer such Loan.

     If NationsBank, N.A. discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any NationsBank Mortgage Loan, or CLF discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Credit Lease Loan and in any case such breach materially and adversely affects the value of such mortgage loan or the interests of certificateholders therein, then NationsBank, N.A. (if, but only if, the affected mortgage loan is a NationsBank Mortgage
Loan) or CLF (if, but only if, the affected Loan is a Credit Lease Loan) will be obligated, within a period of 90 days following the earlier of its discovery or receipt of notice of such breach, to cure such breach in all material respects or to repurchase (or cause the repurchase of) the affected Loan at the applicable Purchase Price. However, if such defect or breach is capable of being cured but not within the 90 day period and NationsBank, N.A. or CLF, as the case may be, has commenced and is diligently proceeding with cure of such defect or breach within such 90 day period, NationsBank, N.A. or CLF, as the case may be, shall have an additional 90 days to complete such cure or, failing such cure, to repurchase the related Loan (such possible additional cure period shall not apply on the event of a defect that causes the Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to required loan-to-value ratio, customary prepayment penalties or permissible defeasance).

     The foregoing cure/repurchase obligation of NationsBank, N.A. or CLF, as applicable, will constitute the sole remedy available to the certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Loan in connection with a breach of such representations and warranties if either NationsBank, N.A. or CLF, as applicable, defaults on its obligation to do so. NationsBank, N.A. and CLF will be the sole Warranting Parties (as defined in the accompanying prospectus) in respect of the Loans, with NationsBank, N.A. being the sole Warranting Party with respect to the NationsBank Mortgage Loans and CLF being the sole Warranting Party with respect to the Credit Lease Loans. See "The Pooling and Servicing Agreements -- Representations and Warranties; Repurchases" in the accompanying prospectus.

CHANGES IN LOAN POOL CHARACTERISTICS

     The description in this prospectus supplement of the Loan Pool and the Mortgaged Properties is based upon the Loan Pool as expected to be constituted at the time the offered certificates are issued, as adjusted for the scheduled principal payments due on the Loans on or before the Cut-off Date. Prior to the issuance of the offered certificates, a Loan may be removed from the Loan Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Loan Pool prior to the issuance of the offered certificates, unless including such Loans would materially alter the characteristics of the Loan Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Loan Pool as it will be constituted at the time the offered certificates are issued, although the range of Loan Rates and maturities, as well as the other characteristics of the Loans described herein, may vary.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the offered certificates on or shortly after the Delivery Date and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event Loans are removed from or added to the Loan Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                               THE CREDIT LEASES

GENERAL

     The Credit Lease for each mortgaged property contains its own unique terms based upon the negotiations of the Credit Lease Tenant and the borrower. The following discussion sets forth certain general information concerning provisions commonly found in the Credit Leases and additional provisions in Credit Leases with respect to a particular Credit Lease Tenant or affiliated Credit Lease Tenants. This discussion is general in nature, and reference should be made to the complete Credit Lease with respect to each mortgaged property.

CREDIT LEASE TERM

     With the exception of seven Credit Lease Loans, each Credit Lease has a primary term that expires simultaneously with the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from monthly rental payments made over the primary term of the related Credit Lease, with the exception of the Wal-Mart Loan in Dahlonega, Georgia, the CVS Loan in Braintree, Massachusetts, the Home Depot Loan in Dallas, Texas, the Harland Loan, and the Eckerd Loans located in Carrollton, Texas, Clarksville, Tennessee and Albany, Georgia, which are scheduled to be fully repaid from monthly rental payments made over the primary term and all or a portion of the first renewal term of the related Credit Lease. An Extended Amortization Policy has been put in place for each of the foregoing Credit Lease Loans. See "The Enhanced Lease Program -- The Extended Amortization Policies" in Annex C of this prospectus supplement. Most Credit Leases give the Credit Lease Tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the primary term.

AMOUNTS PAYABLE UNDER THE CREDIT LEASES

     Each Credit Lease tenant has signed a subordination and non-disturbance agreement and/or an estoppel letter, pursuant to which it has agreed, during the primary term of each Credit Lease, to make all monthly rental payments pursuant to the provisions of the assignment of leases and rents directly to the Master Servicer. Each monthly rental payment is generally due on or about the first day of each month during the primary term, subject to any applicable grace period ranging from 0 to 30 days. Under 30 Credit Lease Loans, the Master Servicer is obligated to provide notice to the borrower if the monthly rental payment is not received when due, after which the borrower has a three to six day (or eleven day, in the case of two Credit Lease Loans), grace period after receipt of such notice to remit such payment. If the Master Servicer does not provide such notice in a timely manner, it would be possible for a Monthly Loan Payment to be received after the related Due Date. As with other delinquent payments of principal and interest, this would give rise to an obligation of the Master Servicer to make a P&I Advance. In addition, under certain Credit Leases, the Credit Lease tenant is obligated to pay additional rent which may be tied to (1) a specified percentage of an amount calculated from the gross sales of the related store, less certain expenses or (2) changes to certain economic indexes such as the Consumer Price Index. These amounts, if any, represent additional cash flow available to the borrower and exceed the monthly rental payments needed to pay the related Monthly Loan Payment.

     The amount of the monthly rental payments payable by each Credit Lease tenant is equal to or greater than the scheduled payment of all principal, interest, fees and other amounts due each month on the related Loan (the "Monthly Loan Payment") and all reserve deposits required thereunder.

     The Credit Leases provide that the Credit Lease tenants must pay (either directly to the taxing authority or to the borrower) all real property taxes and assessments levied or assessed against the respective Mortgaged Property and all charges for utility services furnished to the Mortgaged Property. This excludes, however, in some Credit Leases any general or special assessment incurred or levied as a result of the borrower's activity in developing the respective mortgaged property for Credit Lease tenant's occupancy or otherwise. The Credit Lease tenant may contest any such taxes or assessments relating to the Credit Lease, however, the Credit Lease tenant may not take any action which would cause or allow the institution of any foreclosure proceedings or similar actions against the related Mortgaged Property.

ASSIGNMENT AND SUBLEASING

     Many of the Credit Leases provide that the Credit Lease tenant may sublet all or any part of a mortgaged property or assign its interest under any Credit Lease without the consent or approval of the borrower. No such subletting or assignment will relieve the Credit Lease tenant (or the guarantor, if applicable) from any of its obligations under the Credit Lease, except in the case of a CVS Loan located in Philadelphia, Pennsylvania, where the Credit Lease tenant is relieved of its respective obligations, however the related guarantor remains liable for such obligations.

ESTOPPEL LETTERS

     The borrower has obtained from each Credit Lease tenant an estoppel letter with respect to each Credit Lease stating, among other things, that all required improvements and space required to be furnished according to the Credit Lease have been duly delivered by the borrower and accepted by the Credit Lease tenant, all work required to be performed by the borrower under the Credit Lease has been completed and, to the Credit Lease tenant's knowledge, there are no defaults by the borrower under the Credit Lease. In addition, under each estoppel letter, the related tenant states that it has commenced or will commence on a date certain to make a specified monthly rental payment for a lease period with a specified beginning and end date.

INSURANCE

     Substantially all of the Credit Leases require the Credit Lease tenant to either maintain or pay for all risk or extended risk casualty insurance on the mortgaged property in a total amount specified therein (but generally in no event less than the "replacement cost" of the buildings). Each borrower is required under its mortgage to provide and maintain casualty insurance, comprehensive general public liability insurance and rent interruption insurance, or permit the Credit Lease tenant to self-insure (as described below), for 100% of the replacement cost of the buildings. In addition, most of the Credit Leases require the Credit Lease tenant to maintain comprehensive general public liability insurance with minimum limits per person and per accident and minimum limits with respect to property damage, and certain Credit Leases require the Credit Lease tenant to maintain rent interruption insurance for not less than twelve months. To the extent that the Credit Lease tenant is obligated to maintain insurance (or is permitted to self-insure) and is in compliance with such obligation, such borrower may not be required to separately provide such insurance. Under the terms of the Pooling Agreement, the Master Servicer is obligated to monitor the maintenance of insurance. To the extent the borrower fails to maintain the required insurance coverage, the Master Servicer will "force place" insurance to provide coverage against "all risks" of physical loss and damage and rental loss coverage to the extent it determines such insurance to be reasonably commercially available and provided the Trustee, as mortgagee, has an insurable interest. The costs for such insurance will be advanced as described in "Description of the Certificates -- Advances" in this prospectus supplement, subject to the Master Servicer's determination that such advance is recoverable.

     Under certain of the Credit Leases which require the Credit Lease tenant to maintain either casualty or liability insurance, the Credit Lease tenant may self-insure if its net worth exceeds a specified threshold amount (generally $100 million) as specified in the Credit Lease or if it maintains a required credit rating level.

     Unless there is significant debt-service coverage on the Credit Lease Loan, any borrower that is required under the terms of its related Credit Lease to maintain insurance which is not reimbursed in full by the Credit Lease Tenant is required under the terms of its Credit Lease Loan to maintain with the Master Servicer escalating reserve funds, the required contribution to which are deducted from monthly rental payments within the Borrower Reserve Fund for the payment of insurance premiums for the required coverage.

CREDIT LEASE DEFAULTS BY CREDIT LEASE TENANT

     A "Credit Lease Default" shall occur if a Credit Lease tenant defaults in the performance of any covenant or agreement of the Credit Lease, and such default continues after written notice thereof for a specified period (typically 10 days for failure to pay rent, otherwise 30 days) or, if such nonpayment default cannot reasonably be remedied within 30 days, after passage of such additional time as is reasonably necessary to remedy the default. Upon the occurrence of a Credit Lease Default, the Master Servicer on behalf of the trust may, so long as such Credit Lease Default continues, exercise the rights under the related Credit Lease Assignment and require the borrower either (1) to terminate the related Credit Lease by written notice to the Credit Lease tenant, or (2) not to terminate the Credit Lease and exercise any of its rights under the Credit Lease.

     The borrower has sufficient remedies under each Credit Lease to enforce the Credit Lease tenant's obligations in the event of a Credit Lease Default. Generally, the borrower may, by notice to the Credit Lease tenant (1) terminate the Credit Lease, (2) re-enter the mortgaged property, expel the Credit Lease tenant and remove all property therefrom, and (3) re-let the mortgaged property and receive the rent therefrom. The Credit Lease tenant will remain liable for the amount of monthly rental payments otherwise due under the Credit Lease less the amounts received from re-letting, if any, after deducting therefrom the reasonable cost of obtaining possession of the mortgaged property and making any repairs and alterations necessary to prepare it for re-letting. Pursuant to certain of such Credit Leases, the borrower is generally obligated to mitigate its damages. A Credit Lease Default will generally constitute a default under the related Credit Lease Loan.

CREDIT LEASE TENANT'S SELF-HELP; RIGHT OF OFFSET

     A few Credit Leases provide that the Credit Lease tenant may cure, at the borrower's expense, any default in payment by borrower under any mortgage or other encumbrance to which the Credit Lease is subordinate and perform any Credit Lease obligation that the borrower fails to perform if a borrower default is not cured within a specified period after written notice. The borrower is then required to pay to the Credit Lease tenant on demand any amounts paid by the Credit Lease tenant under any mortgage or other encumbrance or in the performance of any such obligations of borrower. In many cases, the Credit Lease tenant may deduct the amounts so due from rents. In addition, the loan documents executed by the Credit Lease tenant provide that if the holder of a first mortgage gives the Credit Lease tenant notice of its interest, then such mortgagee is entitled to notice from the Credit Lease tenant of any borrower defaults and a reasonable cure period to remedy such defaults. Further, such loan documents provide that in the event of a foreclosure, the Credit Lease will be subordinate to the related mortgage. In accordance with the loan documents, the mortgagee will not disturb Credit Lease tenant's possessions under the Credit Lease, if the Credit Lease tenant is not in default in its obligations under the Credit Lease and each Credit Lease tenant has agreed to attorn to the mortgagee in such event.

OPERATING COVENANTS; CREDIT LEASE TENANT ALTERATIONS

     While each Credit Lease requires the Credit Lease tenant to fulfill its payment and maintenance obligations during the term of the Credit Lease, in some cases, the Credit Lease tenant has not covenanted to operate the related mortgaged property for the term of the Credit Lease, and the Credit Lease tenant may at any time cease actual operations at the mortgaged property, but it remains obligated to continue to meet all of its obligations under the Credit Lease.

     In addition, several of the Credit Leases permit the Credit Lease tenant, at its own expense and generally with the consent of the borrower, to make such alterations and construct additional buildings or improvements on the mortgaged property as it may deem necessary or desirable. In a few circumstances, generally in Credit Leases where the related tenant has paid for the construction of improvements, the Credit Lease tenant may be permitted under the Credit Lease to demolish any part of a building, provided that the Credit Lease tenant either rebuilds on the location or clears the property of any debris. Such remedies, if undertaken by the Credit Lease tenant, will not affect the Credit Lease tenant's obligations under the Credit Lease.

OTHER BORROWER OBLIGATIONS; CREDIT LEASE TENANT RENT ABATEMENT AND LEASE TERMINATION RIGHTS

     Fifty-one of the Credit Leases, which represent 49.51% of the aggregate Cut-off Date Balance, are Bond-Type Leases or Triple Net Leases obligating each Credit Lease tenant, at its expense, to maintain its mortgaged property, including the roof and structure, in good order and repair. At the end of the term of the Credit Lease, the Credit Lease tenants are obligated to surrender the mortgaged property in good order and in its original condition as when received by the Credit Lease tenant, except for ordinary wear and tear and repairs required to be performed by the borrower, if any.

     Fifty-nine of the Credit Leases, which represent 28.56% of the aggregate Cut-off Date Balance, are Double Net Leases and provide that the borrower will have sole responsibility for the maintenance, replacement and repair to one or more of the (1) roof, outer walls and structural portion of the mortgaged property, (2) utility services to the mortgaged property, including underground storm sewers, water lines or electrical lines, and/or (3) the driveways, sidewalks, streets and parking areas. Each borrower under a Double Net Lease is required to remit to the Master Servicer for deposit into the Borrower Reserve Fund, out of the monthly rental payment and in accordance with a Borrower Reserve Agreement, certain monies to provide a source of payment for the performance of these obligations. Breach of such obligations could give rise to Maintenance Termination or Abatement Rights.

     In addition, in certain Double Net Leases or Triple Net Leases, the borrower is required to comply with additional Affirmative Lease Covenants or Negative Lease Covenants as described below, the breach of which could give rise to Additional Termination or Abatement Rights.

     There are several factors that will encourage a borrower to perform necessary maintenance, repair and replacement under the Credit Lease. First, as the monthly rental payments amortize the Credit Lease Loan, the borrower's equity in the mortgaged property will increase. A borrower's default under the Credit Lease will cause a default under the Credit Lease Loan which may lead to foreclosure and the loss of the borrower's equity. Second, such a default and foreclosure may force the borrower and/or the principals of the borrower to "recapture" certain losses for federal and state income tax purposes, thereby creating tax liability. In addition, in the event the borrower fails to perform such actions, the Master Servicer or the Special Servicer, as applicable, is obligated to use best efforts to do so, to the extent set forth in the pooling and servicing agreement. See "The Enhanced Lease Program -- Borrower Protective Actions" and "-- Servicer Protective Actions" in Annex C of this prospectus supplement.

     Affirmative Lease Covenants in the Credit Leases include the following:

     1. Repair After Casualty or Condemnation. In some Credit Leases the borrower is required to restore the mortgaged property in the event of a casualty and/or in the event of a partial condemnation if the Credit Lease tenant does not have the right, or elects not, to terminate its Credit Lease. In those cases, the borrower must often commence the restoration within a specified period of time, diligently prosecute such restoration and complete it within a specified period of time. Typically, a failure by borrower to do so will permit the Credit Lease tenant to perform such work at the borrower's expense and/or exercise an Additional Termination or Abatement Right. Any such termination or abatement would not be covered by any Lease Enhancement Policy, which covers a Credit Lease termination or rent abatement directly related to a casualty or condemnation rather than as a result of a borrower's failure to restore. However, the Lease Enhancement Policy will cover rent abatement during the restoration period, provided either the borrower or the Master Servicer is restoring the mortgaged property. The pooling and servicing agreement will obligate the Master Servicer or the Special Servicer, as applicable, to supervise such restoration and upon a borrower's failure to perform its restoration obligations, to use best efforts to complete restoration. In addition, the Master Servicer will be required to advance funds therefor (so long as such advances are not deemed to be nonrecoverable). The cost of any restoration would generally be paid by the Credit Lease tenant or pursuant to insurance obtained by the Credit Lease tenant or the borrower as described above under "-- Insurance" or from excess condemnation proceeds, as applicable. In addition to the protection provided under the Lease Enhancement Policy due to rent abatement during restoration, all such Credit Lease Loans require the borrower or the Credit Lease tenant to maintain at least one year of rental interruption insurance in connection with a casualty. Any such insurance payments are required to be made to the Master Servicer, and the use of such funds for repair will be monitored by the Master Servicer or the Special Servicer, as applicable.

     2. Hazardous Wastes. In some Credit Leases, the borrower represents that it has made a thorough investigation of the physical condition of the mortgaged property and that the borrower has no knowledge that
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

any "toxic or hazardous wastes or substances" were used, generated, stored, treated or disposed of on the mortgaged property. In addition, the borrower agrees to indemnify the Credit Lease tenant with respect to any liability that Credit Lease tenant may incur by reason of these representations being false or by reason of any investigation of any governmental agency regarding toxic or hazardous wastes or substances relating to the issues covered by the representations. The borrower in some Credit Leases is generally required to remove hazardous materials on the mortgaged property other than those introduced by the Credit Lease tenant or its agents. CLF obtained Phase I (and, if necessary, Phase II) environmental reports from approved third party providers with respect to each mortgaged property in connection with origination of the Credit Lease Loans. The environmental assessments revealed certain adverse environmental conditions in connection with which environmental reserves have been established and/or removal or monitoring programs have been or are expected to be implemented. In the case of the Credit Lease Loans, in each case either one or all of the following are mitigants to the above referenced environmental assessments: (1) a responsible party has been identified and has accepted responsibility and indemnified the borrower; (2) the Credit Lease tenant is responsible for all environmental problems; (3) a state agency (for off-site environmental problems) is rectifying the situation; (4) a state agency has been notified and has approved the operations and maintenance remediation plan in place; or (5) appropriate reserves have been established. Under such Credit Leases, if the borrower fails to pursue the appropriate remedy, the Master Servicer or the Special Servicer, as applicable, will use best efforts to perform Servicer Protective Actions to remediate the presence of hazardous materials. Credit Lease Loans made with respect to Credit Leases with these provisions have generally been structured with cash flows to enable borrowers and the Master Servicer to have cash available to pay for such Servicer Protective Actions in the unlikely event they are necessary.

     3. Discharge Mechanics' and Other Liens. In many Credit Leases, the borrower is required to keep the mortgaged property free from mechanics' liens, and in a few Credit Leases the borrower is required to pay certain taxes (other than real estate taxes) or other charges on the related mortgaged property. To the extent such expenses are anticipated, they are provided for in the Borrower Reserve Fund. In addition, Borrower Protective Actions and Servicer Protective Actions are designed to mitigate this risk.

     4. Unanticipated Repairs. In some Credit Leases, the borrower has agreed to certain ongoing unanticipated repair obligations beyond those that may give rise to Maintenance Termination or Abatement Rights. It is anticipated that this obligation does not materially increase such obligation of the borrower beyond that already required in Double Net Leases. In the case of Triple Net Leases, the related borrowers generally were obligated to establish specified reserves or obtain letters of credit. Borrower Protective Actions, Servicer Protective Actions, and the availability of the Borrower Reserve Fund are designed to mitigate this risk.

     5. Comply with Laws. Each Credit Lease tenant is typically required to comply with all requirements, rules, orders and regulations of federal, state and municipal governments or other duly constituted public authorities arising from the Credit Lease tenant's use of the mortgaged property, including the making of non-structural alterations. In some Credit Leases, compliance with such requirements not relating to a Credit Lease tenant's specific use are the responsibility of the borrower, and could involve making modifications to the mortgaged property or otherwise incurring expenses. Such responsibilities may include an obligation to contest any change in zoning which has a material impact on the Credit Lease tenant's ability to conduct business. Borrower Protective Actions and Servicer Protective Actions are designed to mitigate this risk.

     6. Access, Parking and Compliance with Documents of Record. In a few Credit Leases, the borrower warrants that it will maintain ingress and egress facilities to adjoining public ways as shown on the related survey, subject to unavoidable temporary closing, temporary relocations necessitated by public authority or other circumstances beyond borrower's control, and covenants that the aggregate area provided for the parking upon the mortgaged property during the term will be sufficient to accommodate a minimum number of automobiles specified in each Credit Lease. In addition, certain borrowers have also agreed to comply with title matters to which the Credit Lease is subject, including easement agreements. Borrower Protective Actions and Servicer Protective Actions are designed to mitigate this risk.

     7. Other Affirmative Covenants. Certain Credit Leases may have additional affirmative covenants, including the obligation to comply with zoning requirements (with certain Credit Leases providing Additional

Termination or Abatement Rights for certain zoning changes which impair the ability of the Credit Lease tenant to conduct its business).

     Negative Lease Covenants which occur in the Credit Leases include the following:

     1. Use Restriction Covenants. In some Credit Leases, the borrower or an affiliate is prohibited from using properties within a specified proximity of the mortgaged property for certain prohibited uses, generally either for businesses which would compete with the business conducted by the Credit Lease tenant, or for uses which could adversely affect the appearance or character of the neighborhood. In the event of certain types of Mortgage Defaults in some Credit Lease Loans, the loan documents will provide for recourse to the principals of the borrower for a violation of these covenants. In addition, Borrower Protective Actions and Servicer Protective Actions are designed to mitigate this risk.

     2. Other Negative Covenants. Particular Credit Leases may include other negative covenants, such as the agreement not to modify the parking lot or other portions of the surrounding premises without the Credit Lease Tenant's consent or an agreement not to seek a zoning change. In the event of certain types of defaults in some loans, the loan documents will provide for recourse to the principals of the borrower for a violation of these covenants. Borrower Protective Actions and Servicer Protective Actions are designed to mitigate this risk.

                             SERVICING OF THE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective Loans for which it is responsible, in the best interests and for the benefit of the certificateholders, in accordance with any and all applicable laws, the terms of the pooling and servicing agreement, related insurance policies and the respective Loans and, to the extent consistent with the foregoing, the following standard (the "Servicing Standard"): (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, the Master Servicer or Special Servicer, as the case may be, generally services and administers similar mortgage loans or assets, as applicable, for third parties, giving due consideration to customary and usual standards of practices of prudent institutional commercial mortgage lenders servicing their own loans, or generally services and administers similar mortgage loans or assets, as applicable, held in its own portfolio, whichever servicing procedure is of a higher standard; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Loans or, if a Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Loan to the certificateholders (collectively) on a present value basis; and (c) without regard to (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with any related borrower;
(ii) the ownership of any certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (iii) the Master Servicer's obligation to make Advances (as defined herein); (iv) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances (as defined herein); (v) the right of the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof to receive compensation for its services or reimbursement of costs under the pooling and servicing agreement or with respect to any particular transaction; and (vi) the servicing of other mortgage loans by the Master Servicer or the Special Servicer, as the case may be.

     In addition, the pooling and servicing agreement requires the Master Servicer and the Special Servicer to perform Servicer Protection Actions designed to prevent a termination of a Credit Lease or an abatement of rent thereunder due to a Credit Lease tenant's exercise of its Maintenance Termination or Abatement Rights and Additional Termination or Abatement Rights.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Loans as to which no Servicing Transfer Event (as defined herein) has occurred and all Corrected Loans (as defined herein), and the Special Servicer will be obligated to service and administer each Loan (other than a Corrected Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Loan") and each Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Loan through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property").

     A "Servicing Transfer Event" with respect to any Loan consists of any of the following events:

          (1) the related borrower has failed to make when due any Balloon Payment, which failure has continued, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 30 days;

          (2) the Master Servicer has received notice that the borrower, and the Master Servicer through the use of Servicer Protective Actions (which consist of filing notices and pursuing claims under the Lease Enhancement Policies, the Extended Amortization Policies and "force place" insurance policies, as well as making Servicing Advances) has failed to correct a condition which may permit the tenant to offset or abate monthly rental payments or terminate the related Credit Lease (a "Credit Lease Termination Condition");

          (3) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s),

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

     which failure has continued, or the Master Servicer determines in its good faith and reasonable judgment will continue, unremedied for 60 days;

          (4) the Master Servicer has determined in its good faith and reasonable judgment that a default in the making of a Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days;

          (5) there shall have occurred a default under the related loan documents, other than as described in clause (1) or (3) above, that may, in the Master Servicer's good faith and reasonable judgment, materially impair the value of the related mortgaged property as security for the mortgage loan or otherwise materially and adversely affect the interests of Certificateholders, which default has continued unremedied for the applicable cure period under the terms of the Loan (or, if no cure period is specified, 60 days);

          (6) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

          (7) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

          (8) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

          (9) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related mortgaged property.

     The Master Servicer shall continue to collect information and prepare all reports to the Trustee required under the pooling and servicing agreement with respect to any Specially Serviced Loans and REO Properties, and further to render incidental services with respect to any Specially Serviced Loans and REO Properties as are specifically provided for in the pooling and servicing agreement. The Master Servicer and the Special Servicer shall not have any responsibility for the performance by each other of their respective duties under the pooling and servicing agreement.

     A Loan will cease to be a Specially Serviced Loan (and will become a "Corrected Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the mortgage loan to be characterized as a Specially Serviced Loan (and provided that no other Servicing Transfer Event then exists):

          (v) with respect to the circumstances described in clauses (1) and (3) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such mortgage loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

          (w) with respect to the circumstances described in clause (2) of the preceding paragraph, such default is cured notwithstanding that Servicing Advances relating thereto may still be outstanding;

          (x) with respect to the circumstances described in clauses (4), (6),
     (7) and (8) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

          (y) with respect to the circumstances described in clause (5) of the preceding paragraph, such default is cured; and

          (z) with respect to the circumstances described in clause (9) of the preceding paragraph, such proceedings are terminated.

     The Special Servicer will prepare a report (an "Asset Status Report") for each Loan which becomes a Specially Serviced Loan not later than 30 days after the servicing of such Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder (as defined below), the Master Servicer and the Rating Agencies. The Directing Certificateholder may object to any Asset Status Report within 10 business days of receipt; provided, however, that the Special Servicer shall implement the recommended action as outlined in such Asset Status Report if it makes an affirmative determination that such objection is not in the best interest of all the certificateholders. In connection with making such affirmative determination, the Special Servicer may request a vote by all certificateholders. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report. If the Directing Certificateholder disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status Report until the Directing Certificateholder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination that such objection is not in the best interests of the certificateholders.

     The "Directing Certificateholder" is the Controlling Class Certificateholder selected by the Majority Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that
(i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Principal Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     The "Controlling Class" will be, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single class for this purpose) that has a then outstanding Certificate Balance at least equal to 25% of its initial Certificate Balance (or, if no Class of Sequential Pay Certificates has a Certificate Balance at least equal to 25% of its initial Certificate Balance, then the Controlling Class shall be the outstanding Class of Sequential Pay Certificates with the largest outstanding Certificate Balance). The Controlling Class as of the Delivery Date will be the Class G Certificates.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the pooling and servicing agreement, including the Servicing Standards, or the REMIC Provisions.

     The Master Servicer and Special Servicer will each be required to service and administer any group of related cross-collateralized Loans as a single Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any cross-collateralized Loan becomes a Specially Serviced Loan, then each other loan that is cross-collateralized with it shall also become a Specially Serviced Loan. Similarly, no cross-collateralized loan shall subsequently become a Corrected Loan, unless and until all Servicing Transfer Events in respect of each other Loan with which it is cross-collateralized, are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the pooling and servicing agreement relating to the servicing of the Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements," for additional important information regarding the terms and conditions of the pooling and servicing agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER AND THE SPECIAL SERVICER

     Midland Loan Services, L.P. was organized under the laws of Missouri in 1992 as a limited partnership. In April 1998, substantially all of the assets of Midland Loan Services, L.P., were acquired by Midland Loan Services, Inc. ("Midland"), a newly formed, wholly-owned subsidiary of PNC Bank, National Association. Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and originates commercial real estate loans. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

     As of December 31, 1998, Midland was responsible for the servicing of approximately 13,100 commercial and multifamily loans with an aggregate principal balance of approximately $39.2 billion, the collateral for which is located in all 50 states and Puerto Rico. With respect to such loans, approximately 10,900 loans with an aggregate principal balance of approximately $31.3 billion pertain to commercial and multifamily mortgage-backed securities. Property type concentrations within the portfolio include multifamily, office, retail, hotel/motel and other types of income producing properties. In addition, Midland (or its predecessor in interest) has serviced credit tenant lease-backed loans originated by CLF since 1995. Midland and its affiliates also provide commercial loan servicing for newly-originated loans and loans acquired in the secondary market on behalf of issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     Midland has been approved as a master and special servicer for investment grade-rated commercial and multifamily mortgage-backed securities by S&P. Midland is ranked "Strong" as a commercial loan servicer and asset manager and "Above Average" as a master servicer by S&P. S&P rates commercial loan servicers, master servicers and asset managers in one of five rating categories:
Strong, Above Average, Average, Below Average and Weak. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     The information set forth in this prospectus supplement concerning the Master Servicer and the Special Servicer has been provided by Midland. Accordingly, none of the Depositor, the Loan Sellers or the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the pooling and servicing agreement for such delegated duties. All of the NationsBank Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may (i) assume such party's rights and obligations under such Sub-Servicing Agreement, (ii) enter into a new Sub-Servicing Agreement with such Sub-Servicer on such terms as the Trustee or such other successor Master Servicer or Special Servicer and such Sub-Servicer shall mutually agree or (iii) terminate such Sub-Servicer without cause (but only upon payment to the Sub-Servicer of specified compensation). The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby, irrespective of whether its compensation pursuant to the pooling and servicing agreement is sufficient to pay such fees. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the pooling and servicing agreement. See "-- Servicing Compensation and Payment of Expenses" in this prospectus supplement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Pursuant to the pooling and servicing agreement, the Master Servicer will be entitled to receive a monthly Servicing Fee (the "Master Servicing Fee") for each Loan equal to a per annum rate (net of any sub-servicer fee rate) of 0.06% (the "Master Servicing Fee Rate") on the then outstanding principal balance of such Loan calculated on the basis of a 360-day year consisting of twelve 30-day months as more particularly described in the schedule of Loans. The Master Servicing Fee relating to each Loan will be retained by the Master Servicer from payments and collections (including insurance proceeds and liquidation proceeds) in respect of such Loan. In the event that Midland shall resign or be terminated as the Master Servicer and a successor Master Servicer shall agree for any reason to perform services of the Master Servicer for an amount (the "Successor Servicer Retained Fee") less than the Master Servicing Fee, no part of any excess of the Master Servicing Fee over the Successor Servicer Retained Fee will be available for payment to certificateholders. The Master Servicer will also be entitled to retain as additional servicing compensation (1) Prepayment Interest Excess, (2) all investment income earned on amounts on deposit in the Rent Escrow Account, the Certificate Account and the Servicing Accounts, and (3) all amounts collected with respect to the Loans (that are not Specially Serviced Loans) in the nature of loan service transaction fees, late fees and late payment charges, demand fees, modification fees, beneficiary statement charges and similar fees and charges, and assumption fees.

     If a borrower prepays a Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Loan, or a payment is made under a Lease Enhancement Policy with respect to a Credit Lease Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and any Prepayment Interest Excess, and with respect to the Credit Lease Loans, net of amounts on deposit in the Expense Reserve Fund) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses collected on the Loans will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will cover, out of its own funds, any Prepayment Interest Shortfalls incurred with respect to the Loans during any Collection Period, but only to the extent of Prepayment Interest Excesses and a portion of its aggregate Master Servicing Fee for the related Collection Period, which portion is, in the case of each and every Loan, calculated at 0.01% per annum.

     Pursuant to the pooling and servicing agreement, the Special Servicer will be entitled to receive a monthly special servicing fee (the "Special Servicing Fee") for each Specially Serviced Loan equal to a per annum rate of 0.30%. A "Workout Fee" will in general be payable with respect to each Corrected Loan. As to each Corrected Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.0% to, each collection of interest (other than Default Interest (as defined below)) and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Loan for so long as it remains a Corrected Loan. The Special Servicer will not be entitled to receive any Workout Fee to the extent the Servicing Transfer Event related solely to the event described in clause (2) of the definition of the Servicing Transfer Event. The Workout Fee with respect to any Corrected Loan will cease to be payable if such loan again becomes a Specially Serviced Loan or if the related mortgaged property becomes an REO Property; provided that a new Workout Fee will become payable if and when such mortgage loan again becomes a Corrected Loan. If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to Loans that became Corrected Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially

Serviced Loan as to which the Special Servicer obtains a full or discounted payoff with respect thereto from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds. As to each such Specially Serviced Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1.0% to, the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Default Interest). Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any Loan by the Loan Sellers for a breach of representation or warranty or for defective or deficient Loan documentation so long as such repurchase occurs within the time required under the pooling and servicing agreement, (ii) the purchase of any Specially Serviced Loan or REO Property by the Master Servicer, the Special Servicer or any holder or holders of certificates evidencing a majority interest in the Controlling Class or (iii) the purchase of all of the Loans and REO Properties by the Master Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the Trust. If, however, Liquidation Proceeds are received with respect to any Corrected Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such liquidation proceeds that constitute principal and/or interest. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     Midland will pay all expenses incurred in connection with its responsibilities under the pooling and servicing agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any sub-servicers retained by it and the various other expenses described in this prospectus supplement as expenses of the Master Servicer.

     As additional servicing compensation, the Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) with respect to Loans that are not Specially Serviced Loans, and the Special Servicer with respect to Specially Serviced Loans, generally will be entitled to retain all assumption and modification fees, "Default Interest" (that is, interest in excess of interest at the related Mortgage Rate accrued as a result of a default) (to the extent such Default Interest is not otherwise applied to cover interest on Advances if received on a Specially Serviced Loan or a Credit Lease
Loan), late payment charges (to the extent such late payment charges are not otherwise applied to cover interest on Advances if received on a Specially Serviced Mortgage Loan), charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Loans (and, accordingly, such amounts will not be available for distribution to certificateholders). The respective Sub-Servicers (or, to the extent such Sub-Servicers are not entitled thereto, the Master Servicer) shall be entitled to receive all amounts collected for checks returned for insufficient funds with respect to all Loans (including Specially Serviced Loans) as additional servicing compensation. Default Interest and late payment charges accrued in respect of any Loan after it has become a Specially Serviced Loan are to be applied to cover interest on Advances in respect of such Loan. In addition, collections on a Loan are to be applied to interest (at the related Loan Rate) and principal then due and owing prior to being applied to Default Interest and late payment charges.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the pooling and servicing agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer in connection with the servicing of a Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof).

     The Master Servicer, the Special Servicer and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of the Master Servicer, the Special Servicer or the Trustee, as the case may be, ultimately recoverable from Related Proceeds (any Servicing Advance not so recoverable, a "Nonrecoverable Servicing Advance").

     The foregoing paragraph notwithstanding, the Master Servicer is required (at the direction of the Special Servicer if a Specially Serviced Loan or an REO Property is involved) to pay directly out of the Certificate Account any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a Nonrecoverable Servicing Advance; provided that the Master Servicer (or the Special Servicer, if a Specially Serviced Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders (as a collective whole), as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

     As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate on Servicing Advances made thereby. See "The Pooling and Servicing Agreements -- Certificate Account" and "-- Servicing Compensation and Payment of Expenses" in the accompanying prospectus and "Description of the Certificates -- Advances" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     The Pooling Agreement requires each of the Master Servicer and the Special Servicer to cause a firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Depositor, the Trustee and each Rating Agency on or before April 30 of each year, beginning April 30, 2000, a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Loans or the servicing of loans similar to the Loans for the preceding twelve months and that the assertion of the management of the Master Servicer or the Special Servicer, as applicable, that it has maintained an effective internal control system over its servicing of Loans is fairly stated in all material respects based upon established criteria that meets the standards applicable to accountants' reports intended for general distribution.

     The Agreement also requires each of the Master Servicer and the Special Servicer to deliver to the Trustee and each Rating Agency, on or before a specified date in each year, an officer's certificate of the Master Servicer or the Special Servicer, as applicable, stating that, to the best of such officer's knowledge, the Master Servicer or the Special Servicer, as applicable, has fulfilled its obligations under the Pooling Agreement throughout the preceding year in all material respects or, if there has been a default, specifying each default known to such officer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer and the Special Servicer each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Loan it is required to service and administer, without the consent of the

Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

          (1) with limited exception, neither the Master Servicer nor the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Master Servicer's or the Special Servicer's good faith and reasonable judgment, would materially alter the security for such Loan or reduce the likelihood of timely payment of amounts due thereon; provided, however, the Special Servicer may agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, a Specially Serviced Loan that would have any such effect, but only if a material default on such Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (collectively) on a present value basis than would liquidation as certified to the Trustee in an officer's certificate;

          (2) the Special Servicer may not, in connection with any particular extension, extend the maturity date of a Loan beyond a date that is two years prior to the Rated Final Distribution Date, or beyond a date which is 10 years prior to the expiration date of any related Ground Lease;

          (3) unless the proviso to clause (1) above applies, neither the Master Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Loan that would constitute a "significant modification" of such Loan within the meaning of Treasury Regulations Section 1.860G-2(b) (neither the Master Servicer nor the Special Servicer shall be liable for judgments as regards decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or gross negligence to do so, each of the Master Servicer and the Special Servicer may rely on opinions of counsel in making such decisions);

          (4) neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Loan, which collateral constitutes real property, unless (A) the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I environmental assessment (and such additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) the Master Servicer or the Special Servicer, as the case may be, shall have obtained written confirmation from each Rating Agency that such substitution will not result in the withdrawal, downgrade or qualification of any rating then assigned to any class of certificates; and

          (5) with limited exceptions, including a permitted defeasance as described above under "Description of the Loan Pool -- Certain Terms and Conditions of the Loans -- Defeasance," neither the Master Servicer nor the Special Servicer shall release any collateral securing an outstanding Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (1) (2), (4) and (5) above will not apply to any of the above referenced actions in respect of any term of any Loan that is required under the terms of such Loan in effect on the Closing Date, and (y) notwithstanding clauses (1) through (4) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

SALE OF DEFAULTED LOANS

     The pooling and servicing agreement grants to the Master Servicer, the Special Servicer and any holder or holders of certificates evidencing a majority interest in the Controlling Class a right to purchase from the Trust certain defaulted Loans in the priority described below. If the Special Servicer has determined, in its good faith and reasonable judgment, that any defaulted Loan will become the subject of a foreclosure sale or similar proceeding and that the sale of such Loan under the circumstances described in this paragraph is in accordance with the Servicing Standard, the Special Servicer will be required to promptly so notify in writing the Trustee and the Master Servicer, and the Trustee will be required, within 10 days after receipt of such notice, to notify the holder (or holders) of the Controlling Class. A single holder or particular group of holders of certificates evidencing a majority interest in the Controlling Class may, at its or their option, purchase any such defaulted Loan from the Trust, at a price equal to the applicable Purchase Price. If such certificateholder(s) has (have) not purchased such defaulted Loan within 15 days of its having received notice in respect thereof, either the Special Servicer or the Master Servicer, in that order, may, at its option, purchase such defaulted Loan from the Trust, at a price equal to the applicable Purchase Price.

     The Special Servicer may offer to sell any defaulted Loan that has not otherwise been purchased as described in the prior paragraph, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust. Such offer is to be made in a commercially reasonable manner for a period of not less than 30 days. Unless the Special Servicer determines that acceptance of any offer would not be in the best economic interests of the Trust, the Special Servicer shall accept the highest cash offer received from any person that constitutes a fair price (which may be less than the Purchase Price) for such Loan; provided that none of the Special Servicer, the Master Servicer, the Depositor, the Loan Sellers, the holder of any certificate or any affiliate of any such party (each, an "Interested Person") may purchase such Loan (or any REO Property acquired in respect thereof) for less than the Purchase Price unless at least two other offers are received from independent third parties at a price that is less than the Purchase Price and the price proposed by any Interested Persons; and provided, further, that neither the Trustee nor an affiliate thereof may make an offer for any such Loan. See also "The Pooling and Servicing
Agreements -- Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus.

LIMITATIONS ON FORECLOSURE

     Pursuant to the pooling and servicing agreement, the Special Servicer will not foreclose on the related mortgaged property unless the Special Servicer has previously determined, based on an environmental site assessment report prepared by an independent person who regularly conducts environmental assessments, that
(1) such mortgaged property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the trust to take such actions as are necessary to bring such mortgaged property in compliance therewith and (2) there are no circumstances present at such mortgaged property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the trust to take such actions with respect to the affected mortgaged property. In some cases the Trustee's interest in the mortgaged property under the mortgage may be subordinate to liens for taxes, assessments and governmental charges. In such cases it may become necessary to make payments in order to discharge the prior liens. If a Mortgage Default and a Credit Lease Default resulting from the failure of the Credit Lease Tenant to make the monthly rental payments when due should occur and be concurrently continuing, it is possible that the total amount which may be recovered by the Special Servicer on behalf of the Trustee in such cases will be less than the then unpaid principal balance of the related Credit Lease Loan, with resultant losses to the certificateholders. To the extent that any fees or expenses of the Special Servicer or the Trustee in exercising remedies on behalf of the trust in the event of a Mortgage Default exceed the amounts held by the trust for the payment of such expenses, the Special Servicer and the Trustee are entitled to recover such excess fees and expenses from the proceeds recovered through the exercise of such remedies prior to such proceeds being applied to pay certificateholders. The Master Servicer is not required to make any Servicing Advances that would be nonrecoverable.

     Furthermore, if a Credit Lease Loan is not delinquent on payments of principal and interest, and a Mortgage Default relating solely to Borrower Credit Lease Obligations occurs, then the Special Servicer will not be permitted to foreclose on the related Mortgaged Property unless, in addition, either (1) all outstanding Servicing Advances, with interest thereon, relating to such Credit Lease Loan exceed 60% of the Anticipated Liquidation Value with respect to such Credit Lease Loan, (2) the Special Servicer has received the prior written consent of the Directing Certificateholder, (3) any Servicing Advance with respect to such Credit Lease Loan is deemed to be nonrecoverable or (4) the original scheduled maturity date of such Credit Lease Loan has occurred. Any such foreclosure will be subject to the Servicing Standard and any other applicable provision of the pooling and servicing agreement. However, none of the Master Servicer, the Special Servicer or the Trustee is prohibited from accelerating the indebtedness evidenced by the note to the extent permitted by the loan documents, or from requiring payment of default interest in connection with any overdue amounts (including, without limitation, the full amount of the Loan after such an acceleration). It is anticipated that the prohibition on foreclosure will mitigate the risk of certificateholders receiving principal distributions prematurely in the event that the Credit Lease Tenant relating to such mortgaged property is otherwise performing under the Credit Lease and making monthly rental payments and, accordingly, Monthly Loan Payments are being made on the related Credit Lease Loan. The foregoing prohibition in no event prevents foreclosure in the event of a default in the payment of principal and interest due on the Credit Lease Loan. However, the prohibition on foreclosure could restrict the ability of the Master Servicer or the Special Servicer, as applicable, to maximize the recovery with respect to the mortgaged property at any particular time.

REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property not later than the end of third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which such acquisition occurred will not result in the imposition of a tax on the Trust or cause REMIC I or REMIC II to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to solicit cash offers for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I, such as a hotel or skilled nursing care business, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 1999, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than REO Properties and Mortgaged Properties securing Specially Serviced Loans) at least once every two years (or, if the related Loan has a then-current balance greater than $2,000,000, at least once every year). With respect to the Credit Lease Loans, the Master Servicer is also required to perform (or cause to be performed) a physical inspection of the Mortgaged Property at any time that the related Credit Lease tenant is downgraded two rating letter grades or below "BB-" or its equivalent, and thereafter at least once a year. In addition, the Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Loan is transferred thereto. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Loan that requires the borrower to deliver quarterly or annual operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class may at any time replace any Special Servicer. Such holder(s) shall designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies. If the designated replacement is acceptable to the Trustee, which approval may not be unreasonably withheld, the designated replacement shall become the Special Servicer as of the date the Trustee shall have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling Agreement, the then-current rating or ratings of one or more classes of the certificates would not be qualified, downgraded or withdrawn, as applicable, as a result thereof; (ii) a written acceptance of all obligations of the Special Servicer, executed by the designated replacement; and
(iii) an opinion of counsel to the effect that the designation of such replacement to serve as Special Servicer is in compliance with the pooling and servicing agreement, that the designated replacement will be bound by the terms of the pooling and servicing agreement and that the pooling and servicing agreement will be enforceable against such designated replacement in accordance with its terms. The existing Special Servicer shall be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the pooling and servicing agreement.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date (the "Pooling Agreement"), among the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent and the Loan Sellers. The Certificates will consist of 12 classes (each, a "Class") to be designated as: (i) the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates"); (ii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates and the Class G Certificates (collectively with the Class A Certificates, the "Sequential Pay Certificates");
(iii) the Class X Certificates (the "Class X Certificates", and collectively with the Sequential Pay Certificates, the "REMIC Regular Certificates" or the "Certificates"); and (iv) the Class R-I Certificates and the Class R-II Certificates (collectively, the "Residual Certificates"). Only the Class X, Class A-1, Class A-2, Class A-3 and Class B Certificates (collectively, the "Offered Certificates") are offered hereby.

     The Class C, Class D, Class E, Class F and Class G Certificates and the Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

     The Certificates will evidence undivided beneficial ownership interests in the trust. The "Trust Assets" will consist primarily of (1) the Loans (including the related assignment of leases and rents, mortgages and pledges of the Borrower Reserve Funds), (2) certain accounts including the Certificate Account and the Distribution Account, (3) the right to draw upon amounts in the Expense Reserve Fund, (4) the Lease Enhancement Policies and the Extended Amortization Policies, and (5) the trust's interest in certain other insurance policies, reserves and agreements as set forth in the Pooling Agreement.

REGISTRATION AND DENOMINATIONS

     We will issue the Class A Certificates in denominations of $10,000 initial principal amount and the Class B Certificates in denominations of $100,000 initial principal amount. We will issue the Class X Certificates in minimum denominations of $1,000,000 notional principal amount. Investments in excess of the minimum denominations may be made in any whole dollar denomination.

     Each class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). DTC has informed the Depositor that DTC's nominee will be Cede & Co. No beneficial owner of an Offered Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such class, except under the limited circumstances described under "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in accompany prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such class of Certificates will be maintained and transferred on the book-entry records of DTC and is participating organizations (its "Participants"). All references to actions by holders of each such class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures. All references herein to payments, notices reports and statements to holder of each such class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution of the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in your receipt of the payments and may restrict your ability to pledge your securities. The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording otherwise providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, of transfers and exchanges of the Offered Certificates.

DISTRIBUTIONS ON THE CERTIFICATES

     Except for distributions to be made on the final Distribution Date, distributions will be made on each Distribution Date to each certificateholder of record on the Record Date by check mailed by first class mail to the address set forth therefor in the certificate register. If you provide the Trustee with wire instructions in writing at least five Business Days prior to the related Record Date, distributions will be made by wire transfer of immediately available funds to your bank account or other entity located in the United States which has appropriate facilities therefor. The final distribution on each certificate will be made in like manner on the final Distribution Date, but only upon presentment and surrender of such certificate at the office of the Trustee or its agent (which may be the certificate registrar acting as such agent) specified in the notice to certificateholders of such final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of such class based on their respective percentage interests.

     On each Distribution Date, the Trustee will make distributions of principal, interest and other amounts owed on the Offered Certificates to the extent of the Available Distribution Amount in the Distribution Account. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected due on a Due Date subsequent to the related Collection Period;

          (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

          (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Interest and late payment charges (to the extent not otherwise applied to cover interest on Advances), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); and

          (iv) amounts deposited in the Certificate Account in error; plus

     (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date and any payments made by the Master Servicer to cover Prepayment Interest Shortfalls incurred during the related Collection Period.

     See "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     With respect to a Credit Lease Loan, if there is a deficiency with respect to the Monthly Payment or unreimbursed amounts of Realized Losses on any Distribution Date after giving effect to payments of all amounts owed to the Master Servicer, Special Servicer, Trustee and Fiscal Agent on such Distribution Date, the Master Servicer will withdraw amounts, to the extent available, from the Expense Reserve Fund in the amount of such deficiency and notify the Trustee. Subject to a recoverability determination, the Master Servicer will be obligated to make a P&I Advance in the amount of such Monthly Payment deficiency. See "-- Advances" below in this prospectus supplement. Any remaining deficiencies in the Available Distribution Amount will be allocated as described under "-- Subordination; Allocation of Losses" below.

     Application of the Available Distribution Amount. On each Distribution Date, the Trustee will apply the Available Distribution Amount (plus any amounts withdrawn from the Expense Reserve Fund) for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class A-1, Class A-2, Class A-3 and Class X Certificates (collectively, the "Senior Certificates"), up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to pay principal first to the holders of the Class A-1 Certificates, second to the Class A-2 Certificates and third to the Class A-3 Certificates, up to an amount equal to the lesser of (a) the then-outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount (as defined below) for such Distribution Date;

          (3) to reimburse the holders of the Class A-1, Class A-2 and Class A-3 Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid; and

          (4) to make payments on the other Classes of Certificates (collectively, the "Subordinate Certificates") as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate Balance of the Subordinate Certificates is to be or has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust (see "-- Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made (subject to available funds) to the holders of the respective Classes of such Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes of Certificates.

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount (plus any amounts withdrawn from the Expense Reserve Fund) for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) if the Certificate Balances of the Class A Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (3) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been paid;

          (4) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (5) if the Certificate Balances of the Class A and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (6) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (7) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) if the Certificate Balances of the Class A, Class B and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D Certificates, up to an amount equal to the lesser of

     (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (9) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (10) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (11) if the Certificate Balances of the Class A, Class B, Class C and Class D Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of
     (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (12) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (13) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (14) if the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (15) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received;

          (16) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (17) if the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such Distribution Date;

          (18) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to the Certificate Balance of such Class of Certificates and for which no reimbursement has previously been received; and

          (19) to pay to the holders of the Residual Certificates, the balance, if any, of the Available Distribution Amount for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14) and (17) above with respect to any Class of Sequential Pay Certificates, will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of Certificates.

     Distributable Certificate Interest. The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     To the extent of Prepayment Interest Excesses and a portion of its aggregate Master Servicing Fee for the related Collection Period, which portion is, in the case of each Loan, calculated at 0.01% per annum, and with respect to the Credit Lease Loans, to the extent of amounts on deposit in the Expense Reserve Fund, the Master Servicer is required to make a non-reimbursable payment with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred with respect to the Loan Pool during such Collection Period.

     The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred with respect to the Loan Pool during the related Collection Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date: pro rata among the Classes of REMIC Regular Certificates, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of the particular Class of Certificates for such Distribution Date.

     The "Pass-Through Rate" applicable to each class of Offered Certificates, except the Class X Certificates, for any Distribution Date will equal the rate per annum as set forth on the front cover of this prospectus supplement.

     The Pass-Through Rate for the Class X Certificates (the "Class X Pass-Through Rate") for any Distribution Date will equal the excess, if any, of
(a) the weighted average of the applicable Net Loan Rates for the Loans, weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date) or, in the case of the first Distribution Date, the Cut-off Date, over (b) the weighted average of the Pass-Through Rates on all of the other classes of the Sequential Pay Certificates, weighted on the basis of their respective Certificate Balances immediately prior to such Distribution Date. The Class X Pass-Through Rate for the first Distribution Date
is expected to be approximately      % per annum.

     The "Net Loan Rate" with respect to any Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the sum of the applicable Master Servicing Fee Rate and the per annum rate at which the monthly Trustee Fee are calculated (such sum, the "Administrative Fee Rate"); provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC Regular Certificates from time to time, the Net Loan Rate for any Loan will be calculated without regard to any modification, waiver or amendment of the terms of such Loan subsequent to the Closing Date; and provided further, however, that if any Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Pass-Through Rates on the Class X Certificates, the Net Loan Rate of such Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Administrative Fee Rate). As of the Cut-off Date (without regard to the adjustment described in the proviso to the second preceding sentence), the Net Loan Rates for the Loans ranged from 6.580% per annum to 8.120% per annum, with a weighted average Net Loan Rate of 7.327% per annum.

     The "Loan Rate" with respect to any Loan, is the per annum rate at which interest accrues on such Loan, without regard to any modification of such rate (in the absence of a default).

     The "Certificate Balance" with respect to any class of Offered Certificates (other than the Class X Certificates) is (1) on or prior to the first Distribution Date, an amount equal to the aggregate initial Certificate Balance of such class, as set forth on the front cover of this prospectus supplement, and (2) as of any date of determination after the first Distribution Date, the Certificate Balance of such class of Certificates on the Distribution Date immediately prior to such date of determination, after application of the distributions of principal made thereon and Realized Losses and Additional Trust Fund Expenses on such prior Distribution Date.

     The "Stated Principal Balance" of each Loan will initially equal the Cut-off Date Balance thereof and will be permanently reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such mortgage loan that have been (or, if they had not been applied to cover Additional Trust Fund Expenses, would have been) distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of such mortgage loan during the related Collection Period.

     The "Notional Amount" of the Class X Certificates is equal to approximately 99.99% of the aggregate of the Certificate Balances of all the classes of Sequential Pay Certificates outstanding from time to time.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

          (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Loans for their respective Due Dates occurring during the related Collection Period;

          (b) all voluntary principal prepayments received on the Loans during the related Collection Period;

          (c) with respect to any Balloon Loan as to which the related stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the mortgage loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (e) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect of such Principal Distribution Amount on such immediately preceding Distribution Date.

     For purposes of the foregoing, the Monthly Payment due on any Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or
(ii) any Loan as to which the related mortgaged property has become an REO Property. The Assumed Monthly Payment deemed due on any such Loan delinquent as to its Balloon Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due
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

thereon on such date if the related Balloon Payment had not come due, but rather such Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such Loan's terms in effect immediately prior to maturity. The Assumed Monthly Payment deemed due on any such Loan as to which the related mortgaged property has become an REO Property, for each Due Date that such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a mortgage loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

     Distributions of Prepayment Premiums. Any Prepayment Premiums (whether described in the related loan documents as yield maintenance amounts or fixed prepayment premiums) actually collected during any particular Collection Period as the result of prepayments of principal on the Loans will be distributed on the related Distribution Date in the following amount and order of priority: The holders of each Class of Sequential Pay Certificates (other than an Excluded Class thereof) then entitled to distributions of principal on such Distribution Date will be entitled to an amount equal to the product of (a) the amount of such Prepayment Premium, multiplied by (b) a fraction (which in no event may be greater than one), the numerator of which is equal to the excess, if any, of the Pass-Through Rate of such Class of Sequential Pay Certificates, over the relevant Reinvestment Yield (as defined below), and the denominator of which is equal to the excess, if any, of the Loan Rate of the prepaid Loan, over the relevant Reinvestment Yield, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such Class of Sequential Pay Certificates on such Distribution Date, and the denominator of which is the Principal Distribution Amount for such Distribution Date. If there is more than one Class of Sequential Pay Certificates (other than an Excluded Class thereof) entitled to distributions of principal on any particular Distribution Date on which a Prepayment Premium is distributable, the aggregate amount of such Prepayment Premium will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the foregoing sentence. The portion, if any, of the Prepayment Premium remaining after any such payments to the holders of the Sequential Pay Certificates will be distributed to the holders of the Class X Certificates. For purposes of the foregoing, an "Excluded Class" of Sequential Pay Certificates is any Class thereof other than the Class A-1, Class A-2, Class A-3, Class B, Class C, and Class E Certificates.

     The "Reinvestment Yield" for any Loan and any Distribution Date will be a rate determined by the Trustee, in its good faith, equal to the average yield for "This Week" as most recently reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) for U.S. Treasury securities with a maturity coterminous with the stated maturity date for such Loan. If there is no U.S. Treasury security listed with a maturity coterminous with the stated maturity date for such Loan, then the Reinvestment Yield will be a rate determined by the Trustee, in its good faith, equal to the interpolated yield to maturity of U.S. Treasury securities with maturities next longer and shorter than such remaining term to maturity (such interpolated yield to be rounded to the nearest whole multiple of 1/100 of 1% per annum, if the interpolated yield is not such a multiple). In the event the yields of U.S. Treasury securities are no longer published in Federal Reserve Statistical Release H.15(519), the Trustee will be permitted to select a comparable publication to determine the Reinvestment Yield.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectability of any Prepayment Premium. See "Risk Factors -- Risks Related to the Loans -- Prepayment Premiums" in this prospectus supplement.

     The following chart sets forth an example of the application of the foregoing provisions to a monthly distribution (using the April 1999 Distribution Date as an example):

March 11 or 16-April 12 or
15.........................  Collection Period.  The Master Servicer receives monthly rental payments, prepayments and other proceeds in respect of the Loans and deposits them in the Certificate Account.

March 31...................  Record Date.  Distributions on the Distribution
                             Date are made to certificateholders of record at the close of business on this date.
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

April 12 or 15.............  Determination Date.  The Master Servicer notifies the Trustee three Business Days prior to the Distribution Date of the amounts available on the Determination Date to be distributed on the Distribution Date and of certain other matters.

April 21...................  Remittance Date.  The Master Servicer deposits in the Distribution Account an amount equal to the Available Distribution Amount for the related Distribution Date.

April 22...................  Distribution Date.  The Trustee withdraws funds from the Distribution Account to be applied as described in this prospectus supplement.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The Assumed Final Distribution Date of each class of Offered Certificates is set forth in this prospectus supplement under "Summary of Prospectus Supplement -- Assumed Final Distribution Date; Rated Final Distribution Date." The Assumed Final Distribution Date for each class of Certificates is the date on which the Certificate Balance thereof will be fully paid or the Notional Amount, in the case of the Class X Certificates, is reduced to zero, assuming timely receipt of scheduled payments (with no prepayments) on the Loans.

     The Assumed Final Distribution Date of each class of Offered Certificates has been calculated based upon the assumptions that only the monthly rental payments are used to make required payments on the Loans, that no investment income is applied to payments on the Loans, and that each Credit Lease tenant and borrower make timely payments as required in the related Credit Lease and Loan.

     The actual final Distribution Date of the Offered Certificates will depend primarily upon the level of principal prepayments with respect to the Loans. The actual final Distribution Date of the Offered Certificates may occur earlier than the Assumed Final Distribution Date as a result of the application of principal prepayments or Realized Losses to the reduction of the Certificate Balances of the Offered Certificates or later than the Assumed Final Distribution Date as a result of defaults under the mortgage loans. Each of the Loans is subject to the Lock-Out Period and the Prepayment Premium requirement which are intended to limit the number of voluntary principal prepayments. We cannot give any assurance, however, as to the actual prepayment experience with respect to the Offered Certificates. The Rated Final Distribution Date for each class of Offered Certificates will be the Distribution Date in January 2026, the first Distribution Date after the 24th month following the end of the amortization term for the Loan that, as of the Cut-off Date, has the longest remaining amortization term. See "Risk Factors," and "Yield, Prepayment and Maturity Considerations" in this prospectus supplement.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Pass-Through Rate for the Class X Certificates and the Principal Distribution Amount for each Distribution Date. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Loan; and, subject to the recoverability determination described below (see "-- P&I Advances"), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Loan, in all cases as if such Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     The rights of the holders of the Subordinate Certificates to receive distributions of interest and principal the Loans will be subordinated (except as set forth below) to rights of the Senior Certificateholders. Each class of Subordinate Certificates will likewise be subordinate to each other class of Subordinate Certificates having an earlier alphabetical designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the Senior Certificates of the full amount of interest payable in respect of their certificates on each Distribution Date, and the ultimate receipt by holders of the Class A Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Offered Certificates of the full amount of interest payable in respect of their certificates on each Distribution Date, and the ultimate receipt by holders of the other Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. This subordination will be effected in two ways: (1) by the preferential right of a class of certificateholders to receive on any Distribution Date the amounts of interest and principal distributable in respect of such certificates on such date prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate thereto and (2) by the allocation of Realized Losses and Additional Trust Fund Expenses, to the Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order and, in each case, until the Certificate Balance of such class is reduced to zero. Any Realized Losses incurred after the Certificate Balance of the Class B Certificates has been reduced to zero will be allocated among the classes of Class A Certificates, pro rata, until the Certificate Balances of such classes are reduced to zero.

     "Realized Losses" are losses on or in respect of the Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a mortgaged property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Loan Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation. If any portion of the debt due under a Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" include, among other things, (i) all Special Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer, (ii) any interest paid to the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent in respect of unreimbursed advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Trustee" in the accompanying prospectus, certain reimbursements to the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor as described under "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Certain Federal Income Tax
Consequences -- Possible Taxes on Income From Foreclosure Property and Other Taxes" in this prospectus supplement and "Certain Federal Income Tax Consequences -- Taxation of Owners of REMIC Regular Certificates -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus, (v) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted Loan (see "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" in the accompanying prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional

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

Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

APPRAISAL REDUCTION AMOUNTS

     Within 60 days (or within such longer period as the Master Servicer or the Special Servicer, as applicable, is diligently and in good faith proceeding to obtain such) after the earliest of (i) the date on which any Loan becomes a Modified Loan (as defined below), (ii) the 60th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the mortgaged property securing any Loan, (iv) the date on which the borrower under any Loan becomes the subject of bankruptcy or insolvency proceedings, and
(v) the date on which a mortgaged property securing any Loan becomes an REO Property (each such Loan, a "Required Appraisal Loan"; and each such date, a "Required Appraisal Date"), the Master Servicer or the Special Servicer, as applicable, will be required to obtain an appraisal of the related mortgaged property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be advanced by the Master Servicer, subject to its right to be reimbursed therefor as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount (determined as of the Determination Date immediately succeeding the later of the date on which the relevant appraisal is obtained and the earliest relevant Required Appraisal
Date) equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Loan Rate and the per annum rate at which the Trustee Fee is calculated, (iii) all accrued but unpaid Master Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Loan plus interest accrued thereon at the Reimbursement Rate and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related mortgaged property (net of any escrow reserves held by the Master Servicer or Special Servicer to cover any such item), over (b) 90% of an amount equal to (i) the appraised value of the related mortgaged property or REO Property as determined by such appraisal, net of (ii) the amount of any liens on such property (not otherwise arising out of the items described in clause (a)(v) above) that are prior to the lien of the Required Appraisal Loan; provided that, if an appraisal is required to be obtained as contemplated by the first sentence of this paragraph but has not been obtained within the 60-day period contemplated by such sentence, then until (but just until) such appraisal is obtained the Appraisal Reduction Amount for the subject Required Appraisal Loan will be deemed to equal 30% of the Stated Principal Balance of such Required Appraisal Loan (after receipt of such appraisal, the Appraisal Reduction Amount, if any, will be calculated without regard to this proviso).

     With respect to each Required Appraisal Loan (unless such mortgage loan has become a Corrected Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months, in which case it will cease to be a Required Appraisal Loan), the Special Servicer is required, within 30 days of each anniversary of such mortgage loan having become a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be advanced by the Master Servicer at the direction of the Special Servicer and will be reimbursable as a Servicing Advance). Based upon such appraisal, the Special Servicer is to redetermine and report to the Trustee and the Master Servicer the Appraisal Reduction Amount, if any, with respect to such Loan.

     A "Modified Loan" is any Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that:
(A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Loan); (B) except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Loan or reduces the likelihood of timely payment of amounts due thereon.

ADVANCES

     With respect to each Distribution Date, the Master Servicer will be obligated to make P&I Advances, subject to the recoverability determination described below, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Master Servicing Fees and Workout Fees, that were due or deemed due, as the case may be, in respect of the Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Loan, the interest portion of the P&I Advance required to be made in respect of such Loan will be reduced to an amount equal to the product of (1) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (2) a fraction (expressed as a percentage), the numerator of which is equal to the principal balance of such Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the principal balance of such Loan. See "Description of the Certificates -- Appraisal Reductions" in this prospectus supplement. Subject to the recoverability determination described below, if the Master Servicer fails to make a required P&I Advance, the Trustee will be required to make such P&I Advance. In addition, subject to the recoverability determination described below, if the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance.

     In addition to P&I Advances, the Master Servicer will also be obligated (subject to the limitations described in this prospectus supplement) to make Servicing Advances to pay delinquent real estate taxes, assessments and hazard insurance premiums, to the extent necessary in the performance of Servicer Protective Actions with respect to the Credit Lease Loans and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage or to maintain such mortgaged property to the extent such costs and expenses are not paid by the borrower. With respect to Credit Lease Loans, the Expense Reserve Fund will provide an additional source of funds for Advances. Advances made with respect to a Credit Lease Loan will be made first to the extent of amounts on deposit in the Expense Reserve Fund and then by the Master Servicer, the Trustee and/or the Fiscal Agent, as applicable. See "The Enhanced Lease Program" and "Servicing of the Loans -- Limitations on Foreclosure" in this prospectus supplement.

     The obligation of the Master Servicer, the Trustee or the Fiscal Agent, as applicable, to make advances with respect to any Loan pursuant to the Pooling Agreement continues through the foreclosure of such mortgage loan and until the liquidation of the Loan or related mortgaged property. P&I Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Master Servicer, the Trustee or the Fiscal Agent will be required to make any advance that it determines in its good faith business judgment will not be recoverable by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, excess cash flow, reserve funds and payments, net liquidation proceeds, the proceeds received under the related Lease Enhancement Policy, the related Extended Amortization Policy, other insurance policies related to the Loan, or as the result of the condemnation or sale of the mortgaged property or the sale of the defaulted Loan and certain other collections with respect to the Loan as to which such advances were made. In addition, if the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any advance previously made will not be recoverable from the foregoing sources, then the Master Servicer, the Trustee or Fiscal Agent, as applicable, will be entitled to reimburse itself for such advance, plus interest thereon, out of amounts on deposit in the Certificate Account payable on or in respect of all of the Loans prior to distributions on the certificates. Any such judgment or determination must be evidenced by an officers' certificate delivered to the Trustee (or, in the case of the Trustee or Fiscal Agent, the Depositor) and the Rating Agencies setting forth such judgment or determination of nonrecoverability and the procedure and considerations of the Master Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination. Both the Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer.

     The Master Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any advance equal to the amount of such advance from (1) late payments on the mortgage loan by the borrower, (2) the proceeds received under the related Lease Enhancement Policy, the related Extended Amortization Policies, other insurance policies related to the Loans, or as the result of the condemnation or sale of the mortgaged property or the sale of the defaulted Loan or (3) upon determining in good faith that such advance is a nonrecoverable, from any other amounts from time to time on deposit in the Certificate Account. The reimbursement for any such advance will be paid from amounts in the Certificate Account prior to the allocation of amounts to be distributed to the certificateholders.

     The Master Servicer, the Trustee or the Fiscal Agent, as applicable, will each be entitled to receive interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Reimbursement Rate") equal to the "prime rate" (or in the case of Servicing Advances made with respect to Credit Lease Loans, "prime rate" plus 1%) as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Any delay between a Sub-Servicer's receipt of a late collection of a Monthly Payment as to which a P&I Advance was made and the forwarding of such late collection to the Master Servicer will increase the amount of interest accrued and payable to the Master Servicer or the Trustee, as the case may be, on such P&I Advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related Loan while it is a Specially Serviced Loan, or to the extent not offset by Default Interest accrued and actually collected on the related Credit Lease Loan, interest accrued on outstanding Advances will result in a reduction in amounts payable on the Certificates.

SERVICER PROTECTIVE ACTIONS AND CREDIT LEASE LOANS

     With respect to Credit Lease Loans, in addition to making P&I Advances and servicing the mortgaged property in accordance with the Servicing Standard, the Pooling Agreement will require that the Master Servicer also make Servicing Advances (unless such Servicing Advances would be nonrecoverable) and that the Master Servicer and the Special Servicer, as applicable, use best efforts to perform the Servicer Protective Actions necessary to prevent a Tenant from exercising its Maintenance Termination or Abatement Rights and/or its Additional Termination or Abatement Rights (e.g. an abatement or termination for a reason other than a casualty or condemnation). Servicer Protective Actions are not limited to the expenditure of funds by the Master Servicer, but may also include additional actions by the Special Servicer such as contracting for work required to be performed, and filing legal actions to prevent the exercise by a Tenant of a Maintenance Termination or Abatement Right or an Additional Termination or Abatement Right. In performing Servicer Protective Actions, the Master Servicer will use funds on deposit in the Borrower Reserve Fund and the Expense Reserve Fund as well as excess monthly cash flow prior to making a Servicing Advance. The performance of Servicer Protective Actions by the Master Servicer which consist of filing notices and claims under the Lease Enhancement Policies, the Extended Authorization Policies, and "Force Place" insurance policies, as well as making Servicing Advances, will not, in the absence of the occurrence of a Servicing Transfer Event, cause a Credit Lease Loan to be a Specially Serviced Mortgage Loan. In addition, the ability of the Special Servicer to foreclose on a Credit Lease Loan is limited as described under "Servicing of the Loans -- Limitations on Foreclosure" in this prospectus supplement. See "The Enhanced Lease Program -- Servicer Protective Actions" in Annex C of this prospectus supplement.

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ACCOUNTS

  General

     Certificate Account. The Master Servicer will, pursuant to the Pooling Agreement establish and maintain the Certificate Account, a segregated account into which it will be required to deposit, within two Business Days of receipt, all payments received by it on or in respect of the mortgage loans, or in the case of the Credit Lease Loans, on the related Due Dates. Pursuant to the terms of the Pooling Agreement, funds on deposit in the Certificate Account, to the extent of funds available therefor, will be applied: (1) to pay servicing compensation and other fees and expenses due to the Master Servicer, the Trustee or the Fiscal Agent, as applicable, (2) to reimburse (to the extent funds are not available therefor in the Expense Reserve Fund) the Fiscal Agent, the Trustee, the Master Servicer or the Expense Reserve Fund, as applicable, (in that order of priority) for any advances made that are deemed to be nonrecoverable subsequent to the date such advance was made in accordance with the Pooling Agreement, (3) to deposit Available Distribution Amount required to be paid to the certificateholders into the Distribution Account, (4) to reimburse the Fiscal Agent, the Trustee, the Special Servicer or the Master Servicer (in that order of priority), as applicable, for any advances made by such party which are outstanding (other than nonrecoverable advances) as and when reimbursable under the Pooling Agreement, and (5) to fund and to reimburse the Expense Reserve Fund from time to time. The Certificate Account will be a Trust Asset, and investment income thereon will be payable to the Master Servicer as additional servicing compensation. See "The Pooling and Servicing Agreements -- Certificate Account" in the accompanying prospectus.

     Distribution Account. The Trustee will establish and maintain the Distribution Account and the REMIC I Distribution Account, as a segregated account or subaccount, as applicable, in the name of the Trustee for the benefit of the certificateholders. With respect to each Distribution Date, the Master Servicer will deposit in the REMIC I Distribution Account, to the extent of funds on deposit in the Certificate Account, on or before the Remittance Date an aggregate amount of immediately available funds equal to the Available Distribution Amount. To the extent not included in Available Distribution Amount, the Master Servicer will remit to the Trustee all P&I Advances for deposit into the REMIC I Distribution Account on or before the related Remittance Date. See "Description of the Certificates -- Distributions on the Certificates" in this prospectus supplement.

  Credit Lease Loan Accounts

     Rent Escrow Account. The Master Servicer will, pursuant to the Pooling Agreement, establish and maintain the Rent Escrow Account, a segregated account into which it will be required to deposit, within one Business Day of receipt, all monthly rental payments received from the Credit Lease Tenants. Amounts remaining in the Rent Escrow Account with respect to a Credit Lease Loan that are not required to be deposited in the Certificate Account, the Borrower Reserve Fund or another account will be remitted to the related borrower; provided, however, that in no event will any such amounts be remitted to any borrower that is in default beyond any applicable grace period under the terms of the related mortgage loan documents. The Rent Escrow Account will be beneficially owned by the borrowers. Investment income thereon will be paid to the Master Servicer as additional servicing compensation.

     Borrower Reserve Fund. The Master Servicer will, pursuant to the Pooling Agreement, administer the Borrower Reserve Fund into which it will deposit, on each Due Date, amounts, if any, required to be reserved by the borrowers for the payment of expenses related to the operation, maintenance or repair of the mortgaged property. All deposits and withdrawals from the Borrower Reserve Fund will be made in accordance with a borrower reserve agreement entered into by the related borrower (which borrower reserve agreement will be assigned to the trust on the Closing Date). The Borrower Reserve Fund will be beneficially owned by the related borrowers and pledged as collateral to secure the obligations of the borrower under the loan documents. Unless otherwise provided in the related Borrower Reserve Agreement, investment income earned in funds in deposit in the Borrower Reserve Fund will added to the balance thereof and will be available to make payments in the manner specified in the Borrower Reserve Agreement.

     Expense Reserve Fund. The Master Servicer will, pursuant to the Pooling Agreement, establish and maintain the Expense Reserve Fund into which it will deposit monthly, with respect to each Credit Lease Loan, an amount equal to 0.3% of each monthly rental payment (the "Servicer Reserve Amount") to fund the Expense Reserve Fund. The Expense Reserve Fund will be beneficially owned by CLF, as Loan Seller of the Credit Lease Loans and pledged to the trust and will be an outside reserve fund excluded from REMIC I and REMIC II. The Master Servicer is permitted to make withdrawals from funds on deposit in the Expense Reserve Fund (up to the full amount on deposit therein) at any time to (1) to provide additional funds for use by the Master Servicer when performing Servicer Protective Actions, (2) to pay trust expenses, if any, (3) as an additional source of funds for advances with respect to Credit Lease Loans and, in certain circumstances, to reimburse the Master Servicer, the Trustee or the Fiscal Agent, as applicable, such advances later deemed to be nonrecoverable, (4) to cover Prepayment Interest Shortfalls which might arise upon certain payments under the Lease Enhancement Policies, and (5) as credit support to the extent the Available Distribution Amount is insufficient as a result of losses incurred on the Credit Lease Loans to make all distributions required to be made on a Distribution Date. Any amounts remaining in the Expense Reserve Fund after all withdrawals required or permitted therefrom pursuant to the Pooling Agreement will be paid to CLF following the termination of the Trust. See "The Enhanced Lease Program -- The Expense Reserve Fund" in Annex C of this prospectus supplement.

     The Certificate Account and the Distribution Account will be Eligible Accounts held in the name of the Trustee (or, in the case of the Certificate Account, the Master Servicer on behalf of the Trustee) on behalf of the certificateholders, and the Trustee (and, in the case of the Certificate Account, the Master Servicer) will be authorized to make withdrawals therefrom. In addition, the Expense Reserve Fund will be an Eligible Account and, to the extent consistent with the loan documents, the Rent Escrow Account and the Borrower Reserve Funds will be Eligible Accounts. An "Eligible Account" is either (1) an account maintained with a depository institution or trust company, the long-term, senior unsecured debt obligations of which are rated at least "Aa3" by Moody's and "AA-" by each of S&P and DCR if the deposits are to be held in such account for more than 30 days or the short-term debt obligations of which have a short-term rating of not less than "P-1" by Moody's and "A-1" from S&P and "D-1" from DCR if the deposits are to be held in such account for 30 or less days, or such other account or accounts with respect to which each of the Rating Agencies will have confirmed in writing that the then current rating assigned to any of the certificates that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn, as applicable, by reason thereof, or (2) a segregated trust account or accounts maintained with a federally or state-chartered depository institution or trust company acting in its fiduciary capacity, having, in either case, a combined capital and surplus of at least $100,000,000, and subject to supervision or examination by state or federal authority and subject to regulations regarding fiduciary funds on deposit substantially similar to 12 C.F.R. sec.9.10(b), or otherwise confirmed in writing by each of the Rating Agencies that the maintenance of such account will not, in and of itself, result in a downgrade, withdrawal or qualification, as applicable, of the then-current rating then assigned by such Rating Agency to any class of certificates. Amounts on deposit in Eligible Accounts may be invested in certain United States government securities and other high-quality investments specified in the Pooling Agreement.

     Investment of Funds. Each of the Rent Escrow Account, the Borrower Reserve Fund and the Expense Reserve Fund will be Eligible Accounts to the extent consistent with the related loan documents. Amounts paid by each borrower pursuant to the loan documents will be pledged as collateral for the related Loan and will be held in an Eligible Account.

                                                        Tenant
                                        |
                                        | 30th - 15th
                                        |
                                  Rent Escrow
                                    Account
                                        |
                                        | Determination Date
       _____________________________________________________________
      |               |                 |                           |
   Expense        Certificate          Borrower Reserve Fund      Borrower
Reserve Fund        Account               (As Applicable)     (As Applicable)
             (when     |
           applicable) |
                       |    Remittance
                       |       Date
         (Advances)    |
                       |
Servicer, Trustee    Distribution       Trustee, Servicer & Special
  Fiscal Agent         Account          Servicer Fees Expenses and
                       |                Advances (with interest)
                       |
                       |    Distribution
                       |        Date
                       |
                   Priority of
                     Payment



REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, on each Distribution Date the Trustee will be required to provide or make available, either in electronic format or by first-class mail, to the holders of each Class of REMIC Regular Certificates, the following statements and reports (collectively, the "Distribution Date Statement") substantially in the forms set forth in Annex B (although such forms may be subject to change over time) and substantially containing the information set forth below:

          (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates and applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC Regular Certificates allocable to Distributable Certificate Interest and Prepayment Premiums; (iii) the Available Distribution Amount for such Distribution Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Distribution Date; (v) the aggregate Stated Principal Balance of the Loan Pool outstanding immediately before and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Loan Rate of the Loan Pool as of the end of the Collection Period for the prior Distribution Date; (vii) as of the close of business on the last day of the most recently ended calendar month, the number and aggregate unpaid principal balance of Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, and (D) as to which foreclosure proceedings have been commenced; (viii) with respect to any REO Property included in the Trust Fund as of the end of the Collection Period for such Distribution

     Date, the principal balance of the Loan as of the date such Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable Certificate Interest in respect of each Class of REMIC Regular Certificates for such Distribution Date; (x) the aggregate amount of Distributable Certificate Interest payable in respect of each Class of REMIC Regular Certificates on such Distribution Date, including, without limitation, any Distributable Certificate Interest remaining unpaid from prior Distribution Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC Regular Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC Regular Certificates for such Distribution Date;
     (xiii) the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and, aggregated by type, all Additional Trust Fund Expenses incurred during the related Collection Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC Regular Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior Distribution Date; and (xvii) a brief description of any material waiver, modification or amendment of any Loan entered into by the Master Servicer or Special Servicer pursuant to the Pooling Agreement during the related Collection Period. In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

          (2) A report containing information regarding the Loans as of the close of business on the immediately preceding Determination Date, which report shall contain certain of the categories of information regarding the Loans set forth in this prospectus supplement in the tables under the caption "Annex A: Certain Characteristics of the Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement on Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the Trustee on the Business Day prior to each Distribution Date, and the Trustee is to provide or make available, either in electronic format or by first-class mail to each Certificateholder, and, if requested in writing, any potential investor in the Certificates, on each Distribution Date, the following five reports (the "Servicer Reports"), all of which will be made available electronically or by first-class mail to any Certificate Owner or any Person identified to the Trustee by any Certificate Owner as a prospective transferee of a Certificate, the Rating Agencies, the underwriters of the Certificate and any party to the Pooling Agreement via the Trustee's Website with the use of a personal password provided by the Trustee to such Person of a certification in the form attached to the Pooling Agreement; provided that the Rating Agencies and Parties to the Pooling Agreement will not be required to provide such information:

          (1) A "Delinquent Loan Status Report" setting forth, among other things, those Loans which, as of the close of business on the last day of the most recently ended calendar month, were delinquent 30-59 days, delinquent 60-89 days, delinquent 90 days or more, current but specially serviced, or in foreclosure but not REO Property.

          (2) An "Historical Loan Modification Report" setting forth, among other things, those Loans which, as of the close of business on the immediately preceding Determination Date, have been modified pursuant to the Pooling Agreement (i) during the Collection Period ending on such Determination Date and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

          (3) An "Historical Loss Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date,
     (i) the aggregate amount of Liquidation Proceeds received, and liquidation expenses incurred, both during the Collection Period ending on such Determination Date and historically, and (ii) the amount of Realized Losses occurring during such Collection Period and historically, set forth on a Loan-by-Loan basis.

          (4) A "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the immediately preceding Determination Date, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property (net of related expenses) and other amounts, if any, received on such REO Property during the Collection Period ending on such Determination Date and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Master Servicer as of such Determination Date (including any prepared internally by the Special Servicer).

          (5) A "Special Servicer Loan Status Report" setting forth, among other things, as of the close of business on the immediately preceding Determination Date, (i) the aggregate principal balance of all Specially Serviced Loans and (ii) a loan-by-loan listing of all Specially Serviced Loans indicating their status, date and reason for transfer to the Special Servicer.

     None of the Distribution Date Statement or the Servicer Reports will include any information that the Master Servicer deems to be confidential. The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related Distribution Date. None of the Master Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer or the Trustee, as applicable.

     The Master Servicer is also required to deliver to the Trustee, within 105 days (or 180 days, in the case of annual operating information) following the end of each calendar quarter, commencing with the calendar quarter ending June 30, 1999, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" in electronic form containing revenue, expense and net operating income information normalized using the methodology described in Annex A as of the end of such calendar quarter (but only to the extent, in the case of a Mortgaged Property, that the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter. Certificate Owners who have certified to the Master Servicer as to their beneficial ownership of any Offered Certificate may, to the extent such owners request them, obtain copies of any of the Operating Statement Analyses described above. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Loan Sellers and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     The Trustee will make available each month, to any interested party, the Distribution Date Statement via the Trustee's Website. The Trustee's Website will be located at "www.lnbabs.com". In addition, the Trustee will also make Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file format available each month to any Certificateholder, any Certificate Owner, the Rating Agencies, the parties hereto or any other interested party via the Trustee's Website. For Certificateholders that have obtained an account number on the Trustee's Automatic Statements Accessed by Phone ("ASAP") System, the foregoing report or a summary report of bond factors may be obtained from the Trustee via automated facsimile by placing a telephone call to (714) 282-5518 and following the voice prompts to request "statement number 291." Account numbers on the ASAP System may be obtained by calling the same telephone number and following the voice prompts for obtaining account numbers. Separately, bond factor information may be obtained from the Trustee by calling (800) 246-5761. In addition, if the Depositor so directs the Trustee, and on terms acceptable to the Trustee, the Trustee will make available through its electronic bulletin board system, on a confidential basis, certain information related to the Loans. The bulletin board is located at (714)

282-3990. Certificateholders that have an account on the bulletin board may retrieve the loan level data file for each transaction in the directory. An account number may be obtained by typing "new" upon logging into the bulletin board. A directory has been set up on the bulletin board in which an electronic file is stored containing monthly servicer data. All files are compressed before being put into the directory and are password protected. Passwords to each file will be released by the Trustee. The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website or electronic bulletin board, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the Certificates -- Reports to Certificateholders" in the accompanying prospectus.

     Other Information. The pooling and servicing agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by the Certificate Insurer or any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of, among other things, the following items: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Loans -- Evidence as to Compliance" in this prospectus supplement, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Loans -- Evidence as to Compliance" in this prospectus supplement, and (c) the Mortgage Note, Mortgage and other legal documents relating to each Loan, including any and all modifications, waivers and amendments of the terms of a Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Master Servicer as a prospective transferee of an Offered Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "-- Reports to Certificateholders; Certain Available Information -- Trustee Reports" above; provided that, until the Trustee has either disclosed such information to all Certificateholders along with the Distribution Date Statement or such information has been properly filed with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master Servicer is entitled to withhold such item of information from any Certificateholder or Certificate Owner or prospective transferee of a Certificate or an interest therein; and, provided, further, that the Master Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Loan.

     The Trustee and, subject to the last sentence of the prior paragraph, the Master Servicer will each make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee and Master Servicer may each require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee or Master Servicer, as applicable, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such

Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling Agreement, 95% of the voting rights for the Certificates (the "Voting Rights") shall be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Certificate Balances of their Certificates and 5% of the Voting Rights shall be allocated to the holders of the Class X Certificates in proportion to their Notional Amounts. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the percentage interests in such Class evidenced by their respective Certificates. See "Description of the Certificates -- Voting Rights" in the accompanying prospectus.

TERMINATION

     The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase of all of the Loans and REO Properties remaining in the Trust Fund by the Master Servicer or by any holder or holders (other than the Depositor or Loan Sellers) of Certificates representing a majority interest in the Controlling Class. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer or the majority holder(s) of the Controlling Class of all the Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Loans then included in the Trust Fund (other than any Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Master Servicer) the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master Servicer or the majority holder(s) of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Loan Pool be less than 1.0% of the Initial Pool Balance. The purchase price paid by the Master Servicer or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

                        THE TRUSTEE AND THE FISCAL AGENT

THE TRUSTEE

     LaSalle National Bank, a national banking association with its principal offices located in Chicago, Illinois, will act as Trustee on behalf of the certificateholders. As compensation for its services, the Trustee will be entitled to receive a fee payable from funds on deposit in the Distribution Account. In addition, the Trustee will be obligated to make any advance required to be made to the extent no funds are available from the Expense Reserve Fund to make such advance, but not made, by the Master Servicer under the Pooling Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master Servicer to make such Servicing Advance), provided that the Trustee will not be obligated to make any advance that it deems to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Master Servicer that an advance, if made, would be a nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate or the Reimbursement Rate, as applicable) for each advance made by it in the same manner and to the same extent as, but prior to, the

Master Servicer. The corporate trust office of the Trustee is located at 135 South LaSalle Street, Chicago, Illinois 60674, Attention: Asset Backed Securities Trust Services Group -- NationsLink 1999-LTL-1.

     The Trustee will make no representation as to the validity or sufficiency of the Pooling Agreement, the certificates, the Loans or related documents or the sufficiency of this prospectus supplement and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or the Special Servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the Certificate Account or any other account maintained by or on behalf of the Master Servicer or the Special Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the Pooling Agreement. However, upon receipt of any of the various resolutions, statements, opinions, reports, documents, orders or other instruments required to be furnished to it pursuant to the Pooling Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling Agreement (to the extent set forth therein) without responsibility for investigating the contents thereof.

     LaSalle National Bank is rated "AA-" by S&P and "Aa3" by Moody's. The Rating Agencies have indicated that the Trustee is acceptable for the purposes of its obligations hereunder based on the credit rating of its indirect corporate parent, ABN AMRO Bank N.V.

     Pursuant to the Pooling Agreement, the Trustee will be entitled to a monthly fee (the "Trustee Fee"; and, together with the Master Servicing Fee (including the Standby Fee), the "Administrative Fees") payable out of general collections on the Loans and any REO Properties.

     The Trustee will also have certain duties with respect to REMIC administration (in such capacity the "REMIC Administrator"). See "Certain Federal Income Tax Consequences -- REMICs -- Reporting and Other Administrative Matters" and "The Pooling and Servicing Agreements -- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor", "-- Events of Default" and "-- Rights Upon Event of Default" in the accompanying prospectus.

CERTAIN MATTERS REGARDING THE TRUSTEE

     The Trustee will be entitled to indemnification, from amounts held in the Certificate Account, for any loss, liability, damages, claim or expense arising in respect of the Pooling Agreement or the certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60674.

     In the event that the Master Servicer and the Trustee fail to make a required advance and no funds are available from the Expense Reserve Fund to make such advance, the Fiscal Agent will be required to make such advance; provided, that the Fiscal Agent will not be obligated to make any advance that it deems to be nonrecoverable. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer or the Trustee, as applicable, that an advance, if made, would be nonrecoverable. The Fiscal Agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Trustee and the Master Servicer.

     The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling Agreement, the certificates, the Loans or related documents or the sufficiency of this prospectus supplement. The duties and obligations of the Fiscal Agent will consist only of making advances as described in "Servicing of the Loans -- Advances" in this prospectus supplement. The Fiscal Agent will not be liable except for the performance of such duties and obligations.

     ABN AMRO Bank N.V. is rated "AA" by S&P and "Aa2" by Moody's.

                            THE ENHANCEMENT INSURER

     Lexington Insurance Co. is a capital stock insurance company and a wholly-owned subsidiary of the American International Group, Inc. The Enhancement Insurer's financial strength has been rated "AAA" (or its equivalent) or otherwise approved by each Rating Agency. The executive office of Lexington Insurance Co. is located at 200 State Street, Boston, Massachusetts 02109.

                             THE EXTENSION INSURER

     Columbia Insurance Company (the "Extension Insurer") is a capital stock insurance company and a wholly-owned subsidiary of Berkshire Hathaway, Inc. The Enhancement Insurer's financial strength paying ability has been rated "AAA" (or its equivalent) or is otherwise approved by each Rating Agency. The executive office of the Extension Insurer is located at 3024 Harney Street, Omaha, Nebraska 68131.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General.  The yield on any Offered Certificate will depend on:

         - the price at which such Certificate is purchased by an investor; and

         - the rate, timing and amount of distributions on such Certificate.

     The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things,

         - the Pass-Through Rate for such Certificate (which is fixed in the case of each Class of Offered Certificates other than the Class X Certificates);

         - the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Balance or Notional Amount of the Class of Certificates to which such Certificate belongs;

         - the rate, timing and severity of Realized Losses on or in respect of the Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of Certificates to which such Certificate belongs;

         - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs; and

         - the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

     Class X Certificate Pass-Through Rate. The Pass-Through Rate applicable to the Class X Certificates will be variable and will be calculated based in part on the weighted average of the Net Loan Rates on the Loans from time to time. Accordingly, the yield on such Certificates will be sensitive to changes in the relative composition of the Loan Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Loans following default. The Pass-Through Rate and yield to maturity of the Class X Certificates will be adversely affected if Loans with relatively higher Rates amortize and/or prepay faster than Loans with relatively lower Loan Rates. See "Description of the Certificates -- Distributions on the Certificates" and "Description of the Loan Pool" in this prospectus supplement and "-- Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to holders of the Class X Certificates will be extremely sensitive to, and the yield to holders of any other Class of Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of reductions of the Certificate Balances or Notional Amount, as the case may be, of such Class of Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the related Certificate Balances thereof are reduced to zero. Following retirement of the Class A Certificates, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the other Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. The Notional Amount of the Class X Certificates will equal approximately 99.99% of the aggregate Certificate Balances of the Classes of Sequential Pay Certificates outstanding from time to time. Consequently, the rate and timing of reductions of the Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Loans out of the trust). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Loans -- Modifications, Waivers, Amendments and Consents" herein and "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Loans are distributed or otherwise result in a reduction of the Certificate Balance or Notional Amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Class X Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Loans is distributed or otherwise results in reduction of the notional amount of a Class X Certificate or the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Investors in the Class X Certificates should fully consider the risk that an extremely rapid rate of principal payments on the Loans could result in the failure of such investors to fully recoup their initial investments. Because the rate of principal payments on or in respect of the Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of loans comparable to the Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated to the respective Classes of Sequential Pay Certificates (which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the Class A Certificates), in reverse alphabetical order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the Class A-1, Class A-2 and Class A-3 Certificates pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero. Any such reduction in the Certificate Balance of a Class of Sequential Pay Certificates will cause a corresponding reduction of the Notional Amount of the Class X Certificates.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each Distribution Date will be allocated to the respective Classes of REMIC Regular Certificates (in each case, to reduce the amount of interest otherwise payable thereon on such Distribution Date) as follows: first, to the respective Classes of REMIC Regular Certificates (other than the Senior Certificates) sequentially in reverse alphabetical order of Class designation, in each case up to an amount equal to the lesser of any remaining unallocated portion of such Net Aggregate Prepayment Interest Shortfall and any Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date; and, thereafter, if and to the extent that any portion of such Net Aggregate Prepayment Interest Shortfall remains unallocated, among the respective Classes of Senior Certificates, up to, and pro rata in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Senior Certificates for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Loans (for example, Prepayment Premiums, Lock-out Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, hotel rooms, industrial space, or office space, as the case may be, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors -- Risks Related to the Loans", "Description of the Loan Pool" and "Servicing of the Loans" in this prospectus supplement and "The Pooling and Servicing Agreements" and "Yield and Maturity
Considerations -- Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Loan Rate at which a Loan accrues interest, a borrower may have an increased incentive to refinance such Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Loan Rate for any Loan, such Loan may be less likely to prepay.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     If a Loan is not in a Lock-out Period, any Prepayment Premium in respect of such Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See "Description of the Loan Pool -- Certain Terms and Conditions of the Loans" in this prospectus supplement.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate (other than a Class X Certificate) refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of any such Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Offered Certificate belongs. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Certificates until the Certificate Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the other Classes of Sequential Pay Certificates, sequentially in alphabetical order of Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A Certificates may be shorter, and the weighted average lives of the other Classes of Sequential Pay Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

     Prepayments on loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Loans is prepaid before maturity. The columns headed "5%", "10%", "25%", "50%", "75%" and "100%" assume that no prepayments are made on any Loan during such Loan's Lock-out Period, if any, or during such Loan's yield maintenance period, if any, and are otherwise made on each of the Loans at the indicated CPRs. There is no assurance, however, that prepayments of the Loans (whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Loans will prepay in accordance with the assumptions at the same rate or that Loans that are in a Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Loan provides that voluntary prepayments be accompanied by a Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate Balances of the Class A and Class B Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Loans have the characteristics set forth on Annex A and the Pool Balance as of the Commencement Date is approximately $492,491,697, (ii) the Pass-Through Rate and the initial Certificate Balance or Notional Amount, as the case may be, of each Class of Offered Certificates are as described herein, (iii) the scheduled Monthly Payments for each Loan that accrues interest on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 Basis"), are based on such Loan's Cut-off Date Balance, calculated remaining amortization term as of the Cut-off Date and Loan Rate as of the Cut-off Date, and the scheduled Monthly Payments for each Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments, (iv) there are no delinquencies or losses in respect of the Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Loans, there are no Appraisal Reduction Amounts with respect to the Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly Payments on the Loans are timely received on the first day of each month, (vi) no voluntary or involuntary prepayments are received as to any Loan during such Loan's Lock-out Period ("LOP"), if any, or yield maintenance period ("YMP"), if any, and, otherwise, prepayments are made on each of the Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Loans on partial voluntary principal prepayments), (vii) neither the Master Servicer nor any majority holder(s) of the Controlling Class exercises its or exercise their right of optional termination described herein,
(viii) no Loan is required to be repurchased by NationsBank, N.A. or CLF, (ix) no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums are collected, (x) there are no Additional Trust Fund Expenses, (xi) distributions on the Offered Certificates are made on the 22nd day of each month, commencing in March 1999, and (xii) the Offered Certificates are settled on February 26, 1998 (the "Settlement Date"). To the extent that the Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Class A-1, Class A-2, Class A-3, and/or Class B Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                         PREPAYMENT ASSUMPTION (CPR)
                                                ----------------------------------------------
                    DATE                          0%        4%        8%       12%       16%
                    ----                        ------    ------    ------    ------    ------
Delivery Date...............................    100.00    100.00    100.00    100.00    100.00
January 20, 1999............................
January 20, 2000............................
January 20, 2001............................
January 20, 2002............................
January 20, 2003............................
January 20, 2004............................
January 20, 2005............................
January 20, 2006............................
January 20, 2007............................
Weighted Average Life (year)................

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                                         PREPAYMENT ASSUMPTION (CPR)
                                                ----------------------------------------------
                    DATE                          0%        4%        8%       12%       16%
                    ----                        ------    ------    ------    ------    ------
Delivery Date...............................    100.00    100.00    100.00    100.00    100.00
January 20, 1999............................
January 20, 2000............................
January 20, 2001............................
January 20, 2002............................
January 20, 2003............................
January 20, 2004............................
January 20, 2005............................
January 20, 2006............................
January 20, 2007............................
January 20, 2008............................
Weighted Average Life (years)...............

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
                THE CLASS A-3 CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                               PREPAYMENT ASSUMPTION (CPR)
                                    --------------------------------------------------
               DATE                   0%         4%         8%        12%        16%
               ----                 ------     ------     ------     ------     ------
Delivery Date.....................  100.00     100.00     100.00     100.00     100.00
January 20, 1999..................
January 20, 2000..................
January 20, 2001..................
January 20, 2002..................
January 20, 2003..................
January 20, 2004..................
January 20, 2005..................
January 20, 2006..................
January 20, 2007..................
January 20, 2008..................
Weighted Average Life (years).....

             PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE
                   CLASS B CERTIFICATES AT THE SPECIFIED CPRS
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

                                               PREPAYMENT ASSUMPTION (CPR)
                                    --------------------------------------------------
               DATE                   0%         4%         8%        12%        16%
               ----                 ------     ------     ------     ------     ------
Delivery Date.....................  100.00     100.00     100.00     100.00     100.00
January 20, 1999..................
January 20, 2000..................
January 20, 2001..................
January 20, 2002..................
January 20, 2003..................
January 20, 2004..................
January 20, 2005..................
January 20, 2006..................
January 20, 2007..................
January 20, 2008..................
Weighted Average Life (years).....

YIELD SENSITIVITY OF THE CLASS X CERTIFICATES

     The yield to maturity of the Class X Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on or in respect of the Loans. Investors in the Class X Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Loans could result in the failure of such investors to recoup fully their initial investments.

     The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class X Certificates for the specified CPRs based on the Maturity Assumptions. In addition, it was assumed, when specifically indicated in a particular table, that 50% (or, if so specified, 100%) of any Prepayment Premium calculated as a declining percentage of the amount prepaid (a "Decl. % Premium") is collected in connection with each prepayment as to which such a Prepayment Premium is applicable. It was further assumed that the purchase price of the Class X Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, without accrued interest.

     The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class X Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class X Certificates when such reinvestment rates are considered).

     The characteristics of the Loans may differ from those assumed in preparing the tables below. In addition, there can be no assurance that the Loans will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the Class X Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class X Certificates will be as assumed. In addition, it is unlikely that the Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class X Certificates.

                        PRE-TAX YIELD TO MATURITY (CBE)
                          OF THE CLASS X CERTIFICATES
      (PREPAYMENTS LOCKED OUT THROUGH LOP AND YMP, THEN THE FOLLOWING CPR)

       ASSUMED                                      PREPAYMENT ASSUMPTION (CPR)
      PURCHASE                 ----------------------------------------------------------------------
        PRICE                    0%              4%              8%             12%             16%
      --------                 ------          ------          ------          ------          ------
%....................                %               %               %               %               %

                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered Certificates will be used by the Depositor to purchase the Loans from the Loan Sellers described under "Description of the Certificates -- General," and to pay certain expenses in connection with the issuance of the Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Elections will be made to treat two segregated pools of assets comprising the trust as two separate REMICs (respectively, REMIC I and REMIC II) for federal income tax purposes. Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, will deliver its opinion that, assuming compliance with the provisions of the Pooling Agreement, the trust will qualify for federal income tax purposes as two separate REMICs, within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and
(i) the Class A-1, Class A-2, Class A-3, Class X, Class B, Class C, Class D, Class E, Class F and Class G Certificates (the "REMIC Regular Certificates") evidence the "regular interests" in REMIC II and (ii) the Class R-I and Class R-II Certificates will be the sole classes of "residual interest" in the REMIC I and REMIC II, respectively, each within the meaning of the REMIC Provisions in effect on the Closing Date. References in this prospectus supplement to "the REMIC" are to either or both of REMIC I and REMIC II, as appropriate.

STATUS OF OFFERED CERTIFICATES

     Offered Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest on the Offered Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the Trust Assets would be so treated. If at all times 95% or more of the Trust Asset qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to certificateholders qualify for such treatment. Offered Certificates held by a domestic building and loan association will constitute "loans... secured by an interest in real property which is ... residential real property" within the meaning of Code
Section 7701(a)(19)(C)(v) only to the extent of Loans secured by mobile home community properties (1.86% of the aggregate Cut-off Date Balance). Offered Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(3)(A)(i). Offered Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1). The Small Business Job Protection Act of 1996 repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. Certain classes of the Offered Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" in the accompanying prospectus.

     Although unclear for federal income tax purposes, unless otherwise required by applicable regulations, the Trustee will be directed in the Pooling Agreement to treat the Class X Certificates as issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over their issue price (including accrued interest). Original issue discount with respect to the Class X

Certificates generally will accrue as set forth in the second succeeding paragraph. However, any "negative" amounts of original issue discount on the Class X Certificates attributable to rapid prepayments with respect to the Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a Class X Certificateholder may be entitled to a loss deduction to the extent if becomes certain that such certificateholder will not recover a portion of its basis in such Certificate, assuming no further prepayments. See "Certain Federal Income Tax Considerations -- Taxation of Offered Certificates -- Treatment of Losses" in the accompanying prospectus. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the contingent interest rules in the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Class X Certificates. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any net reduction in the income accrual for the taxable year below zero (a "Negative Adjustment") would be treated by a certificateholder as ordinary loss to the extent of prior income accruals and would be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amounts of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition on retirement of the debt obligation.

     For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR. See "Yield, Prepayment and Maturity
Considerations -- Prepayments and Weighted Average Lives" in this prospectus supplement. No representation is made as to the rate, if any, at which the mortgage loans will prepay.

     Although not free from doubt, it is anticipated that any prepayment premiums will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become distributable to such beneficial owners.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY AND OTHER TAXES

     In general, the Special Servicer will be obligated to operate and manage any mortgaged property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the trust's federal income tax reporting position with respect to income it is anticipated that the trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Provisions (an "REO Tax"). To the extent that income the trust receives from an REO Property is subject to a tax on "net income from foreclosure property," such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

REPORTING REQUIREMENTS

     Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of Offered Certificates and the IRS; holders of Offered Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring an Offered Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS.

     As applicable, the Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     A fiduciary of a retirement plan or other employee benefit plan or arrangement, including individual retirement accounts, annuities, Keogh plans and collective investment funds and separate accounts in which such plans, annuities, accounts or arrangements are invested, that is subject to Title I of ERISA or Section 4975 of the Code or a governmental plan, as defined in Section 3(32) of ERISA, that is subject to any Similar Law (each, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA, the Code or Similar Law or whether there exists any statutory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     Certain transactions involving the trust might be deemed to constitute prohibited transactions under ERISA and the Code or Similar Law with respect to a Plan that purchases an Offered Certificate if the Trust Assets are deemed to be assets of the Plan. The United States Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. Section 2510.3-101 (the "DOL Regulations") defining the term "plan assets". Under the DOL Regulations, generally, when a Plan makes an equity investment in another entity (such as the Trust), the underlying assets of that entity may be considered plan assets unless certain exceptions apply. There can be no assurance that any of the exceptions set forth in the DOL Regulations will apply to the purchase and holding of Offered Certificates. If the Loans or other Trust Assets constitute plan assets, then any party exercising management or discretionary control regarding those assets might be a Plan fiduciary, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and the Code or Similar Law.

     Certain affiliates of the Depositor might be considered or might become fiduciaries or other Parties in Interest with respect to investing Plans. Moreover, the Trustee, the Master Servicer or any other servicer, and the Enhancement Insurer, the Extension Insurer or any other issuer of a credit support instrument relating to the Trust Assets or any of their respective affiliates might be considered fiduciaries or other Parties in Interest with respect to investing Plans. Prohibited transactions within the meaning of ERISA and the Code or Similar Law could arise if Offered Certificates are acquired by a Plan with respect to which any such person is a Party in Interest.

     Under current law, the purchase and holding of any Subordinate Certificates by or on behalf of a Plan may result in prohibited transactions under ERISA,
Section 4975 of the Code, or Similar Law. Accordingly, each transferee of any Subordinate Certificate, or beneficial interest therein, will be deemed to represent either (a) that it is not a Plan or a person acting on behalf of a Plan or using the assets of a Plan to acquire any Subordinate Certificate, or
(b) that it is an insurance company using the assets of its general account under circumstances whereby the purchase and the subsequent holding of any Subordinate Certificate by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60"). Accordingly, the following discussion does not purport to discuss the considerations under ERISA,
Section 4975 of the Code or Similar Law with respect to the purchase, holding or disposition of any Subordinate Certificates, and for purposes of the following discussion all references to the Offered Certificates will be deemed to exclude any Subordinate Certificates.

     The DOL has granted to BankAmerica Corporation an individual prohibited transaction exemption, PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993) (the "Exemption"), from certain of the prohibited transaction rules with respect to the initial purchase, the holding and the subsequent resale by a Plan of certificates, such as the Offered Certificates, underwritten by the Underwriter and representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that certain conditions set forth in the Exemption are satisfied. The loans described in the Exemption include credit lease backed mortgage loans and mortgage loans such as the Loans.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of the Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Offered Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by DCR, S&P, Moody's Investors Service, Inc. or Fitch Investors Service, L.P. Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of (1) the Depositor, (2) the Underwriter, (3) the Trustee, (4) the Master Servicer or the Special Servicer, (5) the Enhancement Insurer, (6) the Extension Insurer, (7) any obligor with respect to more than 5% of the unamortized principal balance of the Loans or (8) any affiliate or successor of a person described in (1) to (7) above. Fifth, the sum of all payments made to and retained by Underwriter in connection with the underwriting of the Offered Certificates must represent not more than reasonable compensation for its services; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Loans to the Trust must represent not more than the fair market value of such Loans; and the sum of all payments made to and retained by the Master Servicer or the Special Servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Because the Senior Certificates are not subordinated to any other class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Class A Certificates that they be rated not lower than "AAA" by the Rating Agencies. As of the Closing Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, the Senior Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating purchasing a Senior Certificate, whether in the initial issuance of such Certificates or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Senior Certificate.

     The Exemption provides that, if the sixth condition that the investing Plan be an accredited investor is not satisfied with respect to the acquisition or holding by a Plan of the Offered Certificates, the underwriter, sponsor, trustee, servicer, insurer and obligor will not be denied the relief provided in the Exemption if the condition is disclosed in this prospectus supplement and the Trustee obtains a representation from each initial purchaser of Offered Certificates which is a Plan that it is in compliance with such condition and obtains a covenant from each initial purchaser to the effect that, as long as such initial purchaser (or any transferee of the initial purchaser's Certificates) is required to obtain from its transferee a representation regarding compliance with the Securities Act, any such transferees will be required to make a representation regarding compliance with the sixth condition. This provision does not apply to an underwriter, sponsor, trustee, servicer, insurer or obligor if it or any of its affiliates has discretionary authority or renders investment advice with respect to the Plan assets used by a Plan to acquire Offered Certificates.

     The Exemption also requires that the trust meet the following requirements:
(i) the Trust Assets must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of DCR, S&P, Moody's or Fitch IBCA, Inc. for at least one year prior to the Plan's acquisition of Offered Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Offered Certificates to Plans in the initial issuance of such Offered Certificates, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates to Plans in the initial issuance of such Offered Certificates when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Offered Certificates is (a) an obligor with respect to 5% or less of the fair market value of a Loan or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. Among the specific conditions that must be satisfied is the condition that immediately after the acquisition of the Offered Certificates no more than 25% of the assets of the Plan with respect to which the person is a fiduciary are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that (i) the Senior Certificates constitute "certificates" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including, with respect to governmental plans, any exemptive relief afforded under Similar Law. A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of any class of Offered Certificates for legal investment, financial institution, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the accompanying prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter (the "Underwriting Agreement"), the Offered Certificates will be purchased from the Depositor by the Underwriter upon issuance. The Underwriter is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses
payable by the Depositor, will be an amount equal to approximately   % of the
initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on all the Offered Certificates, before deducting expenses payable by the Depositor.

     The Underwriter has agreed in the Underwriting Agreement to purchase the aggregate principal balance or notional amount, as the case may be, of each Class of Offered Certificates.

     Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriter that the Underwriter presently intends to make a market in the Offered Certificates; however, neither Underwriter has any obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors -- Risks Related to the Certificates in this prospectus supplement and "Risk Factors -- Limited Liquidity of Offered Certificates" in the accompanying prospectus.

     The Depositor has agreed to indemnify the Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to each Underwriter and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. Each of the Mortgage Loan Sellers has agreed to indemnify the Depositor, its officers and directors, the Underwriter, and each person, if any, who controls the Depositor or the Underwriter within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the Securities Act, relating to certain of the Loans.

                                 LEGAL MATTERS

     Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York, and for the Underwriter by Thacher, Proffitt & Wood, New York, New York.

                                    RATINGS

     It is a condition to the issuance of the Offered Certificates that they receive credit ratings no lower than the following credit ratings from the Rating Agencies:

                                                              DCR   S&P   MOODY'S
                                                              ---   ---   -------
Class A-1...................................................  AAA   AAA     Aaa
Class A-2...................................................  AAA   AAA     Aaa
Class A-3...................................................  AAA   AAA     Aaa
Class X.....................................................  AAA   AAAr    Aaa
Class B.....................................................   AA    AA     Aa2

     The ratings of the Rating Agencies on the certificates address the likelihood of the receipt of full and timely payment thereon of interest and, to the extent applicable, the ultimate payment thereon of principal on the certificates by the Rated Final Distribution Date. The ratings take into consideration the credit quality of the Credit Leases, structural aspects associated with the certificates, and the characteristics of the Loans, including the extent to which the payment stream from the Loans is adequate to make payments of principal and interest required under the certificates. The ratings on the certificates do not represent any assessment of (1) the likelihood or frequency of principal prepayments or any prepayment interest shortfalls on the Loans, (2) the degree to which such principal prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment Premiums and default interest will be received or (4) the tax attributes of the certificates or the trust. Also, a rating does not represent an assessment of the yield to maturity that certificateholders may experience or the possibility that the Class X Certificateholders might suffer a lower than anticipated yield due to prepayments on and/or other liquidations of the Loans or that, as a consequence of a rapid rate of principal prepayments (including both voluntary and involuntary prepayments) and/or liquidations of Loans, the Class X Certificateholders may not fully recover their initial investments. In general, the ratings thus address credit risk and not prepayment risk. A CHANGE IN THE CREDIT RATING OF THE CREDIT LEASE TENANTS AND/OR THE GUARANTORS MAY HAVE A RELATED POSITIVE OR ADVERSE EFFECT ON THE RATING OF THE CERTIFICATES. As described in this prospectus supplement, the amounts payable with respect to the Class X Certificates consist only of interest. If each Loan were to prepay in the initial month with the result that the Class X Certificateholders received only a single month's interest and thus suffered a nearly complete loss of their investment, all amounts "due" to such certificateholders would nevertheless have been paid, and such result would be consistent with "AAA" rating received on the Class X Certificates. The Class X Certificate Notional Amount upon which interest is calculated is reduced by the allocation of Realized Losses and principal prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount as so reduced from time to time. In addition, although the allocation of Appraisal Reduction Amounts will not have the effect of reducing the Notional Amount on which interest on the Class X Certificates is calculated, the increase in the Certificate Balance of the most subordinated class or classes of Certificates outstanding will have the effect of reducing the Distributable Certificate Interest of the Class X Certificates because such class or classes of certificates may have a higher Pass-Through Rate than a more senior class of certificates. Accordingly, the ratings of the Class X Certificates should be evaluated independently from similar ratings on other types of securities. Each rating assigned to the Offered Certificates should be evaluated independently of any other rating. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

     There can be no assurance that any rating agency not requested to rate the Certificates will not issue a rating to any or all classes thereof and, if so, what such rating or ratings would be. A rating assigned to any class of certificates by a rating agency that has not been requested by the Depositor to do so may be lower or higher than the rating assigned thereto by either or both of the Rating Agencies.

                         INDEX OF PRINCIPAL DEFINITIONS

                                      PAGE
                                      ----
30/360 Basis.....................  S-40, S-103
30/360 Loans.....................         S-40
Accrued Certificate Interest.....         S-84
ACMs.............................         S-55
Actual/360 Basis.................         S-40
Actual/360 Loans.................         S-40
Additional Termination or
  Abatement Rights...............         S-17
Additional Trust Fund Expenses...         S-88
Administrative Fee Rate..........    S-84, A-1
Administrative Fees..............         S-99
Advances.........................         S-74
Annual Debt Service..............          A-1
Anticipated Liquidation Value....         S-30
Appraisal Reduction Amount.......         S-89
Appraisal Value..................          A-1
ASAP.............................         S-96
Asset Status Report..............         S-71
Assumed Monthly Payment..........         S-85
Available Distribution Amount....         S-81
Bankruptcy Code..................         S-24
Bankruptcy proceedings...........         S-23
Balloon..........................          A-1
Balloon Loan.....................         S-40
Balloon Payment..................         S-40
BankAmerica......................         S-57
Blue Cross Loan..................         S-14
Blue Cross Participation.........         S-51
Blue Cross Participation
  Agreement......................   S-14, S-52
Bond Type Leases.................         S-17
Borrower Credit Lease
  Obligations....................         S-30
Borrower Reserve Fund............         S-18
Broadway at the Beach............         S-53
Broadway at the Beach Borrower...         S-53
Broadway at the Beach Loan.......         S-53
Business Day.....................          S-9
Casualty or Condemnation
  Termination or Abatement
  Rights.........................         S-17
CBE..............................        S-106
Certificate Balance..............         S-85
Certificate Owner................         S-80
Certificate Registrar............         S-80
Certificates.....................         S-80
Class............................         S-80
Class A Certificates.............         S-80
Class X Certificates.............         S-80
Class X Pass-through Rate........         S-84
CLF..............................   S-26, S-58

                                      PAGE
                                      ----
Code.............................         S-59
Collateral Substitution
  Deposit........................         S-42
Collection Period................         S-10
Controlling Class................   S-30, S-71
Controlling Class
  Certificateholder..............         S-71
Corrected Loan...................         S-70
Credit Leases....................         S-14
Credit Lease Assignment..........         S-39
Credit Lease Default.............         S-64
Credit Lease Loans...............   S-13, S-39
Credit Lease Termination
  Condition......................         S-69
Cross-Collateralized Loans.......         S-40
Cut-off Date.....................    S-9, S-39
Cut-off Date Balance.............   S-13, S-39
Cut-off Date Loan-to-Value
  Ratio..........................          A-1
Cut-off Date LTV.................          A-1
Cut-off Date LTV Ratio...........          A-1
CVS..............................         S-47
CVS Credit Leases................         S-47
CVS Loans........................         S-47
DCR..............................         S-21
Decatur Town Center Borrower.....         S-53
Decatur Town Center I............         S-53
Decatur Town Center II...........         S-53
Decatur Town Center Loan.........         S-53
Decl. % Premium..................        S-106
Defeasance.......................          A-1
Default Interest.................         S-74
Defeasance Lock-Out Period.......         S-42
Defeasance Option................         S-42
Definitive Certificate...........         S-80
Delinquent Loan Status Report....         S-95
Depositor........................          S-9
Delivery Date....................          S-9
Determination Date...............          S-9
Directing Certificateholder......   S-30, S-71
Distributable Certificate
  Interest.......................         S-83
Distribution Date................         S-10
Distribution Date Statement......         S-94
DOL..............................        S-109
DOL Regulations..................        S-109
Double Net Leases................         S-17
DTC..............................   S-20, S-80
Due Date.........................         S-40
Earthquake Zones.................         S-27
Eckerd...........................         S-50
Eckerd Credit Leases.............         S-50
Eckerd Loans.....................         S-50

                                      PAGE
                                      ----
Egleston.........................         S-53
Eligible Account.................         S-93
Enhancement Insurer..............  S-26, S-100
ERISA............................         S-20
Excluded Plan....................        S-111
Exemption........................        S-110
Expenses.........................          A-2
Extension Insurer................        S-100
FEMA.............................         S-27
FIRREA...........................         S-56
Fiscal Agent.....................          S-9
Form 8-K.........................         S-62
Free.............................          A-1
Fully Amortizing.................          A-1
GAAP.............................          A-2
Grtr.............................          A-1
Historical Loan Modification
  Report.........................         S-95
Historical Loss Report...........         S-96
Home Depot.......................         S-49
Home Depot Loans.................         S-49
Home Depot Credit Leases.........         S-49
Interest Accrual Period..........         S-10
Interested Person................         S-77
J.C. Penney......................         S-50
Leasable Square Footage..........          A-1
Lease Enhancement Policy.........         S-26
Leased Fee Value.................         S-26
Liquidation Fee..................         S-73
Liquidation Fee Rate.............         S-74
Loans............................         S-39
Loan.............................         S-38
Loan Note........................         S-39
Loan Pool (Mort. Pool)...........         S-38
Loan Rate........................   S-40, S-84
Loan Seller......................          S-9
Lock-out Period..................   S-12, S-41
LOP..............................        S-103
MAI..............................         S-56
Maintenance Termination or
  Abatement Rights...............         S-17
Major Tenants....................         S-54
Master Servicer..................          S-9
Master Servicer Remittance
  Date...........................         S-10
Master Servicing Fee.............         S-73
Master Servicing Fee Rate........         S-73
Maturity.........................          A-1
Maturity Assumptions.............        S-103
Maturity Date....................          A-1

                                      PAGE
                                      ----
Maturity Date Balance............          A-1
Maturity Date Loan-to-Value
  Ratio..........................          A-1
Maturity Date LTV................          A-1
Merger...........................         S-58
Midland..........................         S-72
Mobile Home Properties...........         S-34
Modified Loan....................         S-89
Monthly Loan Payment.............         S-63
Monthly Payments.................         S-40
Moody's..........................         S-21
Mortgage.........................         S-40
Mortgaged Property...............         S-40
Most Recent DSCR.................          A-1
Most Recent End Date.............          A-1
Most Recent Expenses.............          A-2
Most Recent NOI..................          A-2
Most Recent Revenues.............          A-2
NationsBank......................         S-58
NationsBank Mortgage Loans.......   S-13, S-39
Negative Adjustment..............        S-108
Net Aggregate Prepayment Interest
  Shortfall......................         S-84
Net Loan Rate....................         S-84
Net Rentable Area(SF)............          A-1
NOI..............................          A-2
Nonrecoverable Advances..........         S-71
Nonrecoverable P&I Advance.......         S-71
Nonrecoverable Servicing
  Advance........................         S-75
Note.............................         S-40
Notional Amount..................         S-85
NYSE.............................         S-46
Occupancy Percent................          A-2
Occupancy %......................          A-2
Offered Certificates.............   S-10, S-80
Old BankAmerica..................         S-58
Open Period......................         S-41
Operating Statement Analysis.....         S-96
Other Agreement..................         S-52
Other Participant................         S-52
Participants.....................         S-80
Pass-Through Rate................         S-84
Permitted Encumbrances...........         S-60
Phase II.........................         S-52
P&I Advance......................         S-15
Plan.............................  S-21, S-109
Pooling Agreement................         S-80
Prepayment Interest Excess.......         S-73

                                      PAGE
                                      ----
Prepayment Interest Shortfall....         S-73
Prepayment Premium...............         S-41
Prepayment Premiums..............         S-12
Prepayment Premium Period........         S-41
Principal Distribution Amount....         S-85
Private Certificates.............   S-10, S-80
PTCE-95-60.......................        S-110
Purchase Price...................         S-59
Rated Final Distribution Date....         S-87
Rating Agencies..................         S-21
Realized Losses..................         S-88
Record Date......................         S-10
Reimbursement Rate...............         S-91
Reincorporation Merger...........         S-58
Reinvestment Yield...............         S-86
Related Loans....................          A-3
Related Proceeds.................         S-74
Release Date.....................         S-42
REMIC............................        S-107
REMIC Administrator..............         S-99
REMIC I..........................        S-107
REMIC II.........................        S-107
REMIC Provisions.................        S-107
REMIC Regular Certificates.......         S-80
REMIC Residual Certificates......         S-81
REO Extension....................         S-78
REO Property.....................         S-69
REO Status Report................         S-96
REO Tax..........................        S-108
Required Appraisal Date..........         S-89
Required Appraisal Loan..........         S-89
Residual Certificates............         S-80
Restricted Group.................        S-110
Revenues.........................          A-2
Rite Aid.........................         S-45
Rite Aid Loans...................         S-45
Rite Aid Credit Leases...........         S-45
Rooms............................          A-3
Royal Ahold......................         S-48
Royal Ahold Credit Leases........         S-48
Royal Ahold Loans................         S-48
Senior Certificates..............         S-81
Sequential Pay Certificates......         S-80
Servicer Reserve Amount..........         S-93
Servicer Reports.................         S-95
Servicing Advances...............   S-16, S-74
Servicing Standard...............         S-69
Servicing Transfer Event.........         S-69

                                      PAGE
                                      ----
Settlement Date..................        S-104
Shoppes at Pelican Landing
  Borrower.......................         S-54
Shoppes at Pelican Landing
  Loan...........................         S-54
Shoppes at Pelican Landing
  Property.......................         S-54
sf...............................          A-1
S&P..............................         S-21
Special Servicer.................          S-9
Special Servicer Loan Status
  Report.........................         S-96
Special Servicing Fee............         S-73
Specially Serviced Loan..........         S-69
Stated Principal Balance.........         S-85
Subordinate Certificates.........         S-82
Sub-Servicer.....................         S-72
Sub-Servicing Agreement..........         S-72
Sub-Servicing Fee Rate...........          A-1
Successor Servicer Retained
  Fee............................         S-73
Tenant Non-Renewal Action........         S-17
Trailing Date....................          A-3
Trailing DSCR....................          A-3
Trailing Expenses................          A-3
Trailing NOI.....................          A-3
Trailing Revenues................          A-3
Triple Net Leases................         S-17
Trust Assets.....................         S-80
Trustee..........................          S-9
Treasury Rate....................         S-41
Trustee Fee......................         S-99
Uncovered Prepayment Interest
  Shortfall......................         S-82
Underwriting Agreement...........        S-112
Underwriting Debt Service
  Coverage Ratio.................          A-3
Underwriting DSCR................          A-3
Underwriting NOI.................          A-3
UPB..............................          A-3
U/W DSCR.........................          A-3
U/W Expenses.....................          A-3
U/W NOI..........................          A-3
U/W Reserves.....................          A-4
U/W Reserves Per Unit............          A-4
U/W Revenues.....................          A-3
Voting Rights....................         S-98
Workout Fee......................         S-73
Workout Fee Rate.................         S-73
YM...............................          A-4
YMP..............................        S-103

                                    ANNEX A
                      CERTAIN CHARACTERISTICS OF THE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Loans and Mortgaged Properties. Annex A-1 contains certain information with respect to the Credit Lease Loans and Annex A-2 contains certain information with respect to the NationsBank Mortgage Loans. Unless otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or the Underwriter, or any of their respective affiliates or any other person.

     For purposes of this prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the following meanings:

          1. "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate (including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate")), plus the per annum rate applicable to the calculation of the Trustee Fee.

          2. "Annual Debt Service" means, for any Loan, twelve times the amount of the Monthly Payment under such Loan as of the Cut-off Date.

          3. "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule.

          4. "Balloon" means Balloon Loan.

          5. "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off Date LTV" means, with respect to any Loan, the Cut-off Date Balance of such Loan divided by the Appraisal Value of the related Mortgaged Property. "Maturity Date Loan-to-Value Ratio" or "Maturity Date LTV" means, with respect to any Loan, the Maturity Date Balance, divided by the Appraisal Value of the related Mortgaged Property.

          6. "Defeasance" means, with respect to any Loan, that such Loan is subject to a Defeasance Option.

          7. "Free" means, with respect to any Loan, that such Loan may be voluntarily prepaid without a Prepayment Premium.

          8. "Fully Amortizing" means fully amortizing Loan.

          9. "Grtr" means "the greater of".

          10. "Leasable Square Footage" or "Net Rentable Area (SF)" means, in the case of a Mortgaged Property operated as a retail center, franchise restaurant, office complex or industrial facility, the square footage of the net leasable area.

          11. "Maturity" or "Maturity Date" means, with respect to any Loan, the date specified in the related Note as its stated maturity date.

          12. "Maturity Date Balance" means, with respect to any Loan, the balance due at maturity assuming no prepayments, defaults or extensions.

          13. "Most Recent DSCR" means, with respect to any Loan, (a) the Most Recent NOI for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Loan.

          14. "Most Recent End Date" means, with respect to each Loan, the date indicated on Annex A as the "Most Recent End Date" with respect to such Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

          15. "Most Recent NOI" means, with respect to any Mortgaged Property, the NOI derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses. See also "NOI" below.

             (i) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Most Recent End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

             (ii) "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Most Recent End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

          16. "NOI" means with respect to any Mortgaged Property, the total cash flow available for annual debt service on the related Loan, generally calculated as the excess of Revenues over Expenses.

             (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the Commercial Mortgaged Properties (other than the health care related and hotel Mortgaged Properties), base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues; and (B) for the hotel and franchise restaurant Mortgaged Properties, guest room rates (hotels only), food and beverage charges, telephone charges and other revenues.

             (ii) "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property) and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel and franchise restaurant Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees. Examples of expenses in the case of health care Mortgaged Properties include routine and ancillary contractual expenses, nursing expenses, dietary expenses, laundry/housekeeping expenses, activities/social service expenses, equipment rental expenses and other expenses.

     In certain cases, Trailing NOI, Most Recent NOI and/or U/W NOI have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such NOI does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Trailing Expenses, Most Recent Expenses or U/W Expenses to reflect normalized Trailing NOI, Most Recent NOI or U/W NOI, as the case may be. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. Such NOI was not necessarily determined in accordance with generally accepted accounting principles ("GAAP"). Such NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such NOI may reflect partial-year annualizations.

          17. "Occupancy %" or "Occupancy Percent" means the percentage of Leasable Square Footage or Total Units/Rooms/Pads, as the case may be, of the Mortgaged Property that was occupied as of a specified date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

          18. "Related Loans" means two or more Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

          19. "Rooms" means in the case of a Mortgaged Property operated as a hotel, the number of rooms.

          20. "Trailing Date" means, with respect to any Loan, the date indicated on Annex A as the "Trailing Date" with respect to such Loan.

          21. "Trailing DSCR" means, with respect to any Loan, (a) the Trailing NOI for the related Mortgaged Property (plus, in the case of restaurant franchise loans only, ground rents), divided by (b) the Annual Debt Service for such Loan (plus, in the case of restaurant franchise loans only, ground rents).

          22. "Trailing NOI" means, with respect to any Mortgaged Property, the NOI derived therefrom that was available for debt service, calculated as Trailing Revenues less Trailing Expenses. See also "NOI" above.

             (i) "Trailing Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended on the Trailing Date, based upon operating statements and other information furnished by the related borrower.

             (ii) "Trailing Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Trailing Date, based upon operating statements and other information furnished by the related borrower.

          23. "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

          24. "U/W DSCR", "Underwriting DSCR" or "Underwriting Debt Service Coverage Ratio" means, with respect to any Loan, (a) the U/W NOI for the related Mortgaged Property (plus, in the case of restaurant franchise loans only, ground rents) divided by (b) the Annual Debt Service for such Loan (plus, in the case of restaurant franchise loans only, ground rents).

          25. "U/W NOI" or "Underwriting NOI" means, with respect of any Mortgaged Property, the NOI derived therefrom that was available for debt service, calculated as U/W Revenues less U/W Expenses. See also "NOI" above.

             (i) "U/W Revenues" are the anticipated Revenues in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Loan. U/W Revenues have generally been calculated (a) assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and
        (b) in the case of retail, office and industrial Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office and industrial Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as franchise restaurant, nursing home or hotel properties and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

             (ii) "U/W Expenses" are the anticipated Expenses in respect of a Mortgaged Property, generally determined by means of an estimate made at the origination of such Loan. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office and industrial Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

     Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W NOI. In particular, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W NOI for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Loans.

          In some cases, U/W NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. U/W NOI has been calculated without including U/W Reserves or any other reserves among Underwriting Expenses. Had such reserves been so included, U/W NOI would have been lower. Even in those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W NOI set forth herein intended to represent such future net cash flow.

          26. "U/W Reserves" means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged Property. In each case, actual reserves, if any, may be less than the amount of U/W Reserves.

          27. "U/W Reserves Per Unit" means, with respect to any Mortgaged Property, (a) the related U/W Reserves, divided by (b) the number of Units, Leasable Square Feet, Rooms, Beds or Holes, as applicable.

          28. "YM" means, with respect to any Loan, a yield maintenance premium.

                                   ANNEX A-II
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

           Loan
Sequence  Number      Property Name                                    Property Address                            County
--------------------------------------------------------------------------------------------------------------------------------
 N001     50072   Broadway at the Beach                            U.S. Highway 17 @ 29th Avenue North              Horry
 N002     50860   Shoppes at Pelican Landing                       24600 South Tamiami Trail                        Lee
 N003     50848   Plaza Galeria                                    66-70 East San Francisco St.                     Sante Fe
 N004     50141   Lakeridge Village Centre                         104-132 Beltline Road                            Dallas

--------------------------------------------------------------------------------------------------------------------------------
 N005     50697   Oates Park Shopping Center                       4414 Gus Thomasson Rd                            Dallas
 N006     50692   Irving Plaza (Tri-State No.52) Shopping Center   902-934 East Grauwyler Road                      Dallas

                  SUB-TOTAL CROSSED LOANS

 N007     50458   Northwest Centre                                 8404-8606 West 13th Street North                 Sedgwick
--------------------------------------------------------------------------------------------------------------------------------

 N008     50229   Montibello Shopping Center                       8175 Cliffdale Road                              Cumberland
 N009     50228   Strickland Bridge Shopping Center                6575 Fischer Drive                               Cumberland

                  SUB-TOTAL CROSSED LOANS
--------------------------------------------------------------------------------------------------------------------------------
 N010     50849   Richfield Plaza Shopping Center                  410 West Church Street                           Stanley
 N011     50837   Staples Building                                 Two Work Parkway                                 Fayette

 N012     50786   Decatur Town Center I & II                       150 E. Ponce de Leon Ave. & 125 Clairmont Ave.   DeKalb
 N013     50663   4401 East West Highway Office                    4401 East-West Highway                           Montgomery
--------------------------------------------------------------------------------------------------------------------------------

 N014     50762   Beechwood Manufactured Housing Community         Rt. 81                                           Middlesex
 N015     50755   Crestwood Manufactured Housing Community         59 Manchester Street                             Merrimack
 N016     50761   Forest Hill Manufactured Housing Community       246 Redstone St.                                 Hartford
 N017     50754   Farmwood Manufactured Housing Community          6 1/2 Deerfield Drive                            Strafford
--------------------------------------------------------------------------------------------------------------------------------
                  SUB-TOTAL CROSSED LOANS

 N018     50746   The Ridgeway Inn                                 5679 Poplar Avenue                               Shelby

--------------------------------------------------------------------------------------------------------------------------------
                  TOTALS/WEIGHTED AVERAGES                         18 LOANS
================================================================================================================================


                                                                        Cut-off   Maturity
                                Zip                      Original        Date       Date            Loan             Mortgage
   City                 State   Code   Property Type     Balance        Balance    Balance          Type               Rate
--------------------------------------------------------------------------------------------------------------------------------
Myrtle Beach             SC     29577    Retail        $45,000,000    $43,549,666              Fully Amortizing       7.855%
Bonita Springs           FL     34134    Retail          6,450,000      6,368,143 $2,702,708       Balloon            7.000%
Santa Fe                 NM     87501    Retail          5,600,000      5,521,822              Fully Amortizing       7.670%
Cedar Hill               TX     75104    Retail          5,500,000      5,411,864  3,739,578       Balloon            8.320%

--------------------------------------------------------------------------------------------------------------------------------
Mesquite                 TX     75150    Retail          2,080,000      2,060,331  1,585,103       Balloon            6.870%
Irving                   TX     75061    Retail          1,200,000      1,182,960    764,118       Balloon            7.050%
                                                                      ----------------------
                                                                        3,243,291  2,349,221

Wichita                  KS     67212    Retail          3,620,000      3,476,168    105,026   Fully Amortizing       7.440%
--------------------------------------------------------------------------------------------------------------------------------

Fayetteville             NC     28314    Retail          2,593,200      2,567,042  2,080,418        Balloon           8.040%
Fayetteville             NC     28304    Retail          1,710,900      1,693,642  1,372,583        Balloon           8.040%
                                                                      ----------------------
                                                                        4,260,684  3,453,001
--------------------------------------------------------------------------------------------------------------------------------
Richfield                NC     28137    Retail          2,450,000      2,426,537  1,585,347        Balloon           7.320%
South Union Township     PA     15401    Retail          1,996,748      1,969,366    863,015        Balloon           7.500%

Decatur                  GA     30330    Office         14,500,000     14,400,618 11,231,644        Balloon           7.210%
Bethesda                 MD     20814    Office          3,300,000      3,246,078               Fully Amortizing      7.350%
--------------------------------------------------------------------------------------------------------------------------------

Killingworth             CT     06419  Mobile Home       3,315,000      3,250,660               Fully Amortizing      7.130%
Concord                  NH     03301  Mobile Home       3,000,000      2,941,774               Fully Amortizing      7.130%
Southington              CT     06489  Mobile Home       2,100,000      2,059,242               Fully Amortizing      7.130%
Dover                    NH     03820  Mobile Home         960,000        941,368               Fully Amortizing      7.130%
--------------------------------------------------------------------------------------------------------------------------------
                                                                        9,193,043

Memphis                  TN     38119    Hotel           5,000,000      4,953,135   3,254,073        Balloon          7.430%

--------------------------------------------------------------------------------------------------------------------------------
                                                      $110,375,848   $108,020,416 $29,283,612                         7.584%
================================================================================================================================

                                   ANNEX A-II
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                               Original   Original
                  Sub-        Net                 First     Interest           Term to   Amortization
Administrative  Servicing   Mortgage             Payment     Accrual  Monthly  Maturity      Term
  Fee Rate      Fee Rate      Rate    Note Date   Date       Method   Payment  (months)    (months)
-----------------------------------------------------------------------------------------------------
  0.075%         0.100%      7.680%    7/31/97    09/1/97    ACT/360  $375,546   240        240
  0.075%         0.100%      6.825%     6/5/98    08/1/98    ACT/360    50,007   180        240
  0.075%         0.100%      7.495%    5/20/98    07/1/98    ACT/360    46,087   240        240
  0.075%         0.125%      8.120%    8/27/97    10/1/97    ACT/360    43,622   180        300

-----------------------------------------------------------------------------------------------------
  0.075%         0.100%      6.695%    1/21/98    03/1/98    ACT/360    13,657   180        360
  0.075%         0.100%      6.875%    1/21/98    03/1/98    ACT/360     8,520   180        300



  0.075%         0.100%      7.265%    12/3/97    02/1/98    ACT/360    33,435   180        180
-----------------------------------------------------------------------------------------------------

  0.075%         0.100%      7.865%    8/28/97    10/1/97    ACT/360    19,100   180        360
  0.075%         0.100%      7.865%    8/28/97    10/1/97    ACT/360    12,602   180        360


-----------------------------------------------------------------------------------------------------
  0.075%         0.100%      7.145%    4/29/98    06/1/98    ACT/360    17,819   180        300
  0.075%         0.060%      7.365%    5/11/98    07/1/98    ACT/360    16,086   180        240

  0.075%         0.100%      7.035%    3/31/98    05/1/98    ACT/360    98,522   180        360
  0.075%         0.100%      7.175%     4/3/98    06/1/98    ACT/360    26,504   240        240
-----------------------------------------------------------------------------------------------------

  0.075%         0.060%      6.995%    3/24/98    05/1/98     30/360    25,960   240        240
  0.075%         0.060%      6.995%    3/24/98    05/1/98     30/360    23,494   240        240
  0.075%         0.060%      6.995%    3/24/98    05/1/98     30/360    16,446   240        240
  0.075%         0.060%      6.995%    3/24/98    05/1/98     30/360     7,518   240        240
-----------------------------------------------------------------------------------------------------


  0.075%         0.100%      7.255%    4/17/98    06/1/98    ACT/360    36,722   180        300

-----------------------------------------------------------------------------------------------------
                                                                      $871,647   214        269
=====================================================================================================

           Remaining
            Term to                    Cross-                      Lockout
Seasoning  Maturity    Maturity    Collateralized   Related       Expiration
(months)   (months)      Date          Loans         Loans           Date       Prepayment Penalty Description (months)
------------------------------------------------------------------------------------------------------------------------------
   18        222       08/1/17          No            No             7/31/06    LO(108)/GRTR1%PPMTorYM(126)/OPEN(6)
    7        173       07/1/13          No            No              3/1/13    LO(176)/OPEN(4)/DEFEASANCE
    8        232       06/1/18          No            No              2/1/18    LO(236)/OPEN(4)/DEFEASANCE
   17        163       09/1/12          No          Yes(A)           8/31/05    LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)

------------------------------------------------------------------------------------------------------------------------------
   12        168       02/1/13        Yes(1)        Yes(A)           1/31/06    LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)
   12        168       02/1/13        Yes(1)        Yes(A)           1/31/06    LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)



   13        167       01/1/13          No            No            12/31/00    LO(36)/GRTR1%PPMTorYM(138)/OPEN(6)
------------------------------------------------------------------------------------------------------------------------------

   17        163       09/1/12          No          Yes(B)           8/31/05    LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)
   17        163       09/1/12          No          Yes(B)           8/31/05    LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)


------------------------------------------------------------------------------------------------------------------------------
    9        171       05/1/13          No            No            12/31/12    LO(176)/OPEN(4)/DEFEASANCE
    8        172       06/1/13          No            No             5/31/06    LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)/DEFEASANCE

   10        170       04/1/13          No            No             3/31/06    LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)/DEFEASANCE
    9        231       05/1/18          No            No             4/30/10    LO(144)/GRTR1%PPMTorYM(90)/OPEN(6)/DEFEASANCE
------------------------------------------------------------------------------------------------------------------------------

   10        230       04/1/18        Yes(2)        Yes(C)           3/31/08    LO(120)/GRTR1%PPMTorYM(114)/OPEN(6)/DEFEASANCE
   10        230       04/1/18        Yes(2)        Yes(C)           3/31/08    LO(120)/GRTR1%PPMTorYM(114)/OPEN(6)/DEFEASANCE
   10        230       04/1/18        Yes(2)        Yes(C)           3/31/08    LO(120)/GRTR1%PPMTorYM(114)/OPEN(6)/DEFEASANCE
   10        230       04/1/18        Yes(2)        Yes(C)           3/31/08    LO(120)/GRTR1%PPMTorYM(114)/OPEN(6)/DEFEASANCE
------------------------------------------------------------------------------------------------------------------------------


    9        171       05/1/13          No            No             4/30/06    LO(96)/GRTR1%PPMTorYM(78)/OPEN(6)/DEFEASANCE

------------------------------------------------------------------------------------------------------------------------------
   14        201
==============================================================================================================================

                                   ANNEX A-II
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                               Cut-off
           Loan                                                     Appraisal   Appraisal     Date LTV       Year Built/
Sequence   Number  Property Name                                      Value        Date         Ratio         Renovated
-------------------------------------------------------------------------------------------------------------------------
N001       50072   Broadway at the Beach                           $85,000,000    6/13/97      51.23%         1995/1997
N002       50860   Shoppes at Pelican Landing                       10,200,000    3/24/98      62.43%         1997/1998
N003       50848   Plaza Galeria                                     7,500,000     3/2/98      73.62%         1950/1995
N004       50141   Lakeridge Village Centre                          6,600,000     2/4/98      82.00%           1985

-------------------------------------------------------------------------------------------------------------------------
N005       50697   Oates Park Shopping Center                        2,600,000    12/1/97      79.24%         1979/1996
N006       50692   Irving Plaza (Tri-State No. 52) Shopping Center   1,500,000    12/1/97      78.86%         1964/1991
                                                                   -----------
                   SUB-TOTAL CROSSED LOANS                           4,100,000

N007       50458   Northwest Centre                                  5,000,000   10/15/97      69.52%           1986
-------------------------------------------------------------------------------------------------------------------------

N008       50229   Montibello Shopping Center                        3,400,000    6/26/97      75.50%           1987
N009       50228   Strickland Bridge Shopping Center                 2,200,000    6/26/97      76.98%         1988/1998
                                                                   -----------
                   SUB-TOTAL CROSSED LOANS                           5,600,000
-------------------------------------------------------------------------------------------------------------------------
N010       50849   Richfield Plaza Shopping Center                   3,475,000     3/16/98     69.83%         1996/1998
N011       50837   Staples Building                                  2,764,000      3/7/98     71.25%           1997

N012       50786   Decatur Town Center I & II                       19,400,000      2/2/98     74.23%         1984/1989
N013       50663   4401 East West Highway Office                     5,200,000    12/11/97     62.42%           1958
-------------------------------------------------------------------------------------------------------------------------

N014       50762   Beechwood Manufactured Housing Community          6,300,000     1/15/98     51.60%           1957
N015       50755   Crestwood Manufactured Housing Community          6,650,000      1/6/98     44.24%           1961
N016       50761   Forest Hill Manufactured Housing Community        4,500,000     1/15/98     45.76%         1957/1997
N017       50754   Farmwood Manufactured Housing Community           3,650,000      1/6/98     25.79%           1974
-------------------------------------------------------------------------------------------------------------------------
                   SUB-TOTAL CROSSED LOANS                          21,100,000

N018       50746   The Ridgeway Inn                                  9,000,000     1/11/98     55.03%         1966/1986

-------------------------------------------------------------------------------------------------------------------------
                   TOTALS/WEIGHTED AVERAGES                                                    60.84%
=========================================================================================================================

                SF/                      Loan
Total Units/   Unit/                  Balance Per             Occupancy                                         U/W
   Room/       Room/    Net Rentable   SF/Unit/    Occupancy    As of      U/W          U/W         U/W         NOI         U/W
   Bed          Bed      Area (SF)      Room/Bed    Percent     Date     Revenues     Expenses      NOI         DSCR      Reserves
-----------------------------------------------------------------------------------------------------------------------------------
   435,762       SF        435,762      $ 99.94        94%      8/12/98  $11,596,466  $4,404,968  $7,191,498     1.60    $ 51,406
    81,312       SF         81,312        78.32        91%      11/3/98    1,006,445     314,064     692,381     1.15       7,246
    15,376       SF         15,376       359.12       100%      5/12/98      910,051     186,318     723,733     1.31       7,688
   130,763       SF        130,763        41.39        82%      7/29/98      973,602     269,292     704,310     1.35      15,881

----------------------------------------------------------------------------------------------------------------------------------
    63,680       SF         63,680        32.35        98%       5/1/98      383,108     120,235     262,873     1.60       9,552
    38,300       SF         38,300        30.89       100%      1/15/98      217,361      72,556     144,805     1.42       5,745



    79,550       SF         79,550        43.70        91%      6/30/98      897,182     293,019     604,163     1.51      26,811
----------------------------------------------------------------------------------------------------------------------------------

    52,796       SF         52,796        48.62        92%      5/29/98      377,803      72,288     305,515     1.33      10,559
    53,280       SF         53,280        31.79        90%      6/16/98      263,382      54,055     209,327     1.38      10,029


-----------------------------------------------------------------------------------------------------------------------------------
    46,200       SF         46,200        52.52       100%       8/3/98      369,353      63,653     305,700     1.43       6,930
    23,269       SF         23,269        84.63       100%      3/19/98      259,740       6,358     253,382     1.31       2,094

   178,287       SF        178,287        80.77        98%      8/27/98    2,926,746   1,259,602   1,667,144     1.41      26,743
    53,110       SF         53,110        61.12        97%       4/7/98      754,763     225,915     528,848     1.66       9,635
-----------------------------------------------------------------------------------------------------------------------------------

       299      Pads                  10,871.77        94%       7/8/98      868,152     466,550     401,602     1.29      25,116
       324      Pads                   9,079.55       100%       7/8/98      956,642     583,669     372,973     1.32      31,752
       187      Pads                  11,011.99       100%       7/8/98      616,090     367,343     248,747     1.26       9,350
       159      Pads                   5,920.55       100%       7/8/98      487,589     368,926     118,663     1.32      10,176
-----------------------------------------------------------------------------------------------------------------------------------


       155     Rooms        91,612    31,955.71        69%     12/31/97    5,604,679   4,703,334     901,345     2.05     224,187

-----------------------------------------------------------------------------------------------------------------------------------
                                                       94%                                                       1.49
===================================================================================================================================

                                   ANNEX A-II
                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                                                             2nd
                                                         Most    2nd        2nd         2nd         2nd      Most
  U/W       Most       Most         Most         Most   Recent   Most       Most        Most        Most    Recent
Reserves   Recent     Recent       Recent       Recent   NOI    Recent     Recent      Recent      Recent    NOI
Per Unit  End Date   Revenues     Expenses       NOI     DSCR  End Date   Revenues    Expenses       NOI     DSCR
------------------------------------------------------------------------------------------------------------------
$  0.12   12/31/97  $11,479,518  $3,805,920  $7,673,598  1.70  12/31/96  $9,541,228  $4,086,461  $5,454,767  1.21
   0.09
   0.50   12/31/97    1,001,024     177,215     823,809  1.49  12/31/96     965,971     177,250     788,721  1.43
   0.12   12/31/97      724,363     191,383     532,980  1.11  12/31/96     760,549     237,919     522,630  1.00

------------------------------------------------------------------------------------------------------------------
   0.15   12/31/97      390,065     156,399     233,665  1.43  12/31/96     335,295     107,706     227,589  1.39
   0.15   12/31/97      224,849      64,201     160,648  1.57  12/31/96     224,027      65,300     158,727  1.55



   0.34   12/31/97      847,255     204,272     642,983  1.75  12/31/96     843,072     273,011     570,061  1.42
------------------------------------------------------------------------------------------------------------------

   0.20   12/31/97      395,603      86,526     309,077  1.35  12/31/96     381,319      75,128     306,191  1.34
   0.19   12/31/97      255,346      63,036     192,310  1.27  12/31/96     247,206      51,799     195,407  1.29


------------------------------------------------------------------------------------------------------------------
   0.15   12/31/97      268,270      49,119     219,151  1.02
   0.09

   0.15   12/31/97    3,188,269   1,200,455   1,987,814  1.68  12/31/96   2,960,793   1,337,459   1,623,334  1.37
   0.18   12/31/97      860,267     200,187     660,080  2.08  12/31/96     882,746     167,016     715,730  2.25
------------------------------------------------------------------------------------------------------------------

   84.00  12/31/97      859,053     420,047     439,006  1.41  12/31/96     852,091     413,148     438,943  1.41
   98.00  12/31/97      948,700     563,540     385,160  1.37  12/31/96     937,554     559,119     378,435  1.34
   50.00  12/31/97      611,958     331,697     280,261  1.42  12/31/96     581,707     330,731     250,976  1.27
   64.00  12/31/97      507,292     334,700     172,592  1.91  12/31/96     489,059     332,328     156,731  1.74
------------------------------------------------------------------------------------------------------------------


$1446.37  12/31/97    5,777,311   4,757,757   1,019,554  2.31  12/31/96   5,402,767   4,350,339   1,052,428  2.39

------------------------------------------------------------------------------------------------------------------

==================================================================================================================

                                                                                                     Second
                              Largest Largest                                  Second    Second      Largest
                      Largest Tenant  Tenant                                   Largest    Largest     Tenant
                      Tenant   % of    Lease                                    Tenant   Tenant %     Lease
                      Leased   Total  Expira-    Second Largest                Leased   of Total      Expira-
Largest Tenant          SF      SF     tion         Tenant                        SF       SF          tion
--------------------------------------------------------------------------------------------------------------
Celebrations          18,000    4%    8/31/05   Hard Rock Cafe                  15,000      3%        8/31/15
Publix                37,887   47%    9/ 1/17   Factory Outlet Stores           14,000     17%       11/30/07
Santa Fe Shirt         2,316   15%    7/31/98   Wind River Trading                 950      6%        7/31/98
Minyard Food Store    51,721   40%    8/31/17   ASI Gymnastics                   8,640      7%       10/31/99

--------------------------------------------------------------------------------------------------------------
Minyard Food Store    34,517   54%   12/15/12   Pool Town                        8,450     13%        3/31/01
Minyard's (Carnival)  23,100   60%   10/31/01   Family Dollar                    7,500     20%       12/31/02



J.P. Weigand & Sons    9,300   12%    9/14/99   Ruthie's Hallmark                6,000      8%        1/31/02
--------------------------------------------------------------------------------------------------------------

Food Lion             33,616   64%    8/15/16   Video Club                       3,980      8%        3/14/01
Food Lion             33,800   63%    6/ 7/10   Misfits                          5,360     10%        5/31/01


--------------------------------------------------------------------------------------------------------------
Food Lion             29,000   63%    8/27/16   CVS Drugstore (REVCO)            8,450     18%         4/5/13
Staples               23,269  100%    4/30/12

Egelston              72,453   41%    4/15/05   RMC Industries                   8,335      5%        5/31/02
Red Coats             16,275   31%   12/31/04   Datawatch Security Systems       6,272     12%       12/31/04
--------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------

==============================================================================================================

                               THE MORTGAGE LOANS
                   RANGE OF CUT-OFF DATE BALANCES -- COMBINED

                                                                                                  WEIGHTED
                                    NUMBER OF                    % OF      WEIGHTED   WEIGHTED    AVERAGE
                                    MORTGAGE     AGGREGATE     AGGREGATE   AVERAGE     AVERAGE    MORTGAGE
         CUT-OFF BALANCE              LOANS       BALANCE       BALANCE      DSCR     LTV RATIO     RATE
         ---------------            ---------   ------------   ---------   --------   ---------   --------
$0 - $999,999.....................       8      $  7,261,148      1.47%      1.06x     73.01%     7.391%
$1,000,000 - $1,499,999...........      27        35,285,603      7.16%      1.07x     79.61%     7.358%
$1,500,000 - $1,999,999...........      21        36,427,608      7.40%      1.09x     81.45%     7.579%
$2,000,000 - $2,499,999...........      19        41,469,488      8.42%      1.12x     81.13%     7.444%
$2,500,000 - $2,999,999...........       9        24,079,039      4.89%      1.08x     77.69%     7.661%
$3,000,000 - $3,499,999...........       7        22,731,786      4.62%      1.15x     76.64%     7.176%
$3,500,000 - $3,999,999...........       4        15,081,296      3.06%      1.23x     74.00%     7.508%
$4,000,000 - $4,999,999...........       6        28,042,683      5.69%      1.10x     82.31%     7.148%
$5,000,000 - $5,999,999...........      10        54,840,163     11.14%      1.08x     84.66%     7.505%
$6,000,000 - $6,999,999...........       2        12,832,386      2.61%      1.06x     82.18%     6.879%
$8,000,000 - $8,999,999...........       3        24,686,830      5.01%      1.01x     88.14%     7.246%
$9,000,000 - $9,999,999...........       1         9,438,111      1.92%      1.03x     90.10%     8.030%
$10,000,000 - $14,999,999.........       7        81,531,608     16.55%      1.07x     85.44%     7.504%
$15,000,000 - $19,999,999.........       3        55,234,283     11.22%      1.01x     83.81%     7.572%
$40,000,000 - $44,999,999.........       1        43,549,666      8.84%      1.54x     51.23%     7.855%
                                      ----      ------------    ------       ----       -----      -----
                                       128      $492,491,697    100.00%      1.12x     79.71%     7.484%
                                      ====      ============    ======       ====       =====      =====

                         GROSS COUPON RANGE -- COMBINED

                                                                                                  WEIGHTED
                                    NUMBER OF                    % OF      WEIGHTED   WEIGHTED    AVERAGE
                                    MORTGAGE     AGGREGATE     AGGREGATE   AVERAGE     AVERAGE    MORTGAGE
               RATE                   LOANS       BALANCE       BALANCE      DSCR     LTV RATIO     RATE
               ----                 ---------   ------------   ---------   --------   ---------   --------
6.501% to 6.749%..................       1      $  4,524,753      0.92%      1.00x     76.69%     6.730%
6.750% to 6.999%..................      15        50,942,575     10.34%      1.04x     91.62%     6.853%
7.000% to 7.249%..................      22        79,835,108     16.21%      1.11x     78.72%     7.114%
7.250% to 7.499%..................      33       132,276,892     26.86%      1.07x     83.93%     7.367%
7.500% to 7.749%..................      25        64,088,658     13.01%      1.12x     77.08%     7.585%
7.750% to 7.999%..................      22       108,534,709     22.04%      1.24x     68.59%     7.863%
8.000% to 8.249%..................       9        46,877,139      9.52%      1.06x     85.95%     8.094%
8.250% to 8.499%..................       1         5,411,864      1.10%      1.25x     82.00%     8.320%
                                       ---      ------------    ------      -----       -----      -----
                                       128      $492,491,697    100.00%      1.12x     79.71%     7.484%
                                       ===      ============    ======      =====       =====      =====

                         PREPAYMENT PROVISION ANALYSIS
                            CUT-OFF DATE BALANCE(1)

                             FEB-1999   FEB-2000   FEB-2001   FEB-2002   FEB-2003   FEB-2004   FEB-2005   FEB-2006   FEB-2007
                             --------   --------   --------   --------   --------   --------   --------   --------   --------
Locked Out.................   100.00%    100.00%     99.32%     99.34%     99.36%     99.39%     90.77%     48.60%      5.42%
Yield Maintenance..........     0.00%      0.00%      0.68%      0.66%      0.64%      0.61%      9.23%     51.40%     94.58%
No Penalty.................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
                             -------    -------    -------    -------    -------    -------    -------    -------    -------
Total......................   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
                             =======    =======    =======    =======    =======    =======    =======    =======    =======
Aggregate Outstanding
  Principal Balance of
  NationsBank Mortgage
  Loans ($Millions)........  $492.49    $482.00    $470.60    $458.18    $444.24    $428.55    $411.35    $392.73    $372.49
% of Initial Pool
  Balance..................   100.00%     97.87%     95.55%     93.03%     90.20%     87.02%     83.52%     79.74%     75.63%

                             FEB-2008   FEB-2009   FEB-2010   FEB-2011
                             --------   --------   --------   --------
Locked Out.................     5.45%      3.65%      3.67%      3.06%
Yield Maintenance..........    94.55%     96.35%     96.33%     96.94%
No Penalty.................     0.00%      0.00%      0.00%      0.00%
                             -------    -------    -------    -------
Total......................   100.00%    100.00%    100.00%    100.00%
                             =======    =======    =======    =======
Aggregate Outstanding
  Principal Balance of
  NationsBank Mortgage
  Loans ($Millions)........  $349.96    $326.83    $302.43    $276.06
% of Initial Pool
  Balance..................    71.06%     66.36%     61.41%     56.05%

---------------

(1) Prepayment provisions in effect as a percentage of the Initial Pool Balance assuming no prepayments.

                         PREPAYMENT PROVISION ANALYSIS
                            CUT-OFF DATE BALANCE(1)

                             FEB-2012   FEB-2013   FEB-2014   FEB-2015   FEB-2016   FEB-2017   FEB-2018   FEB-2019   FEB-2020
                             --------   --------   --------   --------   --------   --------   --------   --------   --------
Locked Out.................     3.10%      2.50%      1.25%      1.20%      1.10%      0.93%      0.35%      0.00%      0.00%
Yield Maintenance..........    96.90%     89.37%     98.75%     98.80%     98.90%     99.07%     99.21%    100.00%    100.00%
No Penalty.................     0.00%      8.13%      0.00%      0.00%      0.00%      0.00%      0.44%      0.00%      0.00%
                             -------    -------    -------    -------    -------    -------    -------    -------    -------
Total......................   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
                             =======    =======    =======    =======    =======    =======    =======    =======    =======
Aggregate Outstanding
  Principal Balance of
  NationsBank Mortgage
  Loans ($Millions)........  $247.87    $209.76    $162.30    $134.85    $106.52    $ 75.35    $ 51.28    $ 39.93    $ 29.61
% of Initial Pool
  Balance..................    50.33%     42.59%     32.96%     27.38%     21.63%     15.30%     10.41%      8.11%      6.01%

                             FEB-2021   FEB-2022   FEB-2023   FEB-2024
                             --------   --------   --------   --------
Locked Out.................     0.00%      0.00%      0.00%      0.00%
Yield Maintenance..........   100.00%    100.00%    100.00%      0.00%
No Penalty.................     0.00%      0.00%      0.00%      0.00%
                             -------    -------    -------    -------
Total......................   100.00%    100.00%    100.00%      0.00%
                             =======    =======    =======    =======
Aggregate Outstanding
  Principal Balance of
  NationsBank Mortgage
  Loans ($Millions)........  $ 19.51    $  8.76    $  1.80    $  0.00
% of Initial Pool
  Balance..................     3.96%      1.78%      0.37%      0.00%

---------------

(1) Prepayment provisions in effect as a percentage of the Initial Pool Balance assuming no prepayments.

                         PREPAYMENT PROVISION ANALYSIS
                        OUTSTANDING PRINCIPAL BALANCE(1)

                             FEB-1999   FEB-2000   FEB-2001   FEB-2002   FEB-2003   FEB-2004   FEB-2005   FEB-2006   FEB-2007
                             --------   --------   --------   --------   --------   --------   --------   --------   --------
Locked Out.................   100.00%     97.87%     94.91%     92.42%     89.63%     86.48%     75.82%     38.76%      4.10%
Yield Maintenance..........     0.00%      0.00%      0.65%      0.61%      0.57%      0.54%      7.71%     40.98%     71.54%
No Penalty.................     0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%      0.00%
Paid Down..................     0.00%      2.13%      4.45%      6.97%      9.80%     12.98%     16.48%     20.26%     24.37%
                             -------    -------    -------    -------    -------    -------    -------    -------    -------
Total......................   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
                             =======    =======    =======    =======    =======    =======    =======    =======    =======
Aggregate Outstanding
  Principal Balance of
  NationsBank Mortgage
  Loans ($Millions)........  $492.49    $482.00    $470.60    $458.18    $444.24    $428.55    $411.35    $392.73    $372.49
% of Initial Pool
  Balance..................   100.00%     97.87%     95.55%     93.03%     90.20%     87.02%     83.52%     79.74%     75.63%

                             FEB-2008   FEB-2009   FEB-2010   FEB-2011
                             --------   --------   --------   --------
Locked Out.................     3.87%      2.42%      2.26%      1.71%
Yield Maintenance..........    67.19%     63.94%     59.15%     54.34%
No Penalty.................     0.00%      0.00%      0.00%      0.00%
Paid Down..................    28.94%     33.64%     38.59%     43.95%
                             -------    -------    -------    -------
Total......................   100.00%    100.00%    100.00%    100.00%
                             =======    =======    =======    =======
Aggregate Outstanding
  Principal Balance of
  NationsBank Mortgage
  Loans ($Millions)........  $349.96    $326.83    $302.43    $276.06
% of Initial Pool
  Balance..................    71.06%     66.36%     61.41%     56.05%

---------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments.

                         PREPAYMENT PROVISION ANALYSIS
                        OUTSTANDING PRINCIPAL BALANCE(1)

                             FEB-2012   FEB-2013   FEB-2014   FEB-2015   FEB-2016   FEB-2017   FEB-2018   FEB-2019   FEB-2020
                             --------   --------   --------   --------   --------   --------   --------   --------   --------
Locked Out.................     1.56%      1.07%      0.41%      0.33%      0.24%      0.14%      0.04%      0.00%      0.00%
Yield Maintenance..........    48.77%     38.06%     32.54%     27.05%     21.39%     15.16%     10.33%      8.11%      6.01%
No Penalty.................     0.00%      3.46%      0.00%      0.00%      0.00%      0.00%      0.05%      0.00%      0.00%
Paid Down..................    49.67%     57.41%     67.04%     72.62%     78.37%     84.70%     89.59%     91.89%     93.99%
                             -------    -------    -------    -------    -------    -------    -------    -------    -------
Total......................   100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%    100.00%
                             =======    =======    =======    =======    =======    =======    =======    =======    =======
Aggregate Outstanding
  Principal Balance of
  NationsBank Mortgage
  Loans ($Millions)........  $247.87    $209.76    $162.30    $134.85    $106.52    $ 75.35    $ 51.28    $ 39.93    $ 29.61
% of Initial Pool
  Balance..................    50.33%     42.59%     32.96%     27.38%     21.63%     15.30%     10.41%      8.11%      6.01%

                             FEB-2021   FEB-2022   FEB-2023   FEB-2024
                             --------   --------   --------   --------
Locked Out.................     0.00%      0.00%      0.00%      0.00%
Yield Maintenance..........     3.96%      1.78%      0.37%      0.00%
No Penalty.................     0.00%      0.00%      0.00%      0.00%
Paid Down..................    96.04%     98.22%     99.63%    100.00%
                             -------    -------    -------    -------
Total......................   100.00%    100.00%    100.00%    100.00%
                             =======    =======    =======    =======
Aggregate Outstanding
  Principal Balance of
  NationsBank Mortgage
  Loans ($Millions)........  $ 19.51    $  8.76    $  1.80    $  0.00
% of Initial Pool
  Balance..................     3.96%      1.78%      0.37%      0.00%

---------------

(1) Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments.

                           PROPERTY TYPE -- COMBINED

                                NUMBER OF                    % OF      WEIGHTED   WEIGHTED      WEIGHTED
                                MORTGAGE     AGGREGATE     AGGREGATE   AVERAGE     AVERAGE       AVERAGE
PROPERTY TYPE                     LOANS       BALANCE       BALANCE      DSCR     LTV RATIO   MORTGAGE RATE
-------------                   ---------   ------------   ---------   --------   ---------   -------------
Retail........................     102      $353,425,862     71.76%      1.13x      80.85%        7.482%
Office........................      13       103,727,792     21.06%      1.09x      78.59%        7.492%
Industrial....................       2        14,765,138      3.00%      1.03x      91.70%        7.828%
Mobile Home...................       4         9,193,043      1.87%      1.21x      45.29%        7.130%
Restaurant....................       5         5,518,013      1.12%      1.01x      75.06%        7.238%
Hotel.........................       1         4,953,135      1.01%      1.54x      55.03%        7.430%
Other (Post Office)...........       1           908,714      0.18%      1.08x      83.37%        7.170%
                                   ---      ------------    ------       ----       -----         -----
                                   128      $492,491,697    100.00%      1.12x      79.71%        7.484%
                                   ===      ============    ======       ====       =====         =====

                      GEOGRAPHIC DISTRIBUTION -- COMBINED

                                NUMBER OF                    % OF      WEIGHTED   WEIGHTED      WEIGHTED
                                MORTGAGE     AGGREGATE     AGGREGATE   AVERAGE     AVERAGE       AVERAGE
LOCATION                          LOANS       BALANCE       BALANCE      DSCR     LTV RATIO   MORTGAGE RATE
--------                        ---------   ------------   ---------   --------   ---------   -------------
Texas.........................       9      $ 56,601,662     11.49%      1.06x      82.99%        7.651%
Massachusetts.................      11        56,403,995     11.45%      1.06x      85.07%        7.315%
New York......................      19        55,351,584     11.24%      1.03x      83.35%        7.391%
South Carolina................       3        50,538,115     10.26%      1.47x      56.73%        7.762%
Florida.......................       8        44,362,805      9.01%      1.03x      89.17%        7.249%
Georgia.......................       5        40,503,751      8.22%      1.09x      86.20%        7.466%
Pennsylvania..................      10        25,061,268      5.09%      1.05x      77.70%        7.493%
California....................       4        18,420,292      3.74%      1.03x      82.58%        7.294%
Virginia......................       9        17,566,025      3.57%      1.05x      81.39%        7.548%
North Carolina................       9        17,555,911      3.56%      1.15x      81.77%        7.521%
Maryland......................       3        17,475,114      3.55%      1.09x      84.43%        7.841%
Michigan......................       7        14,154,769      2.87%      1.03x      87.61%        7.697%
Tennessee.....................       5        11,020,777      2.24%      1.26x      72.59%        7.399%
New Jersey....................       4        10,678,551      2.17%      1.30x      75.91%        7.491%
Ohio..........................       2         8,996,736      1.83%      1.14x      75.94%        7.548%
Connecticut...................       3         6,267,575      1.27%      1.19x      55.10%        7.286%
Illinois......................       2         5,600,230      1.14%      1.03x      85.38%        6.908%
New Mexico....................       1         5,521,822      1.12%      1.25x      73.62%        7.670%
Nebraska......................       1         5,491,421      1.12%      1.00x      89.36%        7.910%
Arkansas......................       1         3,930,121      0.80%      1.12x      76.61%        7.600%
New Hampshire.................       2         3,883,141      0.79%      1.21x      39.77%        7.130%
Nevada........................       2         3,820,122      0.78%      1.02x      75.90%        7.188%
Maine.........................       2         3,806,759      0.77%      1.29x      75.36%        7.738%
Kansas........................       1         3,476,168      0.71%      1.28x      69.52%        7.440%
District of Columbia..........       2         2,484,992      0.50%      1.19x      74.71%        7.081%
Alabama.......................       1         1,366,206      0.28%      1.07x      88.14%        6.900%
Missouri......................       1         1,243,073      0.25%      1.00x      92.42%        7.060%
Washington....................       1           908,714      0.18%      1.08x      83.37%        7.170%
                                   ---      ------------    ------       ----       -----         -----
                                   128      $492,491,697    100.00%      1.12x      79.71%        7.484%
                                   ===      ============    ======       ====       =====         =====

                                   ANNEX A-1

            SUMMARY MORTGAGE LOAN INFORMATION -- CREDIT LEASE LOANS

Gross Weighted Average Coupon...............................       7.456%
Maximum Gross Coupon........................................        8.20%
Minimum Gross Coupon........................................        6.73%
Weighted Average Original Term (Months).....................         247
Weighted Average Remaining Term (Months)....................         232
Average Loan Size (as of Cut-off Date)......................  $3,495,193
                                                              ----------

                    ORIGINAL LOAN TERM -- CREDIT LEASE LOANS

                                                                                 WEIGHTED               WEIGHTED
                                          NUMBER OF                    % OF      AVERAGE    WEIGHTED    AVERAGE
                                          MORTGAGE     AGGREGATE     AGGREGATE   ORIGINAL    AVERAGE    MORTGAGE
ORIGINAL TERM TO MATURITY                   LOANS       BALANCE       BALANCE      DSCR     LTV RATIO     RATE
-------------------------                 ---------   ------------   ---------   --------   ---------   --------
120 to 179 months.......................      11      $ 42,006,925     10.93%      1.08x     73.25%      7.324%
180 to 239 months.......................      66       173,832,755     45.21%      1.05x     82.14%      7.516%
240 to 299 months.......................      21       112,514,415     29.26%      1.05x     88.06%      7.519%
300 to 360 months.......................      12        56,117,186     14.60%      1.01x     96.64%      7.246%
                                             ---      ------------    ------       ----       -----      -----
                                             110      $384,471,281     100.0%      1.05x     85.02%      7.456%
                                             ===      ============    ======       ====       =====      =====

                    GROSS COUPON RANGE -- CREDIT LEASE LOANS

                                                                                 WEIGHTED               WEIGHTED
                                          NUMBER OF                    % OF      AVERAGE    WEIGHTED    AVERAGE
                                          MORTGAGE     AGGREGATE     AGGREGATE   ORIGINAL    AVERAGE    MORTGAGE
GROSS COUPON RATE                           LOANS       BALANCE       BALANCE      DSCR     LTV RATIO     RATE
-----------------                         ---------   ------------   ---------   --------   ---------   --------
6.500% to 6.749%........................       1      $  4,524,753      1.18%      1.00x     76.69%      6.730%
6.750% to 6.999%........................      14        48,882,244     12.71%      1.02x     92.14%      6.853%
7.000% to 7.249%........................      15        48,690,343     12.66%      1.05x     88.48%      7.099%
7.250% to 7.499%........................      29       118,174,974     30.74%      1.03x     86.45%      7.364%
7.500% to 7.749%........................      23        56,597,470     14.72%      1.11x     77.62%      7.579%
7.750% to 7.999%........................      21        64,985,042     16.90%      1.04x     80.22%      7.868%
8.000% to 8.249%........................       7        42,616,455     11.08%      1.04x     86.93%      8.100%
                                             ---      ------------    ------       ----       -----      -----
                                             110      $384,471,281    100.00%      1.05x     85.02%      7.456%
                                             ===      ============    ======       ====       =====      =====

                  CUT-OFF DATE BALANCES -- CREDIT LEASE LOANS

                                                                       WEIGHTED
                               NUMBER OF                     % OF      AVERAGE    WEIGHTED      WEIGHTED
                               MORTGAGE     AGGREGATE     AGGREGATE    ORIGINAL    AVERAGE       AVERAGE
BALANCE AT CUT-OFF DATE          LOANS       BALANCE       BALANCE       DSCR     LTV RATIO   MORTGAGE RATE
-----------------------        ---------   ------------   ----------   --------   ---------   -------------
$0 to $999,999...............       7      $  6,319,781       1.64%      1.03x      80.04%        7.430%
$1,000,000 to $1,499,999.....      26        34,102,643       8.87%      1.06x      79.64%        7.368%
$1,500,000 to $1,999,999.....      19        32,764,600       8.52%      1.07x      82.29%        7.560%
$2,000,000 to $2,499,999.....      16        34,923,379       9.08%      1.08x      84.11%        7.505%
$2,500,000 to $2,999,999.....       7        18,570,223       4.83%      1.03x      83.30%        7.693%
$3,000,000 to $3,499,999.....       4        12,758,880       3.32%      1.04x      88.58%        7.071%
$3,500,000 to $3,999,999.....       4        15,081,296       3.92%      1.23x      74.00%        7.508%
$4,000,000 to $4,999,999.....       5        23,089,548       6.01%      1.01x      88.16%        7.087%
$5,000,000 to $5,999,999.....       8        43,906,477      11.42%      1.04x      86.38%        7.384%
$6,000,000 to $6,999,999.....       1         6,464,242       1.68%      1.00x     101.64%        6.760%
$8,000,000 to $8,999,999.....       3        24,686,830       6.42%      1.01x      88.14%        7.246%
$9,000,000 to $9,999,999.....       1         9,438,111       2.45%      1.03x      90.10%        8.030%
$10,000,000 to $14,999,999...       6        67,130,989      17.46%      1.03x      87.85%        7.567%
$15,000,000 to $19,999,999...       3        55,234,283      14.37%      1.01x      83.81%        7.572%
                                  ---      ------------     ------       ----      ------         -----
                                  110      $384,471,281     100.00%      1.05x      85.02%        7.456%
                                  ===      ============     ======       ====      ======         =====

             CUT-OFF DATE LOAN TO VALUE RATIO -- CREDIT LEASE LOANS

                                                                       WEIGHTED
                                NUMBER OF                    % OF      AVERAGE    WEIGHTED      WEIGHTED
                                MORTGAGE     AGGREGATE     AGGREGATE   ORIGINAL    AVERAGE       AVERAGE
   LOAN-TO-LEASED FEE VALUE       LOANS       BALANCE       BALANCE      DSCR     LTV RATIO   MORTGAGE RATE
   ------------------------     ---------   ------------   ---------   --------   ---------   -------------
45.00% to 49.99%..............       1      $  1,129,824      0.29%      1.06x      45.19%        7.570%
50.00% to 54.99%..............       1           938,694      0.24%      1.00x      52.15%        7.120%
60.00% to 64.99%..............       1         1,279,841      0.33%      1.37x      63.99%        7.290%
65.00% to 69.99%..............       7        15,192,582      3.95%      1.13x      67.78%        7.581%
70.00% to 74.99%..............       8        22,942,184      5.97%      1.20x      72.57%        7.578%
75.00% to 79.99%..............      19        79,448,412     20.66%      1.06x      77.03%        7.527%
80.00% to 84.99%..............      29        81,614,626     21.23%      1.04x      83.10%        7.399%
85.00% to 89.99%..............      20        69,818,121     18.16%      1.02x      88.15%        7.663%
90.00% to 94.99%..............      10        44,381,770     11.54%      1.01x      92.72%        7.530%
95.00% to 99.99%..............      11        50,347,767     13.10%      1.01x      96.82%        7.243%
100.00% to 109.99%............       3        17,377,460      4.52%      1.00x     101.50%        6.760%
                                   ---      ------------    ------       ----      ------         -----
                                   110      $384,471,281    100.00%      1.05x      85.02%        7.456%
                                   ===      ============    ======       ====      ======         =====

                     PROPERTY TYPE PROPERTY -- CREDIT LEASE

                                                                       WEIGHTED
                                NUMBER OF                    % OF      AVERAGE    WEIGHTED      WEIGHTED
                                MORTGAGE     AGGREGATE     AGGREGATE   ORIGINAL    AVERAGE       AVERAGE
        PROPERTY TYPE             LOANS       BALANCE       BALANCE      DSCR     LTV RATIO   MORTGAGE RATE
        -------------           ---------   ------------   ---------   --------   ---------   -------------
Retail........................      91      $277,198,320     72.10%      1.05x      86.44         7.414%
Office........................      11        86,081,096     22.39%      1.05x      79.93         7.545%
Industrial....................       2        14,765,138      3.84%      1.03x      91.70         7.828%
Restaurant....................       5         5,518,013      1.44%      1.01x      75.06         7.238%
Post Office...................       1           908,714      0.24%      1.08x      83.37         7.170%
                                   ---      ------------    ------       ----       -----         -----
                                   110      $384,471,281    100.00%      1.05x      85.02         7.456%
                                   ===      ============    ======       ====       =====         =====

                 GEOGRAPHIC DISTRIBUTION -- CREDIT LEASE LOANS

                                                                         WEIGHTED               WEIGHTED
                                  NUMBER OF                    % OF      AVERAGE    WEIGHTED    AVERAGE
                                  MORTGAGE     AGGREGATE     AGGREGATE   ORIGINAL    AVERAGE    MORTGAGE
             STATE                  LOANS       BALANCE       BALANCE      DSCR     LTV RATIO     RATE
             -----                ---------   ------------   ---------   --------   ---------   --------
Massachusetts...................      11      $ 56,403,995     14.67%      1.06x      85.07%     7.315%
New York........................      19        55,351,584     14.40%      1.03x      83.35%     7.391%
Texas...........................       6        47,946,507     12.47%      1.01x      83.36%     7.623%
Florida.........................       7        37,994,662      9.88%      1.01x      93.65%     7.291%
Georgia.........................       4        26,103,133      6.79%      1.01x      92.80%     7.607%
Pennsylvania....................       9        23,091,902      6.01%      1.04x      78.25%     7.493%
California......................       4        18,420,292      4.79%      1.03x      82.58%     7.294%
Virginia........................       9        17,566,025      4.57%      1.05x      81.39%     7.548%
Maryland........................       2        14,229,036      3.70%      1.02x      89.44%     7.953%
Michigan........................       7        14,154,769      3.68%      1.03x      87.61%     7.697%
North Carolina..................       6        10,868,690      2.83%      1.06x      86.67%     7.362%
New Jersey......................       4        10,678,551      2.78%      1.30x      75.91%     7.491%
Ohio............................       2         8,996,736      2.34%      1.14x      75.94%     7.548%
South Carolina..................       2         6,988,449      1.82%      1.02x      91.00%     7.181%
Tennessee.......................       4         6,067,642      1.58%      1.04x      86.92%     7.374%
Illinois........................       2         5,600,230      1.46%      1.03x      85.38%     6.908%
Nebraska........................       1         5,491,421      1.43%      1.00x      89.36%     7.910%
Arkansas........................       1         3,930,121      1.02%      1.12x      76.61%     7.600%
Nevada..........................       2         3,820,122      0.99%      1.02x      75.90%     7.188%
Maine...........................       2         3,806,759      0.99%      1.29x      75.36%     7.738%
District of Columbia............       2         2,484,992      0.65%      1.19x      74.71%     7.081%
Alabama.........................       1         1,366,206      0.36%      1.07x      88.14%     6.900%
Missouri........................       1         1,243,073      0.32%      1.00x      92.42%     7.060%
Connecticut.....................       1           957,674      0.25%      1.09x      87.06%     8.150%
Washington......................       1           908,714      0.24%      1.08x      83.37%     7.170%
                                     ---      ------------    ------       ----       -----      -----
                                     110      $384,471,281    100.00%      1.05x      85.02%     7.456%
                                     ===      ============    ======       ====       =====      =====

                                   ANNEX A-2

        SUMMARY MORTGAGE LOAN INFORMATION -- NATIONSBANK MORTGAGE LOANS

Gross Weighted Average Coupon...............................       7.584%
Maximum Gross Coupon........................................        8.32%
Minimum Gross Coupon........................................        6.87%
Weighted Average Original Term (Months).....................         214
Weighted Average Remaining Term (Months)....................         201
Average Loan Size (as of Cut-off Date)......................  $6,001,134
                                                              ----------

                                 PROPERTY TYPE

                                                                           WEIGHTED       WEIGHTED     WEIGHTED
                               NUMBER OF                      % OF         AVERAGE        AVERAGE      AVERAGE
                               MORTGAGE     AGGREGATE      AGGREGATE     UNDERWRITING   CUT-OFF DATE   MORTGAGE
PROPERTY TYPE                    LOANS       BALANCE        BALANCE          DSCR        LTV RATIO       RATE
-------------                  ---------   ------------   ------------   ------------   ------------   --------
Retail.......................     11       $ 76,227,542       70.57%         1.41x         60.49%       7.729%
Office.......................      2         17,646,696       16.34%         1.28x         72.06%       7.236%
Mobile Home..................      4          9,193,043        8.51%         1.21x         45.29%       7.130%
Hotel........................      1          4,953,135        4.59%         1.54x         55.03%       7.430%
                                  --       ------------      ------          ----          -----        -----
                                  18       $108,020,416      100.00%         1.38x         60.84%       7.584%
                                  ==       ============      ======          ====          =====        =====

                             CUT-OFF DATE BALANCES

                                                                          WEIGHTED       WEIGHTED     WEIGHTED
                              NUMBER OF                      % OF         AVERAGE        AVERAGE      AVERAGE
                              MORTGAGE     AGGREGATE      AGGREGATE     UNDERWRITING   CUT-OFF DATE   MORTGAGE
CUT-OFF BALANCE                 LOANS       BALANCE        BALANCE          DSCR        LTV RATIO       RATE
---------------               ---------   ------------   ------------   ------------   ------------   --------
$0 - $999,999...............      1       $    941,368        0.87%         1.20x         25.79%       7.130%
$1,000,000 - $1,999,999.....      3          4,845,968        4.49%         1.23x         75.11%       7.579%
$2,000,000 - $2,999,999.....      5         12,054,925       11.16%         1.29x         62.29%       7.318%
$3,000,000 - $3,999,999.....      3          9,972,906        9.23%         1.30x         61.37%       7.310%
$4,000,000 - $4,999,999.....      1          4,953,135        4.59%         1.54x         55.03%       7.430%
$5,000,000 - $7,499,999.....      3         17,301,830       16.02%         1.20x         72.12%       7.627%
$10,000,000 - $14,999,999...      1         14,400,618       13.33%         1.25x         74.23%       7.210%
$35,000,000 - $44,999,999...      1         43,549,666       40.32%         1.54x         51.23%       7.855%
                                 --       ------------      ------          ----          -----        -----
                                 18       $108,020,416      100.00%         1.38x         60.84%       7.584%
                                 ==       ============      ======          ====          =====        =====

                           GEOGRAPHIC DISTRIBUTION(1)

                                                                         WEIGHTED       WEIGHTED     WEIGHTED
                                NUMBER OF                    % OF        AVERAGE        AVERAGE      AVERAGE
                                MORTGAGE     AGGREGATE     AGGREGATE   UNDERWRITING   CUT-OFF DATE   MORTGAGE
STATES                            LOANS       BALANCE       BALANCE        DSCR        LTV RATIO       RATE
------                          ---------   ------------   ---------   ------------   ------------   --------
South Carolina................      1       $ 43,549,666     40.32%        1.54x         51.23%       7.855%
Georgia.......................      1         14,400,618     13.33%        1.25x         74.23%       7.210%
Texas.........................      3          8,655,155      8.01%        1.29x         80.91%       7.801%
North Carolina................      3          6,687,221      6.19%        1.28x         73.82%       7.779%
Florida.......................      1          6,368,143      5.90%        1.12x         62.43%       7.000%
New Mexico....................      1          5,521,822      5.11%        1.25x         73.62%       7.670%
Connecticut...................      2          5,309,902      4.92%        1.21x         49.33%       7.130%
Tennessee.....................      1          4,953,135      4.59%        1.54x         55.03%       7.430%
New Hampshire.................      2          3,883,141      3.59%        1.21x         39.77%       7.130%
Kansas........................      1          3,476,168      3.22%        1.28x         69.52%       7.440%
Maryland......................      1          3,246,078      3.01%        1.40x         62.42%       7.350%
Pennsylvania..................      1          1,969,366      1.82%        1.25x         71.25%       7.500%
                                   --       ------------    ------         ----          -----        -----
                                   18       $108,020,416    100.00%        1.38x         60.84%       7.584%
                                   ==       ============    ======         ====          =====        =====

---------------

(1) States or district in which the respective Mortgaged Properties are located.

                    UNDERWRITING DEBT SERVICE COVERAGE RATIO

                                                                      WEIGHTED       WEIGHTED     WEIGHTED
                             NUMBER OF                    % OF        AVERAGE        AVERAGE      AVERAGE
                             MORTGAGE     AGGREGATE     AGGREGATE   UNDERWRITING   CUT-OFF DATE   MORTGAGE
                               LOANS       BALANCE       BALANCE        DSCR        LTV RATIO       RATE
         DSCR(NOI)           ---------   ------------   ---------   ------------   ------------   --------
1.10x - 1.19x..............      1       $  6,368,143      5.90%       1.12x          62.43%       7.000%
1.20x - 1.29x..............     12         45,416,526     42.04%       1.24x          69.03%       7.486%
1.35x - 1.39x..............      1          2,426,537      2.25%       1.38x          69.83%       7.320%
1.40x - 1.49x..............      2          5,306,409      4.91%       1.41x          68.95%       7.164%
1.50x - 1.59x..............      2         48,502,802     44.90%       1.54x          51.62%       7.812%
                                --       ------------    ------        -----          -----        -----
                                18       $108,020,416    100.00%       1.38x          60.84%       7.584%
                                ==       ============    ======        =====          =====        =====

                        CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                      WEIGHTED       WEIGHTED     WEIGHTED
                             NUMBER OF                    % OF        AVERAGE        AVERAGE      AVERAGE
                             MORTGAGE     AGGREGATE     AGGREGATE   UNDERWRITING   CUT-OFF DATE   MORTGAGE
                               LOANS       BALANCE       BALANCE        DSCR        LTV RATIO       RATE
        CUT-OFF LTV          ---------   ------------   ---------   ------------   ------------   --------
20.0% - 29.9%..............      1       $    941,368      0.87%       1.20x          25.79%       7.130%
30.0% - 49.9%..............      2          5,001,015      4.63%       1.21x          44.86%       7.130%
50.0% - 59.9%..............      3         51,753,462     47.91%       1.52x          51.62%       7.769%
60.0% - 64.9%..............      2          9,614,221      8.90%       1.22x          62.43%       7.118%
65.0% - 69.9%..............      2          5,902,705      5.46%       1.32x          69.65%       7.391%
70.0% - 74.9%..............      3         21,891,806     20.27%       1.25x          73.81%       7.352%
75.0% - 79.9%..............      4          7,503,976      6.95%       1.28x          77.39%       7.563%
80.0% - 84.9%..............      1          5,411,864      5.01%       1.25x          82.00%       8.320%
                                --       ------------    ------        -----          -----        -----
                                18       $108,020,416    100.00%       1.38x          60.84%       7.584%
                                ==       ============    ======        =====          =====        =====

                       MATURITY DATE LOAN-TO-VALUE RATIO

                                                                     WEIGHTED       WEIGHTED      WEIGHTED
                            NUMBER OF                    % OF        AVERAGE         AVERAGE      AVERAGE
                            MORTGAGE     AGGREGATE     AGGREGATE   UNDERWRITING   MATURITY DATE   MORTGAGE
                              LOANS       BALANCE       BALANCE        DSCR         LTV RATIO       RATE
    MATURITY DATE LTV       ---------   ------------   ---------   ------------   -------------   --------
0.0% - 29.9%..............      9       $ 71,354,921     66.06%       1.42x            2.47%       7.628%
30.0% - 49.9%.............      3          9,349,038      8.65%       1.43x           37.57%       7.416%
50.0% - 59.9%.............      3         20,995,443     19.44%       1.25x           57.18%       7.487%
60.0% - 64.9%.............      3          6,321,016      5.85%       1.29x           61.44%       7.659%
                               --       ------------    ------        -----           -----        -----
                               18       $108,020,416    100.00%       1.38x           19.59%       7.584%
                               ==       ============    ======        =====           =====        =====

                                 MORTGAGE RATES

                                                                         WEIGHTED       WEIGHTED     WEIGHTED
                                NUMBER OF                    % OF        AVERAGE        AVERAGE      AVERAGE
                                MORTGAGE     AGGREGATE     AGGREGATE   UNDERWRITING   CUT-OFF DATE   MORTGAGE
MORTGAGE RATE                     LOANS       BALANCE       BALANCE        DSCR        LTV RATIO       RATE
-------------                   ---------   ------------   ---------   ------------   ------------   --------
Min % - 6.999%................      1       $  2,060,331      1.91%        1.41x         79.24%       6.870%
7.000% - 7.249%...............      7         31,144,765     28.83%        1.21x         63.45%       7.137%
7.250% - 7.499%...............      4         14,101,918     13.05%        1.42x         62.85%       7.395%
7.500% - 7.749%...............      2          7,491,188      6.93%        1.25x         73.00%       7.625%
7.750% - 7.999%...............      1         43,549,666     40.32%        1.54x         51.23%       7.855%
8.000% - 8.499%...............      3          9,672,549      8.95%        1.24x         79.40%       8.197%
                                   --       ------------    ------         ----          -----        -----
                                   18       $108,020,416    100.00%        1.38x         60.84%       7.584%
                                   ==       ============    ======         ====          =====        =====

                           ORIGINAL TERM TO MATURITY

                                                                         WEIGHTED       WEIGHTED     WEIGHTED
                                NUMBER OF                    % OF        AVERAGE        AVERAGE      AVERAGE
                                MORTGAGE     AGGREGATE     AGGREGATE   UNDERWRITING   CUT-OFF DATE   MORTGAGE
ORIGINAL TERM TO MATURITY         LOANS       BALANCE       BALANCE        DSCR        LTV RATIO       RATE
-------------------------       ---------   ------------   ---------   ------------   ------------   --------
180...........................     11       $ 46,509,807     43.06%        1.28x         71.28%       7.426%
240...........................      7         61,510,609     56.94%        1.46x         52.95%       7.703%
                                   --       ------------    ------         ----          -----        -----
                                   18       $108,020,416    100.00%        1.38x         60.84%       7.584%
                                   ==       ============    ======         ====          =====        =====

                         ORIGINAL AMORTIZATION TERM (1)

                                                                              WEIGHTED       WEIGHTED     WEIGHTED
                                     NUMBER OF                    % OF        AVERAGE        AVERAGE      AVERAGE
                                     MORTGAGE     AGGREGATE     AGGREGATE   UNDERWRITING   CUT-OFF DATE   MORTGAGE
ORIGINAL AMORTIZATION TERM             LOANS       BALANCE       BALANCE        DSCR        LTV RATIO       RATE
--------------------------           ---------   ------------   ---------   ------------   ------------   --------
180................................      1       $  3,476,168      3.22%        1.28x         69.52%       7.440%
240................................      9         69,848,118     64.66%        1.42x         54.33%       7.634%
300................................      4         13,974,496     12.94%        1.37x         70.06%       7.723%
360................................      4         20,721,634     19.18%        1.26x         75.11%       7.347%
                                        --       ------------    ------         ----          -----        -----
                                        18       $108,020,416    100.00%        1.38x         60.84%       7.584%
                                        ==       ============    ======         ====          =====        =====

---------------

(1) For Loans which accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                           REMAINING TERM TO MATURITY

                                                                              WEIGHTED       WEIGHTED     WEIGHTED
                                     NUMBER OF                    % OF        AVERAGE        AVERAGE      AVERAGE
                                     MORTGAGE     AGGREGATE     AGGREGATE   UNDERWRITING   CUT-OFF DATE   MORTGAGE
REMAINING TERM TO MATURITY             LOANS       BALANCE       BALANCE        DSCR        LTV RATIO       RATE
--------------------------           ---------   ------------   ---------   ------------   ------------   --------
121 - 180..........................     11       $ 46,509,807     43.06%        1.28x         71.28%       7.426%
181 - 240..........................      7         61,510,609     56.94%        1.46x         52.95%       7.703%
                                        --       ------------    ------         ----          -----        -----
                                        18       $108,020,416    100.00%        1.38x         60.84%       7.584%
                                        ==       ============    ======         ====          =====        =====

                            YEAR OF LOAN ORIGINATION

                                                                              WEIGHTED       WEIGHTED     WEIGHTED
                                     NUMBER OF                    % OF        AVERAGE        AVERAGE      AVERAGE
                                     MORTGAGE     AGGREGATE     AGGREGATE   UNDERWRITING   CUT-OFF DATE   MORTGAGE
YEAR OF LOAN ORIGINATION               LOANS       BALANCE       BALANCE        DSCR        LTV RATIO       RATE
------------------------             ---------   ------------   ---------   ------------   ------------   --------
1997...............................      5       $ 56,698,383     52.49%        1.47x         57.16%       7.888%
1998...............................     13         51,322,033     47.51%        1.28x         64.90%       7.248%
                                        --       ------------    ------         ----          -----        -----
                                        18       $108,020,416    100.00%        1.38x         60.84%       7.584%
                                        ==       ============    ======         ====          =====        =====

                             YEAR OF LOAN MATURITY

                                                                               WEIGHTED       WEIGHTED     WEIGHTED
                                      NUMBER OF                    % OF        AVERAGE        AVERAGE      AVERAGE
                                      MORTGAGE     AGGREGATE     AGGREGATE   UNDERWRITING   CUT-OFF DATE   MORTGAGE
YEAR OF LOAN MATURITY                   LOANS       BALANCE       BALANCE        DSCR        LTV RATIO       RATE
---------------------                 ---------   ------------   ---------   ------------   ------------   --------
2012................................       3      $  9,672,549      8.95%        1.24x         79.40%       8.197%
2013................................       8        36,837,259     34.10%        1.29x         69.15%       7.224%
2017................................       1        43,549,666     40.32%        1.54x         51.23%       7.855%
2018................................       6        17,960,943     16.63%        1.26x         57.10%       7.336%
                                         ---      ------------    ------        -----          -----        -----
                                          18      $108,020,416    100.00%        1.38x         60.84%       7.584%
                                         ===      ============    ======        =====          =====        =====

                                [ABN AMRO LOGO]



                        NATIONSLINK FUNDING CORPORATION
           MIDLAND LOAN SERVICES, INC. AS MASTER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1999-LTL-1

                          ABN AMRO ACCT: 99-9999-99-9

                            STATEMENT DATE: 03/22/99
                            PAYMENT DATE:   03/22/99
                            PRIOR PAYMENT:        NA
                            RECORD DATE:    02/26/99

                            WAC:
                            WAMM:


                                                                             NUMBER OF PAGE(S)
                Table Of Contents
                REMIC Certificate Report
                Other Related Information
                Asset Backed Facts Sheets
                Delinquency Loan Detail
                Mortgage Loan Characteristics
                Loan Level Listing

                TOTAL PAGES INCLUDED IN THIS PACKAGE


                Specially Serviced Loan Detail                               Appendix A
                Modified Loan Detail                                         Appendix B
                Realized Loss Detail                                         Appendix C



         INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES


               LaSalle Web Site                                             www.Inbabs.com

               LaSalle Bulletin Board                                       (714) 282-3990
               LaSalle ASAP Fax System                                      (312) 904-2200


              ASAP #:
              Monthly Data File Name:

                                [ABN AMRO LOGO]



                        NATIONSLINK FUNDING CORPORATION
           MIDLAND LOAN SERVICES, INC. AS MASTER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1999-LTL-1

                          ABN AMRO ACCT: 99-9999-99-9

                           STATEMENT DATE:  03/22/99
                           PAYMENT DATE:    03/22/99
                           PRIOR PAYMENT:         NA
                           RECORD DATE:     02/26/99

                           WAC:
                           WAMM:


         ORIGINAL       OPENING     PRINCIPAL    PRINCIPAL      NEGATIVE     CLOSING     INTEREST      INTEREST   PASS-THROUGH
CLASS  FACE VALUE(1)    BALANCE      PAYMENT    ADJ. OR LOSS  AMORTIZATION   BALANCE      PAYMENT     ADJUSTMENT     RATE(2)
CUSIP    Per $1,000    Per $1,000   Per $1,000   Per $1,000    Per $1,000   Per $1,000   Per $1,000   Per $1,000  Next Rate(3)



              0.00        0.00           0.00         0.00          0.00         0.00       0.00         0.00

                                                                          Total P&I Payment 0.00

















Notes: (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
       (3) Estimated

                                [ABN AMRO LOGO]



                        NATIONSLINK FUNDING CORPORATION
           MIDLAND LOAN SERVICES, INC. AS MASTER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1999-LTL-1

                          ABN AMRO ACCT: 99-9999-99-9
                           OTHER RELATED INFORMATION

                           STATEMENT DATE:  03/22/99
                           PAYMENT DATE:    03/22/99
                           PRIOR PAYMENT:      NA
                           RECORD DATE:     02/26/99

                                [ABN AMRO LOGO]


                        NATIONSLINK FUNDING CORPORATION
           MIDLAND LOAN SERVICES, INC. AS MASTER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1999-LTL-1

                          ABN AMRO ACCT: 99-9999-99-9

                           STATEMENT DATE:  03/22/99
                           PAYMENT DATE:    03/22/99
                           PRIOR PAYMENT:      NA
                           RECORD DATE:     02/26/99



Distribution   Delinq 1 Month      Delinq 2 Months      Delinq 3+ Months       Foreclosure/Bankruptcy              REO

    Date      #         Balance   #         Balance    #          Balance     #            Balance            #       Balance

  03/22/99         0        0          0        0           0         0            0           0                   0           0
                0.00%   0.000%      0.00%   0.000%       0.00%    0.000%        0.00%      0.000%               0.00%      0.000%




  Modifications        Prepayments          Curr Weighted Avg.

 #          Balance   #          Balance    Coupon       Remit

      0         0          0         0
   0.00%    0.000%      0.00%    0.000%



Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency Aging Category

                                [ABN AMRO LOGO]


                        NATIONSLINK FUNDING CORPORATION
           MIDLAND LOAN SERVICES, INC. AS MASTER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1999-LTL-1

                          ABN AMRO ACCT: 99-9999-99-9

                           STATEMENT DATE:   03/22/99
                           PAYMENT DATE:     03/22/99
                           PRIOR PAYMENT:          NA
                           RECORD DATE:      02/26/99



                               DELINQUENT DETAIL


                  Paid                 Outstanding   Out. Property                      Special
Disclosure Doc    Thru    Current P&I      P&I        Protection        Advance        Servicer     Foreclosure   Bankruptcy   REO
  Control#        Date      Advance     Advances**     Advances      Description(1)  Transfer Date      Date          Date     Date















A. P&I Advance-Loan in Grace Period    1. P&I Advance-Loan delinquent 1 month        3. P&I Advance-Loan delinquent 3 months or More
B. P&I Advance-Late Payment but <      2. P&I Advance-Loan delinquent 2 months       4. Matured Balloon/Assumed Scheduled Payment
   one month delinq

** Outstanding P&I Advances include the current period P&I Advance

                                [ABN AMRO LOGO]

                        NATIONSLINK FUNDING CORPORATION
           MIDLAND LOAN SERVICES, INC. AS MASTER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1999-LTL-1

                          ABN AMRO ACCT: 99-9999-99-9
                                   POOL TOTAL

                           STATEMENT DATE:  03/22/99
                           PAYMENT DATE:    03/22/99
                           PRIOR PAYMENT:     N/A
                           RECORD DATE:     02/26/99

                      DISTRIBUTION OF PRINCIPAL BALANCES

  (2) Current Scheduled              Number    (2)Scheduled  Based on
         Balances                    of Loans     Balance    Balance

          $0 to    $500,000
    $500,000 to  $1,000,000
  $1,000,000 to  $1,500,000
  $1,500,000 to  $2,000,000
  $2,000,000 to  $2,500,000
  $2,500,000 to  $3,000,000
  $3,000,000 to  $3,500,000
  $3,500,000 to  $4,000,000
  $4,000,000 to  $5,000,000
  $5,000,000 to  $6,000,000
  $6,000,000 to  $7,000,000
  $7,000,000 to  $8,000,000
  $8,000,000 to  $9,000,000
  $9,000,000 to $10,000,000
 $10,000,000 to $11,000,000
 $11,000,000 to $12,000,000
 $12,000,000 to $13,000,000
 $13,000,000 to $14,000,000
 $14,000,000 to $15,000,000
 $15,000,000 &  Above
           Total                        0          0       0.00%
               Average Scheduled Balance is                      0
               Maximum Scheduled Balance is                      0
               Minimum Scheduled Balance is                      0



         DISTRIBUTION OF PROPERTY TYPES

                 Number   (2)Scheduled     Based on
Property Types   of Loans    Balance        Balance



     Total                 0          0      0.00%



       DISTRIBUTION OF MORTGAGE INTEREST RATES

 Current Mortgage  Number  (2)Scheduled    Based on
  Interest Rate   of Loans    Balance       Balance
 7.000% or less
 7.000% to 7.125%
 7.125% to 7.375%
 7.375% to 7.625%
 7.625% to 7.875%
 7.875% to 8.125%
 8.125% to 8.375%
 8.375% to 8.625%
 8.625% to 8.875%
 8.875% to 9.125%
 9.125% to 9.375%
 9.375% to 9.625%
 9.625% to 9.875%
 9.875% to 10.125%
10.125% &  Above
      Total                 0          0      0.00%
      W/Avg Mortgage Interest Rate is      0.0000%
      Minimum Mortgage Interest Rate is    0.0000%
      Maximum Mortgage Interest Rate is    0.0000%



                      GEOGRAPHIC DISTRIBUTION

                                     Number   (2)Scheduled  Based on
Geographic Location                  of Loans    Balance     Balance



     Total                                  0       0          0.00%


                                [ABN AMRO LOGO]


                        NATIONSLINK FUNDING CORPORATION
           MIDLAND LOAN SERVICES, INC. AS MASTER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1999-LTL-1

                          ABN AMRO ACCT: 99-9999-99-9
                                   POOL TOTAL

                          STATEMENT DATE:     03/22/99
                          PAYMENT DATE:       03/22/99
                          PRIOR PAYMENT:         NA
                          RECORD DATE:        02/26/99


                                 LOAN SEASONING

                    Number    (2) Scheduled   Based on
Number of Years     of Loans      Balance     Balance




              Weighted Average Seasoning is        0.0



                         DISTRIBUTION OF REMAINING TERM
                                FULLY AMORTIZING

  Fully Amortizing   Number     (2) Scheduled   Based on
 Mortgage Loans     of Loans       Balance     Balance
 60 months or less
 61 to 120 months
121 to 180 months
181 to 240 months
241 to 360 months
   Total             0                   0      0.00%
             Weighted Average Months to Maturity is    0


                              DISTRIBUTION OF DSCR


  Debt Service          Number       (2) Scheduled      Based on
Coverage Ratio (1)      of Loans        Balance         Balance
  0.500 or less
  0.500 to 0.625
  0.625 to 0.750
  0.750 to 0.875
  0.875 to 1.000
  1.000 to 1.125
  1.125 to 1.250
  1.250 to 1.375
  1.375 to 1.500
  1.500 to 1.625
  1.625 to 1.750
  1.750 to 1.875
  1.875 to 2.000
  2.000 to 2.125
  2.125 & above
    Unknown
     Total                     0              0          0.00%
Weighted Average Debt Service Coverage Ratio is           0.000



       DISTRIBUTION OF AMORTIZATION TYPE

                   Number   (2) Scheduled   Based on
Amortization Type  of Loans     Balance     Balance




Total                0               0          0.00%





            DISTRIBUTION OF REMAINING TERM
                     BALLOON LOANS

    Balloon            Number      (2) Scheduled   Based on
   Mortgage Loans     of Loans        Balance      Balance
 12 months or less
 13 to 24 months
 25 to 36 months
 37 to 48 months
 49 to 60 months
 61 to 120 months
121 to 180 months
181 to 240 months
      Total                0                0        0.00%
           Weighted Average Months to Maturity is       0

                               NOI AGING

                          Number     (2) Scheduled     Based on
       NOI Date          of loans        Balance       Balance
      1 year or less
      1 to 2 years
    2 Years or More
       Unknown
       Total                   0                 0       0.00%



(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level. Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

                                [ABN AMRO LOGO]

                        NATIONSLINK FUNDING CORPORATION
           MIDLAND LOAN SERVICES, INC. AS MASTER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1999-LTL-1

                          ABN AMRO ACCT: 99-9999-99-9

                          STATEMENT DATE:     03/22/99
                          PAYMENT DATE:       03/22/99
                          PRIOR PAYMENT:            NA
                          RECORD DATE:        02/26/99

                           SPECIALLY SERVICED DETAIL




                   Beginning                                                    Specially
 Disclosure        Scheduled        Interest         Maturity      Property     Serviced
 Control #         Balance            Rate             Date          Type     Status Code (1)                  Comments























  (1) Legend:
      1)  Request for waiver of Prepayment Penalty    4)  Loan with Borrower Bankruptcy     7)  Loans Paid Off
      2)  Payment default                             5)  Loan in Process of Foreclosure    8)  Loans Returned to Master Servicer
      3)  Request for Loan Modification or Workout    6)  Loan now REO Property


                                                                      APPENDIX A

                                [ABN AMRO LOGO]

                        NATIONSLINK FUNDING CORPORATION
           MIDLAND LOAN SERVICES, INC. AS MASTER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1999-LTL-1

                          ABN AMRO ACCT: 99-9999-99-9

                           STATEMENT DATE:   03/22/99
                           PAYMENT DATE:     03/22/99
                           PRIOR PAYMENT:          NA
                           RECORD DATE:      02/26/99

                                MODIFIED DETAIL

Disclosure        Modification                                          Modification
Control #             Date                                              Description













                                                                      APPENDIX B

                                [ABN AMRO LOGO]


                        NATIONSLINK FUNDING CORPORATION
           MIDLAND LOAN SERVICES, INC. AS MASTER AND SPECIAL SERVICER
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 1999-LTL-1

                          ABN AMRO ACCT: 99-9999-99-9

                           STATEMENT DATE:  03/22/99
                           PAYMENT DATE:    03/22/99
                           PRIOR PAYMENT:         NA
                           RECORD DATE:     02/26/99



                              REALIZED LOSS DETAIL

                                       Beginning               Gross Proceeds     Aggregate        Net      Net Proceeds
Dist. Disclosure Appraisal  Appraisal  Scheduled    Gross         as a % of      Liquidation   Liquidation   as a % of     Realized
Date  Control #    Date      Value      Balance    Proceeds   Sched. Principal    Expenses*      Proceeds   Sched Balance    Loss








Current Total                   0.00                  0.00                             0.00          0.00                     0.00
Cumulative                      0.00                  0.00                             0.00          0.00                     0.00

                                                                      APPENDIX C

*Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                                                                         ANNEX C

                           THE ENHANCED LEASE PROGRAM

     The Enhanced Lease Program is a proprietary program of Capital Lease Funding, L.P. ("CLF"), designed to enhance the certainty of cash flows from net leases. 110 Credit Lease Loans, one of which consists of a participation interest in a Credit Lease Loan, representing 78.1% of the aggregate Cut-off Date Balance of the Loan Pool, were originated in accordance with the underwriting guidelines of the Enhanced Lease Program.

     The Enhanced Lease Program includes (1) the Lease Enhancement Policies, (2) the Extended Amortization Policies, (3) Borrower Reserve Funds, (4) the Borrower Protective Actions, (5) the Master Servicer Protective Actions, (6) the use of underwriting guidelines and (7) the establishment of an Expense Reserve Fund.

THE LEASE ENHANCEMENT POLICIES

     Each Credit Lease Loan backed by a Credit Lease that has a Casualty or Condemnation Termination or Abatement Right has the benefit of a Lease Enhancement Policy issued by the Enhancement Insurer. Under the policy, the Enhancement Insurer, as described below, will make payments to the Master Servicer on behalf of the Trustee in certain cases where the mortgaged property has been subjected to property damage on account of a casualty or a condemnation event. The Trustee and the related borrower are named insureds under the Lease Enhancement Policy, and payments under the Lease Enhancement Policy are treated as payments on the Credit Lease Loan by the borrower. The related borrowers or CLF prepaid in full the premium relating to each Lease Enhancement Policy at the time of issuance of such Lease Enhancement Policy, and each such Lease Enhancement Policy is non-cancelable.

     With respect to both casualty and condemnation, each Lease Enhancement Policy provides that in the event of a permitted termination by a Credit Lease tenant of its Credit Lease occurring as a result of such casualty or condemnation, the Enhancement Insurer will pay to the Master Servicer on behalf of the Trustee, either in one lump sum payment or periodically on the applicable monthly rental payment date, at the Enhancement Insurer's option, the Ascertained Net Loss (as such term is defined in the Lease Enhancement Policy). The Ascertained Net Loss payable in one lump sum payment will generally be in an amount equal to the lesser of (a) the outstanding principal balance of the Credit Lease Loan plus accrued interest or (b) the sum of all periodic payments of monthly rental payments that would have been payable under the Credit Lease if the Credit Lease had not been so terminated for the period from the date of the Credit Lease termination through the expiration date of the initial term of such Credit Lease or first renewal term of the Credit Lease, if such Credit Lease has the benefit of an Extended Amortization Policy. In the event that the Credit Lease permits the Credit Lease Tenant to abate rent, the Ascertained Net Loss will be in an amount equal to the portion of any monthly rental payments not made by such Credit Lease Tenant for the period from the date the abatement commences until the earlier of the date the abatement ceases or the expiration date of the initial term of such Credit Lease. The Lease Enhancement Policies provide that payments are to be made on the due date for the related monthly rental payment. The Enhancement Insurer is not required to pay:

         - interest accrued following the date of a lump sum payment described above,

         - interest for the period from the due date for the monthly rental payment through the Due Date of the Credit Lease Loan,

         - any Prepayment Premium due thereunder, or

         - any amounts the borrower is obligated to pay thereunder to reimburse the Master Servicer, the Trustee or the Fiscal Agent for outstanding Servicing Advances.

     Any such interest shortfall or other amounts (other than Prepayment Premiums) required to be paid to certificateholders, the Master Servicer, the Trustee or the Fiscal Agent will be recoverable from the Expense

Reserve Fund to the extent of funds therein. In the event of a lump sum payment, however, no Prepayment Premiums will be payable to certificateholders.

     In the event a Credit Lease Tenant elects to exercise a Casualty or Condemnation Termination or Abatement Right, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee will submit to the Enhancement Insurer a proof of loss containing the information required by the Lease Enhancement Policy. The proof of loss must be submitted within two years after the date of Credit Lease termination or rent abatement, as the case may be, or the Enhancement Insurer will be discharged from all liability. Under the terms of the Pooling Agreement, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee is obligated to submit notice of a claim under the Lease Enhancement Policies after obtaining actual knowledge or receipt of notice of a casualty or condemnation as soon as reasonably practicable, but in any event within three Business Days. The Lease Enhancement Policies further provide that the Enhancement Insurer is obligated, upon 15 days' prior written notice, to pay to the Master Servicer on behalf of the Trustee the Ascertained Net Loss on the date the monthly rental payment is due under the related Credit Lease. In the event the Enhancement Insurer determines that the claim is either excluded from coverage or not covered by the Lease Enhancement Policy, the Enhancement Insurer will notify the Master Servicer and the Trustee. In the event the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee contests such notice, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee will deliver to the Enhancement Insurer a notice to such effect within 60 days after receipt of the Enhancement Insurer's declination notice. In the event of a dispute, such dispute will be submitted to arbitration as provided in the Lease Enhancement Policy. Notwithstanding the delivery by the Enhancement Insurer of a notice contesting such claim, the Enhancement Insurer is obligated to pay or begin to pay (if periodic payments are elected) to the Master Servicer on behalf of the Trustee the Ascertained Net Loss within 15 business days after the receipt of a proof of loss and will continue to pay until such time as the arbitration decision has been rendered in the Enhancement Insurer's favor. To the extent of any payments under the Lease Enhancement Policy, the Enhancement Insurer will succeed in right to the Trustee as the insured under the Lease Enhancement Policy to the payment of any insurance and condemnation proceeds received with respect to the related mortgaged property.

     Each Lease Enhancement Policy contains certain exclusions to coverage, including loss arising from (1) the borrower's or Credit Lease Tenant's bankruptcy, insolvency, financial impairment or inability to perform its contractual obligations, or (2) arising from any condemnation or property damage, as the case may be, of which the insured had knowledge on or prior to the date of the Lease Enhancement Policy (provided such knowledge by one insured will not affect the coverage to which any other insured may be entitled). In addition, absent special endorsements thereto, each Lease Enhancement Policy with respect to property damage also excludes loss resulting from flood (if the mortgaged property is located in an area identified by FEMA as a Zone A Special Flood Hazard Zone), and earthquake (if the property is located in an Earthquake
Zone), and damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution or civil riot and radioactive matter, or from a taking (other than by condemnation) by reason of danger to public health, public safety or the environment. None of the mortgaged properties with Casualty or Condemnation Termination or Abatement Rights are located in affected areas except (1) the American Drug Stores Loan in Woodland Hills, California, (2) the CVS Loans in Little Rock, Arkansas, and Clarksville, Tennessee, (3) the Eckerd Loans in Goodlettsville, Tennessee, Clarksville, Tennessee and Murrell's Inlet, South Carolina, (4) the TJX Loan in Encino, California, (5) the U.S. Post Office Loan in LaCenter, Washington, and (6) the Exxon Loan in Murfreesboro, Tennessee. For each such Credit Lease Loan, a Lease Enhancement Policy covering both casualty and condemnation is in place notwithstanding its location.

     - With respect to the two CVS Loans, the Mortgaged Properties are located in an Earthquake Zone, but, in the case of the CVS Loan in Little Rock, Arkansas, the Enhancement Insurer has issued an endorsement to the Lease Enhancement Policy removing the exclusion. In addition, CLF has obtained reports with respect to the two CVS Loans that indicates that the related Commercial Properties are located in areas identified by the Federal Emergency Management Agency ("FEMA") as Seismic Zones 1 and are accordingly designated by FEMA as unlikely to have damaging levels of ground motion.

     - With respect to the three Eckerd Loans, the U.S. Post Office Loan and the Exxon Loan, the Mortgaged Properties are located in an Earthquake Zone, but, in the case of the Eckerd Loan in Murrell's Inlet, South Carolina and the Exxon Loan, the Enhancement Insurer has issued an endorsement to the Lease Enhancement Policy removing the exclusion. In addition, CLF has obtained reports with respect to each of such Credit Lease Loans that indicate that the related mortgaged properties are located in areas identified as Seismic Zones 1 and are accordingly designated by FEMA as unlikely to have damaging levels of ground motion, except in the case of the Eckerd Loan in Murrell's Inlet, South Carolina and the U.S. Post Office Loan, where the related mortgaged properties are located in areas identified as Seismic Zones 2 and nonetheless is designed by FEMA as having a low unlikelihood to have damaging levels of ground motion. In the case of U.S. Post Office Loan, the related mortgaged property has been subject to a seismic assessment by an engineer that anticipates that the mortgaged property would not suffer damage in excess of a maximum probable loss of 10% (expressed as the approximate repair cost divided by the replacement cost of the building) in the event of an earthquake with the magnitude expected once every 475 years. Finally, in the case of each such Credit Lease Loan, with the exception of the Exxon Loan (where the tenant is self insuring), the related tenant maintains or pays for earthquake insurance.

     - With respect to the TJX Loan and the American Drug Stores Loan, the related Mortgaged Property is not covered by the Lease Enhancement Policy for a Casualty or Condemnation Termination or Abatement Right arising from earthquake-related damage. Nevertheless, in each case, the related tenant maintains or pays for earthquake insurance. In addition, the related Commercial Property has been subject to a seismic assessment by an engineer that anticipates that, in the case of the TJX Loan, the Mortgaged Property would not suffer damage in excess of a maximum probable loss of 14% (expressed as the approximate repair cost divided by the replacement cost of the building) in the event of an earthquake with the magnitude expected once every 500 years, and in the case of the American Drug Stores Loan, the Mortgaged Property would not suffer damage in excess of a maximum probable loss of 13.4% (expressed as the approximate repair cost divided by the replacement cost of the building) in the event of an earthquake with the magnitude expected once every 100 years.

The Enhancement Insurer, or its agent, has commissioned an inspection and evaluation of the site of each mortgaged property for which it has issued a Lease Enhancement Policy. The Enhancement Insurer's financial strength has been rated "AAA" by S&P.

THE EXTENDED AMORTIZATION POLICIES

     Each Credit Lease Loan underwritten with an amortization period or to a term to maturity that extends beyond the initial term of the accompanying Credit Lease has the benefit of an Extended Amortization Policy issued by the Extension Insurer. Under the policy, the Extension Insurer, as described below, will make payments to the Master Servicer on behalf of the Trustee in certain cases where there has been a default by the borrower in making scheduled payments of principal and interest on the Credit Lease Loan at any time after a Tenant Non-Renewal Action. The Trustee is the named insured under the Extended Amortization Policy. The full premium relating to each Extended Amortization Policy was fully paid by the borrower or CLF at the time of issuance of such Extended Amortization Policy, and each such Extended Amortization Policy is non-cancelable during the term of the Credit Lease Loan. In addition, if the Credit Lease Tenant exercises its right to extend the initial term of the Credit Lease, the risk of a Tenant Non-Renewal Action is avoided and the Extended Amortization Policy will terminate. Eight Credit Lease Loans with an aggregate Cut-off Balance of $56,887,162.11 have the benefit of the Extended Amortization Policies; one such Credit Lease Loan is a Balloon Loan.

     Each Extended Amortization Policy provides that in the event of a Tenant Non-Renewal Action followed by a borrower default in the payment of scheduled principal and interest on the Credit Lease Loan, the Extension Insurer will pay to the Master Servicer on behalf of the Trustee, either in one lump sum payment or periodically on the applicable Due Date, at the Extension Insurer's option, the Ascertained Net Loss (as such term is defined in the Extended Amortization Policy). The Ascertained Net Loss payable in one lump sum will generally be an amount equal to sum of:

          (1) principal outstanding under the Credit Lease Loan;

          (2) two Monthly Loan Payments if advanced by the Master Servicer, the Trustee or the Fiscal Agent, as applicable, on or after the Claim Date (as defined in the Extended Amortization Policy);

          (3) the amount of any Protective Advances (as defined in the Extended Amortization Policy) unless otherwise excluded in the case of Bond-Type Leases or Triple Net Leases;

          (4) any related Prepayment Premium (not to exceed 5% of the principal balance outstanding under the mortgage loan);

          (5) 30 days accrued interest at the related Loan Rate; less

          (6) any amounts the Credit Lease Tenant claims as set off; and less

          (7) all amounts in any funds held by or on behalf of the Trustee as security for borrower's performance under the Credit Lease Loan, if any.

     In the event that the Extension Insurer chooses to pay the Ascertained Net Loss on a monthly basis it will do so in an amount equal to the monthly installment of principal and interest and the Master Servicing Fee on the Monthly Payment Dates.

     In the event that a Tenant Non-Renewal Action occurs and is followed by a subsequent borrower default in the payment of scheduled principal and interest on the Credit Lease Loan, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee, will submit to the Extension Insurer a proof of loss containing the information required by the Extended Amortization Policy. The proof of loss must be submitted within six months after the initial term of the Credit Lease Loan or the Extension Insurer will be discharged from all liability. Under the terms of the Pooling Agreement, the Master Servicer or Special Servicer, as applicable, on behalf of the Trustee, is obligated to submit such a proof of loss as soon as reasonably practicable but in any event within five days after the Master Servicer or Special Servicer, as applicable, receives notice of a borrower default. The Extended Amortization Policies further provide that the Extension Insurer is obligated, upon 25 days' prior written notice, to pay to the Master Servicer on behalf of the Trustee the Ascertained Net Loss. In the event the Extension Insurer determines that the claim is either excluded from coverage or not covered by the Extended Amortization Policy, the Extension Insurer will notify the Trustee as the named insured. In the event the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee contests such notice, the Master Servicer or the Special Servicer, as applicable, on behalf of the Trustee will deliver to the Extension Insurer a notice to such effect within 5 days after receipt of the Extension Insurer's declination notice. In the event of a dispute, such dispute will be submitted to arbitration as provided in the Extended Amortization Policy. Notwithstanding the delivery by the Extension Insurer of a notice contesting such claim, the Extension Insurer is obligated to pay or begin to pay (if periodic payments are elected) to the Master Servicer on behalf of the Trustee the Ascertained Net Loss and will continue to pay until such time as the arbitration decision has been rendered in the Extension Insurer's favor. To the extent of any payments under the Extended Amortization Policy, the Extension Insurer will succeed in right to the Trustee as the insured under the Extended Amortization Policy to the payment of any insurance and condemnation proceeds received with respect to the related mortgaged property.

     Each Extended Amortization Policy contains certain exclusions to coverage, including loss arising from (1) the borrower's or Credit Lease Tenant's bankruptcy, reorganization or insolvency which occurs prior to the Claim Date, or (2) arising from any condemnation or property damage, as the case may be, to the extent such condemnation or property damage results in a termination or cancellation of the related Credit Lease in accordance with its terms prior to the Claim Date.

BORROWER PROTECTIVE ACTIONS

     A Credit Lease Tenant under a Double Net Lease may have Maintenance Termination or Abatement Rights if the borrower defaults in the performance of its obligation to maintain, repair or replace the mortgaged property. In addition, in certain Double Net Leases or Triple Net Leases, the Credit Lease Tenant may have Additional Termination or Abatement Rights if the borrower defaults in performing other obligations under the Credit Lease. If the borrower were to default in the performance of any such obligations and the Credit Lease Tenant were to exercise its right to abate rent or terminate the Credit Lease, there would likely be a disruption in the stream of monthly rental payments available to pay principal and interest to the certificateholders. The Enhanced Lease Program includes several elements that will encourage a borrower to perform necessary maintenance, repair and replacement and to perform its other obligations under the Credit Lease. In addition, the borrower could possibly advance its own funds to pay the costs of these obligations if the Borrower Reserve Fund has insufficient funds to cover such expenses when incurred or the Borrower Reserve Fund is unavailable to the borrower for such expenses.

     Additional Termination or Abatement Rights may arise from breach of affirmative covenants ("Affirmative Lease Covenants") under the Credit Lease which require the borrower to take certain actions (such as obligations to repair and restore property following a casualty or partial condemnation, to correct unanticipated repair obligations or to remove hazardous materials present on the mortgaged property other than by a Credit Lease Tenant's actions), or from a breach of negative covenants ("Negative Lease Covenants") under the Credit Lease which prohibit the taking of certain actions (generally relating to prohibited uses of other properties owned by the borrower or its affiliates within a particular distance of the mortgaged property). See "Credit Leases -- Additional Termination or Abatement Rights" in this prospectus supplement.

     In each case, the borrower is obligated under the terms of the related Credit Lease Loan to perform its obligations under the Credit Lease, and failure to perform such obligations after appropriate notice and passage of time will constitute a default under the Credit Lease Loan. Certain factors will encourage a borrower to perform its obligations under the Credit Lease including Affirmative Lease Covenants and to avoid a violation of the Negative Lease
Covenants:

         - First, as the monthly rental payments amortize the Credit Lease Loan, the borrower's equity in the mortgaged property will increase. Such equity may also grow due to increases, if any, in the value of the mortgaged property over time. A borrower's default under the Credit Lease will cause a default under the Credit Lease Loan which may lead to foreclosure and the loss of the borrower's equity.

         - Second, such a default and foreclosure may force the borrower and/or the principals of the borrower to "recapture" certain losses for federal and state income tax purposes, thereby creating tax liability.

         - Third, Credit Lease Loans that are backed by Credit Leases that contain Additional Termination or Abatement Rights or contain Negative Lease Covenants are generally underwritten to provide for some excess debt service coverage on the Credit Lease Loan. Such coverage provides for cash flow to the borrower and acts as a source of funds for either the borrower or the Master Servicer, as applicable, to pay for obligations under the Credit Lease as well as providing an incentive to the borrower to pay those obligations.

     With respect to maintenance, repair and replacement obligations and other Affirmative Lease Covenants, compliance with such covenants is dependent principally on the cost and, to the extent the cost significantly exceeds funds available therefor from the Borrower Reserve Fund, the financial ability of the borrower to perform such obligations. To the extent the borrower fails to perform such obligations, the Master Servicer or the Special Servicer, as applicable, will be obligated under the Pooling Agreement to use its best efforts to cause such obligations of the borrower to be performed and advance funds as necessary to perform such obligations, as described under "Servicer Protective Actions" below.

     With respect to Negative Lease Covenants, the foregoing incentives are expected to generally discourage violation of such covenants. The Master Servicer's or the Special Servicer's ability to correct the borrower's breach of Negative Lease Covenants, however, is generally limited in the Pooling Agreement to bringing legal action to enforce the obligation of the borrower under the mortgage loan documents not to breach such Negative Lease Covenants. Accordingly, with respect to each Negative Lease Covenant relating to use restrictions as described above, and with respect to any other Negative Lease Covenants as to which CLF believed such a step was desirable, the loan documents provide that the Credit Lease Loan becomes a recourse loan to the borrower with respect to breach of that covenant (either to the extent of damages for breach or, in some cases, for the full amount due under the Credit Lease Loan). In addition, the principals of the borrower are given a strong incentive to cause the borrower to comply with such Negative Lease Covenants by providing direct recourse to the principals of the borrower for breach of such covenants (again, either for the amount of damages for such breach or, in some cases, for the full amount due under the Credit Lease Loan).

     Except as further described in this prospectus supplement, both the borrower and the Credit Lease Tenant have agreed pursuant to the loan documents not to amend the Credit Lease or related guaranty, if any, without the consent of the Master Servicer on behalf of the Trustee. With respect to 64 Credit Lease Loans, only the borrower has so agreed, but the borrower and its principals are induced not to amend the Credit Lease by provisions which make the Credit Lease Loan recourse to the borrower and its principals for the breach of the covenant not to amend the Credit Lease without the Master Servicer's consent. In addition, in generally all the Credit Lease Loans, under the loan documents, the Credit Lease Tenant has agreed that in the event the Trustee succeeds to the interest of the borrower under the Lease, the Trustee will not be bound by any amendment or modification to the Credit Lease made without the Master Servicer's consent. In the Wal-Mart Loan, the Wal-Mart Credit Lease prohibits the borrower from agreeing to require Master Servicer's consent to amend the Wal-Mart Credit Lease, other than certain specified material amendments. However, the Wal-Mart Loan contains provisions which make such Credit Lease Loan recourse to the principals of the borrower for any losses resulting from such material amendments to the Wal-Mart Credit Lease that affect the Trustee's interest. Finally, each Credit Lease tenant has been sent a tenant notice informing them of the prohibition of the borrower from amending, terminating or accepting a surrender of the Credit Lease without CLF's written consent.

SERVICER PROTECTIVE ACTIONS

     In the event the borrower fails to take actions required under the terms of the Credit Lease which could give rise to Maintenance Termination or Abatement Rights or Additional Termination or Abatement Rights, the Pooling Agreement requires the Master Servicer or the Special Servicer, as applicable, to use best efforts to perform the borrower's obligations thereunder and advance funds as necessary therefor. The Servicer Protective Actions to be performed by the Master Servicer, which consist of filing notices and pursuing claims under the Lease Enhancement Policies, the Extended Amortization Policies and "force place" insurance policies, as well as the making of Servicing Advances, shall not constitute a Servicing Transfer Event. The Master Servicer's or the Special Servicer's ability to do so is facilitated by the terms of the loan documents. Under the loan documents or the Pooling Agreement:

         - the Credit Lease Tenant is obligated to give the Master Servicer or the Special Servicer, as applicable, notice of any Credit Lease Default and to give the Master Servicer or the Special Servicer, as applicable, adequate opportunity to cure such default before it may exercise any abatement or termination right;

         - the Special Servicer is given access to the mortgaged property to cure the default and access to the Borrower Reserve Fund to pay the cost of curing such default; and

         - the Special Servicer is contractually obligated to use best efforts to perform such obligations of the borrower to take actions to cure such defaults. Such actions, for example, may include but are not limited to repairing or replacing the roof, the initiation and maintenance of appropriate legal actions, maintenance of common areas, and the imposition of force placed insurance policies. If the funds on deposit in both the Borrower Reserve Fund and the Expense Reserve Fund is not sufficient to pay the cost of curing such defaults, the Master Servicer is obligated to advance its own funds, subject to the Master Servicer's good faith business judgment that such advance would be recoverable, to pay the costs of such actions. To the extent the Master Servicer fails to make any such required advance deemed to be recoverable, the Trustee is required to do so and, if the Trustee fails to do so, the Fiscal Agent is required to do so.

     The borrower will reimburse amounts advanced by the Master Servicer under the terms of the loan documents. Failure to reimburse the Master Servicer will constitute a default under the Credit Lease Loan entitling the Master Servicer to accelerate the Credit Lease Loan. So long as the Credit Lease Loan is not delinquent in payments of principal and interest, the Special Servicer will not proceed with any foreclosure action on the related mortgaged property in connection with such default based solely upon the borrower's failure to fulfill any of its Borrower Credit Lease Obligations unless:

         - all outstanding Servicing Advances, with interest thereon, with respect to such Credit Lease Loan exceed 60% of the Anticipated Liquidation Value with respect to such Credit Lease Loan; or

         - the Special Servicer has received the prior written consent of the Directing Certificateholder; or

         - any Servicing Advance with respect to such Credit Lease Loan is deemed to be nonrecoverable; or

         - the original scheduled maturity date of such Credit Lease Loan has occurred.

     The Master Servicer may also be reimbursed for such Servicing Advances from:

         - late collections, the proceeds of liquidations of the related Credit Lease Loan, or from other recoveries relating to such Credit Lease Loan (including any insurance proceeds to which the borrower is entitled); or
         - to the extent such Servicing Advance is reimbursable from collections in excess of amounts necessary to pay principal and interest with respect to such Credit Lease Loan and to fund the Expense Reserve Fund or is deemed to be nonrecoverable: first, from the Expenses Reserve Fund and thereafter from amounts on deposit in the Certificate Account received in respect of any Credit Lease Loan.

     However, neither the Master Servicer, the Special Servicer nor the Trustee will be prohibited from accelerating the indebtedness evidenced by the Note to the extent permitted by the Credit Lease Loan documents, or requiring payment of default interest in connection with any overdue amounts (including, without limitation, the full amount of the Credit Lease Loan after such an acceleration). This prohibition is designed to prevent liquidation of the Credit Lease Loan at an amount that may be less then the principal balance thereof, plus accrued interest thereon and any Prepayment Premium which might be due thereunder, so long as the Credit Lease Tenant is otherwise continuing to make monthly rental payments which will be applied to the payment of principal and interest on the Credit Lease loan. The foregoing prohibition in no event prevents foreclosure in the event of a default in payment of principal and interest due on the Credit Lease Loan.

THE BORROWER RESERVE FUND

     The Master Servicer will, pursuant to the Pooling Agreement, administer the Borrower Reserve Fund into which it will deposit, on each Due Date, any amounts required to be reserved by a borrower for the payment of expenses related to the borrower's obligations under the Credit Leases including the operation, maintenance or repair of the mortgaged property. A Borrower Reserve Fund exists with respect to each Credit Lease Loan secured by a Double Net Lease. Amounts to be reserved are established by CLF. Such amounts are based on a property condition survey prepared by an engineer approved by CLF. CLF generally requires that the amounts to be reserved will be equal to at least 125% of the repair, maintenance and replacement costs anticipated to be incurred by the borrower to perform its repair, maintenance and replacement obligations pursuant to the related Credit Lease. The Borrower Reserve Fund is funded by amounts taken from the monthly rental payments not required for debt service. All deposits and withdrawals from the Borrower Reserve Fund will be administered by the Master Servicer and made in accordance with borrower reserve agreement entered into by the borrower (which borrower reserve agreement will be assigned to the trust on the Closing Date). The Borrower Reserve Fund will be beneficially owned by the related borrowers and pledged as collateral to secure the obligations of the borrower under the loan documents. Unless otherwise provided in the related borrower reserve agreement, investment income earned in funds on deposit on the Borrower Reserve Fund will be added thereto and will be available to make payments in the manner specified in the borrower reserve agreement.

THE LOAN DOCUMENTS

     Each Credit Lease loan was originated using a standardized set of loan documents executed by the borrower, the Credit Lease tenant and CLF. The loan documents incorporate the provisions constituting Borrower Protective Actions, and include the Credit Lease itself, the Note, the Mortgage, the Credit Lease Assignment, the estoppel letter, the subordination, non-disturbance and attornment agreement, the Borrower Reserve Agreement, any environmental indemnity agreement, guaranty and any other document as may be required of the borrower or the Credit Lease tenant. The loan documents have been structured and individually negotiated to enhance the ability of the Master Servicer and the Special Servicer to perform its Servicer Protective Actions and to enforce the rights of the trust under the Lease Enhancement Policies. The loan documents include provisions designed to reduce incentives for borrowers to take any actions which might give rise to Additional Termination or Abatement Rights and which provide for a comprehensive set of rights for the benefit of the Master Servicer or the Special Servicer, as applicable, to enforce the obligations of the borrower under the loan documents through Servicer Protective Actions and to fulfill the obligations of the borrower under the related Credit Lease, if necessary.

THE EXPENSE RESERVE FUND

     The Master Servicer will, pursuant to the Pooling Agreement, establish and maintain the Expense Reserve Fund into which it will deposit monthly, with respect to each Credit Lease Loan, the Servicer Reserve Amount. The Expense Reserve Fund will be an Eligible Account. The Master Servicer will be instructed to invest funds in the Expense Reserve Fund in accordance with the Pooling Agreement, and investment income, net of amounts distributed to the Depositor in an amount estimated as the amount required for payment of state and federal income taxes on such earnings, will be retained in the Expense Reserve Fund. Assuming that there are no principal prepayments or defaults under the Credit Leases, the Expense Reserve Fund is expected to accumulate to a maximum of approximately $2,400,000 (without regard to reinvestment income) available to the Master Servicer over the life of the certificates.

     The Expense Reserve Fund will be beneficially owned by CLF and will not be an asset of the trust except to the extent of the right of the trust to draw thereon as described in this prospectus supplement. The Expense Reserve Fund is an "outside reserve fund" under the REMIC provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and is not an asset of the REMIC I or the REMIC II.

     The Master Servicer is permitted to make withdrawals relating to the Credit Lease Loans from the Expense Reserve Fund at any time:

         - to provide additional funds for use by the Master Servicer to cover the costs of Servicer Protective Actions, subject to reimbursement (subject to the priority of the Master Servicer, the Trustee and the Fiscal Agent of reimbursement of any outstanding advances with respect to such Credit Lease Loan), together with interest thereon at the Reimbursement Rate, when such amounts are recovered from the borrower under the terms of the mortgage loan documents;

         - to pay trust expenses, if any, including without limitation, as payment to any third party for performing services in connection with any Credit Lease Loans or the trust which are expressly identified in the Pooling Agreement as expenses of the trust

           (generally including the costs of certain legal opinions, environmental surveys, indemnification payments or other expenses);

         - as an additional source of funds to make advances and to reimburse the Master Servicer, the Trustee or the Fiscal Agent, as applicable, for advances, with interest thereon at the Reimbursement Rate or the Reimbursement Rate, as applicable, including, in certain circumstances, any advances later deemed to be nonrecoverable;

         - to cover Prepayment Interest Shortfalls which might arise upon certain payments under the Lease Enhancement Policies; and

         - as credit support to the extent Available Distribution
           Amount are insufficient as a result of losses incurred on the Credit Lease Loans to make all distributions required to be made on a Distribution Date.

     In the event that Available Distribution Amount is insufficient on any Distribution Date prior to the termination of the trust as a result of losses incurred on the Credit Lease Loans (after payment of all amounts owed the Master Servicer, Special Servicer, Trustee and Fiscal Agent) to pay Distributable Certificate Interests, unreimbursed Class Interest Shortfalls, Principal Distribution Amounts and unreimbursed amounts of Realized Losses to the certificateholders, a draw will be made on the Expense Reserve Fund to the extent of the balance thereof to cover such deficiency. Any amounts paid from the Expense Reserve Fund will be deemed to be applied, first, to cover any trust expenses, second, to cover credit losses and Prepayment Interest Shortfalls, third, to reimburse the Master Servicer, the Trustee or the Fiscal Agent for outstanding advances, together with interest thereon, deemed to be nonrecoverable, and fourth, to make advances. To the extent that at any time there are unreimbursed advances outstanding from the Expense Reserve Fund and funds from the Expense Reserve Fund are required for the other purposes set forth above, the Master Servicer, the Trustee or the Fiscal Agent will be required to make such advance by reimbursing the Expense Reserve Fund therefor, to the extent any such advance is not deemed nonrecoverable, in the amount required to cover such other expense, Prepayment Interest Shortfall, credit loss or advance reimbursement. Any amounts remaining in the Expense Reserve Fund after all withdrawals required or permitted therefrom pursuant to the Pooling Agreement will be paid to the Depositor CLF following the termination of the Trust.

                                                                         ANNEX D

                      ADDITIONAL CREDIT RATING INFORMATION

PRIVATE RATINGS

     The following six Credit Lease Loans represent 11.35% of the aggregate Cut-off Date Balance of the Credit Lease Loans and 8.86% of the aggregate Cut-off Date Balance.

CIRCUIT CITY

     Three Credit Lease Loans (the "Circuit City Loans"), consisting of 5.31% of the aggregate Cut-off Date Balance of the Credit Lease Loans and 4.15% of the aggregate Cut-off Date Balance, are secured by Credit Leases (the "Circuit City Credit Leases") having Circuit City Stores, Inc. ('Circuit City") as the Credit Lease tenant or, if not the Credit Lease tenant, as the guarantor.

     Circuit City is a specialty retailer of brand name consumer electronics and major appliances. The company operates over 500 retail Circuit City Superstores, consumer electronics-only stores, and mall based Circuit City Express stores, collectively throughout the United States. Circuit City also operates 26 CarMax used-car dealerships located in the Southeast, Texas, Wisconsin, Illinois, and Florida.

     Circuit City's common stock trades on the New York Stock Exchange ("NYSE") under the symbol "CC", and its World Wide Web site is located at http://www.circuitcity.com.

                                         NINE MONTHS ENDED      YEAR ENDED          YEAR ENDED
      CIRCUIT CITY (IN THOUSANDS)        NOVEMBER 30, 1998   FEBRUARY 28, 1998   FEBRUARY 28, 1997
      ---------------------------        -----------------   -----------------   -----------------
Net Sales..............................     $6,308,806          $8,870,797          $7,663,811
Operating (Loss) Profit................     $1,542,433            $168,244            $220,024
Net (Loss) Profit......................        $61,361            $104,311            $136,414
Total Assets...........................     $3,859,789          $3,061,618          $3,081,173
Total Shareholders' Equity.............     $1,731,142          $1,648,332          $1,614,856

GEORGIA BAPTIST HEALTH CARE SYSTEMS, INC.

     Georgia Baptist Health Care Systems, Inc. ("Georgia Baptist") is a nonprofit corporation organized under the laws of the State of Georgia, and is an exempt organization pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. Originally founded as the Baptist Tabernacle Infirmary in 1901, the company's primary purpose is to provide a broad range of health care services to the residents of Georgia. The Executive Committee of the Baptist Convention of the State of Georgia, a nonprofit corporation, is the sole member of Georgia Baptist.

     Georgia Baptist encompasses several operating divisions, including regional hospitals, long-term care, home care services and a Medicare managed care operation. Georgia Baptist also directs the operations of other entities, including a college of nursing, and is an equity participant in physician practice management. Other businesses within Georgia Baptist include assisted living, wellness center, an ambulatory surgery center, and property management.

     Georgia Baptist does not have any taxable long-term obligations outstanding. The tax-exempt bonds issued by Georgia Baptist through Fulco Hospital Authority and the Dekalb Private Hospital Authority were retired in October 1997, in connection with the sale of certain facilities to Tenet Healthcare Corp. Those bonds were rated "Baa1" by Moody's.

     The following information with respect to Georgia Baptist was obtained from Georgia Baptist's audited financial statements for the year ended December 31, 1997:

                                                          YEAR ENDED          YEAR ENDED
GEORGIA BAPTIST                                        DECEMBER 31, 1997   DECEMBER 31, 1996
---------------                                        -----------------   -----------------
Total Revenue........................................      $216,110            $262,765
Operating (Loss) Income..............................      $(34,574)           $   (100)
Increase in Unrestricted Net Assets..................      $ 96,532            $  2,613
Total Assets.........................................      $298,841            $355,152
Total Net Assets.....................................      $210,524            $114,097

HANNAFORD BROS. CO.

     One Credit Lease Loan (the "Hannaford Loan"), consisting of 0.45% of the aggregate Cut-off Date Balance of the Credit Lease Loans and 0.35% of the aggregate Cut-off Date Balance, is secured by a Credit Lease (the "Hannaford Credit Lease") having Hannaford Bros. Co. ("Hannaford") as the Credit Lease tenant or, if not the Credit Lease tenant, as the guarantor.

     Hannaford was founded in 1883 as a family owned company to a market farm produce. Today the company is multi-regional retail food distributor with sales of $3.3 billion and over 24,000 employees in eight states. Corporate headquarters are located near Portland, Maine.

     Hannaford sells brand name and private label food products, as well as certain non-food items, throughout Maine, New Hampshire and Vermont and parts of Massachusetts, upstate New York, Virginia, North Carolina and South Carolina. Retail sales are made through 150 supermarkets and combination stores operating under the names Hannaford and Shop n' Save, all of which are wholly-owned by the Company. In addition, wholesale sales are made to 19 other customers in which Hannaford has no ownership interest. Hannaford also operates 108 pharmacies inside its combination stores or supermarkets and owns a service merchandise distributor servicing its stores with health care items, pharmaceuticals and general merchandise. Another wholly-owned subsidiary, Hannaford Trucking Company, is an irregular route common carrier with 48-state authority, and in addition to servicing Hannaford's retail stores, it hauls commodities for third-party customers.

     Hannaford's common stock trades on the NYSE under the symbol "HRD", and its World Wide Web site is located at http://www.hannaford.com.

                                       NINE MONTHS ENDED      YEAR ENDED          YEAR ENDED
 HANNAFORD BROS. CO. (IN THOUSANDS)     OCTOBER 3, 1998    DECEMBER 31, 1997   DECEMBER 31, 1996
 ----------------------------------    -----------------   -----------------   -----------------
Net Sales............................     $2,473,342          $3,226,433          $2,957,559
Operating (Loss) Profit..............        127,444             123,841             146,742
Net (Loss) Profit....................         66,666              59,647              75,205
Total Assets.........................      1,257,483           1,227,190           1,183,727
Total Shareholders' Equity...........        643,708             601,029             569,156

JOHN H. HARLAND COMPANY

     One Credit Lease Loan (the "Harland Loan"), consisting of 2.45% of the aggregate Cut-off Date Balance of the Credit Lease Loans and 1.92% of the aggregate Cut-off Date Balance, is secured by a Credit Lease (the "Harland Credit Lease") having John H. Harland Company ("Harland") as the Credit Lease tenant or, if not the Credit Lease tenant, as the guarantor.

     Harland is a market-driven financial marketing services company. Founded in 1923, Harland gained prominence in the financial industry through check and financial forms printing. Harland now offers a full line of marketing services, including database management, direct marketing, payment products and platform automation. In addition to their home office in Atlanta, they have offices in Denver, Tampa, Orlando and Seattle, as well as printing plants throughout the country.

     Harland's common stock trades on the NYSE under the symbol "JH", and its World Wide Web site is located at http://www.harland.net.

                                       NINE MONTHS ENDED      YEAR ENDED          YEAR ENDED
   JOHN H. HARLAND (IN THOUSANDS)       OCTOBER 2, 1998    DECEMBER 31, 1997   DECEMBER 31, 1996
   ------------------------------      -----------------   -----------------   -----------------
Net Sales............................      $426,174            $562,709            $609,384
Operating (Loss) Profit..............       $26,349             $34,805             $(8,076)
Net (Loss) Profit....................       $14,160             $17,296            $(13,854)
Total Assets.........................      $416,344            $426,186            $454,731
Total Shareholders' Equity...........      $198,657            $192,826            $182,403

S&P'S RATINGS OUTLOOK/CREDITWATCH

     S&P may assess the potential direction of a credit rating on the basis of
(1) the time period being assessed and (2) whether general economic condition or specific events may affect the potential direction of the credit rating.

     A "Rating Outlook" assesses the potential direction of a long-term credit rating over an intermediate to long-term period by considering changes in economic conditions and/or fundamental business conditions. A Rating Outlook does not necessarily precede a change in the credit rating or a CreditWatch action. The Rating Outlook categories are:

     - Positive: a rating may be raised

     - Negative: a rating may be lowered

     - Stable: a rating is unlikely to change

     - Developing: a rating may be raised or lowered

     - N.M: not meaningful

     A "CreditWatch" assesses the potential direction of short- or long-term credit rating by focusing on identifiable events and short-term trends such as mergers, voter referendums, or regulatory actions which cause S&P to monitor a rating closely. The CreditWatch categories are:

     - Positive: a rating may be raised

     - Negative: a rating may be lowered

     - Developing: a rating may be raised, lowered or affirmed

     It should be noted that if S&P assigns a Rating Outlook or CreditWatch to a particular credit rating, it does not necessarily mean that the particular credit rating will change. Furthermore, CreditWatch is not intended to include all credit ratings under review, and a credit rating may be changed without first appearing on CreditWatch.

                                   Prospectus

                        NATIONSLINK FUNDING CORPORATION
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES



CONSIDER CAREFULLY THE RISK FACTORS        THE TRUST --
BEGINNING ON PAGE 10 IN THIS               - may periodically issue mortgage pass-through
PROSPECTUS.                                  certificates in one or more series with one or more
Neither the certificates nor the             classes; and
  underlying mortgage loans are insured    - will own --
  by any governmental agency.                 - multifamily and commercial mortgage loans;
The certificates will represent               - mortgage-backed securities; and
  interests only in the related trust         - other property described and in the accompanying
  only and will not represent interests         prospectus supplement.
  in or obligations of NationsLink         THE CERTIFICATES --
  Funding Corporation or any of its        - will represent interests in the trust and will be
  affiliates, including BankAmerica          paid only from the trust assets;
  Corporation.                             - provide for the accrual of interest based on a fixed,
This prospectus may be used to offer         variable or adjustable interest rate;
  and sell any series of certificates      - may be offered through underwriters, which may
  only if accompanied by the prospectus      include NationsBanc Montgomery Securities LLC, an
  supplement for that series.                affiliate of NationsLink Funding Corporation; and
                                           - will not be listed on any securities exchange.
                                           THE CERTIFICATEHOLDERS --
                                           - will receive interest and principal payments based on
                                             the rate of payment of principal and the timing of
                                             receipt of payments on mortgage loans.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                February 9, 1999

FOR MORE INFORMATION                              TABLE OF CONTENTS                               PAGE
                                                                                                  ----
NationsLink Funding                               SUMMARY OF PROSPECTUS..........................     5
Corporation has filed with the                    RISK FACTORS...................................    10
SEC additional registration                         Limited Liquidity of Certificates............    10
materials relating to the                           Limited Assets...............................    10
certificates. You may read                          Credit Support Limitations...................    11
and copy any of these                               Effect of Prepayments on Average Life of
materials at the SEC's Public                          Certificates..............................    11
Reference Room at the                               Effect of Prepayments on Yield of
following locations:                                   Certificates..............................    12
                                                    Limited Nature of Ratings....................    12
 - SEC Public Reference Section                     Certain Factors Affecting Delinquency,
   450 Fifth Street, N.W.                              Foreclosure and Loss of the Mortgage
   Room 1204                                           Loans.....................................    13
   Washington, D.C. 20549                           Inclusion of Delinquent Mortgage Loans in a
                                                       Mortgage Asset Pool.......................    16
 - SEC Midwest Regional Offices                   PROSPECTUS SUPPLEMENT..........................    16
   Citicorp Center                                DESCRIPTION OF THE TRUST FUNDS.................    18
   500 West Madison Street                          General......................................    18
   Suite 1400                                       Mortgage Loans...............................    18
   Chicago, Illinois                                MBS..........................................    22
   60661-2511                                       Certificate Accounts.........................    23
                                                    Credit Support...............................    23
 - SEC Northeast Regional Office                    Cash Flow Agreements.........................    23
   7 World Trade Center                           YIELD AND MATURITY CONSIDERATIONS..............    23
   Suite 1300                                       General......................................    23
   New York, New York 10048                         Pass-Through Rate............................    24
                                                    Payment Delays...............................    24
You may obtain information on                       Certain Shortfalls in Collections of
the operation of the Public                            Interest..................................    24
Reference Room by calling the                       Yield and Prepayment Considerations..........    24
SEC at 1-800-SEC-0330. The                          Weighted Average Life and Maturity...........    26
SEC also maintains an                               Other Factors Affecting Yield, Weighted
Internet site that contains                            Average Life and Maturity.................    27
reports, proxy and                                THE DEPOSITOR..................................    28
information statements, and                       DESCRIPTION OF THE CERTIFICATES................    29
other information that has                          General......................................    29
been filed electronically                           Distributions................................    30
with the SEC. The Internet                          Distributions of Interest on the
address is                                             Certificates..............................    30
http://www.sec.gov.                                 Distributions of Principal of the
                                                       Certificates..............................    31
You may also contact                                Distributions on the Certificates Concerning
NationsLink Funding                                    Prepayment Premiums or Concerning Equity
Corporation in writing at                              Participations............................    32
Bank of America Corporate Center,                   Allocation of Losses and Shortfalls..........    32
100 North Tryon Street,                             Advances in Respect of Delinquencies.........    32
Charlotte, North Carolina 28255,                    Reports to Certificateholders................    33
or by telephone at                                  Voting Rights................................    34
(704) 386-2400.                                     Termination..................................    35
                                                    Book-Entry Registration and Definitive
See also the sections                                  Certificates..............................    35
captioned "Available                              THE POOLING AND SERVICING AGREEMENTS...........    36
Information" and                                    General......................................    36
"Incorporation of Certain                           Assignment of Mortgage Loans; Repurchases....    37
Information by Reference"                           Representations and Warranties;
appearing at the end of this                           Repurchases...............................    39
prospectus.                                         Collection and Other Servicing Procedures....    39
                                                    Sub-Servicers................................    41
                                                    Certificate Account..........................    42
                                                    Modifications, Waivers and Amendments of
                                                       Mortgage Loans............................    44


                                                                                                 PAGE
                                                                                                 ----
                                                Realization upon Defaulted Mortgage Loans......    44
                                                  Hazard Insurance Policies....................    46
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions................................    47
                                                  Servicing Compensation and Payment of
                                                     Expenses..................................    47
                                                  Evidence as to Compliance....................    47
                                                  Certain Matters Regarding the Master
                                                     Servicer, the Special Servicer, the REMIC
                                                     Administrator and the Depositor...........    48
                                                  Events of Default............................    49
                                                  Rights Upon Event of Default.................    50
                                                  Amendment....................................    51
                                                  List of Certificateholders...................    52
                                                  The Trustee..................................    52
                                                  Duties of the Trustee........................    52
                                                  Certain Matters Regarding the Trustee........    52
                                                  Resignation and Removal of the Trustee.......    52
                                                DESCRIPTION OF CREDIT SUPPORT..................    53
                                                  General......................................    53
                                                  Subordinate Certificates.....................    53
                                                  Insurance or Guarantees Concerning Mortgage
                                                     Loans.....................................    54
                                                  Letter of Credit.............................    54
                                                  Certificate Insurance and Surety Bonds.......    54
                                                  Reserve Funds................................    54
                                                  Cash Collateral Account......................    55
                                                  Credit Support with respect to MBS...........    55
                                                CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS........    55
                                                  General......................................    55
                                                  Types of Mortgage Instruments................    55
                                                  Leases and Rents.............................    56
                                                  Personalty...................................    57
                                                  Foreclosure..................................    57
                                                  Bankruptcy Laws..............................    60
                                                  Environmental Considerations.................    61
                                                  Due-on-Sale and Due-on-Encumbrance
                                                     Provisions................................    63
                                                  Junior Liens; Rights of Holders of Senior
                                                     Liens.....................................    63
                                                  Subordinate Financing........................    64
                                                  Default Interest and Limitations on
                                                     Prepayments...............................    65
                                                  Applicability of Usury Laws..................    65
                                                  Certain Laws and Regulations.................    65
                                                  Americans with Disabilities Act..............    65
                                                  Soldiers' and Sailors' Civil Relief Act of
                                                     1940......................................    66
                                                  Forfeitures in Drug and RICO Proceedings.....    66
                                                CERTAIN FEDERAL INCOME TAX CONSEQUENCES........    66
                                                  General......................................    66
                                                  REMICs.......................................    67
                                                  Grantor Trust Funds..........................    82
                                                STATE AND OTHER TAX CONSEQUENCES...............    91
                                                CERTAIN ERISA CONSIDERATIONS...................    91
                                                  General......................................    91
                                                  Plan Asset Regulations.......................    92
                                                  Insurance Company General Accounts...........    93
                                                  Consultation With Counsel....................    93
                                                  Tax Exempt Investors.........................    94

                                                                                                 PAGE
                                                                                                 ----
                                                  LEGAL INVESTMENT.............................    94
                                                  USE OF PROCEEDS..............................    96
                                                  METHOD OF DISTRIBUTION.......................    96
                                                  LEGAL MATTERS................................    97
                                                  FINANCIAL INFORMATION........................    97
                                                  RATING.......................................    97
                                                  AVAILABLE INFORMATION........................    98
                                                  INCORPORATION OF CERTAIN INFORMATION BY
                                                     REFERENCE.................................    99
                                                  INDEX OF PRINCIPAL DEFINITIONS...............   100

                             SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the Depositor, NationsLink Funding Corporation. An Index of Principal Definitions appears at the end of this Prospectus.

SECURITIES OFFERED

Mortgage pass-through certificates.

DEPOSITOR

NationsLink Funding Corporation, a Delaware corporation and a subsidiary of NationsBank, N.A. NationsLink Funding Corporation has its principal executive offices at Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-2400.

TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.

MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans (a "Mortgage Asset Pool") secured by first or junior liens on --

- residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

- office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by NationsLink Funding Corporation or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may --

- provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

- provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

- be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

- may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

- provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. No mortgage loan will have been originated by NationsLink Funding Corporation, although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the United States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that --

- are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates")to one or more other classes of certificates in entitlement to certain distributions on the certificates;

- are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

- are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

- provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

- provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

- provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

- provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of real estate mortgage investment conduit residual certificates (also known as "REMIC residual certificates"), will have an initial stated principal amount (a "Certificate Balance"). Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate (a "Pass-Through Rate") which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date (each of the specified dates on which distributions are to be made, a "Distribution Date").

Distributions of interest concerning one or more classes of certificates (collectively, "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before such date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of such series then entitled until the certificate balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates --

- may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

- may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

- may be made, subject to certain limitations, based on a specified principal payment schedule; or

- may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received. Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of such class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) of such series, one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account or overcollateralization (any such coverage with respect to the Certificates of any series, "Credit Support"). If so provided in the prospectus supplement, the trust may include --

- guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

- certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus supplement, any entity making such advances may be entitled to receive interest for a specified period during which certain or all of such advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of such assets to retire such class or classes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The certificates of each series will constitute or evidence ownership of either --

- "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in the trust, or a designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986; or

- certificates ("Grantor Trust Certificates") in a trust treated as a grantor trust (or a partnership) under applicable provisions of the Internal Revenue Code of 1986.

Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

LEGAL INVESTMENT

The certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if specified in the prospectus supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the certificates constitute legal investments for them.

RATING

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency").

                                  RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

LIMITED LIQUIDITY OF CERTIFICATES

     General. The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market. We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     Limited Ongoing Information. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of such information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     Sensitivity to Interest Rates. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including (1) perceived liquidity, (2) the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans) and (3) prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates. The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in such rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

LIMITED ASSETS

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by NationsLink Funding Corporation or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

     Certain amounts on deposit from time to time in certain funds or accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions, for purposes other than the payment of principal of or interest on the related series of certificates. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of losses or shortfalls in collections on the mortgage assets will be borne on a disproportionate basis among classes of certificates.

CREDIT SUPPORT LIMITATIONS

     Limitations Regarding Types of Losses Covered. The prospectus supplement for a series of certificates will describe any credit support. Such credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     Disproportionate Benefits to Certain Classes and Series. A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of such series has been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of certificates of one (or more) such series such credit support will disproportionately benefit, to the detriment of the holders of certificates of one (or more) other such series.

     Limitations Regarding the Amount of Credit Support. The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

EFFECT OF PREPAYMENTS ON AVERAGE LIFE OF CERTIFICATES

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on such mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that such rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on such date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of such class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as "call risk."

     A class of certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of such class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

EFFECT OF PREPAYMENTS ON YIELD OF CERTIFICATES

     A series of certificates may include one or more classes offered at a premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

LIMITED NATURE OF RATINGS

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the

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

likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated, or the likelihood of early optional termination of the trust. Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders thereof from losses on the related mortgage asset pool.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs,
(2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses ("Net Leases"). However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

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

     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Limitations on Enforceability of Cross-Collateralization. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that (1) such borrower was insolvent at the time the cross-collateralized mortgage loans were made and (2) such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their

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

stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by --

- the value of the related property;

- the level of available mortgage rates at the time of sale or refinancing;

- the borrower's equity in the related property;

- the financial condition and operating history of the borrower and the related property;

- tax laws;

- rent control laws (pertaining to certain residential properties);

- Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

- prevailing general economic conditions; and

- the availability of credit for loans secured by multifamily or commercial property.

     Neither NationsLink Funding Corporation nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     Lender Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     Limitations on Enforceability of Due-on-Sale and Debt-Acceleration
Clauses. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Risk of Liability Arising From Environmental Conditions. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or

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

threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

     Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL

     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

                             PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain:

- a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

- information with respect to any other classes of Certificates of the same series;

- the respective dates on which distributions are to be made;

- information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to the Certificates of any series, the "Trust Assets");

- the circumstances, if any, under which the related Trust Fund may be subject to early termination;

- additional information with respect to the method of distribution of such offered certificates;

- whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related duties in respect of each REMIC to be created;

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

- the initial percentage ownership interest in the related Trust Fund to be evidenced by each class of Certificates of such series;

- information concerning the Trustee (as defined herein) of the related Trust Fund;

- if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer;

- information as to the nature and extent of subordination of any class of Certificates of such series, including a class of offered certificates; and

- whether such offered certificates will be initially issued in definitive or book-entry form.

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

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust (the "Trust Fund") will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"),
(ii) mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or
(iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by NationsLink Funding Corporation (the "Depositor") for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

MORTGAGE LOANS

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures ("Multifamily Properties") or (ii) office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land ("Commercial Properties"). The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). However, no one of the following types of Commercial Properties will represent security for a material concentration of the Mortgage Loans in any Trust Fund, based on principal balance at the time such Trust Fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor; however, the Originator may be or may have been an affiliate of the Depositor.

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgage Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related

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

Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.

     If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular series of Certificates may include Mortgage Loans that are delinquent as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (1) noncash items such as depreciation and amortization, (2) capital expenditures and (3) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus

Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (1) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (2) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- General" and "-- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Increased Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans.  All of the Mortgage Loans will
(1) have had original terms to maturity of not more than 40 years and (2) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (1) may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (2) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit

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

negative amortization, (3) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (4) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement. See "Certain Legal Aspects of the Mortgage Loans -- Default Interest and Limitations on Prepayments" in the Prospectus regarding the enforceability of Prepayment Premiums.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following:

        - the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans,

        - the type or types of property that provide security for repayment of the Mortgage Loans,

        - the earliest and latest origination date and maturity date of the Mortgage Loans,

        - the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans,

        - the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

        - the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans,

        - with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan,

        - information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

        - the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

        - the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

     If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

     If and to the extent available and relevant to an investment decision in the Offered Certificates of the related series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a Mortgage Asset
Pool: (a) either will (1) have been previously registered under the Securities Act of 1933, as amended, (2) be exempt from such registration requirements or
(3) have been held for at least the holding period specified in Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates that evidence interests in MBS will specify, to the extent available,

        - the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund,

        - the original and remaining term(s) to stated maturity of the MBS, if applicable,

        - the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

        - the payment characteristics of the MBS,

        - the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

        - a description of the related credit support, if any,

        - the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

        - the terms on which mortgage loans may be substituted for those originally underlying the MBS,

        - the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "-- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements", and

        - the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each Trust Fund will include one or more accounts (collectively, the "Certificate Account") established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "The Pooling and Servicing Agreements -- Certificate Account".

CREDIT SUPPORT

     If so provided in the Prospectus Supplement for a series of Certificates, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of such series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of Credit Support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination thereof. The amount and types of Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for a series of Certificates. See "Risk Factors -- Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the Prospectus Supplement for a series of Certificates, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such cash flow agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a

Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related series.

PASS-THROUGH RATE

     The Certificates of any class within a series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of Offered Certificates of such series or, in the case of a class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more classes of Offered Certificates; and whether the distributions of interest on the Offered Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of Certificates, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of Certificates and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of such series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related series. If and to the extent that any such shortfall is allocated to a class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for each series of Certificates will describe the manner in which any such shortfalls will be allocated among the classes of such Certificates. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon

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

payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of Offered Certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's Offered Certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the Notional Amount of a class of Stripped Interest Certificates will either (1) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (2) equal the Certificate Balances of one or more of the other classes of Certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the Certificate Balances of such classes of Certificates, as the case may be.

     Consistent with the foregoing, if a class of Certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

     The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more classes of the Certificates of such series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of Certificates of any series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective classes of Certificates of the related series. The portion of any Mortgage Loan negative amortization allocated to a class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of Certificates of the related series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that (1) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (2) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (3) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (1) whether such Offered Certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the notional amount thereof). See "-- Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (2) establishing a priority of payments among such classes of Certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more classes of Certificates of any series, including one or more classes of Offered Certificates of such series, may provide for distributions of principal thereof from (1) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (2) Excess Funds or (3) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any series on any Distribution Date that represent (A) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such series, or (B) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     NationsLink Funding Corporation, a Delaware corporation (the "Depositor"), was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring Mortgage Assets and selling interests therein or bonds secured thereby. The Depositor is a subsidiary of NationsBank, N.A. The Depositor maintains its principal office at Bank of America Corporate Center, Charlotte, North Carolina 28255. Its telephone number is (704) 386-2400.

     Unless otherwise noted in the related Prospectus Supplement, neither the Depositor nor any of the Depositor's affiliates will insure or guarantee distributions on the Certificates of any series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of Certificates will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling and Servicing Agreement. As described in the related Prospectus Supplement, the Certificates of each series, including the Certificates of such series being offered for sale (the "Offered Certificates"), may consist of one or more classes of Certificates that, among other things:

        - provide for the accrual of interest on the Certificate Balance or Notional Amount thereof at a fixed, variable or adjustable rate;

        - constitute Senior Certificates or Subordinate Certificates;

        - constitute Stripped Interest Certificates or Stripped Principal Certificates;

        - provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series;

        - provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund;

        - provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

        - provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related Prospectus Supplement, a class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of Certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of Certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates, notional amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more classes of Offered Certificates of any series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through CEDEL Bank, Societe Anonyme, or the Euroclear System (in Europe) if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made on each Distribution Date from the Available Distribution Amount for such series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any series of Certificates and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such series on such date. The particular components of the Available Distribution Amount for any series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a series of Certificates will be the 20th day of each month (or, if any such 20th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of Certificates is issued.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") represented by an Offered Certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such Certificate by the initial Certificate Balance or Notional Amount of such class.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Principal Certificates and certain classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of Certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related Prospectus Supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each class of Certificates (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates), the "Accrued Certificate

Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of Certificates immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount (a "Notional Amount") that is either (1) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (2) equal to the Certificate Balances of one or more other classes of Certificates of the same series. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the Certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors -- Effect of Prepayments on Average Life of Certificates" and "-- Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations -- Certain Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of Certificates of each series (other than certain classes of Stripped Interest Certificates and certain classes of REMIC Residual Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of Certificates will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of a specified date (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a series of Certificates will be made on each Distribution Date to the holders of the class or classes of Certificates of such series entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of Certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more classes of Certificates (each such class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of Certificates (each such class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING EQUITY PARTICIPATIONS

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the class of Certificates of the related series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of Certificates of the related series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of Certificates and/or (2) establishing a priority of payments among such classes of Certificates. See "Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of Certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a series that includes one or more classes of Subordinate Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related Pooling and Servicing Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling and Servicing Agreement or of a party to the related MBS Agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the Offered Certificates of a series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") that, unless otherwise provided in the related Prospectus Supplement, will set forth, among other things, in each case to the extent applicable:

     - the amount of such distribution to holders of such class of Offered Certificates that was applied to reduce the Certificate Balance thereof;

     - the amount of such distribution to holders of such class of Offered Certificates that was applied to pay Accrued Certificate Interest;

     - the amount, if any, of such distribution to holders of such class of Offered Certificates that was allocable to (A) Prepayment Premiums and
       (B) payments on account of Equity Participations;

     - the amount, if any, by which such distribution is less than the amounts to which holders of such class of Offered Certificates are entitled;

     - if the related Trust Fund includes Mortgage Loans, the aggregate amount of advances included in such distribution;

     - if the related Trust Fund includes Mortgage Loans, the amount of servicing compensation received by the related Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and, if the related Trust Fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

     - information regarding the aggregate principal balance of the related Mortgage Assets on or about such Distribution Date;

     - if the related Trust Fund includes Mortgage Loans, information regarding the number and aggregate principal balance of such Mortgage Loans that are delinquent;

     - if the related Trust Fund includes Mortgage Loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such Mortgage Loans during the related "Prepayment Period" (that is, the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the Mortgage Loans in the related Trust Fund must be received in order to be distributed on a particular Distribution Date);

     - the Certificate Balance or Notional Amount, as the case may be, of such class of Certificates at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related Mortgage Assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related Mortgage Assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     - if such class of Offered Certificates has a variable Pass-Through Rate or an adjustable Pass-Through Rate, the Pass-Through Rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     - the amount deposited in or withdrawn from any reserve fund on such Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     - if the related Trust Fund includes one or more instruments of Credit Support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     - the amount of Credit Support being afforded by any classes of Subordinate Certificates.

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of Offered Certificates or as a percentage. The Prospectus Supplement for each series of Certificates may describe additional information to be included in reports to the holders of the Offered Certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee for a series of Certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "-- Book-Entry Registration and Definitive Certificates" below.

     If the Trust Fund for a series of Certificates includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of Certificates (as to such series, the "Voting Rights") will be allocated among the respective classes of such series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling and Servicing Agreement and as otherwise specified in the related Prospectus Supplement. See "The Pooling and Servicing Agreements -- Amendment". The holders of specified amounts of Certificates of a particular series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "The

Pooling and Servicing Agreements -- Events of Default", "-- Rights Upon Event of Default" and "-- Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the Pooling and Servicing Agreement for each series of Certificates will terminate following (1) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling and Servicing Agreement. Written notice of termination of a Pooling and Servicing Agreement will be given to each Certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the Certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such class or classes, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of the Offered Certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global Certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling and Servicing Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling and Servicing Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling and Servicing Agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling and Servicing Agreement only at the direction of one or more Direct Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (2) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling and Servicing Agreement.

                      THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The Certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus Supplement (in any case, a "Pooling and Servicing Agreement"). In general, the parties to a Pooling and Servicing Agreement will include the Depositor, the Trustee,

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

the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC Administrator. However, a Pooling and Servicing Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling and Servicing Agreement under which Certificates of a series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer, Manager or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling and Servicing Agreement or any affiliate thereof may own Certificates issued thereunder; however, unless other specified in the related Prospectus Supplement, except with respect to required consents to certain amendments to a Pooling and Servicing Agreement, Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing Agreement under which Certificates that evidence interests in Mortgage Loans will be issued. The Prospectus Supplement for a series of Certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description thereof contained in this Prospectus and, if the related Trust Fund includes MBS, will summarize all of the material provisions of the related Pooling and Servicing Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of Certificates and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) that relates to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to it at its principal executive offices specified herein under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Loans to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates to or at the direction of the Depositor in exchange for the Mortgage Loans and the other assets to be included in the Trust Fund for such series. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Loan included in the related Trust Fund, which information will typically include the address of the related Mortgaged Property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling

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

and Servicing Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     The Trustee (or a custodian appointed by the Trustee) for a series of Certificates will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such series. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the Certificateholders of the related series, the Trustee (or such custodian) will be required to notify the Master Servicer, the Special Servicer and the Depositor, and one of such persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related Prospectus Supplement, the Mortgage Asset Seller will be obligated to repurchase the related Mortgage Loan from the Trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related Prospectus Supplement (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for a series of Certificates, a Mortgage Asset Seller, in lieu of repurchasing a Mortgage Loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the Certificates of any series or to the related Trustee on their behalf for missing or defective Mortgage Loan documentation, and neither the Depositor nor, unless it is the Mortgage Asset Seller, the Master Servicer or the Special Servicer will be obligated to purchase or replace a Mortgage Loan if a Mortgage Asset Seller defaults on its obligation to do so.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee. The identity of any such custodian to be appointed on the date of initial issuance of the Certificates will be set forth in the related Prospectus Supplement. Any such custodian may be an affiliate of the Depositor.

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

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, the Depositor will, with respect to each Mortgage Loan in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (1) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling and Servicing Agreement; (2) the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage; (3) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (4) the payment status of the Mortgage Loan. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Loan from the Trustee at the applicable Purchase Price. If so provided in the Prospectus Supplement for a series of Certificates, a Warranting Party, in lieu of repurchasing a Mortgage Loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of Certificates, to replace such Mortgage Loan with one or more other mortgage loans, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the Master Servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Loan as of a date prior to the date upon which the related series of Certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the Mortgage Loans in any Trust Fund were made will be specified in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling and Servicing Agreement to service and administer the Mortgage Loans in such Mortgage Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage

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

Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and (2) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (1) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (2) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (3) REO Properties. If so specified in the related Prospectus Supplement, a Pooling and Servicing Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer)), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

     A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop

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

additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage
Loans -- Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

SUB-SERVICERS

     A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling and Servicing Agreement. A Sub-Servicer for any series of Certificates may be an affiliate of the Depositor. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer

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

or Special Servicer would be reimbursed under a Pooling and Servicing Agreement. See "-- Certificate Account" and "-- Servicing Compensation and Payment of Expenses".

CERTIFICATE ACCOUNT

     General. The Master Servicer, the Trustee and/or the Special Servicer will, as to each Trust Fund that includes Mortgage Loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of Certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more classes of Certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Master Servicer, Trustee or Special Servicer as additional compensation. A Certificate Account may be maintained with the related Master Servicer, Special Servicer, Trustee or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, the following payments and collections received or made by the Master Servicer, the Trustee or the Special Servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each Trust Fund that includes Mortgage Loans, within a certain period following receipt (in the case of collections on or in respect of the Mortgage Loans) or otherwise as provided in the related Pooling and Servicing Agreement:

     - all payments on account of principal, including principal prepayments, on the Mortgage Loans;

     - all payments on account of interest on the Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

     - all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in the seventh bulleted item listed below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

     - any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates;

     - any advances made with respect to delinquent scheduled payments of principal and interest on the Mortgage Loans;

     - any amounts paid under any Cash Flow Agreement;

     - all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "-- Assignment of Mortgage Loans; Repurchases" and "-- Representations and Warranties; Repurchases", all proceeds of the purchase of any defaulted Mortgage Loan as described under "-- Realization Upon

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

       Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates -- Termination";

     - to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

     - all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "-- Hazard Insurance Policies";

     - any amount required to be deposited by the Master Servicer, the Special Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

     - any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, a Master Servicer, Trustee or Special Servicer may make withdrawals from the Certificate Account for each Trust Fund that includes Mortgage Loans for any of the following purposes:

     - to make distributions to the Certificateholders on each Distribution
       Date;

     - to pay the Master Servicer or the Special Servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular Mortgage Loans as to which such fees were earned;

     - to reimburse the Master Servicer, the Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to Mortgage Loans in the Trust Fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Loans in the same Trust Fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     - if and to the extent described in the related Prospectus Supplement, to pay the Master Servicer, the Special Servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

     - to pay for costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "-- Realization Upon Defaulted Mortgage Loans";

     - to reimburse the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, the Trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under

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

       "-- Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor" and "-- Certain Matters Regarding the Trustee";

     - if and to the extent described in the related Prospectus Supplement, to pay the fees of the Trustee, the REMIC Administrator and any provider of Credit Support;

     - if and to the extent described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support;

     - to pay the Master Servicer, the Special Servicer or the Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     - to pay any servicing expenses not otherwise required to be advanced by the Master Servicer, the Special Servicer or any other specified person;

     - if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes";

     - to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of Certificateholders;

     - to make any other withdrawals permitted by the related Pooling and Servicing Agreement and described in the related Prospectus Supplement; and

     - to clear and terminate the Certificate Account upon the termination of the Trust Fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable Servicing Standard; provided that, unless otherwise set forth in the related Prospectus Supplement, the modification, waiver or amendment (1) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, (2) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon and (3) will not adversely affect the coverage under any applicable instrument of Credit Support. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment, (1) a material default on the Mortgage Loan has occurred or a payment default is imminent, (2) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (3) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a Mortgage Loan has occurred, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has

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

previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

          (1) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (2) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans -- Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of Certificates a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property before the close of the third calendar year following the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund for longer than such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the Trust Fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the Trust Fund does not derive any "net income from foreclosure property" within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling and Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or

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

the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

     Except as otherwise provided in the Prospectus Supplement, if any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Pooling and Servicing Agreement may provide that the Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (1) the replacement

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

cost of the improvements less physical depreciation and (2) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a series of Certificates may consist of any or all of the following components: (1) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (2) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (3) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a

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

firm of independent certified public accountants stating that (1) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as Master Servicer, Special Servicer or REMIC Administrator under a Pooling and Servicing Agreement may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Unless otherwise specified in the Prospectus Supplement for a series of Certificates, the related Pooling and Servicing Agreement will permit the Master Servicer, the Special Servicer and any REMIC Administrator to resign from its obligations thereunder only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and Special Servicer for each Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful

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

misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will further provide that the Master Servicer, the Special Servicer, the REMIC Administrator, the Depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. However, each of the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser and the Depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of Certificateholders, and the Master Servicer, the Special Servicer, the REMIC Administrator, any extension adviser or the Depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator or the Depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the Prospectus Supplement for a series of Certificates, "Events of Default" under the related Pooling and Servicing Agreement will include, without limitation,

        - any failure by the Master Servicer to distribute or cause to be distributed to the Certificateholders of such series, or to remit to the Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement,

        - any failure by the Special Servicer to remit to the Master Servicer or the Trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

        - any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days (fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice thereof has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders entitled to

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
          not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series;

        - any failure by a REMIC Administrator (if other than the Trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series; and

        - certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee), and certain actions by or on behalf of the Master Servicer, the Special Servicer or the REMIC Administrator (if other than the Trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, when a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, for any Trust Fund, an Event of Default in one capacity will constitute an Event of Default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer, the Special Servicer or a REMIC Administrator under a Pooling and Servicing Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling and Servicing Agreement, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer or REMIC Administrator, as applicable, under the Pooling and Servicing Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer or REMIC Administrator, as the case may be, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     If the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "-- Resignation and Removal of the Trustee" below.

     No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and

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

indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling and Servicing Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Except as otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling and Servicing Agreement, (1) to cure any ambiguity, (2) to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the Certificates, as evidenced by a letter from each applicable Rating Agency, (4) if a REMIC election has been made with respect to the related Trust Fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the Trust Fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the Depositor has determined that the then-current ratings of the classes of the Certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable Rating Agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax Consequences -- REMICs -- Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations" herein), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any Certificateholder, or (6) to amend specified provisions that are not material to holders of any class of Certificates offered hereunder.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each class affected thereby evidencing, in each case, not less than 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on a Certificate of any class without the consent of the holder of such Certificate or (2) reduce the aforesaid percentage of Certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.

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

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such series of Certificates, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee for each series of Certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such Certificates or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any Master Servicer or Special Servicer of any funds paid to the Master Servicer or Special Servicer in respect of the Certificates or the underlying Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each series of Certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and Servicing Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each series of Certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes insolvent. Upon becoming aware of

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

such circumstances, the Depositor will be obligated to appoint a successor Trustee. The Trustee may also be removed at any time by the holders of Certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator, then any resignation or removal of such entity as the Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor trustee will serve as successor to the REMIC Administrator as well.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit Support may be provided with respect to one or more classes of the Certificates of any series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more classes of Certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one series of Certificates.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling and Servicing Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such series.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (1) the nature and amount of coverage under such Credit Support, (2) any conditions to payment thereunder not otherwise described herein, (3) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (4) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors -- Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate class or classes of Certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of

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

Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES CONCERNING TO MORTGAGE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, Mortgage Loans included in the related Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the Depositor) specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation

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

for its services. The reserve fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

CASH COLLATERAL ACCOUNT

     If so specified in the related Prospectus Supplement, all or any portion of credit enhancement for a series of Certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related Prospectus Supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related Prospectus Supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related Prospectus Supplement and pledged for the benefit of the holders of one or more classes of Certificates of a series.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds -- Mortgage Loans". For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a

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

trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See
"-- Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the Mortgaged Properties affected and the income produced by such Mortgaged Properties. Under bankruptcy law, a tenant has the option of assuming (continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk
Factors -- Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans -- Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

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     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be

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dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1) assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be

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inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the (predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles. Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity", "single purpose entity" or bankruptcy remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor

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exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act ("RCRA").

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of RCRA governs underground petroleum storage tanks. Under the Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling and Servicing Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements -- Realization Upon Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the

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affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related Prospectus Supplement, Mortgage Assets for a series of Certificates may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Pool. In addition to the risks faced by the holder of a first lien, holders of Mortgage Loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related Mortgaged Property to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

     The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

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     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

SUBORDINATE FINANCING

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for

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prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

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SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth herein. Counsel to the Depositor for each series will be Cadwalader, Wickersham & Taft, and a copy of the legal opinion of such counsel rendered in connection with any series of Certificates will be filed by the Depositor with the Commission on a Current Report on Form 8-K within 15 days after the Closing Date for such series of Certificates. This discussion is directed primarily to Certificateholders that hold the Certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code") (although portions thereof may also apply to Certificateholders who do not hold Certificates as "capital assets") and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought

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

from the Internal Revenue Service (the "IRS") with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described herein, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences". Certificateholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates.

     The following discussion addresses securities of two general types: (1) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (2) Grantor Trust Certificates representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each series of Certificates will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements other than guaranteed investment contracts are included in a Trust Fund, the anticipated material tax consequences associated with such Cash Flow Agreements also will be discussed in the related Prospectus Supplement. See "Description of the Trust Funds -- Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC Certificates, counsel to the Depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

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

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" for a REMIC within the meaning of
Section 860G(a)(3) of the Code and "permitted assets" for a financial asset securitization investment trust within the meaning of Section 860L(c) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the Depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates

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

issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC

Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See
"-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period,

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

computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See
"-- Taxation of Owners of REMIC Regular Certificates -- Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an

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

amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to

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defaults or delinquencies on the Mortgage Loans or the Underlying Certificates
until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"-- Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate (a "REMIC Residual Certificateholder") generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "-- Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under
Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the

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

corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "-- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the

REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-- Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "-- Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions,

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

gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-- Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "-- Taxation of Owners of REMIC Residual Certificates -- General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-- Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. On January 4, 1995, the IRS issued final regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, any REMIC Residual Certificate acquired on or after January 4, 1995 will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the

REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "-- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 20% for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "-- Taxation of Owners of REMIC Regular
Certificates -- Market Discount" and "-- Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property" subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the Trust Fund than any other method of operation.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax or Contributions Tax will be borne by the related REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC Administrator, a Master Servicer, Special Servicer, Manager or Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for

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such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and
(2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

     For these purposes, a "disqualified organization" means (1) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the Code. In addition, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the Code.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC Administrator will file REMIC federal income tax returns on behalf of the related

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REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-- Taxation of Owners of REMIC Regular Certificates -- Market Discount".

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. The New Regulations, as described below, change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

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

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a U.S. Person (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). For these purposes, "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     The IRS recently issued final regulations (the "New Regulations") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999, remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of Grantor Trust Certificates, in the opinion of counsel to the Depositor for such series, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the

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heading "Certain Federal Income Tax Consequences -- Grantor Trust Funds," and
are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing

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

interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(2) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "-- Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's

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share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, the Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See
"-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage

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point lower than the gross interest rate payable on the original mortgage loan
(before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and "-- Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "-- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on

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any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "-- Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "-- Taxation of Owners of REMIC Regular Interests -- Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or (3) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the Mortgage Loans.

     Further, under the rules described above in "-- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-- REMICs -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "-- Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "-- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and

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

that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations have been promulgated regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, may be excepted from such regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The

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

comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus generally provides for maximum tax rates of noncorporate taxpayers of 39.6% on ordinary income and 20% on long-term capital gains (generally, property held for more than one year). No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case

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

may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in "-- REMICs -- Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "-- REMICs -- Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

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

PLAN ASSET REGULATIONS

     A Plan's investment in Offered Certificates may cause the underlying Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any class of Certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Master Servicer, any Special Servicer, any Sub-Servicer, the Trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the purchase of Certificates by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" FHLMC Certificates, GNMA Certificates and FNMA Certificates, but, on their face, do not include FAMC Certificates. Accordingly, even if such MBS (other than, perhaps, FAMC Certificates) included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS (other than, perhaps, FAMC Certificates) would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing any such Certificates.

     In considering an investment in the Offered Certificates, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager." There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the availability of other exemptions with respect to the Certificates offered thereby.

     The DOL has granted to certain underwriters administrative exemptions, referred to herein as the "Exemptions", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemptions include mortgage loans such as the Mortgage Assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the Offered Certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Assets, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section III of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain Classes of Certificates which do not meet the requirements of the Exemptions solely because they (1) are subordinated to other Classes of Certificates in the Trust and/or (2) have not received a rating at the time of the acquisition in one of the three highest rating categories from S&P, Moody's, DCR or Fitch. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such Class of Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. On December 22, 1997, the DOL proposed such regulations.
Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (1) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (2) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Offered Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions".

                                LEGAL INVESTMENT

     If so specified in the related Prospectus Supplement, the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those Offered Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of Offered Certificates that (1) are rated in one of the two highest rating categories by one or more Rating Agencies and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators specified in SMMEA and secured by first liens on real estate, will be "mortgage related securities" for purposes of SMMEA. Classes of Offered Certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Section 347 also provides that the enactment by a state of any such legislative restrictions shall not affect the validity of any contractual commitment to purchase, hold or invest in securities qualifying as "mortgage related securities" solely by reason of Section 347 that was made, and shall not require the sale or disposition of any securities acquired, prior to the enactment of such state legislation. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in Offered Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. sec. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended

12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. sec. 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. sec. 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. sec. 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 43a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivative Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Offered Certificates.

     All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of Offered Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates of any series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in series through one or more of the methods described below. The Prospectus Supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the Depositor from such sale.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

          1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include NationsBanc Montgomery Securities LLC ("NationsBanc Montgomery"), an affiliate of the Depositor;

          2. By placements by the Depositor with institutional investors through dealers; and

          3. By direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the Depositor whose identities and relationships to the Depositor will be as set forth in the related Prospectus Supplement. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular series will be set forth on the cover of the Prospectus Supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by NationsBanc Montgomery in connection with offers and sales related to market-making transactions in Offered Certificates previously offered hereunder in transactions with respect to which NationsBanc Montgomery acts as principal. NationsBanc Montgomery may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for the Depositor by Robert W. Long, Jr., Assistant General Counsel of BankAmerica Corporation. Certain legal matters relating to the Certificates will be passed upon for the underwriter or underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax matters and other matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Offered Certificates contain summaries of the material terms of the documents referred to in this Prospectus or in such Prospectus Supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Midwest Regional Offices located as follows: Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information in this Prospectus since the date hereof or in such Prospectus Supplement since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a class or series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described in this Prospectus, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates -- Reports to Certificateholders" and
"-- Book-Entry Registration and Definitive Certificates".

     The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (1) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (2) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The Depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of an offering of offered certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this Prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to its principal executive offices at the Bank of America Corporate Center, Charlotte, North Carolina 28255, or by telephone at (704) 386-2400.

                         INDEX OF PRINCIPAL DEFINITIONS

1998 Policy Statement.........              95
401(c) Regulations............              93
Accrual Certificates..........               7
Accrued Certificate
  Interest....................              30
Act...........................              62
ADA...........................              65
ARM Loans.....................              21
Available Distribution
  Amount......................              30
Book-Entry Certificates.......              29
Call Risk.....................              17
Cash Flow Agreement...........              23
CERCLA........................              61
Certificate Account...........              23
Certificate Balance...........               7
Certificate Owner.............              35
Certificateholder.............              36
Closing Date..................              69
Code..........................              66
Commercial Properties.........          18, 22
Commission....................              98
Committee Report..............              69
Companion Class...............              32
Contingent Payment
  Regulations.................              89
Contributions Tax.............              79
Controlled Amortization
  Class.......................              32
Cooperatives..................              18
CPR...........................              26
Credit Support................               8
Crime Control Act.............              66
Cut-off Date..................          11, 31
Debt Service Coverage Ratio...              19
Definitive Certificates.......              29
Depositor.....................           18-28
Determination Date............          24, 30
Direct Participants...........              35
Distribution Date.............               7
Distribution Date Statement...              33
DOL...........................              92
DTC...........................              98
Due Dates.....................              20
Due Period....................              24
Equity Participation..........              21
ERISA.........................              91
Events of Default.............              49
Excess Funds..................              28
Exchange Act..................              98
Exemptions....................              93
Extension Risk................              18
FAMC..........................              22
FHLMC.........................              22
FNMA..........................              22
GNMA..........................              22
Garn Act......................              63
Grantor Trust Certificates....               9
Grantor Trust Fractional
  Interest Certificate........              83
Grantor Trust Fund............              67
Grantor Trust Strip
  Certificate.................              83
Indirect Participants.........              35
Insurance and Condemnation
  Proceeds....................              42
IRS...........................          45, 67
Issue Premium.................              75
Letter of Credit Bank.........              54
Liquidation Proceeds..........              42
Loan-to-Value Ratio...........              20
Lock-out Date.................              21
Lock-out Period...............              21
Mark-to-Market Regulations....              77
Master Servicer...............               5
MBS...........................              18
MBS Administrator.............               5
MBS Agreement.................              22
MBS Issuer....................              22
MBS Servicer..................              22
MBS Trustee...................              22
Mortgages.....................              18
Mortgage Asset Seller.........              18
Mortgage Asset Pool...........               5
Mortgage Assets...............              18
Mortgage Loans................              18
Mortgage Notes................              18
Mortgage Rate.................              20
Mortgaged Properties..........              18
Multifamily Properties........              18
NationsBanc Montgomery........              96
NCUA..........................              95
Net Leases....................              20
Net Operating Income..........              19
New Regulations...............              82
Non-SMMEA Certificates........              94
Nonrecoverable Advance........              32
Notional Amount...............              31
OCC...........................              95
OID Regulations...............              67
Offered Certificates..........           cover
Originator....................              18
OTS...........................              95

Participants..................              35
Parties in Interest...........              92
Pass-Through Rate.............               7
Percentage Interest...........              30
Permitted Investments.........              42
Plan Asset Regulations........              92
Plans.........................              91
Pooling and Servicing
  Agreement...................              36
Prepayment Assumption.........              69
Prepayment Interest
  Shortfall...................              24
Prepayment Period.............              33
Prepayment Premium............              21
Prohibited Transactions Tax...              77
Prospectus Supplement.........           cover
PTCE..........................              92
PTCE 95-60....................              93
Purchase Price................              38
Rating Agency.................               9
RCRA..........................              62
Record Date...................              30
Related Proceeds..............              32
Relief Act....................              66
REMIC.........................              67
REMIC Administrator...........              16
REMIC Certificates............              67
REMIC Provisions..............              67
REMIC Regular Certificates....               9
REMIC Regulations.............              67
REMIC Residual
  Certificateholder...........              73
REMIC Residual Certificates...               9
REO Property..................              40
RICO..........................              66
Senior Certificates...........               6
Senior Liens..................              18
SMMEA.........................               9
SPA...........................              26
Special Servicer..............               5
Stripped Interest
  Certificates................              10
Stripped Principal
  Certificates................              10
Subordinate Certificates......              53
Sub-Servicer..................              41
Sub-Servicing Agreement.......              41
Tax Exempt Investor...........              94
Tiered REMICs.................              68
Title V.......................              65
Trust Assets..................              16
Trust Fund....................              18
Trustee.......................               5
UBTI..........................              94
UCC...........................              56
U.S. Person...................              82
Value.........................              20
Voting Rights.................              34
Warranting Party..............              39

                                   [DISKETTE]

     This diskette contains two spreadsheet files that can be put on a user-specified hard drive or network drive. The files, "NB991.xls" and "CL991.xls", are Microsoft Excel(1) Version 5.0 spreadsheets. The "NB991.xls" file provides, in electronic format, certain loan level information on the NationsBank Mortgage Loans shown in Annex A of the Prospectus Supplement. The "CL991.xls" file provides, in electronic format, certain loan level information on the Credit Lease Loans.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. After the file(s) is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the loan level information on either file, "click" on the worksheet labeled "Loan Level."

---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

             ------------------------------------------------------
             ------------------------------------------------------

  YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

  WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

  WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

  DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS UNTIL MAY
  , 1999.

                            ------------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
            PROSPECTUS SUPPLEMENT
Table of Contents......................    S-1
Summary of Prospectus Supplement.......    S-9
Risk Factors...........................   S-22
Description of the Loan Pool...........   S-39
The Credit Leases......................   S-63
Servicing of the Loans.................   S-69
Description of the Certificates........   S-80
The Trustee and the Fiscal Agent.......   S-98
The Enhancement Insurer................  S-100
The Extension Insurer..................  S-100
Yield and Maturity Considerations......  S-100
Use of Proceeds........................  S-107
Certain Federal Income Tax
  Consequences.........................  S-107
Certain ERISA Considerations...........  S-109
Legal Investment.......................  S-112
Method of Distribution.................  S-112
Legal Matters..........................  S-113
Ratings................................  S-113
Annex A................................    A-1
Annex B................................    B-1
Annex C................................    C-1
Annex D................................    D-1
                  PROSPECTUS
Summary of Prospectus..................      5
Risk Factors...........................     10
Prospectus Supplement..................     16
Description of the Trust Funds.........     18
Yield and Maturity Considerations......     23
The Depositor..........................     28
Description of the Certificates........     29
The Pooling and Servicing Agreements...     36
Description of Credit Support..........     53
Certain Legal Aspects of Mortgage
  Loans................................     55
Certain Federal Income Tax
  Consequences.........................     66
State and Other Tax Consequences.......     91
Certain ERISA Considerations...........     91
Legal Investment.......................     94
Use of Proceeds........................     96
Method of Distribution.................     96
Legal Matters..........................     97
Financial Information..................     97
Rating.................................     97
Available Information..................     98
Incorporation of Certain Information by
  Reference............................     99
Index of Principal Definitions.........    100

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                                  $492,491,697
                                 (APPROXIMATE)

                                  NATIONSLINK
                                    FUNDING
                                  CORPORATION
                                   DEPOSITOR
                        CLASS A-1, CLASS A-2, CLASS A-3
                                CLASS X, CLASS B

                        NATIONSLINK FUNDING CORPORATION
                                COMMERCIAL LOAN
                           PASS-THROUGH CERTIFICATES
                               SERIES 1999-LTL-1

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                             PROSPECTUS SUPPLEMENT

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                     NATIONSBANC MONTGOMERY SECURITIES LLC
                               February   , 1999
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